     As filed with the Securities and Exchange Commission on August 9, 2001
                                                      Registration No.: 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                --------------
                                 SYNOPSYS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                       7372                    56-154236
State(of Incorporation)         (Primary Standard         (I.R.S. Employer
                                   Industrial          Identification Number)
                              Classification Code)
                                --------------

           700 East Middlefield Road, Mountain View, California 94043
                                 (650) 584-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                                Aart J. de Geus
               Chairman of the Board and Chief Executive Officer
                                 Synopsys, Inc.
           700 East Middlefield Road, Mountain View, California 94043
                                 (650) 584-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                --------------
                                   Copies to:

         Rod J. Howard, Esq.                    Diane Holt Frankle, Esq.
   Brobeck, Phleger & Harrison LLP             P. James Schumacher, Esq.
        Two Embarcadero Place               Gray Cary Ware & Freidenrich LLP
            2200 Geng Road                        400 Hamilton Avenue
     Palo Alto, California 94303              Palo Alto, California 94301
      Telephone: (650) 424-0160                Telephone: (650) 833-2000
      Facsimile: (650) 496-2885                Facsimile: (650) 833-2001

                                --------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement, satisfaction of other conditions to closing of the merger described herein, and consummation of the merger.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        Proposed
                                           Proposed      Maximum
 Title of Each Class of      Amount        Maximum      Aggregate   Amount of
    Securities to be         to be      Offering Price  Offering   Registration
       Registered        Registered (1)   Per Share     Price (1)    Fee (1)
-------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share.......    1,748,692         N/A       $94,070,868   $23,518
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) This registration statement relates to common stock, par value $0.01 per share, of Synopsys, Inc. in the proposed merger of Oak Merger Corporation, a wholly-owned subsidiary of Synopsys, with and into IKOS Systems, Inc.
     The filing fee was calculated by multiplying the maximum aggregate number of shares of IKOS common stock that were outstanding at August 8, 2001, assuming the issuance and exercise of all IKOS options currently authorized to be issued (12,534,426 shares), by $7.505, the average of the high and low prices of IKOS common stock on the Nasdaq National Market on August 8, 2001, and then multiplying the product by .00025. The actual number of Synopsys shares registered will be based on (1) the number of outstanding IKOS shares at the time of closing, (2) the actual price per share to be paid in the merger and (3) the average Synopsys closing price during the 10 full trading days ending 5 full trading days before the closing. Synopsys shall file a pre-effective amendment to this
     Registration Statement or an additional Registration Statement to increase the number of shares of Synopsys Common Stock registered hereby if at the time of closing of the merger, the number of shares of Synopsys common stock issuable pursuant to the merger agreement exceeds the number of shares of Synopsys common stock registered hereby. No inference should be drawn from the use of the figures set forth above and nothing herein should be construed as a prediction by Synopsys or IKOS of actual amounts, prices or exchange ratio. The registration fee was calculated pursuant to Rule 457(f) under the Securities Act.
                                --------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

August  , 2001

                                                                     [IKOS LOGO]

Dear IKOS Systems, Inc. Stockholders:

   On behalf of the board of directors of IKOS Systems, Inc., I am pleased to forward the enclosed proxy statement/prospectus regarding the proposed merger of IKOS Systems, Inc. with a subsidiary of Synopsys, Inc. We believe the merger will strengthen the combined company's product offerings, competitive position, management depth and research and development capabilities, while offering significant value to our stockholders.

   Under the terms of the proposed merger with Synopsys, each share of IKOS common stock will be exchanged for Synopsys common stock with a value between $6.00 and $20.00. The exact dollar amount of Synopsys common stock will depend on when the merger is completed and will be determined by a formula based on IKOS' financial performance during the 12-month period ending June 30, 2002, and the number of IKOS shares and options outstanding when the merger is completed. The Synopsys common stock issued will be valued at the average last sale price per share of Synopsys common stock for the ten full trading-day period ending on the fifth trading day prior to the closing date. Completion of the merger is subject to a number of conditions, including achievement by IKOS of certain minimum financial milestones for the 12-month period ending June 30, 2002, the absence of legal rulings preventing the merger, retention of certain IKOS employees and the expiration (scheduled to occur in June 2002) or prior waiver of Synopsys' agreement with Quickturn Design Systems, Inc. not to engage in the integrated circuit emulation business. The transaction is described more fully in this proxy statement/ prospectus.

   Before we can merge, the holders of a majority of IKOS' outstanding common stock must vote to adopt the merger agreement and to approve the merger. The merger proposal will be voted on at a special meeting of IKOS' stockholders on [ , 2001] at [10:00 a.m. local time] at the [ ], [ ], [ ], [ ] [ ].
Only those stockholders who hold shares of our common stock at the close of business on [ ] [ ], 2001 will be entitled to vote at the special meeting.

   The IKOS board of directors has carefully considered the terms and conditions of the merger and has determined that the terms of the merger are fair to, and that the merger is in the best interests of, IKOS stockholders. By the unanimous vote of the directors present at the board meeting at which the merger was considered and voted upon, the board of directors has approved the merger agreement and the merger and recommends that you vote FOR the adoption of the merger agreement and approval of the merger.

   This proxy statement/prospectus provides you with detailed information concerning Synopsys, IKOS and the merger. Please give all of the information in the proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 16.

   YOUR VOTE IS VERY IMPORTANT. To adopt the merger agreement and approve the merger, you must vote FOR the proposal by following the instructions stated on the enclosed proxy card. Since adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the outstanding IKOS shares entitled to vote at the special meeting, a failure to vote will, in effect, count as a vote against adoption of the merger agreement and approval of the merger.

   Whether or not you plan to attend the special meeting, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the special meeting, you may vote in person if you wish, even though you have previously returned your proxy.

   On behalf of the IKOS board of directors, I thank you for your support and urge you to vote FOR adoption of the merger agreement and approval of the merger among IKOS, Synopsys and a subsidiary of Synopsys.

                                        Sincerely,

                                        Ramon Nunez
                                        President and Chief Executive Officer
                                        IKOS Systems, Inc.

 79 Great Oaks Boulevard, San Jose, CA 95119/Tel (408) 284-0400 Fax (408) 284-
                                      0401

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or the Synopsys common stock to be issued in the merger or determined whether this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

    This proxy statement/prospectus is dated August , 2001, and is first being mailed to IKOS stockholders on or about August , 2001.

                               IKOS Systems, Inc.
                            79 Great Oaks Boulevard
                               San Jose, CA 95119

                                 (408) 284-0400

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD [      , 2001]

To the Stockholders of IKOS Systems, Inc.:

   We will hold a special meeting of stockholders of IKOS Systems, Inc.,at
[10:00 a.m. local time], on [      , 2001] at the [   ], [Address], for the
following purposes:

    1. To consider and vote on a proposal to adopt the agreement and plan of merger and reorganization, dated July 2, 2001, as amended, by and among Synopsys, Inc., Oak Merger Corporation, a wholly-owned subsidiary of Synopsys, and IKOS pursuant to which, among other things, Oak Merger Corporation will merge with and into IKOS, IKOS will become a wholly-owned subsidiary of Synopsys and each outstanding share of IKOS common stock will be converted into the right to receive the number of shares (or fraction of a share) of Synopsys common stock prescribed by the agreement; and

    2. To transact such other business as may properly come before the special meeting.

   We describe these items of business more fully in the proxy statement/prospectus attached to this notice. Please give all of the information in the proxy statement/prospectus your careful attention.

   Only stockholders of record of IKOS common stock at the close of business on
[   ] [ ], 2001 are entitled to notice of, and will be entitled to vote at, the special meeting or any adjournment or postponement thereof. At the close of
business on such record date, IKOS had outstanding and entitled to vote [   ]
shares of common stock.

   The IKOS board of directors has carefully considered the terms and conditions of the merger and has determined that the terms of the merger are fair to, and that the merger is in the best interests of, IKOS stockholders. By the unanimous vote of the directors present at the board meeting at which the merger was considered and voted upon, the board of directors has approved the merger agreement and the merger and recommends that you vote FOR the adoption of the merger agreement and the approval of the merger.

   YOUR VOTE IS VERY IMPORTANT. Since adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the outstanding IKOS shares entitled to vote at the special meeting, a failure to vote will in effect, count as a vote against adoption of the merger agreement and approval of the merger. To assure that your shares are represented at the special meeting, you are urged to complete, date, sign and promptly return your proxy card in the enclosed postage-paid envelope whether or not you plan to attend the special meeting in person. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of adoption of the agreement and plan of merger and approval of the merger. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it has been voted at the special meeting. Any stockholder who attends the special meeting may revoke his, her or its proxy and vote in person.

                                          By Order of the Board of Directors

                                          Ramon Nunez
                                          President and Chief Executive
                                           Officer

San Jose, California
August  , 2001

[IKOS LOGO]                                                      [SYNOPSYS LOGO]

Proxy Statement                                                       Prospectus

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
QUESTIONS AND ANSWERS ABOUT THE MERGER................................... iii
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS................................   1
MARKET PRICE AND DIVIDEND INFORMATION....................................  14
RISK FACTORS.............................................................  16
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................  28
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
 STATEMENTS..............................................................  29
THE SPECIAL MEETING......................................................  37
  Proxy Statement/Prospectus.............................................  37
  Date, Time and Place of the Special Meeting............................  37
  Matters to be Considered at the Special Meeting........................  37
  Record Date and Shares Entitled to Vote................................  37
  Voting of Proxies......................................................  37
  Vote Required for Stockholder Approval.................................  38
  Quorum; Abstentions and Broker Non-Votes...............................  38
  Solicitation of Proxies................................................  38
  No Dissenters' Rights..................................................  38
  Board Recommendation...................................................  38
THE MERGER AND RELATED TRANSACTIONS......................................  40
  Background of the Merger...............................................  40
  Reasons for the Merger.................................................  43
  Recommendation of IKOS' Board of Directors.............................  47
  Opinion of Needham & Company, Inc., Financial Advisor to IKOS..........  47
  Completion and Effectiveness of the Merger.............................  52
  Structure of the Merger and Calculation of Purchase Price Per IKOS
   Share.................................................................  52
  Exchange of IKOS Stock Certificates for Synopsys Stock Certificates....  55
  Treatment of IKOS Stock Options and Stock Incentive Plans..............  56
  Treatment of Outstanding Purchase Rights under the IKOS 1996 Employee
   Stock Purchase Plan...................................................  57
  Other Provisions of the Merger Agreement...............................  57
  Related Agreements.....................................................  70
  Operations Following the Merger........................................  70
  Indemnification Matters................................................  70
  Interests of IKOS Directors, Officers and Affiliates in the Merger.....  71
  Antitrust Approval.....................................................  73
  Material United States Federal Income Tax Considerations...............  74
  Accounting Treatment...................................................  76
  No Dissenters' Rights..................................................  76
  Restrictions on Sale of Shares by Affiliates of IKOS...................  76
BUSINESS OF IKOS.........................................................  77
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS OF IKOS...................................................  83
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF IKOS...  91

                                                                         Page
                                                                         ----
COMPARISON OF RIGHTS OF STOCKHOLDERS OF SYNOPSYS AND STOCKHOLDERS OF
 IKOS..................................................................   92
EXPERTS................................................................  100
LEGAL MATTERS..........................................................  100
STOCKHOLDER PROPOSALS..................................................  100
WHERE YOU CAN FIND MORE INFORMATION....................................  101
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................  102
INDEX TO FINANCIAL STATEMENTS OF IKOS SYSTEMS, INC.....................  F-1

APPENDICES:
Appendix A -- Agreement and Plan of Merger and Reorganization..........  A-1
Appendix A-1 -- First Amendment to the Agreement and Plan of Merger and
 Reorganization........................................................  A-1(1)
Appendix B -- Form of Voting Agreement.................................  B-1
Appendix C -- Opinion of Needham & Company, Inc........................  C-1

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  Why are Synopsys and IKOS proposing the merger?

A: Synopsys and IKOS believe that the merger presents an opportunity to link two complementary product lines--software-based integrated circuit verification solutions and hardware-assisted acceleration and emulation products. By integrating our product lines, the combined company will offer customers a more comprehensive set of verification solutions, providing opportunities to reach new customers and to expand relationships with existing customers. By integrating our sales and support efforts, customers will be able to reduce their transactional costs by interacting with a single vendor. By combining our research and development efforts we believe that the combined company will have greater expertise and a stronger strategic position to develop new verification technologies. In addition, IKOS believes that the merger will provide IKOS with additional resources to grow more quickly than if IKOS remained independent, and will provide IKOS stockholders the opportunity to hold equity in a larger company better positioned to deliver increased stockholder value over the long term.

Q:  When will the merger be completed?

A: Completion of the merger is subject to obtaining the approval of IKOS stockholders and satisfaction of other conditions. We hope to complete the merger by the end of August 2002.

Q:  Why is the closing date scheduled for August 2002?

A: The August 2002 closing date is intended to ensure that Synopsys fully honors an agreement not to engage in the integrated circuit emulation business for five years, made in June 1997 when Synopsys sold its emulation technology to Quickturn Design Systems. This agreement is discussed more fully on page 17. Since the merger cannot close until the Quickturn non-competition agreement expires or is terminated, Synopsys and IKOS agreed to base the purchase price per IKOS share on IKOS' financial performance over the 12-month period ending on June 30, 2002. The August closing date has been set to permit calculation and review of the performance formulas that will determine the purchase price per IKOS share. Either party has the right to terminate the merger agreement if the merger is not completed by September 14, 2002, except this date may be extended to October 14, 2002 if the calculations referred to above have not been completed by September 14, 2002.

Q:  What will I receive in the merger?

A: If the merger is completed, for each share of IKOS common stock you own, you will receive Synopsys common stock valued at between $6 and $20. The exact purchase price per IKOS share will be determined by a formula based on IKOS' financial performance during the 12-month measurement period ending June 30, 2002. If the merger closes before June 30, 2002, which requires, among other things, termination or waiver of Synopsys' agreement not to engage in the emulation business and the agreement of both parties, you will receive Synopsys common stock valued at $15 for each share of IKOS common stock you own. In addition, the purchase price per IKOS share is subject to reduction if the number of outstanding IKOS shares and options exceeds certain maximum levels.

    The Synopsys common stock issued will be valued at the average last sale price per share of Synopsys common stock for the ten full trading-day period ending on the fifth full trading day prior to the closing date of the transaction. Given the fact that the purchase price per IKOS share will be based on IKOS' future financial performance, we cannot predict or determine and you will not know the actual number of shares of Synopsys common stock that you will receive in the merger until the completion of the merger. Synopsys will not issue fractional shares of common stock. You will receive cash based on the market price of Synopsys common stock instead of any fractional share.

    Synopsys is traded on the Nasdaq National Market under the trading symbol
    "SNPS." On [    ] [ ], 2001, Synopsys common stock closed at [$ . ] per
    share.

    IKOS is traded on the Nasdaq National Market under the trading symbol of "IKOS." On

    [    ][ ], 2001, IKOS Common Stock closed at [$ . ] per share.

Q: Will IKOS stockholders be able to sell the Synopsys stock they receive in the merger?

A: Yes. All shares of Synopsys common stock received in the merger will be freely transferable unless you are considered an "affiliate" of IKOS for purposes of the Securities Act of 1933. Persons who are deemed affiliates of IKOS will be required to comply with Rules 144 and 145 under the Securities Act.

Q: Are there risks I should consider in deciding whether to vote for the merger?

A: Yes. We have set out in the section entitled "Risk Factors" beginning on page 16 of this proxy statement/prospectus a number of risk factors that you should consider in connection with the merger.

Q:  How will the merger affect IKOS stock options?

A: Options to purchase shares of IKOS common stock will be assumed by Synopsys and become exercisable for shares of Synopsys common stock after the merger. The number of shares of Synopsys common stock issuable upon the exercise of any given IKOS option will be determined by multiplying the exchange ratio by the number of shares of IKOS common stock underlying the option, rounded down to the nearest whole number, and the per share exercise price of any given option will be determined by dividing the exercise price of the option by the exchange ratio, rounded up to the nearest whole cent.

Q:  How do I vote?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions to him or her on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted at the special meeting. Since adoption of the merger agreement and approval of the merger require the affirmative vote of a majority of the outstanding shares entitled to vote, if you do not vote your shares it will have the same effect as voting against adoption of the merger agreement and approval of the merger.

Q:  Can I change my vote after I have mailed my proxy?

A: Yes. You may change your vote by delivering a signed notice of revocation or a subsequently dated, signed proxy card to IKOS' corporate secretary before the stockholder meeting, or by attending the stockholder meeting and voting in person.

Q:  Should I send in my stock certificates now?

A: No. After we complete the merger, Synopsys will send instructions to you explaining how to exchange your shares of IKOS common stock for the appropriate number of shares of Synopsys common stock.

Q:  Do I have any dissenters' rights?

A: No. Under Delaware law, you are not entitled to dissenters' rights in connection with the merger.

Q:  What are the tax consequences of the merger to me?

A: We expect the merger will qualify as a "reorganization" for federal income tax purposes. If the merger qualifies as a reorganization, you generally will not recognize any gain or loss for federal income tax purposes upon the exchange of your IKOS shares for shares of Synopsys common stock, although you will recognize taxable income with respect to any cash received in lieu of a fractional share of common stock. You should consult your own tax advisor regarding the tax consequences of the merger to you. For a more detailed description of the tax consequences of the merger, see the section of this proxy statement/prospectus entitled "The Merger and Related Transactions--Material United States Federal Income Tax Considerations" beginning on page 74.

Q:  Will there be any changes in my rights as a stockholder?

A: Yes. As a stockholder of IKOS, your rights are currently governed by IKOS' certificate of incorporation and bylaws. After completion of the merger, you will become a stockholder of

    Synopsys. As a Synopsys stockholder, your rights will be governed by Synopsys' certificate of incorporation and bylaws. Both IKOS and Synopsys are incorporated in Delaware. For a more detailed description of differences in these rights, see the section of this proxy statement/ prospectus entitled "Comparison of Rights of Stockholders of Synopsys and Stockholders of IKOS" beginning on page 92.

Q:  Is Synopsys stockholder approval required?

A: The merger agreement does not require Synopsys to seek approval of its stockholders for the issuance of Synopsys common stock in the merger and Synopsys does not expect that such approval will be required. If, however, as a result of a significant decrease in Synopsys' stock price from the price as of the date of this proxy statement/prospectus (or a significant decrease in Synopsys' stock price combined with a strong financial performance by IKOS during the measurement period), Synopsys is required to issue 20% or more of Synopsys' outstanding shares, Synopsys would be required to obtain stockholder approval. In this case, Synopsys has no obligation to seek such approval and the merger agreement does not require either party to complete the merger. In that event, the merger may not close.

Q:  Whom can I call with questions?

A:  If you have any questions about the merger, you may call [   ] with [   ],
    IKOS' proxy solicitor, at [   ], or [   ] with Synopsys, at [   ].

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. This section includes page references in parentheses to direct you to a more complete description of the topics presented in this summary. You should carefully read this entire proxy statement/prospectus, including the appendices, and the other documents we refer to for a more complete understanding of the merger and related transactions. The agreement and plan of merger and reorganization and the first amendment to the agreement and plan of merger and reorganization are attached as Appendix A and Appendix A-1, respectively, to this proxy statement/prospectus and additional documents relating to the transaction are also attached hereto. The merger agreement is summarized in this proxy statement/prospectus, but for a more complete description of the rights of Synopsys and IKOS, you should read the merger agreement in its entirety. You are also encouraged to read the additional documents attached hereto in their entirety.

   This proxy statement/prospectus includes or incorporates by reference important business and financial information about Synopsys and IKOS. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 101 of this proxy statement/prospectus.

   In this proxy statement/prospectus, information regarding Synopsys has been supplied solely by Synopsys and information regarding IKOS has been supplied solely by IKOS. Each party disclaims responsibility for independently verifying the accuracy or completeness of the information provided by the other.

The Companies

SYNOPSYS, INC.
700 East Middlefield Road
Mountain View, CA 94043
www.synopsys.com
(650) 584-5000

   Synopsys is a leading supplier of electronic design automation, or EDA, software to the global electronics industry. Synopsys' products are used by designers of integrated circuits, or ICs, including system-on-a-chip ICs, and electronic products such as computers, cell phones, and Internet routers, that use such ICs, to automate significant portions of their chip design process. ICs are distinguished by the speed at which they run, their area, the amount of power they consume and their cost of production. Synopsys' products offer its customers the opportunity to design ICs that are optimized for speed, area, power consumption and production cost, while reducing overall design time. Synopsys also provides consulting services to assist customers with their IC designs, as well as training and support services. Synopsys was incorporated in Delaware in 1987.

IKOS SYSTEMS, INC.
79 Great Oaks Boulevard
San Jose, CA 95119
www.ikos.com
(408) 284-0400

   IKOS develops, manufactures, markets, and supports systems for the verification of complex electronic system designs. IKOS' mission is to help customers verify the functional correctness of their high complexity electronic system designs. IKOS differentiates its hardware verification solutions from those of its competitors by offering simulation-like ease of use coupled with the capacity to handle very large semiconductor designs. IKOS also provides services to customers to assist in the integration and deployment of IKOS' solutions. IKOS was incorporated in California in 1984 and reincorporated in Delaware in May 1990.

Structure of the Merger and Calculation of Purchase Price Per IKOS Share (see page 52)

   IKOS and Synopsys have entered into a merger agreement that provides for the merger of Oak Merger Corporation, a newly formed wholly-owned subsidiary of Synopsys, with and into IKOS. IKOS will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Synopsys.

   Upon completion of the merger, IKOS stockholders will receive Synopsys common stock in exchange for their IKOS shares. If the merger closes, as expected, after June 30, 2002, the dollar amount of Synopsys common stock you will receive will depend upon the financial performance of IKOS during the 12-month period ending June 30, 2002 (referred to in this proxy statement/prospectus as the "measurement period"). For each share of IKOS common stock that you own, you will be entitled to receive Synopsys common stock with a value between $6 and $20.

   As described in the summary below, you will not know the exact purchase price per IKOS share or the number of shares of Synopsys common stock you will receive until August 2002. The complete text of the merger agreement, which describes the formulas by which the purchase price per IKOS share will be calculated, is included in this proxy statement/prospectus as Appendix A. For a more complete description of the formulas, we urge you to read Article II of the merger agreement.

   IKOS' financial performance will be measured according to the provisions of the merger agreement. As provided in the merger agreement, after the close of the measurement period, IKOS, subject to review by Synopsys and its advisors, will determine IKOS' revenue, revenue plus change in backlog, and profit (loss) before tax, or PBT, during the measurement period, in each case based on definitions included in the merger agreement. The purchase price per IKOS share will be calculated using all three of these measurements of IKOS' financial performance during the measurement period.

   For the purposes of the merger agreement, "revenue" is defined as IKOS' revenue during the measurement period as reflected in audited financial statements prepared in accordance with generally accepted accounting principles. "Revenue plus change in backlog" is the sum of revenue for the measurement period and the change (positive or negative) in backlog during the measurement period. "Backlog" is defined as the dollar amount, as of June 30, 2001 or June 30, 2002, of all non-cancellable orders made in accordance with IKOS' order acceptance policy for IKOS products and services with scheduled shipment or performance dates within six months of either June 30, 2001 or June 30, 2002 but which have not been invoiced by IKOS, plus all deferred revenue as reflected in IKOS' audited financial statements. Change in backlog is the difference between backlog at the end of the measurement period and backlog at the beginning of the measurement period and is limited for given amounts of revenue. PBT is IKOS' profit or loss before taxes, but with certain significant items excluded. IKOS' PBT as used to determine the purchase price per IKOS share, therefore, may differ substantially from PBT as used in IKOS' publicly filed financial statements.

   The following graph summarizes the purchase price per IKOS share at different levels of revenue, revenue plus change in backlog and PBT. As indicated in the graph, the formulas contained in the merger agreement provide for proportionate increases in the purchase price per IKOS share as revenue, revenue plus change in backlog or PBT increase from one level to the next.

                                 [GRAPH]

                          Purchase Price Per IKOS
                           Share ($ IKOS Share)

                       ________________________________________________________
           $20                                       $20
                                               $18
                       ________________________________________________________
           $15                           $15
                                   $12
                       ________________________________________________________
           $10               $9
                       $6
            $5         ________________________________________________________

(In millions)

Revenue                $50   $60   $70   $80   $90   (EQUAL OR GREATER THAN) 100

Revenue Plus Change     50    60    70    80    90   (EQUAL OR GREATER THAN) 100
     in Backlog

PBT                    (10)   (5)    0     8    14   (EQUAL OR GREATER THAN)  18

   The purchase price per IKOS share will be the lower of the purchase price per IKOS share determined by revenue plus change in backlog or the purchase price per IKOS share determined by PBT, with one exception. If the purchase price per IKOS share determined by PBT is lower than the purchase price per IKOS share determined by revenue plus change in backlog but the same or higher than the purchase price per IKOS share determined by revenue without regard to backlog, the purchase price per IKOS share will be determined by revenue plus change in backlog. See the section entitled "The Merger and Related Transactions--Structure of the Merger and Calculation of Purchase Price Per IKOS Share" on page 52 for a more detailed explanation of this exception.

   If Synopsys' agreement not to compete in the emulation business is terminated, waived, or determined to be inapplicable, the merger could close before the August 2002 target date, but only if Synopsys and IKOS both consent. If the merger closes before June 30, 2002, you will receive Synopsys common stock with a value of $15 for each share of IKOS stock you own, regardless of IKOS' financial performance.

   Regardless of when the merger closes, the purchase price per IKOS share will be reduced if the number of outstanding IKOS shares and options at the time of the closing of the merger exceeds an agreed-upon level. However, the purchase price per IKOS share will not be less than $6.

   The number of shares of Synopsys common stock you will receive in exchange for each share of IKOS common stock will be equal to the purchase price per IKOS share divided by the average last sale price per share of Synopsys common stock for the ten full trading-day period ending on the fifth full trading day prior to the closing date of the merger. This number is referred to as the "exchange ratio." The total number of shares of Synopsys common stock you will receive in the merger will equal the total number of IKOS shares you own multiplied by the exchange ratio. The exchange ratio will be proportionately adjusted for any stock split, stock dividend, reorganization or similar change in IKOS common stock or Synopsys common stock. IKOS stockholders will receive cash in lieu of any fractional shares to which they might otherwise be entitled when their IKOS shares are converted into Synopsys shares.

Reasons for the Merger (see page 43)

   The following is a partial summary of the Synopsys board's and IKOS board's reasons for the merger. For a more complete description of the reasons of each party, see page 43.

 Synopsys

   By the unanimous vote of the directors present, the board of directors of Synopsys has determined that the merger is in the best interest of Synopsys and its stockholders, and has identified several potential benefits, including:

  . allowing Synopsys to offer its customers a more comprehensive and integrated set of verification solutions by linking Synopsys' simulation, test bench automation and formal verification software tools to IKOS' hardware-assisted acceleration and emulation products;

  . enabling Synopsys' customers to obtain their verification solutions for their complex "system on a chip" designs from a single supplier, creating new opportunities to sell the full range of Synopsys products to customers who may only be using a limited number of Synopsys verification products and potentially reducing customers' transactional costs by interacting with a single vendor;

  .  expanding Synopsys' customer and relationship base;

  . giving Synopsys additional expertise and a stronger strategic position to develop new verification technologies, including IKOS' potentially significant on-going research and development efforts; and

  . providing new opportunities for revenue growth for Synopsys' verification products.

 IKOS

   By the unanimous vote of the directors present, the board of directors of IKOS has determined that the terms of the merger are fair to, and that the merger is in the best interests of IKOS and its stockholders, and has identified several potential benefits, including:

  . the combined company's ability to offer its customers a more comprehensive set of verification solutions, from Synopsys' simulation, test bench automation and formal verification software tools to IKOS' hardware-assisted acceleration and emulation products, providing increased sales opportunities for the combined company;

  . the fact that Synopsys' larger market capitalization, broader suite of complementary products and services, larger installed base of customers and worldwide brand recognition will provide IKOS with additional resources and opportunities to grow and gain market share more rapidly following the merger than IKOS would likely be able to as an independent company following the merger;

  . the expected synergies from the combined research and development, and marketing and sales efforts of the two companies following the merger;

  . the fact that the IKOS stockholders will have greater liquidity available upon exchange of their shares of IKOS common stock for shares of Synopsys common stock, which trade in significantly higher share volumes;

  . the fact that the range of merger consideration compensates IKOS stockholders based on IKOS' financial performance during the measurement period at what the IKOS board believed would be premiums to expected trading prices resulting from such performance absent a business combination; and

  . the potential for merger consideration representing a significant premium to the trading price of IKOS common stock on the date of the merger agreement if IKOS' financial performance is at the high end of the performance targets;

Vote Required for Stockholder Approval (see page 38)

   For the merger to go forward, the holders of a majority of the outstanding shares of IKOS common stock must adopt the merger agreement and approve the merger. You are entitled to cast one vote per share of IKOS common stock you
owned as of [       ] [       ], 2001, the record date. The merger agreement
does not require Synopsys to seek approval of its stockholders for the issuance of Synopsys common stock in the merger and Synopsys does not expect that such approval will be required. If, however, as a result of a significant decrease in Synopsys' stock price from the price as of the date of this proxy statement/ prospectus (or a significant decrease in Synopsys' stock price combined with a strong financial performance by IKOS during the measurement period), Synopsys is required to issue 20% or more of Synopsys' outstanding shares, Synopsys would be required to obtain stockholder approval. In this case, Synopsys has no obligation to seek such approval and the merger agreement does not require either party to complete the merger. In that event, the merger may not close.

Recommendation of IKOS' Board of Directors (see page 47)

   The IKOS board of directors has carefully considered the terms and conditions of the merger and has determined that the terms of the merger are fair to, and that the merger is in the best interests of, IKOS stockholders. By the unanimous vote of the directors present at the board meeting at which the merger was considered and voted upon, the board of directors has approved the merger agreement and the merger and recommends that you vote FOR the adoption of the merger agreement and approval of the merger.

Opinion of IKOS' Financial Advisor (see page 47)

   Needham & Company, Inc., IKOS' financial advisor, delivered an opinion to the IKOS board of directors that, as of the date of the opinion and based on the procedures followed, factors considered and assumptions made by Needham & Company, and subject to the limitations set forth in the opinion, the exchange ratio is fair, from a financial point of view, to the stockholders of IKOS. The complete opinion of Needham is attached as Appendix C to this proxy statement/prospectus. We urge you to read it in its entirety.

Conditions to the Merger (see page 59)

   Synopsys' and IKOS' respective obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the prior satisfaction or waiver of a number of conditions. If either Synopsys or IKOS waives any conditions, the parties will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from IKOS stockholders is required.

Termination of the Merger Agreement (see page 62)

   IKOS and Synopsys may terminate the merger agreement at any time prior to completion of the merger by mutual agreement or unilaterally if the merger has not closed by September 14, 2002. However, this date may be extended to October 14, 2002 if the IKOS financial performance determinations have not been completed by September 14, 2002. In addition, under specific circumstances, which are described on page 62 of this proxy statement/prospectus in the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Termination of the Merger Agreement," either Synopsys or IKOS may be entitled to unilaterally terminate the merger agreement. As described herein, termination may result in payment of a termination fee by IKOS to Synopsys.

Payment of Termination Fees and Expenses (see page 65)

   IKOS is required to pay Synopsys termination fees of up to $5,500,000 in case of certain terminations of the merger agreement described on page 65 of this proxy statement/prospectus in the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Payment of Termination Fees and Expenses."

No-shop Provision (see page 66)

   IKOS has agreed, among other restrictions described in this proxy statement/prospectus on page 66 in the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--No-shop Provision," that it will not solicit, initiate, intentionally encourage or facilitate any agreement with respect to a business combination or similar transaction with another party while the merger is still pending, and to notify its employees of these restrictions.

   IKOS may, subject to limitations described in this proxy statement/prospectus in the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--No-shop Provision," engage in negotiations or discussions with, disclose nonpublic information to, or afford access to its books, records and properties with a third party if the third party has made an unsolicited "superior proposal," as defined in the merger agreement, and certain other conditions are met, and IKOS' board of directors determines that its fiduciary duties require it to take such action. Otherwise, IKOS is prohibited from taking any such actions.

Stockholders Holding Approximately 4% of IKOS' Common Stock Have Entered into Voting Agreements Requiring Them to Vote in Favor of the Merger (see page 70)

   All of the directors and executive officers of IKOS have signed or are expected to sign voting agreements agreeing to vote in favor of the merger and against any competing offer, with certain exceptions.

   The shares of IKOS common stock subject to the voting agreements represent approximately 4% of the outstanding IKOS common stock as of June 30, 2001.

Interests of IKOS' Directors, Officers and Affiliates in the Merger (see page
71)

   When considering the recommendation of the IKOS board of directors with respect to the adoption of the merger agreement and approval of the merger, you should be aware that members of IKOS' management and board of directors will receive benefits as a result of the merger and have interests in the merger that are different from or in addition to yours. For instance, options held by IKOS' non-employee directors will accelerate and vest in full as a result of the merger. In addition, certain executive officers of IKOS have executed or will execute employment and/or severance agreements providing for, among other things, cash payments and accelerated vesting of their unvested option shares in case of certain terminations of their employment by Synopsys. IKOS stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. As of June 30, 2001, directors and executive officers of IKOS and affiliates (including the stockholders who signed or are expected to sign voting agreements) held approximately 4% of the outstanding shares of IKOS common stock entitled to vote. To adopt the merger agreement and to approve the merger, the holders of a majority of the outstanding shares of IKOS common stock must vote for adoption and approval. A description of additional interests of directors and officers that may be different from, or in addition to, yours can be found on page 71 of this proxy statement/prospectus in the section entitled "The Merger and Related Transactions--Interests of IKOS' Directors, Officers and Affiliates in the Merger."

Material United States Federal Income Tax Considerations of the Merger (see page 74)

   The exchange of shares of IKOS common stock for Synopsys common stock in the merger is intended to be tax-free to IKOS stockholders for federal income tax purposes, except to the extent of cash received by IKOS stockholders in respect of fractional shares. It is a condition to the merger that Synopsys and IKOS receive legal opinions from their respective tax counsel to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; provided that if counsel to IKOS does not render such an opinion, the condition will be satisfied if counsel to Synopsys renders such an opinion to Synopsys. TAX MATTERS CAN BE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Accounting Treatment of the Merger (see page 76)

   Under generally accepted accounting principles, Synopsys will account for the merger using the purchase method of accounting. Under the purchase method of accounting, the purchase price recorded by Synopsys will be equal to the market value of its common stock issued in connection with the merger and the fair value of its options to purchase Synopsys common stock that will be issued in exchange for IKOS' outstanding common stock options, each determined at the date of the merger, plus the amount of directly related acquisition costs.

Antitrust Approval Required to Complete the Merger (see page 73)

   The merger is subject to antitrust laws. Synopsys and IKOS are required to make filings with the United States Department of Justice and the Federal Trade Commission. Synopsys and IKOS will also make any required filings with foreign regulatory agencies, or governmental entities, if necessary and applicable. Synopsys and IKOS are not permitted to complete the merger until all relevant waiting periods have expired or terminated.

Restrictions on the Ability to Sell Synopsys Stock (see page 76)

   All shares of Synopsys common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of IKOS for purposes of the Securities Act of 1933, as amended, or the Securities Act.

You Do Not Have Dissenters' Rights (see page 76)

   Under Delaware law, you are not entitled to dissenters' rights in the merger.

Summary Selected Historical Consolidated Financial Data

   The following table presents Synopsys' historical financial results.

   Synopsys' summary financial data for the fiscal years ended September 30, 1998, September 30, 1999 and October 31, 2000 and as of September 30, 1999 and October 31, 2000 has been derived from its audited consolidated financial statements and related notes thereto incorporated into this proxy statement/prospectus by reference. Synopsys' summary financial data as of September 30, 1998 and as of and for the fiscal years ended September 30, 1996 and 1997 has been derived from its audited consolidated financial statements and related notes thereto which has not been included in or incorporated by reference into this proxy statement/prospectus. Synopsys' historical financial data as of and for the six months ended April 30, 2001 has been derived from, and should be read in conjunction with, Synopsys' unaudited consolidated financial statements and the notes thereto that are incorporated by reference into this proxy statement/ prospectus. The unaudited results of operations data for the six months ended April 30, 2001 are not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. However, in the opinion of Synopsys' management, the interim financial data presented reflects all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial condition at such date and the results of operations for such period. The historical financial information may not be indicative of Synopsys' future performance.

                              Fiscal Years Ended September      Fiscal Year Six Months
                                        30,(1)(2)                  Ended       Ended
                          ------------------------------------- October 31,  April 30,
                            1996     1997     1998      1999      2000(2)     2001(2)
                          -------- -------- -------- ---------- ----------- -----------
                                                                            (unaudited)
                                      (in thousands, except per share data)
Synopsys, Inc.
Historical Consolidated
 Statement of Operations
 Data:
 Revenue................  $525,599 $646,956 $717,940 $  806,098 $  783,778   $320,678
 Income before income
  taxes and
  extraordinary
  items(3)..............    40,228  132,793  116,861    251,411    145,938     32,286
 Provision for income
  taxes.................    23,426   51,043   55,819     90,049     48,160     10,332
 Extraordinary items,
  net of income tax
  expense(4)............       --       --    28,404        --         --         --
 Net income.............    16,802   81,750   89,446    161,362     97,778     21,954
 Net income per share:
   Basic................      0.28     1.30     1.34       2.30       1.43        .35
   Diluted..............      0.27     1.24     1.29       2.20       1.38        .33
Historical Consolidated
 Balance Sheet Data:
 Working capital........  $238,942 $336,675 $504,759 $  627,207 $  331,857   $215,021
 Total assets...........   584,853  769,499  951,633  1,173,918  1,050,993    982,426
 Long-term debt, less
  current portion.......    15,974    9,191   13,138     11,642        564        454
 Stockholders' equity...   350,547  502,445  664,941    865,596    682,829    548,169

-------
(1) Amounts and per share data for periods presented have been retroactively restated to reflect Synopsys' mergers with Viewlogic Systems, Inc. effective December 4, 1997 and Everest Design Automation, Inc. effective November 21, 1998. Both mergers were accounted for under the pooling-of-interests method of accounting.
(2) Synopsys has a fiscal year that ends on the Saturday nearest October 31. Fiscal years 2000, 1999, 1997 and 1996 were 52-week years while fiscal year 1998 was a 53-week year. Fiscal year 2001 will be a 53-week year. For presentation purposes, the consolidated financial statements refer to the calendar month end. Prior to fiscal year 2000, Synopsys' fiscal year ended on the Saturday nearest to September 30. The period from October 1, 1999 through October 31, 1999 was a transition period. During the transition period, revenue, loss before income taxes, benefit for income taxes and net loss were $23.2 million, $25.5 million, $9.9 million, and $15.5 million, respectively, and basic and diluted loss per share was $0.22. The net loss during the transition period is due to the fact that sales in the first month following a quarter end are historically weak. As of October 31, 1999, working capital, total assets, long-term debt, less current portion, and stockholders' equity were $621.9 million, $1.2 billion, $11.3 million and $872.6 million, respectively.
(3) Includes charges of $64.5 million, $5.5 million, $33.1 million, $21.2 million, and $1.7 million for the years ended September 30, 1996, 1997, 1998, 1999 and October 31, 2000, respectively, for in-process research and development. Includes merger-related and other costs of $51.0 million and $11.4 million for the years ended September 30, 1998 and 1997, respectively.
(4) On October 2, 1998, Synopsys sold a segment of the Viewlogic business for $51.9 million in cash. As a result of the transaction, Synopsys recorded an extraordinary gain of $26.5 million, net of income tax expense, in the fourth quarter of fiscal 1998.

   The following table presents IKOS' historical financial results.

   IKOS' summary financial data for the fiscal years ended October 3, 1998, October 2, 1999 and September 30, 2000 and as of October 2, 1999 and September 30, 2000 has been derived from its audited consolidated financial statements and related notes thereto that are included in this proxy statement/prospectus. IKOS' summary financial data as of October 3, 1998 and as of and for the fiscal years ended September 28, 1996 and September 27, 1997 have been derived from its audited consolidated financial statements and related notes thereto that are not included in this proxy statement/prospectus. IKOS' historical financial data for the six months ended March 31, 2001 has been derived from, and should be read in conjunction with, IKOS' unaudited consolidated financial statements and the related notes thereto that are included in this proxy statement/prospectus. The unaudited consolidated results of operations data for the six months ended March 31, 2001 are not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. However, in the opinion of IKOS' management, the interim financial data presented reflects all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial condition at such date and the results of operations for such period. The historical financial information may not be indicative of IKOS' future performance.

                                                Fiscal Years Ended
                          --------------------------------------------------------------- Six Months
                          September 28, September 27, October 3, October 2, September 30, Ended March
                              1996          1997         1998       1999        2000       31, 2001
                          ------------- ------------- ---------- ---------- ------------- -----------
                                                                                          (unaudited)
                                             (in thousands, except per share data)
IKOS Systems, Inc.
Historical Consolidated
 Statement of Operations
 Data:
  Revenue...............     $45,341       $56,096     $40,893    $56,333      $72,796      $38,419
  Income (loss) before
   income taxes.........         559         2,418     (22,326)     3,106       11,038        3,809
  Provision (benefit)
   for income taxes.....      (1,892)        1,023       4,928        650        2,750          975
  Net income (loss).....       2,451         1,395     (27,254)     2,456        8,288        2,834
  Net income (loss) per
   share:
    Basic...............        0.33          0.17       (3.24)      0.30         0.97         0.32
    Diluted.............        0.30          0.16       (3.24)      0.27         0.84         0.28
Historical Consolidated
 Balance Sheet Data:
  Working capital.......     $27,919       $31,608     $ 5,492    $ 8,278      $17,045      $19,592
  Total assets..........      53,471        56,550      33,344     31,790       52,005       53,116
  Long-term debt, less
   current portion......         350           --          --         --           --           --
  Stockholders' equity..      38,144        41,990      12,613     15,031       24,864       28,412

Summary Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data

   The following summary selected unaudited pro forma condensed combined consolidated financial data give effect to the proposed merger between Synopsys and IKOS using the purchase method of accounting for the business combination. This data should be read in conjunction with Synopsys' unaudited pro forma condensed combined consolidated financial statements and related notes thereto included elsewhere in this proxy statement/prospectus.

   The pro forma condensed combined consolidated financial statements have been presented assuming the minimum exchange ratio and the maximum exchange ratio as of July 2, 2001. The minimum and maximum exchange ratios were calculated using a denominator of $55.12 which is equal to Synopsys' average closing stock price as reported on the Nasdaq National Market System for the ten full trading-day period ending on June 25, 2001, and a numerator of $6 and $20, respectively. (See footnote 1 below.) The actual number of shares of Synopsys common stock and options to be issued will be based on a final exchange ratio as determined at the completion of the merger.

   There can be no assurance that Synopsys and IKOS will not incur charges in excess of those included in the pro forma total consideration related to the Merger or that management will be successful in its effort to integrate the operations of the two companies.

   The unaudited pro forma condensed combined consolidated statements of operations of Synopsys give effect to the proposed merger as if it had been consummated on November 1, 1999. The unaudited pro forma condensed combined consolidated statement of operations data of Synopsys combines the audited historical consolidated statement of operations of Synopsys for the year ended October 31, 2000 with the audited historical consolidated statement of operations of IKOS for the year ended September 30, 2000.

   The unaudited pro forma condensed combined consolidated statement of operations data of Synopsys for the six months ended April 30, 2001 combines the unaudited historical consolidated statement of operations of Synopsys for the six months ended April 30, 2001 with the unaudited historical consolidated statement of operations of IKOS for the six months ended March 31, 2001.

   The unaudited pro forma condensed combined consolidated balance sheet data of Synopsys gives effect to the proposed merger as if it had occurred on April 30, 2001 and combines the unaudited historical consolidated balance sheet of Synopsys as of April 30, 2001 and the unaudited historical consolidated balance sheet of IKOS as of March 31, 2001.

   The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed merger had been consummated on November 1, 1999 or on April 30, 2001, respectively, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/prospectus. The pro forma information should be read in conjunction with the accompanying notes thereto, with Synopsys' historical consolidated financial statements and related notes thereto, incorporated by reference into this proxy statement/prospectus, and with IKOS' historical consolidated financial statements and related notes thereto, included in this proxy statement/prospectus.

   For purposes of the following pro forma statements, July 2, 2001, the date of the merger agreement, was used for determining the assumptions.

                                  Assuming the Minimum   Assuming the Maximum
                                   Exchange Ratio(1)      Exchange Ratio(1)
                                 ---------------------- ----------------------
                                 Fiscal Year Six Months Fiscal Year Six Months
                                    Ended      Ended       Ended      Ended
                                 October 31, April 30,  October 31, April 30,
                                    2000        2001       2000        2001
                                 ----------- ---------- ----------- ----------
                                     (in thousands, except per share data)
Pro Forma Condensed Combined
 Consolidated Statement of
 Operations Data:
  Revenue.......................  $856,574   $  359,097  $856,574   $  359,097
  Income before income taxes....   157,070       36,171   153,565       35,387
  Provision for income taxes....    51,834       11,575    50,677       11,324
  Net income....................   105,236       24,596   102,888       24,063
  Earnings per share:
    Basic.......................     $1.51        $0.39     $1.43        $0.36
    Diluted.....................     $1.46        $0.36     $1.37        $0.34
Pro Forma Condensed Combined
 Consolidated Balance Sheet
 Data:
  Working capital...............             $  240,945             $  240,945
  Total assets..................              1,053,241              1,187,074
  Long-term debt, less current
   portion......................                    454                    454
  Stockholders' equity..........                600,612                734,445

--------
(1) The minimum and maximum exchange ratios were calculated using a denominator of $55.12 which is equal to Synopsys' average last sale price per share as reported on the Nasdaq National Market for the ten full trading-day period ending on June 25, 2001, and a numerator of $6.00 and $20.00, respectively. The actual exchange ratio will be calculated using a denominator equal to Synopsys' average last sale price per share for the ten full trading-day period ending five full trading days before the closing date. The numerator will be determined based on IKOS' financial performance during the 12-month measurement period ending June 30, 2002. If the merger is completed prior to June 30, 2002, the numerator will be $15.00. Regardless of when the merger closes, the numerator is subject to adjustment if the number of outstanding IKOS shares and options at the time of completion of the merger exceeds an agreed-upon level.

                           Comparative Per Share Data

   The following tables present certain historical per share data and combined per share data on an unaudited pro forma basis after giving effect to the merger using the purchase method of accounting and assuming 0.1089 shares (the minimum exchange ratio) and 0.3628 shares (the maximum exchange ratio) of Synopsys common stock are issued in exchange for each share of IKOS common stock (see footnote 4 on page 13). This data should be read along with the selected historical consolidated financial data of Synopsys and IKOS included in this proxy statement/ prospectus, the historical consolidated financial statements of Synopsys and the notes thereto that are incorporated by reference into this proxy statement/prospectus and the historical consolidated financial statements of IKOS and the notes thereto that are included in this proxy statement/prospectus. The pro forma information is presented for illustrative purposes only. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

                                                        Fiscal Year  Six Months
                                                       Ended October   Ended
                                                            31,      April 30,
                                                           2000         2001
                                                       ------------- ----------
   Synopsys Historical Data:
   Net income per share:
     Basic............................................     $1.43       $0.35
     Diluted..........................................      1.38        0.33
   Book value per share at the end of the period(1)...     10.86        9.04

                                                        Fiscal Year  Six Months
                                                           Ended       Ended
                                                       September 30, March 31,
                                                           2000         2001
                                                       ------------- ----------
   IKOS Historical Data:
   Net income per share:
     Basic............................................     $0.97       $0.32
     Diluted..........................................      0.84        0.28
   Book value per share at the end of the period(1)...      2.83        3.16

                  Unaudited Pro Forma Combined Per Share Data

                                     Assuming Minimum       Assuming Maximum
                                    Exchange Ratio(4)      Exchange Ratio(4)
                                  ---------------------- ----------------------
                                  Fiscal Year Six Months Fiscal Year Six Months
                                     Ended      Ended       Ended      Ended
                                  October 31, April 30,  October 31, April 30,
                                     2000        2001       2000        2001
                                  ----------- ---------- ----------- ----------
                                      (in thousands, except per share data)
Synopsys and IKOS Pro Forma
 Combined:
  Pro forma combined net income
   per share(2):
    Basic........................    $1.51      $0.39       $1.43      $0.36
    Diluted......................     1.46       0.36        1.37       0.34
  Pro forma combined net income
   per equivalent IKOS share(3)
    Basic........................     0.16       0.04        0.52       0.13
    Diluted......................     0.16       0.04        0.50       0.12
  Pro forma book value per
   Synopsys share at April 30,
   2001(1).......................                9.75                  11.49
  Pro forma book value per
   equivalent IKOS share at March
   31, 2001(1)...................                1.06                   4.17

--------
(1) The historical book value per share information is computed by dividing total stockholders' equity by the number of shares of Synopsys or IKOS common stock outstanding at the end of each period. The pro forma combined book value per share information is computed by dividing total pro forma stockholders' equity by the pro forma number of shares of Synopsys common stock outstanding at the end of each period assuming the merger had occurred on that date. Pro forma book value per equivalent IKOS share is computed by dividing total pro forma stockholders' equity by the pro forma number of shares of Synopsys common stock outstanding at the end of each period converted to an equivalent number of IKOS shares using the applicable exchange ratio.
(2) The pro forma combined per share information is computed by dividing the pro forma net income by the combination of Synopsys' weighted average common and equivalent shares outstanding during each period and the number of shares of Synopsys common stock and equivalents to be issued in connection with the proposed merger, assuming Synopsys had merged with IKOS, on November 1, 1999.
(3) The pro forma combined net income per equivalent IKOS share information is calculated by multiplying Synopsys' combined pro forma per share amounts described in footnote (2) by the minimum and maximum exchange ratios of
    0.1089 and 0.3628, respectively.
(4) The minimum and maximum exchange ratios were calculated using a denominator of $55.12 which is equal to Synopsys' average last sale stock price as reported on the Nasdaq National Market for the ten full trading-day period ending on June 25, 2001, and numerators of $6.00 and $20.00, respectively. The actual exchange ratio will be calculated using a denominator equal to Synopsys' average last sale stock price for the ten full trading-day period ending five full trading days before the closing date. The numerator will be determined based on IKOS' financial performance during the 12-month measurement period ending June 30, 2002. If the merger is completed prior to June 30, 2002, the numerator will be $15.00. Regardless of when the merger closes, the numerator is subject to adjustment if the number of outstanding IKOS shares and options at time of completion exceeds an agreed-upon level.

                     MARKET PRICE AND DIVIDEND INFORMATION

Synopsys Market Price Data

   Synopsys common stock is traded on the Nasdaq National Market under the symbol "SNPS." The following table shows the range of high and low closing sales prices reported on the Nasdaq National Market for Synopsys common stock for the periods indicated.

                                                                   High   Low
                                                                  ------ ------
   Synopsys' Fiscal 1999
     First Quarter............................................... $54.25 $28.38
     Second Quarter..............................................  60.56  45.88
     Third Quarter...............................................  57.25  42.13
     Fourth Quarter..............................................  64.44  53.38
   Synopsys' Fiscal 2000
     First Quarter............................................... $74.69 $43.34
     Second Quarter..............................................  50.81  37.56
     Third Quarter...............................................  51.94  30.94
     Fourth Quarter..............................................  39.50  29.38
   Synopsys' Fiscal 2001
     First Quarter............................................... $56.50 $33.31
     Second Quarter..............................................  62.13  41.84
     Third Quarter (through August 8, 2001)......................  62.75  44.05

IKOS Market Price Data

   IKOS common stock is traded on the Nasdaq National Market under the symbol "IKOS." The following table shows the range of high and low sales prices reported on the Nasdaq National Market for IKOS common stock for the periods indicated.

                                                                    High   Low
                                                                   ------ -----
   IKOS' Fiscal 1999
     First Quarter................................................ $ 3.63 $1.41
     Second Quarter...............................................   6.06  3.63
     Third Quarter................................................   9.88  5.00
     Fourth Quarter...............................................  11.00  6.38
   IKOS' Fiscal 2000
     First Quarter................................................ $ 9.69 $7.00
     Second Quarter...............................................  14.94  8.88
     Third Quarter................................................  12.38  8.63
     Fourth Quarter...............................................  13.00  9.69
   IKOS' Fiscal 2001
     First Quarter................................................ $14.88 $7.13
     Second Quarter...............................................  17.44  8.28
     Third Quarter................................................  11.38  6.43
     Fourth Quarter (through August 8, 2001)......................   8.10  6.90

Dividend Information

   Neither Synopsys nor IKOS has ever paid any cash dividends on its stock, and both anticipate that they will continue to retain any earnings for the foreseeable future for use in the operation of their respective businesses.

Recent Closing Prices

   As of June 29, 2001, the last trading day before announcement of the proposed merger, the closing prices per share of Synopsys common stock and IKOS common stock on the Nasdaq National Market were $48.39 and $7.36, respectively.
On [     , 2001], the latest practicable trading day before the printing of this proxy statement/prospectus, the closing prices per share of Synopsys
common stock and IKOS common stock on the Nasdaq National Market were $[   ]
and $[   ], respectively.

Number of IKOS Stockholders

   As of close of business on [   ] [ ], 2001, there were approximately [  ]
shares of IKOS common stock outstanding and entitled to vote at the special meeting, held by approximately [ ] stockholders of record of IKOS.

                                  RISK FACTORS

   By voting in favor of the merger agreement and the merger, you will be choosing to invest in Synopsys common stock. An investment in Synopsys common stock involves a high degree of risk. In addition, the formulas for determining the purchase price per IKOS share based on IKOS' financial performance and the extended period until the targeted closing date entail risks not normally found in merger transactions between public companies. In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote in favor of adoption of the merger agreement and approval of the merger.

                          Risks Related to the Merger

   Under this section entitled "Risks Related to the Merger," use of the term "combined company" refers to Synopsys and its subsidiaries, including IKOS, after completion of the merger.

At the time of the IKOS special meeting, you will not be able to determine the purchase price per share for your IKOS shares or how many shares of Synopsys common stock you will receive in the merger.

   If the merger is completed, for each share of IKOS common stock that you own, you will be entitled to receive Synopsys common stock with a value between $6 and $20 (adjusted to reflect the effect of any stock split, stock dividend, reorganization or similar change in Synopsys or IKOS common stock). The exact purchase price per IKOS share will be determined by a formula based on IKOS' financial performance during the 12-month measurement period ending June 30, 2002. If the merger closes before June 30, 2002 (which is not expected), you will receive Synopsys common stock with a value of $15 regardless of IKOS' financial performance up to the date of closing. For purposes of calculating the number of shares of Synopsys common stock you will receive for each share of IKOS common stock you own, the Synopsys common stock issued will be valued at the average last sale price per share of Synopsys common stock for the ten full trading day period ending on the fifth full trading day prior to the closing date of the merger. See the section entitled "The Merger and Related Transactions--Structure of the Merger and Calculation of Purchase Price Per IKOS Share."

   Because IKOS' financial performance cannot be predicted, and because the future market price of Synopsys common stock is likely to fluctuate and cannot be predicted, the exact purchase price per IKOS share and the number of shares of Synopsys common stock that you will receive will not be determined until the closing of the transaction, which is expected to occur in August 2002. As a result, if and when the merger is completed you may receive Synopsys stock for each IKOS share with a value less than either the then current market price of IKOS common stock or the market price of IKOS common stock at the time of the special meeting. For example purposes only, if IKOS common stock is trading at $7 per share at the time of the special meeting. Thereafter, if at the end of the measurement period IKOS meets only the lowest required financial performance target, you will receive Synopsys common stock valued at $6 per share, which may at that time be lower than the then current market price of IKOS common stock.

IKOS may not meet the minimum financial performance targets and may not be able to satisfy other conditions, including an employee retention condition, which must be met in order for Synopsys to be required to close the merger.

   Under the merger agreement, Synopsys has the right not to close the merger in the event that IKOS' revenues for the 12 months ending June 30, 2002 are less than $50 million or its profit before tax, or PBT, for the same period is a loss greater than $10 million. PBT, as defined in the merger agreement, is different than as used in IKOS' publicly filed financial statements. In addition, Synopsys is not required to complete the merger if certain other conditions are not satisfied, including the retention of the Chief Operating Officer of IKOS, or a replacement employee with equivalent skills in the reasonable judgement of Synopsys, and specified percentages of four categories of employees. The difficult current economic environment has resulted in deferral of customer purchasing decisions for IKOS and other capital equipment vendors. Accordingly, IKOS is not able to predict its financial performance for the measurement period in light of these economic conditions. While the merger agreement provides for a bonus plan to assist in retaining employees, IKOS cannot assure you that its key employees and the specified percentages of other categories of employees will remain with IKOS until the merger is completed. See the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Conditions to the Merger."

Benefits of the merger may not be realized.

   Synopsys and IKOS entered into the merger agreement with the expectation that the merger will result in benefits to the combined company, including a more integrated verification solution for its customers. However, the expected benefits may not be fully realized. Achieving the benefits of the merger will depend in part on the successful and timely integration of the products, technology, operations and personnel of the two companies following the closing of the merger. These integration efforts, particularly integrating Synopsys' software verification products and IKOS' hardware-based products may be difficult and time consuming, especially considering the highly technical and complex nature of each company's products and the duration of the pre-closing period. Failure to achieve a successful and timely integration of IKOS and Synopsys and their respective products and businesses could result in the loss of existing or potential customers of Synopsys and could have a material and adverse effect on Synopsys' business, financial condition and results of operations and on the price of Synopsys common stock. Integration efforts between the two companies will also divert significant management attention and resources. This diversion of attention could have an adverse effect on Synopsys during such transition period.

The long period between execution of the merger agreement and the expected closing date could harm IKOS' business and impair IKOS' ability to meet the financial and employee retention conditions to the merger.

   The merger is not anticipated to close until August 2002. During the pre-closing period, IKOS and Synopsys will not be able to integrate their operations, thus deferring the benefits from the combination of the two companies until at least August 2002. This could have an adverse effect on IKOS' business. For example, customers and suppliers may defer or cancel pending purchases, delay purchasing decisions, or decline to make future purchases from IKOS. In addition, the pre-closing period may adversely affect IKOS' ability to attract, retain and motivate key technical, management and sales personnel. If any of these events occur, they could adversely affect IKOS' ability to meet the closing conditions contained in the merger agreement, including conditions relating to IKOS' financial performance and the retention of IKOS employees. If these closing conditions are not met, Synopsys will not be required to complete the merger. See the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Conditions to the Merger."

There is a risk of litigation relating to the Quickturn non-competition agreement.

   On June 14, 1997, Synopsys sold its emulation technology to Quickturn Design Systems, Inc. and entered into an agreement not to engage, directly or indirectly, in the integrated circuit emulation business before June 14, 2002. In 1999, Quickturn became a subsidiary of Cadence Design Systems, Inc., a competitor of Synopsys. While Synopsys and IKOS believe that this transaction fully complies with all aspects of the Quickturn non-competition agreement, we cannot assure you that Quickturn and/or Cadence will not institute litigation against Synopsys and/or IKOS under the non-competition agreement. If filed, a lawsuit under the non-competition agreement could include claims that execution of the merger agreement and/or the specific conduct by Synopsys or IKOS prior to closing constitute participation by Synopsys in the integrated circuit emulation business. While Synopsys and IKOS believe that such claims would be entirely without merit, the assertion of such claims could result in costly and time-consuming litigation and diversion of management attention. If successful, such litigation could result in damages, an injunction against specific conduct prior to consummation of the merger or some combination of those remedies and could delay or prevent completion of the merger.

IKOS directors and officers have interests that may influence them to support or approve the merger.

   The directors and officers of IKOS participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, yours, including the following:

  . As of June 30, 2001, directors and executive officers of IKOS and affiliates held approximately 4% of the outstanding shares of IKOS common stock entitled to vote. All of the directors and executive officers of IKOS have signed or are expected to sign voting agreements agreeing to vote in favor of merger and against any competing offer, with certain exceptions.

  . As of June 30, 2001, directors and executive officers of IKOS held stock options, both vested and unvested, to purchase an aggregate of 1,245,825 shares of IKOS common stock. If the merger is completed, approximately 12.7% of that total, consisting of the options to purchase approximately 158,480 shares held by non-employee directors of IKOS, will accelerate and become fully vested and exercisable immediately pursuant to terms of existing stock option agreements.

  . Under the merger agreement, certain officers of IKOS have signed or are expected to sign employment agreements or amendments to their existing severance agreements with IKOS. As a result of these agreements and amendments, in the event that these officers are terminated without cause or resign from the combined company for good reason, they will be entitled to certain benefits, including severance payments and accelerated vesting of their stock options. Officers of IKOS will also be eligible to participate in a bonus plan. See the sections entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Employment and Severance Agreements" and "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Bonus Plan."

  . The merger agreement provides that for a period of six years after the completion of the merger, the surviving corporation will maintain, for the benefit of the directors and officers of IKOS at the time of completion of the merger with respect to their acts and omissions in their capacities as directors and officers of IKOS occurring prior to completion of the merger, directors' and officers' liability insurance on terms comparable to those maintained by IKOS as of the date of the merger agreement. See the section entitled "The Merger and Related Transactions--Indemnification Matters--Directors and Officers and Liability Insurance."

   IKOS stockholders should consider whether the interests set forth above may have influenced the directors and officers benefiting from these provisions to support or recommend the merger.

Failure to complete the merger could adversely affect IKOS' stock price and future business and operations.

   If the merger is not completed for any reason, IKOS may be subject to a number of material risks, including the following:

  . IKOS' relationships with customers and suppliers may be adversely affected;

  .  the perception of IKOS as a viable independent company may be damaged;

  . the price of IKOS' common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed;

  . IKOS may be required to pay Synopsys a termination fee of up to $5,500,000 if the merger agreement is terminated under certain circumstances;

  .  the possibility that Synopsys might become a competitor of IKOS;

  . IKOS' costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed; and

  . IKOS would face risks of operating as a stand-alone company or finding another merger partner or acquiror, with no assurance that IKOS would be successful as a stand-alone company or find another merger partner or acquiror or be able to complete an alternative merger or sale of the company on terms as favorable to IKOS and its stockholders as this merger.

Following the merger, Synopsys currently intends to structure sales of IKOS products so that revenue on hardware sales is recognized ratably in the quarter of the sale which may lower recognized revenue in the quarter.

   Currently, IKOS recognizes revenue derived from its hardware product sales during the quarter of shipment if: (1) the earning process is complete, (2) there is an agreement between IKOS and the customer, (3) delivery has occurred,
(4) collection is probable, and (5) pricing is fixed or determinable. Following the merger, Synopsys intends to structure sales of IKOS' hardware-assisted emulation products so that the revenue is recognized ratably over a period of time. In such a case, Synopsys' reported revenue attributable to the sale of hardware assisted verification products could be significantly lower in the quarter of the sale than it would be if Synopsys maintains IKOS' sale structure. In that event, however, any revenue not recognized in the quarter of shipment would be added to backlog or deferred revenue and recognized over time.

We may be unable to obtain the required regulatory approvals for completing the merger.

   As a condition to the obligations of Synopsys and IKOS to complete the merger, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, must have expired or been terminated. Although Synopsys is not currently engaged in any of the businesses engaged in by IKOS, there can be no assurance that regulators will terminate or allow the waiting period under the HSR Act to expire without seeking to prohibit the merger or to condition the merger on restrictions that would negatively impact the combined company. In addition, the merger may be subject to foreign antitrust laws, some of which may require us to make filings with foreign antitrust authorities. Regulators may require Synopsys, IKOS or the combined company to agree to operating restrictions, before or after receipt of IKOS stockholder approval. If Synopsys and IKOS decline to agree to such restrictions, the merger might not be completed. If Synopsys or IKOS do agree to such restrictions, neither party plans to seek stockholder approval of any terms and conditions necessary to resolve any regulatory objections to the merger. If any agreements regarding operating restrictions are required under applicable law or by governmental authorities, under the terms of the merger agreement neither Synopsys nor IKOS is obligated to agree to the divestiture of any businesses, product lines or assets. In addition, even if regulatory approvals are obtained, any federal, state or foreign governmental entity or any private person may challenge the merger at any time before or after its completion.

The merger may fail to qualify as a reorganization, resulting in your recognition of taxable gain or loss in respect of your IKOS shares.

   Synopsys and IKOS intend the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Although the Internal Revenue Service, or IRS, has not provided a ruling on the matter, each of Synopsys and IKOS will obtain a legal opinion from their respective tax counsel that the merger will constitute a reorganization for federal income tax purposes. These opinions do not bind the IRS or prevent the IRS from adopting a contrary position. If the merger fails to qualify as a reorganization you generally would recognize gain or loss on each share of IKOS common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and the sum of the amount of cash, if any, and the fair market value of the Synopsys common stock received in exchange for that share upon completion of the merger.

We expect to incur significant costs associated with the merger.

   Synopsys estimates that it will incur direct transaction costs of approximately $1,975,000 associated with the merger, which will be included as a part of the total purchase cost for accounting purposes. In addition, IKOS estimates that it will incur direct transaction costs of approximately $2,000,000 in connection with the merger, which will be expensed by IKOS in the quarter in which the costs are incurred. These amounts will be excluded from the calculation of IKOS' PBT during the measurement period. We believe the combined company may incur charges to operations, which are not currently reasonably estimable and which could be material, in the quarter in which the merger is completed or the following quarters, to reflect costs associated with integrating the two companies. We cannot assure you that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.

                           Risks Related to Synopsys

   Under this section entitled "Risks Related to Synopsys," use of the terms "we," "us" and "our" refers to Synopsys, Inc. and its subsidiaries at the date of this proxy statement/prospectus.

Synopsys' revenue and earnings may fluctuate.

   Many factors affect our revenue and earnings, which makes it difficult to achieve predictable revenue and earnings growth. Among these factors are customer product and service demand, product license terms, and the timing of revenue recognition on products and services sold. The following specific factors could affect our revenue and earnings in a particular quarter or over several quarterly or annual periods:

  . Like all companies, our business is linked to the health of the U.S. and international economies. Economic growth has slowed significantly, and some commentators believe the U.S. economy will experience a recession. Weakness in the U.S. and world economy could have an adverse effect on our orders and revenue.

  . Our products are complex, and before buying them customers spend a great deal of time reviewing and testing them. Our customers' evaluation and purchase cycles do not necessarily match our quarterly periods. In the past, we have received a disproportionate volume of orders in the last week of a quarter, although since the adoption of our technology subscription license (TSL) model, which is a time-limited right to use our software, orders have become more linear. In addition, a large proportion of our business is attributable to our largest customers. As a result, if any order, and especially a large order, is delayed beyond the end of a fiscal period, our orders for that period could be below our plan and our revenue could be below any targets we may have published.

  . Accounting rules determine when revenue is recognized on our products, TSLs and service contracts, and therefore impact how much revenue we will report in any given fiscal period. The authoritative literature under which Synopsys recognizes revenue has been, and is expected to continue to be, the subject of much interpretative guidance. In general, after the adoption of TSLs in the fourth quarter of fiscal 2000, most orders for our products and services yield revenue over multiple quarters (extending beyond the current fiscal year) or upon completion of performance rather than at the time the contract is executed. The specific terms agreed to with a customer may have the effect of requiring deferral or acceleration of revenue in whole or in part. Therefore, for any given fiscal period it is possible for us to fall short in our revenue and/or earnings plan even while orders and backlog remain on plan or, conversely, to meet or exceed our revenue and/or earnings plan because of backlog and deferred revenue, while orders are under plan.

  . In fiscal 2000, we modified the license and pricing structure for our software products, adopting TSLs, for which revenue is recognized over multiple quarters or upon completion of performance rather than at the time the contract is executed. Our revenue targets for any given quarter are based, in part, upon an assumption that we will achieve a license mix of perpetual licenses and TSLs that includes 20% to 30% perpetual licenses (on which revenue is generally recognized in the quarter shipped). If we are unable to achieve a mix in this range our ability to achieve short-term or long-term revenue growth targets may be impaired.

Synopsys' business depends on the semiconductor and electronics businesses.

   Purchases of our products are largely dependent upon the commencement of new design projects by semiconductor manufacturers and their customers, the number of design engineers and the increasing complexity of designs. Though we do not directly benefit from increases in the sheer number of chips produced, our business has benefited from the rapid worldwide growth of the semiconductor industry. Since the end of 2000, the semiconductor industry has experienced a sharp decline in orders and revenue. Many semiconductor manufacturers and vendors of products incorporating semiconductors have announced earnings shortfalls and employee layoffs. The outlook for the electronics industry is uncertain and it is impossible to predict how long the current slump will last.

   In general, our customers have experienced budget cuts and layoffs, customer spending is becoming more restricted and spending decisions, particularly relating to consulting services, are more carefully scrutinized. Under certain conditions, our business could be materially adversely affected by the semiconductor slump. Demand for our products and services may also be affected by mergers in the semiconductor and systems industries, which may reduce the aggregate level of purchases of our products and services by the combined companies. Slower growth in the semiconductor and electronics industries, a reduced number of design starts, restricting of customers' operating budgets, continued consolidation among our customers or a shift toward field-programmable gate arrays (FPGAs) or other types of semiconductors that can be designed with less-expensive EDA software, all could have a material adverse effect on our business, financial condition and results of operations.

Synopsys' industry is highly competitive.

   The EDA industry is highly competitive. We compete against other EDA vendors, and with customers' internally developed design tools and internal design capabilities, for a share of the overall EDA budgets of our potential customers. In general, competition is based on product quality and features, post-sale support, price and, as discussed below, the ability to offer a complete design flow. Our competitors include companies that offer a broad range of products and services, such as Cadence Design Systems, Inc., Mentor Graphics Corporation and Avant! Corporation, as well as companies, including numerous start-up companies, that offer products focused on a discrete phase of the integrated circuit design process. In certain situations, Synopsys' competitors have been offering aggressive discounts on certain of their products, in particular simulation and synthesis products. As a result, average prices for these products may fall. In order to compete successfully, we must continue to enhance our products and bring to market new products that address the needs of our customers, and to expand our consulting services business. The failure to enhance existing products, develop and/or acquire new products or expand our ability to offer consulting services could have a material adverse effect on our business, financial condition and results of operations.

Technology advances and customer requirements continue to fuel a change in the nature of competition among EDA vendors.

   Increasingly, EDA companies compete on the basis of "design flows" involving integrated logic and physical design products (referred to as "physical synthesis" products) rather than on the basis of individual "point" tools performing a discrete phase of the design process. The need to offer physical synthesis products will become increasingly important as ICs grow more complex. Our principal physical synthesis product was fully released in June 2000, and has been well received by customers. We are working on completing our design flow, but there is no guarantee that we will be able to offer a competitive complete design flow to customers. The market for physical design tools is dominated by Cadence and Avant!, both of which offer products linking logic and physical design. If we are unsuccessful in developing a complete design flow on a timely basis or in convincing customers to adopt our integrated logical and physical design products and methodology, our competitive position could be significantly weakened.

Synopsys' revenue growth depends on new and non-synthesis products.

   Historically, much of our growth has been attributable to the strength of our logic synthesis products. These products accounted for 32.8% of revenue in the second fiscal quarter of 2001. We believe that orders and revenue for our flagship logic synthesis product, Design Compiler, and the DC Family have peaked. Over the long term, we expect the contribution from the DC Family to decline as our customers transition from the DC Family to Physical Synthesis products. In order to meet our revenue plan, revenue from our physical synthesis products, our non-synthesis products and professional services must grow faster than our overall revenue growth target. Among the products that we expect to be the most important contributors to revenue growth are our Physical Compiler physical synthesis, VCS Verilog simulation and DesignWare IP library products. If revenue growth for these products fails to meet our goals, it is unlikely that we will meet our overall revenue growth target.

   In order to sustain revenue growth over the long term, we will have to introduce new products that are accepted by a broad range of customers and to significantly expand our consulting services business. Product success is difficult to predict. The introduction of new products and growth of a market for such products cannot be assured. In the past we, like all companies, have introduced new products that have failed to meet our revenue expectations. Expanding revenue from consulting services will require us to recruit, hire and train a large number of skilled employees, and to implement management controls on bidding and executing on consulting engagements. The consulting business is significantly different from the software business, however, and increasing consulting orders and revenue while maintaining an adequate level of profit can be difficult. There can be no assurance that we will be successful in expanding revenue from existing or new products at the desired rate or in expanding our services business, and the failure to do so would have a material adverse effect on our business, financial condition and results of operations.

Businesses that Synopsys has acquired or that Synopsys or the combined company may acquire in the future may not perform as projected.

   We have acquired or merged with a number of companies in recent years, and as part of our efforts to increase revenue and expand our product and services offerings we may acquire additional companies. In addition to direct costs, acquisitions pose a number of risks, including potential dilution of earnings per share, problems in integrating the acquired products and employees into our business, the failure to realize expected synergies or cost savings, the failure of acquired products to achieve projected sales, the drain on management time for acquisition-related activities, adverse effects on customer buying patterns and assumption of unknown liabilities. While we attempt to review proposed acquisitions carefully and negotiate terms that are favorable to us, there is no assurance that any acquisition will have a positive effect on our performance.

Stagnation of international economies would adversely affect our performance.

   During the second quarter of fiscal 2001, 38% of our revenue was derived from outside North America, while during fiscal 2000, this figure was 43%. International sales are vulnerable to regional or worldwide economic or political conditions and to changes in foreign currency exchange rates. A number of our largest European customers are in the telecommunications equipment business, which has weakened considerably this year. The longer this weakness persists the more likely our business with these customers will be negatively affected. The Japanese economy has been stagnant for several years. If the Japanese economy remains weak, revenue and orders from Japan, and perhaps the rest of Asia, could be adversely affected. In addition, the yen-dollar and euro-dollar exchange rates remain subject to unpredictable fluctuations. Weakness of the yen could adversely affect revenue and orders from Japan during future quarters. Asian countries other than Japan also have experienced economic and currency problems in recent years, and in most cases they have not fully recovered. If such conditions persist or worsen, orders and revenues from the Asia Pacific region would be adversely affected.

Synopsys' success depends on recruiting and retaining key personnel.

   Our success is dependent on technical and other contributions of key employees. We participate in a dynamic industry, with significant start-up activity, and our headquarters is in Silicon Valley, where skilled technical, sales and management employees are in high demand. There are a limited number of qualified EDA and IC design engineers, and the competition for such individuals is intense. Experience at Synopsys is highly valued in the EDA industry and the general electronics industry, and our employees are recruited aggressively by our competitors and by start-up companies in many industries. Recent changes in the semiconductor and internet-related industries have led to improvements in the recruiting and retention environment; however, we have experienced, and may continue to experience, significant employee turnover. There can be no assurance that we can continue to recruit and retain the technical and managerial personnel we need to run our business. Failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Synopsys is dependent on its proprietary technology.

   Our success is dependent, in part, upon our proprietary technology and other intellectual property rights. We rely on agreements with customers, employees and others, and intellectual property laws, to protect our proprietary technology. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets will not otherwise become known or be independently developed by competitors. Moreover, effective intellectual property protection may be unavailable or limited in certain foreign countries. Failure to obtain or maintain appropriate patent, copyright or trade secret protection, for any reason, could have a material adverse effect on our business, financial condition and results of operations. In addition, there can be no assurance that infringement claims will not be asserted against us and any such claims could require us to enter into royalty arrangements or result in costly and time-consuming litigation or could subject us to damages or injunctions restricting our sale of products or could require us to redesign products.

Our operating expenses do not fluctuate proportionately with fluctuations in revenues.

   Our operating expenses are based in part on our expectations of future revenue, and expense levels are generally committed in advance of revenue. Since only a small portion of our expenses varies with revenue, a shortfall in revenue translates directly into a reduction in net income. For fiscal 2001, our target for total expenses is $670-675 million. If we are unsuccessful in generating anticipated revenue or maintaining expenses within this range, however, our business, financial condition and results of operations could be materially adversely affected.

Synopsys has adopted anti-takeover provisions which may have the effect of delaying or preventing changes of control or management.

   We have adopted a number of provisions that could have anti-takeover effects. Our board of directors has adopted a Preferred Shares Rights Plan, commonly referred to as a "poison pill." In addition, our board of directors has the authority, without further action by its stockholders, to issue additional shares of Common Stock and to fix the rights and preferences of, and to issue authorized but undesignated shares of Preferred Stock. These and other provisions of Synopsys' Restated Certificate of Incorporation and Bylaws and the Delaware General Corporation Law may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Synopsys, including transactions in which the stockholders of Synopsys might otherwise receive a premium for their shares over then current market prices.

Synopsys is subject to changes in financial accounting standards.

   We prepare our financial statements in conformity with accounting principles generally accepted in the United States (GAAP). GAAP are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants (AICPA), the SEC and various bodies appointed by these organizations to interpret existing rules and create new accounting policies. In particular, a task force of the Accounting Standards Executive Committee, a subgroup of the AICPA, meets on a quarterly basis to review various issues arising under the existing software revenue recognition rules, and issues interpretations of these rules. Additional interpretations issued by the task force may have an adverse effect on how we report revenue or on the way we conduct our business in the future.

                             Risks Related to IKOS

   The following are risks relating to IKOS as a separate entity, both during the pre-closing period and in the event that the merger does not close.

IKOS' operating results have fluctuated widely in the past from period to period, making it difficult to rely on past quarters as indicators of future performance.

   IKOS' quarterly operating results have fluctuated widely in the past and IKOS expects them to continue to fluctuate in the future as a result of a variety of factors, including the following:

  . The timing of orders from customers, and the timing of shipments to customers, for IKOS' products varies. Many of IKOS' customers order on an as-needed basis and often delay issuance of firm purchase orders. As a result, quarterly revenue and operating results will depend on the volume and timing of orders that IKOS receives during the quarter, which are difficult to predict.

  . IKOS has a historical pattern of concentrated shipments in the last few weeks of the quarter. This pattern is exacerbated by the fact that IKOS recognizes product revenue when orders are delivered and the earnings process is complete, rather than ratably over a term. This means that a failure to deliver product in a quarter deprives such quarter of all of the revenue attributable to such order. Therefore the timing of an order, and whether it is shipped in one quarter or the next, can have a significant effect on the revenue recognized for such quarter. In addition, any concentration of sales at the end of the quarter may limit IKOS' ability to plan or adjust operating expenses and production and inventory levels. Consequently, if anticipated shipments in any quarter do not occur, expenditure levels could be disproportionately high, adversely affecting IKOS' operating results for that quarter.

  . IKOS must develop, introduce and ship new products on a timely basis. Any failure to meet expected customer ship dates results in deferred sales (such that IKOS recognizes revenue in a quarter later than expected) or the failure to make a sale to a particular customer altogether.

  . IKOS competes with other emulation vendors, potentially resulting in lost or deferred sales.

  . IKOS must obtain key components used in its products, including field programmable gate arrays, (FPGAs), at acceptable prices.

  . IKOS' success depends upon the health of the semiconductor industry and its impact on capital expenditures by customers who design semiconductors.

   For all of the reasons above, IKOS' quarterly operating results have in the past been and may in the future be different from the expectations of public market analysts and investors. Because IKOS' quarterly operating results fluctuate, IKOS believes that quarter-to-quarter comparisons of its operating results are not necessarily meaningful and investors should not rely on them as indicators of future performance.

A downturn in the semiconductor industry will have a negative impact on IKOS' business.

   IKOS depends on the semiconductor industry, which is historically volatile, for sales of its emulation products. The semiconductor industry is characterized by rapid technological change, short product life cycles, fluctuations in manufacturing capacity and pricing and margin pressures. These factors can adversely affect sales of IKOS' products. For example, IKOS believes that the semiconductor industry is currently in a downturn, which has tightened capital expenditure budgets of IKOS' customers and led to a deferral of purchasing decisions and a decrease in sales to such customers. In addition, since IKOS' products are used at the verification stage of new semiconductor designs, any decrease in design starts by semiconductor customers would result in lower demand for IKOS' products and could have an adverse effect on IKOS' results of operations.

IKOS depends on a limited number of customers for a significant part of its revenues, the loss of any of which could have a material adverse effect on IKOS' business, results of operation and financial condition.

   During fiscal 2000, 1999 and 1998, sales to IKOS' top ten customers accounted for approximately 66%, 60% and 45%, respectively, of IKOS' net revenues. IKOS expects that sales of its products to a limited number of customers will continue to account for a high percentage of net revenues for the foreseeable future. The loss of a major customer or any reduction in orders by such customers, including reductions due to market or competitive conditions in the electronics or EDA industries, would have an adverse effect on IKOS' results of operations.

The failure to continue to grow emulation product revenues would have a material adverse effect on IKOS' business, financial condition and results of operations.

   Over the past several years IKOS' sales of simulation products have decreased and its sales of emulation products have increased. As a result, any failure to continue to grow its emulation revenues would have a material adverse effect on IKOS' business, financial condition and results of operations. Increased emulation sales depend on a number of factors, including:

  .  continued increase in demand for complex integrated circuits;

  . IKOS' ability to effectively integrate its emulation products with other vendors' IC design tools;

  . the competitiveness of IKOS' emulation products against emulation products offered by IKOS' competitors, such as Cadence/Quickturn Design Systems, Inc. and IKOS' ability to win new customers for its emulation products; and

  . the capital expenditure budgets of IKOS' customers, which are influenced by the financial condition of such customers and the overall market for semiconductor products.

   Because the market for hardware-assisted verification products is evolving, IKOS cannot be certain that the market for its emulation solutions will continue to expand. Even if such market expands, IKOS cannot be certain that its products will achieve and maintain the market acceptance required to maintain revenue growth and profitability in the future.

IKOS' results of operations could be adversely impacted if IKOS does not continue to develop new products and enhance existing ones.

   Over the past several years, the market for emulation products has evolved substantially, requiring that IKOS develop new, higher gate count emulation products in a timely manner. While IKOS continues to develop new emulation products based on IKOS' understanding of customer requirements, there can be no assurance that IKOS' new products, which require a substantial amount of time and resources to develop, will meet customer requirements. In addition, any delays in releasing new products can impact customer acceptance and sales. For instance, IKOS encountered several product related issues with the introduction of its second-generation emulation product, which in turn resulted in delays in releasing such product to its customers and severely impacted financial results for the second half of fiscal 1998. Any failure to meet customer deadlines or requirements could have a material adverse effect on IKOS' results of operations. From time to time, IKOS may announce new products or technologies that have the potential to replace IKOS' existing product offerings or cause customers to defer purchases of existing IKOS products. For example, IKOS believes that introduction of its Vstation 15M emulator product has adversely affected sales of its Vstation 5M product. These deferrals of customer purchasing decisions could adversely affect IKOS' results of operations for any particular quarter. Finally, successfully releasing new emulation products will require IKOS' successful implementation of new manufacturing processes, effective sales, marketing and customer service efforts and identifying and resolving product performance or quality issues at an early stage. If IKOS encounters delays or difficulties in developing new products or enhancing existing ones, its business, financial condition and results of operations could be materially and adversely affected.

IKOS' dependence on foreign sales could adversely impact IKOS' business, results of operations and financial condition.

   IKOS' international sales, including export sales and foreign operation net revenues, accounted for approximately 34%, 37% and 36% of IKOS' net revenues in fiscal 2000, 1999 and 1998, respectively. While IKOS attempts to reduce the risk of fluctuation in exchange rates associated with international revenues by selling its products primarily denominated in U.S. dollars, conducting sales overseas entails numerous risks including regional or worldwide economic or political difficulties and changes in foreign currency exchange rates. For example, IKOS pays the expenses of its international operations in local currencies and has not engaged in hedging transactions with respect to such obligations. Any significant deterioration in foreign economies could have a material adverse effect on IKOS' sales in such countries. In addition, conducting business in international markets requires compliance with applicable laws and regulations, such as safety and telecommunication laws and regulations of foreign jurisdictions and import duties and quotas, as well as U.S. export control laws.

IKOS' failure to compete effectively would have a material adverse effect on its business, financial condition and results of operations.

   The EDA industry is constantly evolving and is characterized by extremely rapid technological change in both hardware and software development, frequent new product introductions, evolving industry standards and changing customer requirements.

   Many of these factors are outside of IKOS' control and there can be no assurance that IKOS will be able to compete effectively in the future. IKOS specifically targets its products at the emerging portion of the industry relating to complex designs. IKOS currently competes with traditional software verification methodologies, including product offerings sold by Quickturn Design Systems, a unit of Cadence Design Systems, Synopsys and Mentor Graphics. IKOS' main competition for the sale of emulation systems is Quickturn/Cadence and Mentor Graphics. IKOS expects competition in the market for verification tools to increase as other companies introduce new products and product enhancements. The risk of competition is exacerbated because of the long product lives and substantial expense of emulation products. In particular, if IKOS fails to make a sale to a customer, such customer is unlikely to seek a new emulation system for an extended period of time.

   Many of IKOS' competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger installed customer bases than IKOS. In addition, many of these competitors and potential competitors have established relationships with current and potential IKOS customers and offer a broader and more comprehensive product line. Moreover, IKOS competes with a number of smaller companies, including Axis Systems, which can quickly gain market share. Increased competition could result in price reductions, reduced margins and loss of market share, all of which could materially adversely affect IKOS' business, financial condition and results of operations.

Any failure to obtain sufficient quantities of crucial components will adversely impact IKOS' business, results of operations and financial condition.

   IKOS uses certain key components in its products that are presently available from sole or limited sources. For example, IKOS' purchases FPGA's and other components of its verification systems from only two suppliers. IKOS generally purchases these components, including semiconductor memories used in IKOS' verification hardware, pursuant to purchase orders placed from time to time in the ordinary course of business. IKOS has no supply arrangements with any of its suppliers that require the suppliers to provide components in guaranteed quantities or at set prices. Moreover, the manufacture of these components can be extremely complex. IKOS' reliance on the suppliers of these components exposes IKOS to production difficulties and quality variations these suppliers may experience. The inability to develop alternative sources for these sole or limited source components or to obtain sufficient quantities of these components could result in delays or reductions in product shipments which could adversely affect IKOS' operating results.

Any claim of intellectual property infringement against IKOS could have a material adverse effect on its business.

   From time to time IKOS has received, and may receive in the future, notice of claims of infringement of other parties' proprietary rights. Although IKOS does not believe that its products infringe the proprietary rights of any third parties, third parties could assert, and have asserted, infringement or invalidity claims (or claims for indemnification resulting from infringement claims) against IKOS. Moreover, there are numerous patents in the EDA industry and new patents are being issued at a rapid rate. As a result, IKOS is exposed to increased risk of involvement in costly and time consuming patent infringement litigation, either as plaintiff or defendant. Adverse determinations in litigation could result in one or more of the following materially adverse effects:

  .  IKOS could be forced to pay damages to a party claiming infringement;

  .  IKOS' could lose its proprietary rights;

  .  IKOS could become subject to significant liabilities;

  . an adverse judgment could require IKOS to seek licenses from third parties, and such licenses may not be available on terms acceptable to IKOS, if at all;

  .  an adverse judgement could prevent IKOS from licensing its technology;
     and

  . IKOS could be forced to redesign challenged technology, which could be time-consuming and costly.

   Infringement of intellectual property claims, regardless of merit, could consume valuable management time, result in costly litigation, or cause product shipment delays, all of which could seriously harm IKOS' business, operating results, and financial condition.

A judgment adverse to IKOS in its ongoing litigation with Axis Systems, Inc. could harm IKOS' business.

   On February 9, 2001, IKOS filed a patent infringement complaint against Axis Systems, Inc. (Axis) in the United States District Court in the District of Delaware that alleges infringement by Axis of four patents relating to IKOS' Virtual Wires technology. IKOS is seeking both injunctive relief and monetary damages. On March 22, 2001, Axis filed a patent infringement complaint against IKOS in the United States District Court for the Northern District of California alleging infringement by IKOS of Axis' patent titled a "Simulation/ Emulation System and Method," U.S. Patent No 6,009,256. Axis is seeking both injunctive relief and monetary damages. IKOS believes Axis' claims are without merit and intends to vigorously defend the action; however, such actions are currently in the discovery phase only and IKOS cannot assure you that it will prevail in either case. A failure to prevail in either case could result in IKOS being required to redesign certain parts of its products or pay damages, which could adversely affect future sales. In addition, such a failure to prevail would allow Axis to continue to compete against IKOS.

   Irrespective of the validity or the successful assertion of such claims, IKOS could incur significant costs and diversion of management efforts with respect to the defending the claims. Such efforts and costs could have a material adverse effect on IKOS' business, financial condition or results of operations. If any other claims or actions are asserted against IKOS, it may seek to obtain a license under a third party's intellectual property rights. IKOS cannot assure you, however, that under such circumstances, a license would be available under reasonable terms or at all.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the exchange ratio, Synopsys' and IKOS' individual businesses and financial condition and results of operations and the expected benefits of the merger. Examples of forward-looking statements include statements regarding Synopsys' or IKOS' future financial results, operating results, business strategies, projected costs, competitive position, and plans and objectives of management for future operations. Words like "may," "will," "should," "would," "predicts," "potential," "continue," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and the negative of these terms or other comparable terminology are intended to identify forward-looking statements. Neither Synopsys nor IKOS is under any obligation (and each expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are not guarantees of future performance and are inherently subject to risks and uncertainties, including those discussed in the Risk Factors, that could cause actual results and outcomes to differ materially from the results contemplated by the forward-looking statements. These and many other factors could affect the merger and the future financial and operating results of Synopsys or IKOS. In evaluating the merger, you should carefully consider the discussion of certain risks and uncertainties in the section entitled "Risk Factors" and in the documents incorporated by reference in this proxy statement/prospectus.

    UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed combined consolidated financial statements give effect to the proposed merger between Synopsys, Inc. (Synopsys) and IKOS Systems, Inc. (IKOS) using the purchase method of accounting for the business combination.

   Upon completion of the merger, holders of IKOS common stock will be entitled to receive Synopsys common stock with a value between $6 and $20 in exchange for each share of IKOS common stock owned at the time of completion of the merger. The exact amount per share will depend upon the financial performance of IKOS during the 12-month measurement period ending June 30, 2002 and will be calculated based on formulas contained in the merger agreement. The formulas contained in the merger agreement provide for proportionate increases in the purchase price per IKOS share as revenue, revenue plus change in backlog or profit (loss) before tax (PBT) increase from one level to the next. The formulas are summarized below.

   Under the merger agreement, the number of shares of Synopsys common stock each holder of IKOS shares will receive in exchange for each share of IKOS common stock, will be equal to the purchase price per IKOS share divided by the average last sale price per share of Synopsys common stock for the ten full trading- day period ending on the fifth full trading day prior to the closing date of the transaction. This ratio is referred to as the "exchange ratio." The exchange ratio will be proportionately adjusted for any stock split, stock dividend, reorganization or similar change in IKOS common stock or Synopsys common stock. IKOS stockholders will receive cash based on the market price of Synopsys common stock in lieu of any fractional shares to which they might otherwise be entitled.

   The purchase price per IKOS share will be the lower of the purchase price per IKOS share determined by revenue plus change in backlog or the purchase price per IKOS share determined by PBT with one exception. If the purchase price per IKOS share determined by PBT is lower than the purchase price per IKOS share determined by revenue plus change in backlog but the same or higher than the purchase price per IKOS share determined by revenue without regard to backlog, the purchase price per IKOS share will be determined by revenue plus change in backlog. If the merger closes before June 30, 2002, holders of IKOS common stock on the closing date will receive Synopsys common stock with a value of $15 for each share of IKOS common stock, regardless of IKOS' financial performance up to the date of closing. Regardless of when the merger closes, the purchase price per IKOS share is subject to reduction if the number of outstanding IKOS shares and options immediately before the effective time of the merger exceeds an agreed-upon level. However, the purchase price per IKOS share will not be less than $6.

   The actual number of shares of Synopsys common stock to be issued in the proposed merger and the dollar value at the effective time of the merger cannot be determined until the date on which the number of Synopsys shares to be issued becomes fixed. The pro forma condensed combined consolidated financial statements have been presented assuming the minimum exchange ratio and the maximum exchange ratio. The minimum and maximum exchange ratios were calculated using a denominator of $55.12, which is equal to Synopsys' average last sale price per share as reported on the Nasdaq National Market for the ten full trading- day period ending on June 25, 2001, and a numerator of $6 and $20, respectively. The actual number of shares of Synopsys common stock and options to be issued will be based on the exchange ratio as determined at the completion of the merger.

   There can be no assurance that Synopsys and IKOS will not incur charges in excess of those included in the pro forma total consideration related to the merger or that management will be successful in its effort to integrate the operations of the two companies.

   The unaudited pro forma condensed combined consolidated statements of operations of Synopsys give effect to the proposed merger as if it had been consummated on November 1, 1999. The unaudited pro forma condensed combined consolidated statement of operations of Synopsys for the year ended October 31, 2000 combines the audited historical consolidated statement of operations of Synopsys for the year ended October 31, 2000 with the audited historical consolidated statement of operations of IKOS for the year ended September 30, 2000.

   The unaudited pro forma condensed combined consolidated statement of operations of Synopsys for the six months ended April 30, 2001 combines the unaudited historical consolidated statement of operations of Synopsys for the six months ended April 30, 2001 with the unaudited historical consolidated statement of operations of IKOS for the six months ended March 31, 2001.

   The unaudited pro forma condensed combined consolidated balance sheet of Synopsys gives effect to the proposed merger as if it occurred on April 30, 2001 and combines the unaudited historical consolidated balance sheet of Synopsys as of April 30, 2001 and the unaudited historical consolidated balance sheet of IKOS as of March 31, 2001.

   The accompanying unaudited pro forma condensed combined consolidated financial statements are presented in accordance with Article 11 of the Securities and Exchange Commission Regulation S-X. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed merger had been consummated on November 1, 1999 or on April 30, 2001, respectively, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this proxy statement/prospectus. The pro forma information should be read in conjunction with the accompanying notes thereto, with Synopsys' historical consolidated financial statements and related notes thereto, incorporated by reference into this proxy statement/prospectus, and with IKOS' historical consolidated financial statements and related notes thereto, included in this proxy statement/prospectus.

                                 SYNOPSYS, INC.

       UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

                                 April 30, 2001
                                 (in thousands)

                                                                 Combined
                                               -------------------------------------------------------
                                                  Assuming Minimum            Assuming Maximum
                              Historical         Exchange Ratio (3)          Exchange Ratio (3)
                          -------------------  --------------------------  ---------------------------
                          Synopsys,   IKOS,     Pro Forma      Pro Forma    Pro Forma       Pro Forma
                          Inc. (1)   Inc. (2)  Adjustments      Combined   Adjustments       Combined
                          ---------  --------  -----------     ----------  -----------      ----------
ASSETS
Current assets:
 Cash and cash
  equivalents...........  $ 145,590  $ 15,737                  $  161,327                   $  161,327
 Short-term
  investments...........    247,109     6,036                     253,145                      253,145
                          ---------  --------    -------       ----------   --------        ----------
 Total cash and short-
  term investments......    392,699    21,773        --           414,472        --            414,472
 Accounts receivable,
  net...................    132,291    12,614                     144,905                      144,905
 Prepaid expenses,
  deferred taxes and
  other.................     95,301     9,540                     104,841                      104,841
                          ---------  --------    -------       ----------   --------        ----------
 Total current assets...    620,291    43,927        --           664,218        --            664,218
Property and equipment,
 net....................    166,419     7,313                     173,732                      173,732
Long-term investments...    102,580       --                      102,580                      102,580
Goodwill and intangible
 assets, net............     43,677       799     17,699  A, C     62,175    151,532  A, C     196,008
Other assets............     49,459     1,077                      50,536                       50,536
                          ---------  --------    -------       ----------   --------        ----------
 Total assets...........  $ 982,426  $ 53,116    $17,699       $1,053,241   $151,532        $1,187,074
                          =========  ========    =======       ==========   ========        ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and
  accrued liabilities...  $ 104,701  $ 12,370    $ 1,975  A    $  119,046   $  1,975  A     $  119,046
 Current portion of
  long-term debt........      1,624       --                        1,624                        1,624
 Accrued income taxes...     41,623       856                      42,479                       42,479
 Deferred revenue.......    257,322    11,109     (8,307) A       260,124     (8,307) A        260,124
                          ---------  --------    -------       ----------   --------        ----------
 Total current
  liabilities...........    405,270    24,335     (6,332)         423,273     (6,332)          423,273
Long-term debt..........        454       --                          454                          454
Deferred compensation...     16,503       --                       16,503                       16,503
Other liability.........     12,030       369                      12,399                       12,399
Stockholders' equity:
 Preferred stock........        --        --                          --                           --
 Common stock...........        607        90        (80) A, B        617        (57) A, B         640
 Additional paid-in
  capital...............    567,502    58,849     (6,285) A, B    620,066    133,350  A, B     759,701
 Retained earnings......    412,726   (29,213)    29,213  B       412,726     29,213  B        412,726
 Treasury stock, at
  cost..................   (456,132)      --                     (456,132)                    (456,132)
 Deferred stock-based
  compensation..........        --        --        (131) A          (131)    (5,956) A         (5,956)
 Accumulated other
  comprehensive income..     23,466    (1,314)     1,314  B        23,466      1,314  B         23,466
                          ---------  --------    -------       ----------   --------        ----------
 Total stockholders'
  equity................    548,169    28,412     24,031          600,612    157,864           734,445
                          ---------  --------    -------       ----------   --------        ----------
 Total liabilities and
  stockholders' equity..  $ 982,426  $ 53,116    $17,699       $1,053,241   $151,532        $1,187,074
                          =========  ========    =======       ==========   ========        ==========

See accompanying notes.

(1) As of April 30, 2001.
(2) As of March 31, 2001.
(3) See Note A for a description of the minimum and maximum exchange notes.

                                 SYNOPSYS, INC.

  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED OCTOBER 31, 2000
                     (in thousands, except per share data)

                                                              Combined
                                             ----------------------------------------------
                                               Assuming Minimum        Assuming Maximum
                              Historical      Exchange Ratio (3)      Exchange Ratio (3)
                          ------------------ ---------------------   ----------------------
                          Synopsys,  IKOS,    Pro Forma  Pro Forma    Pro Forma   Pro Forma
                          Inc. (1)  Inc. (2) Adjustments Combined    Adjustments  Combined
                          --------- -------- ----------- ---------   -----------  ---------
Revenue:
 Product................  $442,453  $54,652              $497,105                 $497,105
 Service................   341,325   18,144               359,469                  359,469
                          --------  -------     -----    --------      -------    --------
 Total revenue..........   783,778   72,796       --      856,574          --      856,574
Cost of revenue:
 Product................    42,257   11,545                53,802                   53,802
 Service................    82,217    4,486                86,703                   86,703
                          --------  -------     -----    --------      -------    --------
 Total cost of revenue..   124,474   16,031       --      140,505          --      140,505
                          --------  -------     -----    --------      -------    --------
Gross margin............   659,304   56,765       --      716,069          --      716,069
Operating expenses:
 Research and
  development...........   189,280   15,912               205,192                  205,192
 Sales and marketing....   288,762   24,913               313,675                  313,675
 General and
  administrative........    59,248    5,311                64,559                   64,559
 Amortization of
  intangible assets.....    15,129      209      (209) C   15,129         (209) C   15,129
 Amortization of
  deferred
  compensation..........       --       --        115  D      115        3,620  D    3,620
 In-process research and
  development...........     1,750      --                  1,750                    1,750
                          --------  -------     -----    --------      -------    --------
 Total operating
  expenses..............   554,169   46,345       (94)    600,420        3,411     603,925
                          --------  -------     -----    --------      -------    --------
Operating (loss)
 income.................   105,135   10,420        94     115,649       (3,411)    112,144
Other income, net.......    40,803      618                41,421                   41,421
                          --------  -------     -----    --------      -------    --------
Income before provision
 for income taxes.......   145,938   11,038        94     157,070       (3,411)    153,565
Provision for income
 taxes..................    48,160    2,750       924  E   51,834         (233) E   50,677
                          --------  -------     -----    --------      -------    --------
 Net income.............  $ 97,778  $ 8,288     $(830)   $105,236      $(3,178)   $102,888
                          ========  =======     =====    ========      =======    ========
Basic earnings per
 share..................  $   1.43  $  0.97              $   1.51                 $   1.43
Weighted average common
 shares outstanding.....    68,510    8,563                69,499 F                 71,807 F
Diluted earnings per
 share..................  $   1.38  $  0.84              $   1.46                 $   1.37
Weighted average common
 shares and dilutive
 stock options
 outstanding............    70,998    9,836                72,272 F                 74,974 F

See accompanying notes.

(1) For the year ended October 31, 2000.
(2) For the year ended September 30, 2000.
(3) See Note A for a description of the minimum and maximum exchange ratios.

                                 SYNOPSYS, INC.
  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED APRIL 30, 2001
                     (in thousands, except per share data)

                                                               Combined
                                              ---------------------------------------------
                                                Assuming Minimum        Assuming Maximum
                              Historical       Exchange Ratio (3)      Exchange Ratio (3)
                          ------------------- ---------------------   ---------------------
                          Synopsys,   IKOS,    Pro Forma  Pro Forma    Pro Forma  Pro Forma
                          Inc. (1)   Inc. (2) Adjustments Combined    Adjustments Combined
                          ---------  -------- ----------- ---------   ----------- ---------
Revenue:
 Product................  $ 72,294   $28,182              $100,476                $100,476
 Service................   178,470    10,237               188,707                 188,707
 Ratable license........    69,914       --                 69,914                  69,914
                          --------   -------     -----    --------       -----    --------
 Total revenue..........   320,678    38,419       --      359,097         --      359,097
Cost of revenue:
 Product................    11,530     6,251                17,781                  17,781
 Service................    39,269     2,280                41,549                  41,549
 Ratable license........    12,213       --                 12,213                  12,213
                          --------   -------     -----    --------       -----    --------
 Total cost of revenue..    63,012     8,531       --       71,543         --       71,543
                          --------   -------     -----    --------       -----    --------
Gross margin............   257,666    29,888       --      287,554         --      287,554
Operating expenses:
 Research and
  development...........    93,857     9,060               102,917                 102,917
 Sales and marketing....   138,781    14,500               153,281                 153,281
 General and
  administrative........    31,793     3,046                34,839                  34,839
 Amortization of
  intangible assets.....     8,351        84       (84) C    8,351         (84) C    8,351
 Amortization of
  deferred
  compensation..........       --        --          8  D        8         792  D      792
 In-process research and
  development...........       --        --                    --                      --
                          --------   -------     -----    --------       -----    --------
 Total operating
  expenses..............   272,782    26,690       (76)    299,396         708     300,180
                          --------   -------     -----    --------       -----    --------
Operating (loss)
 income.................   (15,116)    3,198        76     (11,842)       (708)    (12,626)
Other income, net.......    47,402       611                48,013                  48,013
                          --------   -------     -----    --------       -----    --------
Income before provision
 for income taxes.......    32,286     3,809        76      36,171        (708)     35,387
Provision for income
 taxes..................    10,332       975       268  E   11,575          17  E   11,324
                          --------   -------     -----    --------       -----    --------
 Net income.............  $ 21,954   $ 2,834     $(192)   $ 24,596       $(725)   $ 24,063
                          ========   =======     =====    ========       =====    ========
Basic earnings per
 share..................  $   0.35   $  0.32              $   0.39                $   0.36
Weighted average common
 shares outstanding.....    62,822     8,865                63,811 F                66,119 F
Diluted earnings per
 share..................  $   0.33   $  0.28              $   0.36                $   0.34
Weighted average common
 shares and dilutive
 stock options
 outstanding............    66,836    10,151                68,110 F                70,812 F

See accompanying notes.

(1) For the six months ended April 30, 2001.
(2) For the six months ended March 31, 2001.
(3) See Note A for a description of the minimum and maximum exchange ratios.

                     NOTE TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

   The measurement date to determine the value of the proposed merger has not occurred. For purposes of the following pro forma adjustments, July 2, 2001, the date of the merger agreement, was used for determining the adjustments.

(A)  Purchase Price Adjustments.

     The purchase price adjustments reflect the issuance of shares of Synopsys common stock to IKOS stockholders as noted in the table below. The exchange ratio and resulting number of shares assumed to be issued was determined using a denominator of $55.12 per share which is equal to Synopsys' average last sale price per share as reported on the Nasdaq National Market for the ten full trading-day period ending on June 25, 2001, and a numerator of $6 (minimum exchange ratio), or $20 (maximum exchange ratio stock price). The ratio of shares of Synopsys common stock to be exchanged for each share of IKOS common stock outstanding as of July 2, 2001 is noted in the table below. The number of shares of IKOS common stock outstanding on July 2, 2001 is 9,087,303. The fair value of the shares assumed to be issued is based on a per share value of $46.48, which is equal to Synopsys' average last sale price per share as reported on the Nasdaq National Market for the trading-day period a few days before and after July 2, 2001.

     For purposes of the pro forma financial information, the following table presents the assumptions under the minimum exchange ratio and the maximum exchange ratio.

                                                            Assuming  Assuming
                                                            Minimum   Maximum
                                                            Exchange  Exchange
                                                             Ratio     Ratio
                                                            -------- ----------
   Ratio of shares of Synopsys common stock to be
    exchanged for each share of IKOS common stock
    outstanding as of July 2, 2001........................    0.1089     0.3628
   Shares of Synopsys common stock assumed to be issued in
    the proposed acquisition of IKOS......................   989,184  3,297,280

   Total consideration (in thousands):

   Fair value of Synopsys common stock assumed to be
    issued(1).............................................  $ 45,977 $  153,258
   Estimated fair value of options to purchase Synopsys
    common stock to be issued less the portion of the
    intrinsic value of IKOS' unvested options applicable
    to the remaining vesting period(2)....................     6,466     33,018
   Estimated acquisition related costs....................     1,975      1,975
                                                            -------- ----------
                                                            $ 54,418 $  188,251
                                                            ======== ==========

  --------
  (1) Based on the number of outstanding shares of IKOS common stock as of July 2, 2001. The actual number of shares of Synopsys common stock and options to be issued will be based on the final exchange ratio as determined at the completion of the merger.

  (2) Based on the outstanding options to purchase shares of IKOS common stock as of July 2, 2001. For purposes of this calculation, IKOS' outstanding options that will vest solely as a result of the consummation of the proposed merger are deemed to be vested as of July 2, 2001.

     The estimated acquisition related costs consist primarily of legal and accounting fees, printing costs, and other related charges.


     The following represents the preliminary allocation of the purchase price of IKOS to the acquired assets and assumed liabilities of IKOS as of the date of the pro forma balance sheet and is for illustrative purposes only. This allocation is preliminary and based on IKOS' assets and liabilities as of March 31, 2001. This presentation does not include an allocation to in-process research and development. As discussed below, such an allocation will occur following a valuation. The actual purchase price allocation will be based on fair values of the acquired assets and assumed liabilities as of the date of completion of the proposed merger. Assuming the merger occurred on April 30, 2001, the allocation would have been as follows:

                                                              Assuming Assuming
                                                              Minimum  Maximum
                                                              Exchange Exchange
                                                               Ratio    Ratio
                                                              -------- --------
                                                               (in thousands)
   Net tangible assets....................................... $35,920  $ 35,920
   Goodwill and other intangible assets......................  18,498   152,331
                                                              -------  --------
   Purchase price............................................ $54,418  $188,251
                                                              =======  ========

     Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined consolidated statements of operations do not reflect the amortization of goodwill acquired in the proposed merger, consistent with the guidance in the FASB Statement No. 142, Goodwill and Other Intangible Assets.

     For purposes of the preliminary purchase price allocation used in the preparation of the pro forma financial statements, Synopsys has not allocated any portion of the purchase price to acquired in-process research and development, nor has Synopsys allocated any of the pro forma purchase price to any identifiable intangible assets. Upon completion of the proposed merger, a valuation of the acquired in-process research and development will be performed and any resulting allocation to acquired in-process technology will be reflected in the post-merger statement of operations of the combined company. A charge to acquired in-process research and development is not reflected in the pro forma statements of operations as it is a nonrecurring charge directly attributable to the merger. In addition, upon completion of the proposed merger, a portion of the purchase price will be allocated to identifiable intangible assets, if any.

     The purchase price allocation includes a reduction in IKOS' deferred revenue related to product and software maintenance revenue to reflect the fair value of the related obligation as of March 31, 2001. Synopsys has not given effect in the pro forma statements of operations to the impact of the deferred revenue adjustments on revenue for the periods presented as the adjustment is directly related to the merger and the affect will be included in income on average within twelve months of the transaction. Such adjustments to revenue will be reflected in the post-merger statements of operations of the combined company. The adjustments, which will be based on IKOS' deferred revenue balance at the date of the merger, will have the effect of reducing the amount of revenue the combined company will recognize in periods subsequent to the merger compared to the amount of revenue IKOS would have recognized in the same period absent the merger. IKOS' deferred revenue balance as of March 31, 2001 will be recognized as revenue through March 2002.

     Deferred stock-based compensation represents the unearned portion of the intrinsic value of IKOS' common stock options assumed in the merger which are not vested as of July 2, 2001. For purposes of this calculation, IKOS' outstanding options that will vest solely as a result of the consummation of the proposed merger are deemed to be vested as of July 2, 2001. The deferred compensation is being amortized on an accelerated basis over the remaining vesting period of one to three years consistent with the method described in Financial Accounting Standards Board (FASB) Interpretation No. 28.

(B) The pro forma adjustment represents the elimination of IKOS' equity accounts.

(C) The pro forma adjustment represents the elimination of IKOS' capitalized goodwill and other intangible assets and related amortization expenses.

(D) The pro forma adjustment represents the amortization of deferred compensation associated with unvested stock options assumed in the proposed merger with IKOS. The deferred compensation is amortized over the options' remaining vesting period as of July 2, 2001 of one to three years.

(E) The pro forma adjustment reflects an effective tax rate of 33% for the year ended October 31, 2000 and 32% for the six months ended April 30, 2001.

(F) The following tables set forth the computation of basic and diluted earnings per share:

                                                       Pro Forma Combined
                                Historical    -------------------------------------
                             ----------------      Assuming           Assuming
                                       IKOS,
                             Synopsys,  Inc.       Minimum            Maximum
                             Inc. (1)   (2)   Exchange Ratio (6) Exchange Ratio (6)
                             --------- ------ ------------------ ------------------
                                                 (in thousands)
   For the year ended
    October 31, 2000
   Numerator:
     Net income............   $97,778  $8,288      $105,236           $102,888
                              =======  ======      ========           ========
   Denominator:
     Weighted-average
      common shares
      outstanding..........    68,510   8,563        69,499             71,807
     Effect of dilutive
      employee stock
      options outstanding
      (5)..................     2,488   1,273         2,773              3,167
                              -------  ------      --------           --------
     Diluted common
      shares...............    70,998   9,836        72,272             74,974
                              =======  ======      ========           ========
   Basic earnings per
    share..................   $  1.43  $ 0.97      $   1.51           $   1.43
                              -------  ------      --------           --------
   Diluted earnings per
    share..................   $  1.38  $ 0.84      $   1.46           $   1.37
                              =======  ======      ========           ========

                                                       Pro Forma Combined
                                Historical    -------------------------------------
                             ----------------      Assuming           Assuming
                                       IKOS,
                             Synopsys,  Inc.       Minimum            Maximum
                             Inc. (3)   (4)     Exchange Ratio     Exchange Ratio
                             --------- ------ ------------------ ------------------
                                                 (in thousands)
   For the six months ended
    April 30, 2001
   Numerator:
     Net income............   $21,954  $2,834      $ 24,596           $ 24,063
                              =======  ======      ========           ========
   Denominator:
     Weighted-average
      common shares
      outstanding..........    62,822   8,865        63,811             66,119
     Effect of dilutive
      employee stock
      options outstanding
      (5)..................     4,014   1,286         4,299              4,693
                              -------  ------      --------           --------
     Diluted common
      shares...............    66,836  10,151        68,110             70,812
                              =======  ======      ========           ========
   Basic earnings per
    share..................   $  0.35  $ 0.32      $   0.39           $   0.36
                              =======  ======      ========           ========
   Diluted earnings per
    share..................   $  0.33  $ 0.28      $   0.36           $   0.34
                              =======  ======      ========           ========

  --------
  (1)  For the year ended October 31, 2000.
  (2)  For the year ended September 30, 2000.
  (3)  For the six months ended April 30, 2001.
  (4)  For the six months ended March 31, 2001.
  (5) The effect of dilutive employee stock options outstanding includes the effect of the weighted average IKOS options expected to be assumed in the merger.
  (6) See Note A for a description of the minimum and maximum exchange ratios.

                              THE SPECIAL MEETING

Proxy Statement/Prospectus

   This proxy statement/prospectus is furnished in connection with the solicitation of proxies from the holders of IKOS common stock by the IKOS board of directors for use at a special meeting of IKOS stockholders to vote on adoption of the merger agreement and approval of the merger as more fully described below.

   This proxy statement/prospectus is first being furnished to stockholders of
IKOS on or about [    ,     , 2001].

Date, Time and Place of the Special Meeting

   The special meeting will be held on [      , 2001 at    a.m., local time, at
      ].

Matters to be Considered at the Special Meeting

   At the special meeting and any adjournment or postponement of the special meeting, stockholders of IKOS will be asked to consider and vote upon the following proposals:

     1. to adopt the agreement and plan of merger and reorganization, dated July 2, 2001, as amended, by and among Synopsys, Oak Merger Corporation, a wholly-owned subsidiary of Synopsys, and IKOS pursuant to which, among other things, Oak Merger Corporation will merge with and into IKOS, IKOS will become a wholly-owned subsidiary of Synopsys and each outstanding share of IKOS common stock will be converted into the right to receive the number of shares (or fraction of a share) of Synopsys common stock prescribed by the agreement; and

     2. to transact such other business as may properly come before the special meeting.

Record Date and Shares Entitled to Vote

   IKOS' board of directors has fixed the close of business on [    ] [ ],
2001, as the record date for determination of IKOS stockholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were approximately [ ] shares of IKOS common stock outstanding and entitled to vote, held by approximately [ ] stockholders of record of IKOS. Each IKOS stockholder is entitled to one vote for each share of IKOS common stock held as of the record date.

Voting of Proxies

   You are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to IKOS. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide you with directions regarding how to instruct your broker to vote your shares. All properly executed proxies received by IKOS prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If you sign your proxy but fail to indicate how you wish your shares to be voted, your proxy will be voted to adopt the merger agreement and approve the merger. IKOS' board of directors does not presently intend to bring any other business before the special meeting and, so far as is known to IKOS' board of directors, no other matters are to be brought before the special meeting. As to any business that may properly come before the special meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof by the proxy holders in such manner as they determine to be in the best interests of IKOS. You may revoke your proxy at any time prior to its use by delivering to the Secretary of IKOS a signed notice of revocation or a subsequently dated, signed proxy, or by attending the special meeting and voting in person. Attendance at the special meeting does not in itself constitute the revocation of a proxy. Failure to vote, abstentions and broker non-votes will, in effect, count as a vote against the merger agreement and the merger.

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

Vote Required for Stockholder Approval

   The Certificate of Incorporation of IKOS and the Delaware General Corporation Law require the affirmative vote of the holders of a majority of the shares of IKOS common stock outstanding and entitled to vote at the special meeting to adopt the merger agreement and approve the merger. Certain stockholders of IKOS have entered into voting agreements obligating them to vote in favor of the merger agreement and the merger. As of the date of this proxy statement/prospectus, the stockholders who signed the voting agreement owned 353,630 shares of IKOS common stock (constituting approximately 4% of the shares of IKOS common stock outstanding as of June 30, 2001). As of the record date and the date of this proxy statement/prospectus, Synopsys owns no shares of IKOS common stock.

Quorum; Abstentions and Broker Non-Votes

   The required quorum for the transaction of business at the special meeting is a majority of the shares of IKOS common stock issued and outstanding on the record date. If a quorum is not present in person or represented by proxy, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Because adoption of the merger agreement and the approval of the merger requires the affirmative vote of a majority of the outstanding shares of IKOS common stock entitled to vote, and not just a majority of the shares actually voted, the failure of an IKOS stockholder either to return a proxy or to vote in person at the meeting (if the holder has not returned a proxy) or to give voting instructions to a broker (for shares held for IKOS stockholders by brokers) will have the same effect as a vote against the merger agreement and the merger. In addition, the actions proposed in this proxy statement/prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum, but otherwise will have the same effect as a vote against the merger agreement and the merger. If you do not give instructions to your broker on how to vote your shares, your shares will not be voted on the merger proposal. Accordingly, we therefore urge you to return the enclosed proxy card or the instructions form you receive from your broker marked to indicate your vote.

Solicitation of Proxies

   In addition to solicitation by mail, the directors, officers and employees of IKOS may solicit proxies from stockholders by telephone, facsimile or in
person. Also,       may solicit proxies on behalf of IKOS at an approximate
cost of $[ ], plus reasonable expenses. Directors, officers and employees of Synopsys may also be deemed participants in the solicitation of proxies from IKOS stockholders. IKOS will bear its own expenses in connection with the solicitation of proxies for its special meeting of stockholders, although Synopsys will pay one-half of all printing and filing costs and expenses incurred in connection with the registration statement and this proxy statement/prospectus. Following the original mailing of the proxy statement, proxies and other soliciting materials, IKOS will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of IKOS common stock and to request authority for the exercise of proxies. In these cases, IKOS, upon the request of the record holders, will reimburse the record holders for their reasonable expenses.

No Dissenters' Rights

   Under Delaware law, you are not entitled to exercise dissenters' rights as a result of the merger or to demand payment for your shares.

Board Recommendation

   The IKOS board of directors has carefully considered the terms and conditions of the merger and has determined that the terms of the merger are fair to, and that the merger is in the best interests of, IKOS stockholders. By the unanimous vote of the directors present at the board meeting at which the merger was considered and voted upon, the board of directors has approved the merger agreement and the merger and

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

recommends that you vote FOR the adoption of the merger agreement and the approval of the merger. In considering this recommendation, IKOS stockholders should be aware that certain IKOS directors and officers have interests in the merger that are different from, or in addition to yours. See the section entitled "The Merger and Related Transactions--Interests of IKOS Directors, Officers and Affiliates in the Merger."

   The matters to be considered at the special meeting are of great importance to the stockholders of IKOS. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy card (or, in the case of IKOS shares held for you by a broker, to give voting instructions to your broker) in the enclosed postage-paid envelope.

   You should not send any stock certificates with your proxy card. A transmittal form with instructions for the surrender of IKOS common stock certificates will be mailed to you promptly after completion of the merger. For more information regarding the procedures for exchanging IKOS stock certificates for Synopsys stock certificates see the section entitled "The Merger and Related Transactions--Exchange of IKOS Stock Certificates for Synopsys Stock Certificates."

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

                      THE MERGER AND RELATED TRANSACTIONS

   This section of the proxy statement/prospectus describes material aspects of the proposed merger, including the material terms of the merger agreement. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to, including the merger agreement, for a more complete understanding of the merger.

Background of the Merger

   Since 1997, IKOS has focused on developing and marketing its hardware-assisted emulation products, a specific subset of the larger design verification market. IKOS has encountered increasing customer demand for comprehensive design verification solutions that integrate a range of verification technologies. Moreover, despite strong financial performance during 1999 and 2000, IKOS had not attained the market visibility and higher price earnings multiple of larger EDA companies. The IKOS board recognized the potential benefits that could accrue for IKOS stockholders if IKOS were to partner with a large, high-profile company in the electronic design automation industry that provides a broad suite of verification products. The IKOS board believed that such a partnership or business combination would benefit IKOS stockholders by enabling IKOS to provide existing and potential customers more of a "one-stop" shop for integrated circuit design verification solutions. In addition, the IKOS board believed that a combination with a larger company would enable the IKOS stockholders to benefit from the increased visibility and stronger financial resources of a larger company. From time to time over this period, IKOS has received unsolicited inquiries from some of the larger electronic design automation companies regarding its interest in a business combination. Although IKOS engaged in preliminary discussions with these industry participants in response to each of these inquiries, the discussions in each case terminated prior to any formal acquisition or business combination proposal.

   Over the past several years, Synopsys has established a strong position in various segments of the integrated circuit verification market. As part of its acquisition of Viewlogic Systems, Inc. in 1997, Synopsys acquired VCS, which has become a leading product in the software simulation segment of verification. VCS has also been the anchor point of Synopsys' verification solution, around which Synopsys has built other software verification solutions. Synopsys has expanded its verification tool offering through both acquisitions and internal development to include software tools such as the Vera(R) automated test bench tool, the CoverMeter code coverage tool, the VirSim graphical user interface, the PrimeTime(R) gate-level analysis tool and the Formality(R) formal verification product. As part of its long-term verification strategy, Synopsys believes that it will become increasingly important to offer a more complete range of verification technologies, which are tightly linked in an integrated offering. The merger offers the opportunity for Synopsys to broaden its verification portfolio and to better serve its customers' needs.

   At various times between August 1999 and January 2000, representatives of Synopsys and IKOS met to discuss a possible strategic transaction. The parties mutually terminated such discussions in January 2000.

   On April 17, 2001, IKOS received an unsolicited oral indication of interest from an EDA company other than Synopsys regarding a potential business combination transaction with IKOS. IKOS consulted with its financial advisor, Needham & Company, Inc., with respect to this indication of interest.

   On April 19, 2001, IKOS requested that Needham & Company inquire about the level of interest from other potential strategic partners and/or candidates for a business combination transaction regarding a strategic alliance or business combination transaction with IKOS.

   From April 19, 2001 through April 27, 2001, on behalf of IKOS, Needham & Company contacted potential partners and merger candidates, including Synopsys and the EDA company that had earlier indicated interest in a transaction and requested that interested parties submit proposals for consideration.

   On April 30, 2001, Synopsys and Needham & Company, on behalf of IKOS, entered into a non-disclosure agreement in order to permit Synopsys to conduct a due diligence investigation of IKOS' business and technology.

   On May 2 and May 3, 2001, Aart de Geus, Chairman of the Board and Chief Executive Officer of Synopsys, Chi-Foon Chan, President and Chief Operating Officer of Synopsys, Brad Henske, Chief Financial Officer of Synopsys, John Chilton, Senior Vice President, IP and Systems Group of Synopsys and Steve Shevick, Vice President and General Counsel of Synopsys, met with Ramon Nunez, President and Chief Executive Officer of IKOS, Robert Hum, Chief Operating Officer of IKOS and Chris Ditzen, Vice President of Business Development of IKOS to discuss IKOS' business, products, markets, sales channels, and financial results.

   On May 4, 2001, Needham & Company, on behalf of IKOS, received a proposal for a business combination transaction with IKOS from an EDA company other than Synopsys or the company who had previously indicated interest in such a transaction.

   On May 7, 2001, Needham & Company, on behalf of IKOS, received a proposal from Synopsys to enter into a business combination transaction with IKOS. Synopsys delivered to IKOS a non-binding term sheet with respect to the proposed transaction on May 8, 2001. Representatives of IKOS management and Needham & Company engaged in preliminary negotiations with Synopsys representatives on the terms of the proposal.

   At a meeting of the IKOS board held on May 9, 2001, IKOS' management and Needham & Company representatives reviewed with the IKOS board the current status of the proposals from Synopsys and such other EDA company for a business combination. The IKOS board received advice from outside legal counsel regarding the fiduciary duties of the board in considering acquisition proposals. The IKOS board also received preliminary advice from outside legal counsel on the Quickturn non-competition agreement. The IKOS board compared the financial terms of the proposals, as well as the proposed termination fees and other deal protection devices. The IKOS board considered the likelihood of consummation of the respective transactions, taking into account regulatory review and other factors, as well as risks related to the length of the pre-closing period for the transaction proposed by Synopsys. The IKOS board discussed with its financial advisor and management the possibility of receiving offers from other third parties, and other alternatives available to IKOS, including remaining independent. IKOS' management then made a presentation on the expected synergies, benefits and risks of each proposal. The IKOS board discussed with management the risks and benefits attendant to IKOS continuing as an independent company. IKOS' management discussed the difficult economic environment facing capital equipment suppliers like IKOS and the resulting uncertainty for IKOS' financial performance in both the near and longer term. The IKOS board discussed with its financial advisor and management the ranges of proposed merger consideration and the conditions for minimum revenue and profit before taxes in the Synopsys offer. The IKOS board concluded based on these discussions that the Synopsys offer represented the most attractive alternative available to IKOS assuming that a mutually agreeable definitive merger agreement could be negotiated. Accordingly, the IKOS board authorized management to negotiate revisions to the term sheet with Synopsys to clarify that IKOS would have a right to terminate the merger agreement on receipt of a superior offer, and subject to such revision, to enter into a 30 day no-shop agreement with Synopsys to permit negotiation of a definitive merger agreement and completion of Synopsys' due diligence.

   On May 10, 2001, Synopsys and IKOS delivered a revised non-binding term sheet setting forth proposed terms for a possible strategic combination of IKOS and Synopsys. Also on that date, Synopsys and IKOS entered into a letter agreement in which IKOS agreed not to solicit or negotiate an alternative acquisition proposal by a party other than Synopsys until June 9, 2001.

   On May 11, 2001, senior executives of Synopsys met with senior executives of IKOS at Synopsys' offices in Mountain View, California to conduct further due diligence on IKOS' business and technology. Simultaneously, attorneys from Brobeck, Phleger & Harrison LLP, outside legal counsel to Synopsys, and Gray Cary Ware &

Freidenrich LLP, outside legal counsel to IKOS, met with Steve Shevick at the same location to discuss the timing and key issues relating to further due diligence and preparation of key agreements.

   Between May 11, 2001 and July 2, 2001, executives and technical teams from both Synopsys and IKOS, and attorneys from Synopsys, Brobeck and Gray Cary held numerous meetings and conference calls to conduct due diligence. On May 25, 2001, the Synopsys board of directors held a meeting at which the status of the merger discussions and due diligence was reviewed.

   At a special meeting of the IKOS board of directors on May 25, 2001, Mr. Nunez reported to the IKOS board that Needham & Company had received contacts from investment bankers representing the other EDA company that had previously made a transaction proposal, and that Needham & Company had advised the other party's bankers that the no-shop agreement prevented any further dialogue. Outside legal counsel made presentations regarding the board's fiduciary duties and the Quickturn non-competition agreement.

   On May 28, 2001, Brobeck delivered a draft merger agreement to Gray Cary. Between May 28, 2001 and July 2, 2001, Synopsys and IKOS and their respective outside legal counsel negotiated the terms of the merger agreement and related agreements.

   At a special meeting of IKOS board of directors on June 1, 2001, IKOS management briefed the IKOS board on the progress of negotiations with Synopsys. Outside legal counsel to IKOS reviewed with the board the material terms of the draft merger agreement, including the proposed pricing structure, conditions to closing, the proposed no-shop covenant, termination provisions and the size and triggering events for proposed termination fees, pre-closing covenants and other provisions of the merger agreement. The IKOS board discussed the risks and benefits of the proposed merger and other alternatives, including IKOS remaining independent. The IKOS board discussed the difficult economic environment and its possible effect on IKOS' prospects in the near and longer term. The IKOS board authorized IKOS management and legal counsel to continue negotiations.

   At a special meeting of the IKOS board of directors on June 5, 2001, Needham & Company reviewed with the IKOS board its detailed financial analyses regarding the proposed merger, and responded to questions from the IKOS directors. IKOS' outside legal counsel reviewed the revised draft of the merger agreement and key terms of related agreements with the IKOS board. The IKOS board discussed and provided direction regarding the negotiating strategy of key terms, including the proposed range of and triggering events for termination fees, the no-shop covenant, the conditions to closing, pre-closing operating covenants, the contingent consideration due on achievement of various revenue and profit targets and the definitions of these terms.

   At a special meeting of the IKOS board of directors on June 6, 2001, management and outside legal counsel updated the IKOS board on the progress of negotiations and advised that Synopsys had requested an extension of the no-shop agreement to complete certain due diligence. IKOS management and outside legal counsel reviewed with the IKOS board the key remaining issues in the merger agreement and related agreements. The IKOS board of directors discussed these open issues and the request by Synopsys to extend the no-shop agreement. The IKOS board considered the risks and benefits of the proposed extension, as well as other alternatives available to IKOS. The IKOS board authorized IKOS management to extend the no-shop agreement through June 27, 2001 to allow Synopsys to complete its due diligence review, assuming that certain remaining key open business issues could be resolved prior to such extension. IKOS management and outside counsel negotiated those open points to resolution on June 7, 2001.

   On June 9, 2001, Synopsys and IKOS entered into a letter agreement to extend the no-shop period of the May 8, 2001 letter agreement for an additional three weeks, to June 27, 2001.

   On June 25, 2001, the Synopsys board held a special meeting to review the merger agreement and due diligence issues. After discussion, the Synopsys board approved the merger agreement and the merger, subject to satisfactory completion of due diligence and resolution of outstanding business points and legal issues.

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

   At a special meeting of the IKOS board on June 25, 2001, Needham & Company made an oral presentation updating its financial analyses regarding the proposed merger. IKOS' management updated the IKOS board on the progress of negotiations and Synopsys' due diligence review. IKOS management reviewed the preliminary outlook on IKOS' third quarter results which were still being finalized. Outside legal counsel summarized the status of the negotiations on the merger agreement and related agreements. The IKOS board reviewed the outstanding business issues and authorized continued negotiations.

   On June 26, 2001, Dr. de Geus discussed with Mr. Nunez certain proposed adjustments to the pricing structure and the financial performance conditions for the merger.

   At a special meeting of the IKOS board of directors on June 27, 2001, IKOS management updated the IKOS board on the proposed adjustments to the pricing structure and financial performance conditions. In addition, IKOS' management and IKOS' outside legal counsel reviewed in detail a revised employee retention condition with the IKOS board. The IKOS board of directors reviewed the risks and benefits of the proposed merger and reviewed other alternatives to the proposed merger with Synopsys, including continuing as an independent company, and their relative benefits and risks. The IKOS board adjourned to receive advice from Needham & Company.

   A second special meeting of the IKOS board of directors was held in the evening of June 27, 2001. Mr. Nunez updated the IKOS board regarding the results of negotiations since the IKOS board meeting earlier that morning. Needham & Company reviewed with the IKOS board the revised pricing structure and orally updated Needham & Company's financial analyses regarding the proposed merger. Needham & Company delivered to the IKOS board its oral opinion (subsequently confirmed in writing) that the exchange ratio was fair to IKOS' stockholders from a financial point of view. The IKOS board discussed the risks and benefits of the proposed transaction, taking into account the revised terms, and considered other alternatives and their relative risks and benefits. After discussion, the IKOS board concluded that the proposed merger was the most attractive alternative available to IKOS, and was fair to and in the best interests of the IKOS stockholders, and approved the merger agreement, the merger and the related agreements, subject to final resolution of the remaining open business issues. The IKOS board also authorized the extension of the no-shop agreement through July 2, 2001 to permit final negotiations to be completed.

   On June 27, 2001, Synopsys and IKOS entered into a letter agreement to extend the June 9, 2001 letter agreement to July 2, 2001.

   On July 2, 2001, Dr. de Geus and Mr. Nunez signed the definitive merger agreement on behalf of their respective companies at Synopsys' headquarters. The parties to the voting agreements executed the voting agreement and the Chief Operating Officer executed his employment agreement with Synopsys, effective upon the closing of the merger. Also on July 2, 2001, the parties issued a joint press release announcing the signing of the merger agreement

Reasons for the Merger

 Synopsys' Reasons for the Merger

   Synopsys' board has determined by the unanimous vote of the directors present that the merger is in the best interest of Synopsys and its stockholders. Synopsys' board has identified several potential benefits of the merger that it believes will contribute to the success of the combined company by:

  . allowing Synopsys to offer its customers a more comprehensive and integrated set of verification solutions by linking Synopsys' simulation, test bench automation and formal verification software tools to IKOS' hardware-assisted acceleration and emulation products;

  . enabling Synopsys' customers to obtain their verification solutions for their complex "system-on-a-chip" designs from a single supplier, creating opportunities to sell the full range of Synopsys products to customers who may only be using a limited number of Synopsys verification products and potentially reducing customers' transactional costs by interacting with a single vendor;

  .  expanding Synopsys' customer and relationship base;

  . giving Synopsys additional expertise and a stronger strategic position to develop new verification technologies; and

  . providing new opportunities for revenue growth for Synopsys' verification products.

   The Synopsys board identified and considered a number of positive factors in approving the merger, including:

  . the favorable speed, capacity, cost and upgradeability features of IKOS' products;

  .  IKOS' market position within the hardware-assisted verification market;

  .  the complementary nature of the two companies' products;

  .  IKOS' highly skilled workforce;

  .  IKOS' attractive valuation;

  . a flexible transaction structure under which IKOS is required to meet minimum performance thresholds, and under which the price will vary depending upon IKOS' financial performance during the pre-closing period;

  .  IKOS' potentially significant on-going research and development efforts;

  .  IKOS' patent position; and

  .  the strategic alignment and cultural fit of the two companies.

   The Synopsys board also identified and considered a number of potentially negative factors in approving the merger including:

  . the length of the pre-closing period necessitated by the Quickturn non-competition agreement, which could lead to customer, supplier and employee retention problems and during which Synopsys will not enjoy the benefits of the merger;

  .  competition within the hardware-assisted verification market;

  . the risk that IKOS may not meet the minimum financial conditions needed to close;

  . potential for litigation regarding Synopsys' non-competition agreement with Quickturn; and

  . the potential impact of current and potential patent litigation involving IKOS' products.

   The Synopsys board concluded that certain of these risks could be managed or mitigated and others were unlikely to occur or to have a material impact on the combined company or the merger, and that, on balance, the potential benefits of the merger outweighed the risks of the merger. For these reasons, the Synopsys board determined that Synopsys should proceed with the merger agreement and the merger.

   The foregoing discussion of the information and factors considered by the Synopsys board of directors is not intended to be exhaustive but is believed to include material factors considered by the Synopsys board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the Synopsys board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination.

 IKOS' Reasons for the Merger

   By the unanimous vote of the directors present at the board meeting at which the merger was considered and voted upon, the IKOS board has approved the merger agreement and the merger and recommends that the holders of shares of IKOS common stock vote FOR the adoption of the merger agreement and the approval of the merger.

   The IKOS board identified a number of benefits for IKOS' stockholders that could result from the merger. These potential benefits include:

  . the combined company's ability to offer its customers a more comprehensive set of verification solutions, from Synopsys' simulation, test bench automation and formal verification software tools to IKOS' hardware-assisted acceleration and emulation products, providing increased sales opportunities for the combined company;

  . the fact that Synopsys' larger market capitalization, broader suite of complementary products and services, larger installed base of customers and worldwide brand recognition will provide IKOS with additional resources and opportunities to grow and gain market share more rapidly following the merger than IKOS would likely be able to as an independent company;

  . the expected synergies from the combined research and development, marketing and sales efforts of the two companies following the merger; and

  . the fact that the IKOS stockholders will have greater liquidity available upon exchange of their shares of IKOS common stock for shares of Synopsys common stock, which trade in significantly higher volumes.

   In the course of its deliberations, the IKOS board considered a number of additional factors relevant to the merger, including:

  . the fact that the range of merger consideration compensates IKOS stockholders based on IKOS' financial performance during the measurement period at what the IKOS board believed would be premiums to expected trading prices resulting from such performance absent a business combination;

  . the potential for merger consideration representing a significant premium to the trading price of IKOS common stock on the date of the merger agreement if IKOS' financial performance is at the high end of the performance targets;

  . the current competitiveness of IKOS product offerings and IKOS' attractiveness to potential merger partners such as Synopsys as a result of such offerings;

  . the alternatives available to IKOS, including engaging in another business combination or continuing as an independent company, taking into account in the latter case the greater resources of competitors compared to IKOS and IKOS' status as a relatively small technology company;

  . the larger size, relative stability and greater investor visibility of Synopsys compared with IKOS;

  .  the strategic alignment and cultural fit of the two companies;

  . the current difficult economic environment, and its adverse effect on the outlook for capital equipment suppliers such as IKOS;

  . the possibility of lower financial performance by IKOS during the next year in light of the difficult economic conditions, and the possible impact of such lower performance on potential acquiror's interest in a business combination with IKOS;

  . the fact that the conditions for minimum revenue and profit before taxes permitted a broad range of possible financial performance for IKOS over the 12-month measurement period, providing greater deal certainty, while taking into account the possibility that the merger consideration at the lower performance targets would be lower than IKOS' then current trading price;

  . the fact that the results of inquiries made by IKOS and its financial advisors to possible interested buyers regarding a business combination or similar transaction with IKOS and evaluation of other possible alternatives indicated that a business combination with Synopsys in the IKOS board's view presented the most favorable transaction available to IKOS at this time, taking into account strategic fit, pricing and risk of non-consummation;

  . the fact that the merger consideration is for fixed values of Synopsys common stock at closing based on IKOS' financial performance, so that IKOS stockholders will not have significant pre-closing market risk for the value of Synopsys common stock to be delivered at closing;

  . the fact that the merger agreement included provisions permitting IKOS to respond in certain circumstances to unsolicited proposals for an acquisition of IKOS, subject to compliance with the terms of the merger agreement, including the payment of a termination fee; and

  . the oral opinion of Needham & Company to the IKOS board on June 27, 2001, subsequently confirmed in writing, that the exchange ratio was fair from a financial point of view, to IKOS' stockholders. (The full text of Needham & Company's written opinion dated June 27, 2001, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Needham & Company, is attached hereto as Appendix C and is incorporated herein by reference.)

   The IKOS board also identified and considered a number of risks and uncertainties in its deliberations concerning the merger, including the following:

  . IKOS' possible inability to meet the minimum revenue and profit before tax conditions to the merger in light of the continued slowdown in the overall U.S. economy, which is resulting in deferrals of purchasing decisions for customers of capital equipment suppliers such as IKOS, and which failure to meet such conditions could result in the merger not closing;

  . the fact that IKOS stockholders may receive a lower value for their shares in the merger than the trading price of IKOS common stock on the date of the merger agreement if IKOS' financial performance during the measurement period is at the lower end of the range of performance targets, a risk that the IKOS board considered to be offset by the fact that the merger consideration in such cases represented, in the board's opinion, premiums to the ranges of trading prices the board believed would likely result from such performance absent the merger with Synopsys, and the opportunity for IKOS stockholders to receive a substantial premium to the current trading price if IKOS' financial performance during the measurement period is at the high end of the range of performance targets;

  . the fact that the closing of the merger cannot occur until the expiration of the Quickturn non-competition agreement on June 14, 2002, or its earlier waiver, and the risks related to the length of the pre-closing period, including employee retention, the possible effects of a deteriorating economic environment for capital equipment suppliers and other unforeseen occurrences which could adversely affect IKOS or its financial performance during the pre-closing period;

  . the possibility that IKOS might have potentially received a higher value for IKOS shares than provided under the merger agreement if IKOS had negotiated a business combination transaction 12 to 15 months later, at the time of the expected closing of the merger, offset in the IKOS board's view by the possibility that neither Synopsys nor a third party would be interested in an acquisition of IKOS on at least as favorable terms at such later time, particularly in light of the current difficult economic conditions facing capital equipment suppliers, such as IKOS;

  .  the risk of litigation over the Quickturn noncompetition agreement;

  . the risk of non-consummation of the merger due to IKOS' possible inability to satisfy conditions relating to employee retention, mitigated in part, in the IKOS board's opinion, by the negotiation of certain key severance, employment and non-competition agreements with management prior to execution of the merger agreement; and

  . the risk that the potential benefits sought in the merger may not be fully realized, if at all.

   The IKOS board of directors concluded that certain of these risks could be managed or mitigated and others were unlikely to occur or to have a material impact on the combined company or the merger, and that, on balance, the potential benefits of the merger outweighed the risks of the merger. For these reasons, the IKOS board determined that IKOS should proceed with the merger agreement and the merger.

   The foregoing discussion of the factors considered by the IKOS board is not intended to be exhaustive but summarizes the material factors considered by the IKOS board in making its recommendation. In view of the wide variety of factors considered by the IKOS board, the IKOS board did not find it practical to and did not quantify or assign any relative or specific weights to the preceding factors or determine that any factor was of particular importance, nor did it specifically characterize any factor as positive or negative, except as described above. The IKOS board viewed its decision and recommendation as being based on the totality of the information presented. In addition, individual members of the IKOS board may have given differing weights to differing factors and may have viewed certain factors more positively or negatively than others. Throughout its deliberations, the IKOS board consulted with IKOS management and its legal and financial advisors.

Recommendation of IKOS' Board of Directors

   For the reasons discussed above and after careful consideration, by the unanimous vote of the directors present at the board meeting at which the merger was considered and voted upon, the IKOS board has approved the merger agreement and the merger and recommends that IKOS stockholders vote FOR adoption of the merger agreement and approval of the merger.

   In considering the recommendation of the IKOS board of directors, you should be aware that some of the directors and officers of IKOS have interests in the merger that are different from, or are in addition to, the interests of IKOS stockholders generally. See the section entitled "The Merger and Related Transactions--Interests of IKOS Directors, Officers and Affiliates in the Merger."

Opinion of Needham & Company, Inc., Financial Advisor to IKOS

   Pursuant to an engagement letter dated June 28, 2000, IKOS retained Needham & Company to furnish financial advisory and investment banking services and to render an opinion as to the fairness, from a financial point of view, of the exchange ratio to the holders of IKOS common stock. The exchange ratio was determined through arm's length negotiations between IKOS and Synopsys and not by Needham & Company.

   On June 27, 2001, Needham & Company delivered to the IKOS board its oral opinion, which it subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions and other matters described in the written opinion, the exchange ratio is fair to the holders of IKOS common stock, other than Synopsys and its affiliates, from a financial point of view. The Needham & Company opinion is addressed to the IKOS board, is directed only to the financial terms of the merger agreement, and does not constitute a recommendation to any IKOS stockholder as to how that stockholder should vote at the IKOS special meeting.

   The complete text of the Needham & Company opinion, which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by Needham & Company, is attached to this document as Appendix C. The summary of the Needham & Company opinion set forth in this document is qualified in its entirety by reference to the Needham & Company opinion. You should read the Needham & Company opinion carefully and in its entirety for a description of the procedures followed, the factors considered, and the assumptions made by Needham & Company.

   In arriving at its opinion, Needham & Company, among other things:

  . reviewed a draft of the merger agreement dated June 22, 2001, together with correspondence dated June 27, 2001 from IKOS outlining the proposed modifications to the financial terms of the draft merger agreement;

  . reviewed certain publicly available information concerning IKOS and Synopsys and certain other relevant financial and operating data of IKOS furnished to Needham & Company by IKOS;

  . held discussions with members of management of IKOS concerning the current and future business prospects of IKOS and the estimated financial results of IKOS for the quarter ending June 30, 2001;

  . reviewed and discussed with the management of IKOS certain financial forecasts and projections prepared by management;

  . reviewed the historical stock prices and trading volumes of IKOS common stock and Synopsys common stock;

  . compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham & Company deemed generally relevant to similar data for IKOS;

  . reviewed the financial terms of certain other business combinations that Needham & Company deemed generally relevant; and

  . performed and/or considered such other studies, analyses, inquiries and investigations as Needham & Company deemed appropriate.

   Needham & Company assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by or discussed with it for purposes of rendering its opinion. Needham & Company assumed that the financial forecasts relating to IKOS were reasonably prepared on bases reflecting the best currently available estimates and judgments of the IKOS management, at the time of preparation, of the future operating and financial performance of IKOS. Needham & Company did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of IKOS. The Needham & Company opinion states that it was based on economic, monetary and market conditions existing as of its date. Needham & Company did not express any opinion as to the amount of contingent consideration, if any, that will actually be paid in the merger. Needham & Company expressed no opinion as to the prices at which Synopsys common stock or IKOS common stock will actually trade at any time. In addition, Needham & Company was not asked to consider, and the Needham & Company opinion does not address:

  .  IKOS' underlying business decisions to engage in the merger;

  . the relative merits of the merger as compared to any alternative business strategies that might exist for IKOS;

  .  the effect of any other transaction in which IKOS might engage; or

  .  the consideration to be received by any individual stockholder.

   No limitations were imposed by IKOS on Needham & Company with respect to investigations made or procedures followed by Needham & Company in rendering its opinion.

   Based on this information, Needham & Company performed a variety of financial analyses of the merger and the merger consideration. The following paragraphs summarize the material financial analyses performed by Needham & Company in arriving at its opinion.

 Stock Price Premium Analysis

   Needham & Company analyzed the stock price premiums to IKOS stockholders at varying offer prices payable in the merger. The premiums were based upon the closing price per share of the IKOS common stock on June 27, 2001 of $7.20. Needham & Company also analyzed the various stock price premiums based on the present values of the varying offer prices payable in the merger. The present values were calculated using discount rates ranging from 12% to 16%. The following table sets forth the percentage premiums to the June 27, 2001 closing price based on the offer prices and discounted present values of the offer prices shown.

                                         Discounted Present Value
                             ---------------------------------------------------------
                               12%                             16%
 Offer      Percentage       Discount       Percentage       Discount       Percentage
 Price       Premium           Rate          Premium           Rate          Premium
 -----      ----------       --------       ----------       --------       ----------
 $20.00        178%           $17.84           148%           $17.22           139%
 $18.00        150%           $16.06           123%           $15.50           115%
 $15.00        108%           $13.38            86%           $12.92            79%
 $12.00         67%           $10.70            49%           $10.33            44%
 $ 9.00         25%           $ 8.03            12%           $ 7.75             8%
 $ 6.00        -17%           $ 5.35           -26%           $ 5.17           -28%

 Option Valuation Analysis

   Needham & Company analyzed the hypothetical value of the proposed offer at varying offer prices payable in the merger, assuming that each holder of IKOS common stock is giving Synopsys a call option at the proposed offer price and receives from Synopsys a put option at the proposed offer price. The overall offer value is derived by subtracting the value of the call option from the June 27, 2001 closing price per share of IKOS common stock of $7.20 and adding to that amount the value of the put option. The put and call options were valued utilizing the Black-Scholes option valuation methodology. Needham & Company analyzed the hypothetical offer values assuming offer prices of $6.00, $12.00 and $18.00 and using a risk-free discount rate reflecting the interest rate earned on short-term United States Treasury bills. Needham & Company also performed a risk-altered analysis using a discount rate on the put option of 15%, to adjust for the risk that the put option is not exercisable until the assumed June 30, 2002 expiration date of the hypothetical options. The table below sets forth the results of this analysis.

                                                    Unaltered      Risk-Altered
                                                  Black-Scholes    Black-Scholes
                                               ------------------- -------------
IKOS stock price as of 06/27/01............... $7.20 $ 7.20 $ 7.20    $ 7.20
Option strike price (offer price)............. $6.00 $12.00 $18.00    $18.00
Call value.................................... $3.27 $ 1.79 $ 1.10    $ 1.10
Put value..................................... $1.86 $ 6.17 $11.27    $ 9.55
Overall Offer Value........................... $5.79 $11.58 $17.37    $15.65

 Selected Company Analysis

   Using publicly available information, Needham & Company compared selected historical and projected financial and market data ratios for IKOS, in some cases based on the varying offer prices payable in the merger, to the corresponding data and ratios of the three largest publicly traded electronic design automation, or EDA, companies, as well as five smaller publicly traded EDA companies. These companies, referred to as the selected companies, consisted of:

     Three Largest EDA Companies   Five Smaller EDA Companies
     ---------------------------   --------------------------
     Cadence Design Systems, Inc.  Innoveda, Inc.
     Mentor Graphics Corporation   Integrated Measurement Systems, Inc.
     Synopsys, Inc.                Simplex Solutions, Inc.
                                   Synplicity, Inc.
                                   Verisity Ltd.

   The following table sets forth information for the selected companies and IKOS concerning the following multiples:

  . market value of common stock as a multiple of calendar year 2000 earnings per share, or price/earnings multiple;

  .  projected calendar year 2001 price/earnings multiple;

  .  total market capitalization as a multiple of calendar 2000 revenues;

  . total market capitalization as a multiple of projected calendar 2001 revenues; and

  . total market capitalization as a multiple of projected calendar 2002 revenues.

   Needham & Company calculated multiples for the selected companies based on the closing stock prices for those companies on June 27, 2001 and for IKOS based on the closing price per share of IKOS common stock on June 27, 2001 of $7.20.

                                                 2000          Est. 2001       Est. 2002
                           2000   Est. 2001     Market          Market          Market
                          Price/   Price/   Capitalization/ Capitalization/ Capitalization/
                         Earnings Earnings     Revenues        Revenues        Revenues
                         -------- --------- --------------- --------------- ---------------
Three Largest EDA
 Companies:
 High...................  44.3x     63.5x         7.7x           4.8x            3.4x
 Mean...................  33.9x     23.8x         3.3x           3.0x            2.1x
 Median.................  40.0x     22.7x         3.8x           3.3x            2.1x
 Low....................  17.3x     13.8x         2.0x           1.7x            1.5x
Five Smaller EDA
 Companies:
 High...................  21.9x     73.2x        11.7x           7.3x            5.4x
 Mean...................  16.7x     44.3x         6.7x           4.5x            3.3x
 Median.................  16.7x     45.3x         7.7x           4.8x            3.4x
 Low....................  11.5x     13.4x         1.1x           0.8x            0.7x
IKOS....................   7.4x     21.2x         0.9x           1.0x            0.7x

   The following table sets forth for IKOS total market capitalization as a multiple of the revenues for the twelve months ending June 30, 2002 implied by the varying offer prices in the merger. The table also sets forth, for the selected companies, the average of the projected 2001 and 2002 market capitalization to revenue multiples, to approximate the multiples for the twelve months ending June 30, 2002. In the following table, the $7.82, $10.42, $13.03 and $15.63 offer prices represent the discounted present value of the $9.00, $12.00, $15.00 and $18.00 per share offer prices, discounted at 15% discount rates, to reflect the risk associated with closing the merger one year from the date of analysis.

                                            12 mos. Ending
                                            June 30, 2002
                                        Market Capitalization/
                            Offer Price        Revenues
                            ----------- ----------------------
         IKOS                 $20.00             2.1x
                              $18.00             2.1x
                              $15.63             1.8x
                              $15.00             1.9x
                              $13.03             1.7x
                              $12.00             1.8x
                              $10.42             1.5x
                              $ 9.00             1.5x
                              $ 7.82             1.3x
                              $ 6.00             1.2x
         Three Largest EDA
          Companies:
                              High               4.1x
                              Mean               2.6x
                              Median             2.7x
                              Low                1.6x
         Five Smaller EDA
          Companies:
                              High               6.4x
                              Mean               3.9x
                              Median             4.1x
                              Low                0.7x

 Selected Transaction Analysis

   Needham & Company also analyzed publicly available financial information for 27 selected pending and completed mergers and acquisitions involving EDA companies since January 1, 1998. In examining these transactions, referred to as the selected transactions, Needham & Company analyzed:

  . the premium of consideration offered to the acquired company's stock price one day prior to the announcement of the transaction;

  . the premium of consideration offered to the acquired company's stock price four weeks prior to the announcement of the transaction;

  . the aggregate transaction value as a multiple of sales for the last twelve months, or LTM sales;

  . the aggregate transaction value as a multiple of earnings before interest and taxes for the last twelve months, or LTM EBIT;

  . the aggregate transaction value as a multiple of earnings before interest, taxes, depreciation and amortization for the last twelve months, or LTM EBITDA;

  .  market value as a multiple of net income for the last twelve months; and

  .  market value as a multiple of historical book value.

   In the following table, the $7.82, $10.42, $13.03 and $15.63 offer prices represent the discounted present value of the $9.00, $12.00, $15.00 and $18.00 per share offer prices, discounted at 15% discount rates, to reflect the risk associated with closing the merger one year from the date of analysis.

                         Selected Transactions                              IKOS/Synopsys
                        ------------------------ -------------------------------------------------------------------
                                                 $6.00  $7.82 $9.00 $10.42 $12.00 $13.03 $15.00 $15.63 $18.00 $20.00
                                                 Offer  Offer Offer Offer  Offer  Offer  Offer  Offer  Offer  Offer
                        High   Low  Mean  Median Price  Price Price Price  Price  Price  Price  Price  Price  Price
                        ----- ----- ----- ------ ------ ----- ----- ------ ------ ------ ------ ------ ------ ------
One day stock price
 premium..............  68.7% 23.1% 47.2% 48.6%  -16.7%  8.6% 25.0% 44.7%  66.7%  81.0%  108.3% 117.1% 150.0% 177.8%
Four week stock price
 premium..............  75.5% 36.4% 61.8% 67.7%  -27.1% -5.0%  9.4% 26.6%  45.8%  58.3%   82.3%  89.9% 118.7% 143.0%
Aggregate transaction
 value to LTM sales...   2.8x  0.4x  1.8x  1.9x    0.5x  0.7x  0.9x  1.1x   1.3x   1.4x    1.7x   1.8x   2.1x   2.3x
Aggregate transaction
 value to LTM EBIT....  54.9x 15.1x 35.3x 35.8x    3.9x  5.7x  6.9x  8.3x   9.9x  10.9x   12.8x  13.5x  15.8x  17.8x
Aggregate transaction
 value to LTM EBITDA..  27.5x 10.1x 20.3x 23.3x    3.8x  5.6x  6.8x  8.2x   9.7x  10.7x   12.6x  13.3x  15.6x  17.5x
Market value to book
 value................   4.5x  1.3x  2.9x  2.8x    2.2x  2.8x  3.3x  3.8x   4.3x   4.7x    5.4x   5.7x   6.5x   7.2x
Market value to net
 income...............  43.2x 18.6x 32.0x 34.2x    7.4x  9.6x 11.0x 12.8x  14.7x  16.0x   18.4x  19.2x  22.1x  24.5x

   No company, transaction or business used in the "Selected Company Analysis" or "Selected Transaction Analysis" as a comparison is identical to IKOS, Synopsys or the merger. Accordingly, these analyses are not simply mathematical; rather, they involve complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies, selected transactions, or the business segment, company or transaction to which they are being compared.

 Other Analyses

   In rendering its opinion, Needham & Company considered various other analyses, including a history of trading prices and volumes for IKOS and Synopsys.

   The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham & Company believes that its analyses must be considered as a whole and that considering any portions of its analyses and any of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham & Company made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of IKOS and Synopsys. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of business or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The Needham & Company opinion and Needham & Company's related analyses were only one of many factors considered by IKOS' board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the view of IKOS' board of directors or management with respect to the exchange ratio or the proposed merger.

   Under the terms of the Needham & Company engagement letter, IKOS has paid or agreed to pay Needham & Company fees for rendering the Needham & Company opinion that IKOS and Needham & Company believe are customary in transactions of this nature. A substantial portion of Needham & Company's fees are contingent on consummation of the merger. IKOS has also agreed to reimburse Needham & Company for its reasonable out-of-pocket expenses and to indemnify it against specified liabilities relating to or arising out of services performed by Needham & Company as financial advisor to IKOS.

   Needham & Company is a nationally recognized investment banking firm. As part of its investment banking services, Needham & Company is frequently engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham & Company was retained by the IKOS board of directors to act as financial advisor to IKOS in connection with the merger based on Needham & Company's experience as a financial advisor in mergers and acquisitions as well as Needham & Company's familiarity with the electronic design automation industry. Needham & Company has had no other investment banking relationship with IKOS during the past two years. Needham Emerging Growth Partners, an affiliate of Needham & Company, currently owns 25,000 shares of IKOS common stock. In the normal course of business, Needham & Company may actively trade the equity securities of IKOS or Synopsys for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in those securities.

Completion and Effectiveness of the Merger

   The merger will be completed when all of the conditions of the merger are satisfied or waived, including approval of the merger agreement by the IKOS stockholders. The merger will become effective upon the filing of the certificate of merger with the Secretary of State for the State of Delaware.

   Completion of the merger is targeted for August 2002. Because the merger is subject to government approvals and other conditions to closing, we cannot predict the exact timing.

Structure of the Merger and Calculation of Purchase Price Per IKOS Share

   IKOS and Synopsys have entered into a merger agreement that provides for the merger of Oak Merger Corporation, a newly formed wholly-owned subsidiary of Synopsys, with and into IKOS. IKOS will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Synopsys.

   Upon completion of the merger, IKOS stockholders will receive Synopsys common stock in exchange for their IKOS shares. If the merger closes, as expected, after June 30, 2002, the exact dollar amount of Synopsys common stock will depend upon the financial performance of IKOS during the 12-month period ending June 30, 2002 (referred to in this proxy/statement prospectus as the "measurement period"). For each share of IKOS common stock that you own, you will be entitled to receive Synopsys common stock with a value between $6 and $20. You will not know how the exact purchase price per IKOS share or the number of shares of Synopsys common stock you will receive until August 2002. The complete text of the merger agreement, which describes the formulas by which the purchase price per IKOS share will be calculated, is included in this proxy statement/prospectus as Appendix A. For a more complete understanding of the formulas, we urge you to read Article II of the merger agreement.

   IKOS' financial performance will be measured according to the provisions of the merger agreement. As provided in the merger agreement, after the close of the measurement period, IKOS, subject to review by Synopsys and its advisors, will determine IKOS' revenue, revenue plus change in backlog, and profit (loss) before tax, or PBT, during the measurement period, in each case based on definitions included in the merger agreement.

   The purchase price per IKOS share will be calculated using all three of these measurements of IKOS' financial performance during the measurement period. Synopsys and its advisors may review these calculations, and Synopsys and IKOS, if their calculations differ, may submit them to an accounting firm for final determination. The following graph summarizes the purchase price per IKOS share at different levels of revenue, revenue plus change in backlog and PBT. As indicated in the graph, the formulas contained in the merger agreement provide for proportionate increases in the purchase price per IKOS share as revenue, revenue plus change in backlog or PBT increase from one level to the next.

                                 [GRAPH]

                          Purchase Price Per IKOS
                           Share ($ IKOS Share)

                       ________________________________________________________
           $20                                       $20
                                               $18
                       ________________________________________________________
           $15                           $15
                                   $12
                       ________________________________________________________
           $10               $9
                       $6
            $5         ________________________________________________________

(In millions)

Revenue                $50   $60   $70   $80   $90   (EQUAL OR GREATER THAN) 100

Revenue Plus Change     50    60    70    80    90   (EQUAL OR GREATER THAN) 100
     in Backlog

PBT                    (10)   (5)    0     8    14   (EQUAL OR GREATER THAN)  18

   The purchase price per IKOS share will be the lower of the purchase price per IKOS share determined by revenue plus change in backlog or the purchase price per IKOS share determined by PBT, with one exception. If the purchase price per IKOS share determined by PBT is lower than the purchase price per IKOS share determined by revenue plus change in backlog but the same or higher than the purchase price per IKOS share determined by revenue without regard to backlog, the purchase price per IKOS share will be determined by revenue plus change in backlog. The following chart illustrates the method by which PBT or revenue plus change in backlog is used to set the per share purchase price.

                 Determining the Purchase Price Per IKOS Share


                               Calculate Revenue,
                     Revenue Plus Change in Backlog and PBT
                                       |
                                       |
                                       |
                        Use formulas to determine Price
                    per Share based on Revenue, Revenue Plus
                           Change in Backlog and PBT
                                       |
                                       |
                                       |
                            Compare Price per Share
                based on Revenue Plus Change in Backlog and PBT
                                       |
                                       |
                          ---------------------------
                         |                          |
                         |                          |

           If Price per Share based       If Price per Share
          on Revenue Plus Change in     based on PBT is lower
               Backlog is lower

                         |                          |
                         |                          |

               Price Per Share             Compare Price per
             Set by Revenue Plus             Share Set by
              Change in Backlog             Revenue and PBT

            If Revenue Price                        |   If PBT Price per
            per Share is higher                     |   Share is higher
                                                    |

                         ----------------------------------
                        |                                 |
                        |                                 |

            Price Set by PBT                       Price Set by Revenue
                                                   Plus Change in Backlog


   For the purposes of the merger agreement, "revenue" is defined as IKOS' revenue during the measurement period reflected in audited financial statements prepared in accordance with generally accepted accounting principles. "Revenue plus change in backlog" is the sum of revenue for the measurement period and the change (positive or negative) in backlog during the measurement period. "Backlog" is defined as the dollar amount, as of June 30, 2001 or June 30, 2002, of all non-cancellable orders made in accordance with IKOS' order acceptance policy for IKOS products and services with scheduled shipment or performance dates within six months of either June 30, 2001 or June 30, 2002 but which have not been invoiced by IKOS, plus all deferred revenue as reflected in IKOS' audited financial statements. Change in backlog is the difference between backlog at the end of the measurement period and backlog at the beginning of the measurement period and is limited for given amounts of revenue, as shown below:

                                                                   Limit on
   Revenue during the Measurement Period                       Change in Backlog
   -------------------------------------                       -----------------
   Less than $50 million......................................    $   0
   Between $50 million and $60 million........................    $ 1 million
   Between $60 million and $70 million........................    $ 3 million
   Between $70 million and $80 million........................    $ 5 million
   Between $80 million and $90 million........................    $ 8 million
   Over $90 million...........................................    $10 million

   PBT is IKOS' profit or loss before taxes, but with certain significant items excluded, such as specified balance sheet reserves, tax or other refunds, gains from the sale or lease of IKOS' facilities or other assets, legal fees and expenses relating to ongoing litigation, and expenses related to this merger. IKOS' PBT as used to determine the purchase price per IKOS share, therefore, may differ substantially from PBT as used in IKOS' publicly available financial statements.

   The definitions of PBT and revenue plus change to backlog are complex and have important exclusions and limitations. You should review these definitions in the merger agreement for more information.

   If the Quickturn non-competition agreement is terminated, waived, or determined to be inapplicable, the merger could close before the August 2002 target date, but only if Synopsys and IKOS both consent. If the merger closes before June 30, 2002, you will receive $15 worth of Synopsys common stock for each share of IKOS stock you own regardless of IKOS' financial performance.

   Regardless of when the merger closes, the purchase price per IKOS share will be reduced if the number of outstanding IKOS shares and options at time of the closing of the merger exceeds an agreed-upon amount. However, the purchase price per IKOS share will not be less than $6.

   The number of shares of Synopsys common stock you receive in exchange for each share of IKOS common stock will be equal to the purchase price per IKOS share divided by the average last sale price per share of Synopsys common stock for the ten full trading-day period ending on the fifth full trading day prior to the closing date of the transaction. This number is referred to as the "exchange ratio." The total number of shares of Synopsys common stock you will receive in the merger will equal the total number of IKOS shares you own multiplied by the exchange ratio. The exchange ratio will be proportionately adjusted for any stock split, stock dividend, reorganization or similar change in IKOS common stock or Synopsys common stock.

   Given the fact that the pricing structure is based on IKOS future financial performance, the actual number of shares of Synopsys common stock that you will receive in the merger cannot be predicted and will not be determined until the completion of the merger, which is expected to occur in August 2002.

   No fractional shares of Synopsys common stock will be issued in connection with the merger. Instead of a fraction of a share of Synopsys common stock, you will receive cash equal to the product of that fraction multiplied by the average closing price for a share of Synopsys common stock as quoted on the Nasdaq National Market for the last ten full trading days ending on the fifth full trading day prior to the completion of the merger.

Exchange of IKOS Stock Certificates for Synopsys Stock Certificates

   Once the merger is completed, Synopsys' transfer agent, Computershare Investor Services, LLC, who will act as exchange agent, will mail to you a letter of transmittal and instructions for use in surrendering your IKOS stock certificates in exchange for Synopsys stock certificates. When you deliver your IKOS stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your IKOS stock certificates will be canceled and you will receive Synopsys stock certificates (except in the case of IKOS stock held subject to vesting or repurchase rights which will be held in book form) representing the number of full shares of Synopsys common stock to which you are entitled under the merger agreement (and cash in lieu of fractional shares).

               YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES FOR
         EXCHANGE UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL AND
                        INSTRUCTIONS REFERRED TO ABOVE.

   You are not entitled to receive any dividends or other distributions on Synopsys common stock with a record date after the merger is completed until you have surrendered your IKOS stock certificates in exchange for Synopsys stock certificates.

   If there is any dividend or other distribution on Synopsys common stock with a record date after the merger and a payment date prior to the date you surrender your IKOS stock certificates in exchange for Synopsys stock certificates, you will receive it with respect to the whole shares of Synopsys common stock issued to you promptly after your IKOS stock certificates are surrendered, without interest. If there is any dividend or other distribution on Synopsys common stock with a record date after the merger and a payment date after the date you surrender your IKOS stock certificates in exchange for Synopsys stock certificates, you will receive it with respect to the whole shares of Synopsys common stock issued to you promptly after the payment date related to such dividend or other distribution.

   Synopsys will only issue a Synopsys stock certificate, or a check in lieu of a fractional share, in a name other than the name in which a surrendered IKOS stock certificate is registered, if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

Treatment of IKOS Stock Options and Stock Incentive Plans

   Upon completion of the merger, each outstanding option to purchase shares of IKOS common stock issued under IKOS' 1995 Stock Option Plan, 1995 Outside Directors Stock Option Plan, 2000 Nonstatutory Stock Option Plan and Virtual Machine Works 1994 Incentive Stock Option Plan and all non-plan options listed in the merger agreement will be assumed by Synopsys regardless of whether the options are vested or unvested. Each IKOS stock option, which will be assumed by Synopsys, will continue to have the same terms, and be subject to the same conditions, that were applicable to the option immediately prior to completion of the merger, except that:

  . each IKOS stock option will be exercisable for shares of Synopsys common stock;

  . the number of shares of Synopsys common stock issuable upon exercise of any given IKOS option will be determined by multiplying the exchange ratio by the number of shares of IKOS common stock underlying the option, rounded down to the nearest whole number; and

  . the per share exercise price of any given option will be determined by dividing the exercise price of the option immediately prior to completion of the merger by the exchange ratio, rounded up to the nearest whole cent.

   As of June 30, 2001, directors and executive officers of IKOS held stock options, both vested and unvested, to purchase an aggregate of 1,245,825 shares of IKOS common stock under the 1995 Stock Option Plan, 1995 Outside Directors Stock Option Plan, 2000 Nonstatutory Stock Option Plan and Virtual Machine Works 1994 Incentive Stock Option Plan. All of the unvested option shares held by IKOS non-employee directors and granted under the 1995 Outside Directors Stock Option Plan will accelerate and become fully vested and exercisable immediately prior to the merger, pursuant to their existing stock option agreements, without any action by IKOS or Synopsys. Under this plan, an additional 6,000 options shall be granted to each non-employee director on the date of the next IKOS annual meeting of stockholders if such non-employee director continues in IKOS' service. These options will also accelerate in the merger.

   In addition, pursuant to existing severance agreements, in the event Gerald Casilli, Christoph Ditzen, Nader Fathi, Thomas Gardner, Daniel Hafeman, Robert Hum, Ramon Nunez, or Joseph Rockom is terminated without cause or resigns for good reason within one year of the merger, then all of the terminated individual's unvested option shares will become fully vested and exercisable on such termination date.

   See the sections entitled "The Merger and Related Transactions--Interests of IKOS Directors, Officers and Affiliates in the Merger," "The Merger and Related Transactions--Security Ownership of Certain Beneficial Owners and Management of IKOS" and "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Employment and Severance Arrangements."

   Synopsys has agreed to file a registration statement on Form S-8 following the closing of the merger covering shares of Synopsys common stock issuable upon the exercise of outstanding IKOS options granted to employees, officers and directors of IKOS.

Treatment of Outstanding Purchase Rights under the IKOS 1996 Employee Stock Purchase Plan

   Each outstanding purchase right under the IKOS 1996 Employee Stock Purchase Plan will be exercised immediately prior to the effective time of the merger, and each participant in the IKOS 1996 Employee Stock Purchase Plan will be issued shares of IKOS common stock at that time which will be converted into shares of Synopsys common stock in the merger. The IKOS 1996 Employee Stock Purchase Plan will terminate immediately following the exercise described above and no purchase rights will be subsequently granted or exercised under the IKOS 1996 Employee Stock Purchase Plan and no IKOS 1996 Employee Stock Purchase Plan payroll deductions from IKOS employees will be made thereafter. IKOS employees who meet the eligibility requirements for participation in the Synopsys Employee Stock Purchase Plan will be eligible to begin payroll deductions under the Synopsys Employee Stock Purchase Plan as of the start date of the first offering period thereunder beginning after the effective time of the merger.

Other Provisions of the Merger Agreement

 Representations and Warranties

   IKOS and Synopsys each made a number of representations and warranties in the merger agreement regarding authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement and with regard to aspects of their respective business, financial condition, structure and other facts pertinent to the merger.

   The representations made by IKOS to Synopsys cover the following topics as they relate to IKOS and its subsidiaries:

  . IKOS' valid organization, good standing and qualification, power and authority to conduct business;

  .  IKOS' capitalization;

  .  authorization of the merger and the transaction agreements by IKOS;

  . the absence of legal or contractual conflicts resulting from the merger agreement;

  . governmental and regulatory consents, approvals, orders, authorizations, registrations, declarations and filings required to enter into the merger agreement or consummate the merger;

  .  IKOS' filings and reports with the SEC;

  .  IKOS' financial statements;

  .  changes in IKOS' business since March 31, 2001;

  .  absence of undisclosed liabilities;

  .  pending or threatened litigation involving IKOS;

  .  the absence of restrictions on IKOS' business activities;

  . the possession of and compliance with governmental permits, licenses and other authorizations;

  .  title to the properties owned or leased;

  . intellectual property used, owned and licensed by IKOS and infringement of intellectual property rights;

  .  compliance with environmental laws;

  .  matters relating to taxes;

  .  matters relating to employee benefit plans;

  .  transactions with interested parties;

  . matters relating to employees and the effect of the merger on obligations to employees, directors and officers;

  .  insurance coverage;

  .  compliance with applicable laws;

  . information supplied by IKOS in this proxy statement/prospectus and the related registration statement of Synopsys;

  .  the vote required of the IKOS stockholders to approve the merger;

  . the execution of voting agreements to vote for adoption of the merger agreement;

  .  the IKOS board of directors' approval of the merger;

  . the inapplicability of state anti-takeover control share statutes to the merger;

  .  brokers' and finders' fees incurred in connection with the merger;

  .  certain IKOS customers, supplier and order backlog matters; and

  .  the absence of legal or contractual violations or defaults by IKOS.

   The representations made by Synopsys to IKOS cover the following topics as they relate to Synopsys:

  . valid organization, good standing, qualification, power and authority to conduct the business of Synopsys and Oak Merger Corporation;

  .  capitalization of Synopsys and Oak Merger Corporation;

  .  authorization of the merger by Synopsys and Oak Merger Corporation;

  . the absence of legal or contractual conflicts resulting from the merger agreement;

  . governmental and regulatory consents, approvals, orders, authorizations, registrations, declarations and filings required to enter into the merger agreement or consummate the merger;

  .  Synopsys' filings and reports with the SEC;

  .  Synopsys' financial statements;

  .  the absence of undisclosed liabilities;

  .  pending or threatened litigation involving Synopsys;

  . information supplied by Synopsys and Oak Merger Corporation in this proxy statement/prospectus and the related registration statement of Synopsys;

  . approval of the merger by the Synopsys and Oak Merger Corporation board of directors;

  .  brokers' and finders' fees incurred in connection with the merger;

  .  tax matters; and

  . ownership of IKOS common stock by Synopsys, Oak Merger Corporation and their respective subsidiaries.

   This is only a summary. For the full text and details of the representations and warranties made by IKOS to Synopsys and by Synopsys to IKOS, see Articles III and IV of the merger agreement entitled
"Representations and Warranties of Company" and "Representations and Warranties of Parent and Merger Sub."

   Synopsys' representations and warranties in the merger agreement are solely for the benefit of IKOS and are not for the benefit, and create no legal rights in favor, of IKOS stockholders or any other person. Likewise, IKOS' representations and warranties in the merger agreement are solely for the benefit of Synopsys and Oak Merger Corporation and are not for the benefit, and create no legal rights in favor, of any other person.

In addition, the parties' representations and warranties speak only as of the date of the merger agreement or the other dates specified in particular representations and warranties, and except as set forth in the covenants, agreements and closing conditions in the merger agreement, neither party is under an obligation to update or repeat its representations and warranties. Accordingly, stockholders and investors should not rely on the parties' representations and warranties in the merger agreement.

 IKOS' Conduct of Business Before Completion of the Merger

   IKOS agreed that until the completion of the merger, the termination of the merger agreement, or unless Synopsys consents in writing, IKOS and its subsidiaries will pay their respective debts and taxes when due, pay or perform other material obligations when due and will operate their respective businesses in the ordinary course and consistent with their past practices, and otherwise use their commercially reasonable efforts consistent with past practices to preserve their businesses.

   IKOS also agreed to promptly notify Synopsys of any material event which could reasonably be expected to have a material adverse effect on IKOS or the occurrence of events outside the usual course of business. IKOS also agreed to customary restrictions for a transaction of this type, including entering into new material contracts, making significant payments, transferring intellectual property, disposing of significant assets, incurring substantial debt or capital expenditures, changing its accounting policies and amending its employee benefit plans, among other things.

   This is only a summary. For the full text and details of the restrictions on IKOS' conduct before completion of the merger, see article V of the merger agreement entitled "Conduct Prior to the Effective Time" in Appendix A to the proxy statement/prospectus.

   IKOS' obligations, and the restrictions on IKOS' conduct, between the signing of the merger agreement and the closing of the merger are for the sole benefit of Synopsys, and may be waived by Synopsys without public disclosure, and are not for the benefit, and create no legal rights in favor, of any other person. Stockholders and investors should not rely on IKOS' covenants and agreements in the merger agreement and should not assume or infer from those covenants and agreements that IKOS has in fact taken any of the actions required by those covenants and agreements or refrained from taking any of the actions prohibited by those covenants and agreements.

 Conditions to the Merger

   Synopsys' and IKOS' respective obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

  . the merger agreement and the merger must be approved by the holders of a majority of the outstanding shares of IKOS common stock;

  . Synopsys' registration statement registering the Synopsys shares to be issued in the merger must have been declared effective by the SEC and must remain effective and the SEC must not have taken steps challenging such effectiveness;

  . no order or injunction shall have been threatened, pending or issued which has or would have the effect of prohibiting completion of the merger;

  . no statute, rule, regulation, or order shall have been enacted, entered, enforced or deemed applicable to the merger which has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

  . all applicable waiting periods under the HSR Act must have expired or been terminated;

  . Synopsys and IKOS each must have received the opinion of their respective tax counsel to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the

     Internal Revenue Code; however, if counsel to IKOS does not render this opinion, this condition will be satisfied if counsel for Synopsys renders such an opinion to Synopsys;

  . Synopsys and IKOS must have received from their respective counsel such tax opinions as may be required by the SEC in connection with the filing of the registration statement registering the shares to be issued in the merger; and

  . the issuance of Synopsys common stock in connection with merger must not require the approval of Synopsys' stockholders under any applicable Nasdaq rules.

   IKOS' obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction, or waiver by IKOS, of each of the following additional conditions before completion of the merger:

  . Synopsys' representations and warranties must be true and correct in all material respects (except for representations and warranties that are qualified by a reference to materiality, which must be true and correct in all respects) as of the closing of the merger, except for failures to be true and correct which (without regard to material adverse effect qualifications) could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on Synopsys;

  . Synopsys and Oak Merger Corporation must have complied in all material respects with all covenants, agreements and obligations of the merger agreement required to be performed and complied with by them prior to the effective time of the merger; and

  . the shares of Synopsys common stock issuable in the merger and upon exercise of the options under the IKOS stock options assumed by Synopsys must have been approved for listing on the Nasdaq National Market, or must be exempt from such requirement.

   Synopsys' and Oak Merger Corporation's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction, or waiver by Synopsys, of each of the following additional conditions before completion of the merger:

  . IKOS' representations and warranties must be true and correct in all material respects (except for representations and warranties that are qualified by a reference to materiality, which must be true and correct in all respects) as of the closing of the merger, except in the case of the representations and warranties relating to organization, standing and power, capital structure, authority, conflicts, SEC documents, financial statements, absence of certain changes, absence of undisclosed liabilities, litigation, restrictions on business activities, governmental authorization, title to property, intellectual property, environmental matters, taxes, employee benefit plans, interested party transactions, certain agreements affected by the merger, employee matters, insurance, compliance with laws, the registration statement, proxy statement and prospectus, customers and suppliers, backlog, and no default, where the failure to be true and correct (without regard to any materiality or material adverse effect qualifications) could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on IKOS, as confirmed in a certificate executed on behalf of IKOS;

  . IKOS must have complied in all material respects with all covenants, agreements and obligations of the merger agreement required to be performed and complied with by it prior to the effective time of the merger, as confirmed in a certificate executed on behalf of IKOS;

  . For the twelve month measurement period ending June 30, 2002, IKOS' revenue must be greater than or equal to fifty million dollars ($50,000,000), and IKOS must have a loss before tax of no more than ten million dollars ($10,000,000), each as determined pursuant to the formulas and procedures contained in the merger agreement;

  . IKOS must have obtained all necessary third-party consents under material contracts;

  . no injunctions, or restraining orders, or other orders shall have been imposed, or shall be threatened or pending, which would limit or restrict Synopsys' conduct or operation of IKOS' business following the merger;

  . the Quickturn non-competition agreement must have expired or been terminated or waived, or other action must have been taken which has the effect of rendering such provision inapplicable to the merger or unenforceable;

  . IKOS must have satisfied the following conditions relating to employee retention:

    . certain employees of IKOS must have executed amendments to their existing severance agreements;

    . the Chief Operating Officer of IKOS, or a replacement employee with equivalent skills in the reasonable judgement of Synopsys, must be employed by IKOS as of the closing date; and

    . certain specified percentages of four categories of IKOS employees must be employed by IKOS as of the closing date, constituting a substantial majority of IKOS' total headcount as of July 2, 2001.

  . IKOS must have entered into an OEM license agreement that meets certain requirements contained in the merger agreement.

   As used in the merger agreement a "material adverse effect" as it relates to IKOS means any event, matter, change, condition, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities, operations or results of operations of IKOS (or, after the effective time of the merger, the surviving corporation) and its subsidiaries, taking IKOS (or, after the effective time of the merger, the surviving corporation) together with its subsidiaries as a whole. However, none of the following, in and of themselves, either alone or in combination, shall constitute a material adverse effect as it relates to IKOS:

  .  a decrease in the trading price of IKOS common stock;

  . any event, matter, change, condition, circumstance or effect which IKOS successfully bears the burden of proving results from changes affecting any of the industries or economies in which IKOS operates as a whole (which changes do not materially and disproportionately affect IKOS);

  . any adverse event, matter, change, condition, circumstance or effect which IKOS successfully bears the burden of proving is directly and primarily caused by the announcement or pendency of the merger;

  . any adverse event, matter, change, condition, circumstance or effect which IKOS successfully bears the burden of proving is directly and primarily caused by the taking of any action expressly required by the merger agreement;

  . any adverse event, matter, change, condition, circumstance or effect which IKOS successfully bears the burden of proving is directly and primarily caused by any matter for which Synopsys has agreed to indemnify IKOS pursuant to the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Indemnification Matters--Indemnification of IKOS for Certain Matters"; or

  . a failure in and of itself of results of operations of IKOS and its subsidiaries (on a consolidated basis) to meet internal projections or forecasts or published revenue or earnings predictions for any fiscal quarterly or annual period of IKOS after July 2, 2001 and prior to the closing date of the merger, but not either the underlying causes of such failure or the consequences of such failure.

   As used in the merger agreement a "material adverse effect" as it relates to Synopsys means any event, matter, change, condition, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities, operations or results of operations of Synopsys and its subsidiaries, taking Synopsys together with its subsidiaries as a whole. However, that none of the following, in and of themselves, either alone or in combination, shall constitute a material adverse effect as it relates to Synopsys:

  .  a decrease in the trading price of Synopsys common stock;

  . any event, matter, change, condition, circumstance or effect which Synopsys successfully bears the burden of proving results from changes affecting any of the industries or economies in which Synopsys operates as a whole (which changes do not materially and disproportionately affect Synopsys);

  . any adverse event, matter, change, condition, circumstance or effect which Synopsys successfully bears the burden of proving is directly and primarily caused by the announcement or pendency of the merger;

  . any adverse event, matter, change, condition, circumstance or effect which Synopsys successfully bears the burden of proving is directly and primarily caused by the taking of any action expressly required by the merger agreement;

  . any adverse event, matter, change, condition, circumstance or effect which Synopsys successfully bears the burden of proving is directly and primarily caused by any matter for which Synopsys has agreed to indemnify IKOS pursuant to the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Indemnification Matters--Indemnification of IKOS for Certain Matters"; or

  . a failure in and of itself of results of operations of Synopsys and its subsidiaries (on a consolidated basis) to meet internal projections or forecasts or published revenue or earnings predictions for any fiscal quarterly or annual period of Synopsys after July 2, 2001 and prior to the closing date, but not either the underlying causes of such failure or the consequences of such failure.

 Termination of the Merger Agreement

   At any time prior to the completion of the merger, the merger agreement may be terminated and the merger abandoned:

  .  by mutual consent of the boards of directors of Synopsys and IKOS;

  .  by either Synopsys or IKOS, by written notice to the other party, if:

    . the closing has not occurred on or before September 14, 2002, or, at the request of either party and subject to certain limitations set forth in the merger agreement, October 14, 2002 if:

      . any of the determinations relating to the calculation of the contingent merger consideration having not been completed;

      . the failure to complete the determinations relating to the calculation of the contingent merger consideration or the failure of the merger to occur on or before September 14, 2002 was not principally caused by action or failure to act constituting a breach, in any material respect, of the merger agreement by the party seeking such extension; and

      . all other conditions to obligation to the parties' obligations to complete the merger have been satisfied or waived.

    . any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger shall have become final and nonappealable, provided that the terminating party used commercially reasonable efforts to have such injunction or other order lifted; or

    . any required vote of the stockholders of IKOS shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof (provided that IKOS shall not have the right to terminate the merger agreement where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of IKOS and such action or failure constitutes a breach of the merger agreement).

  .  by Synopsys, by written notice to IKOS, if:

    . any of IKOS' representations and warranties in the merger agreement would be inaccurate if made as of the time of such notice, or IKOS shall have breached any of its covenants, agreements or obligations in the merger agreement; and:

      . the condition relating to the accuracy of IKOS' representations and warranties and the performance or compliance by IKOS with its covenants, agreements or obligations contained in the merger agreement would not be satisfied if such inaccuracy or breach were to remain uncured; and

      . such inaccuracy or breach, if curable, is not cured within 30 business days after receipt by IKOS of written notice of such inaccuracy or breach.

    . a trigger event shall have occurred or a takeover proposal shall have been made (each as further explained below) and, in either case, shall not have been absolutely and unconditionally abandoned or withdrawn, and the board of directors of IKOS, if so requested by Synopsys, does not within 10 business days of such request:

      . reconfirm its unanimous recommendation of the approval of the merger agreement and the transactions contemplated thereby; and

      . reject such takeover proposal or trigger event (in the case of a takeover proposal or trigger event involving a tender or exchange offer);

    . the IKOS board of directors shall have failed to unanimously recommend that IKOS stockholders vote to approve the merger and adopt the merger agreement, or shall have withdrawn or modified that recommendation in a manner adverse to Synopsys or shall have resolved to do any of the foregoing;

    . the IKOS board of directors shall have recommended, endorsed, approved, accepted or agreed to a takeover proposal, or shall have entered into any letter of intent or similar document or agreement relating to another takeover proposal, or shall have resolved to do any of the foregoing; or

    . IKOS or any IKOS representative shall have breached IKOS' no-shop obligations relating to other potential takeover proposals.

  .  by IKOS, by written notice to Synopsys, if:

    . any of Synopsys' representations and warranties in the merger agreement would be inaccurate if made as of the time of such notice, or Synopsys shall have breached any of its covenants, agreements or obligations in the merger agreement;

    . the condition relating to the accuracy of Synopsys' and Oak Merger Corporation's respective representations and warranties and the performance or compliance by Synopsys and Oak Merger Corporation with their respective covenants contained in the merger agreement would not be satisfied if such inaccuracy or breach were to remain uncured; and

    . such inaccuracy or breach, if curable, is not cured within 30 business days after receipt by Synopsys of written notice of such inaccuracy or breach.

  . by IKOS, by written notice to Synopsys, if IKOS has received a takeover proposal constituting a "superior proposal," and:

    . the board of directors of IKOS has determined that it desires to approve entering into a written agreement providing for such superior proposal and has so notified Synopsys;

    . 5 business days have elapsed after Synopsys' receipt of such written notification, and during such 5 business day period IKOS has reasonably cooperated with Synopsys with the intent of enabling Synopsys to make an offer that is at least as favorable to the stockholders of IKOS as such superior proposal;

    . prior to 6:00 p.m. California time on the fifth business day of such 5 business day period Synopsys has not made an offer that is at least as favorable to IKOS' stockholders as such superior proposal (or waived the condition to closing relating IKOS' financial performance);

    . at the end of such 5 business day period the board of directors of IKOS reasonably believes that such takeover proposal continues to be a superior proposal; and

    . IKOS, prior to such termination, pays to Synopsys in immediately available funds the termination fee required to be paid pursuant to the merger agreement.

   If the merger agreement is terminated, it will be of no further effect and none of the parties to the merger agreement will have any liability or obligations in respect of the merger agreement, except for liabilities relating to:

  .  breaches of confidentiality obligations;

  . obligations to pay expenses and termination fees under the merger agreement; and

  . willful or intentional breaches of representations or warranties and breaches of covenants or agreements set forth in the merger agreement.

   For purposes of the merger agreement, a "trigger event" occurs if any person, other than a stockholder party to an enforceable voting agreement, acquires beneficial ownership of securities representing 15% or more of the outstanding shares of any class of capital stock or voting power of IKOS, or commences a tender or exchange offer, open market purchase program or other publicly announced initiative following the successful consummation of which such person or group would beneficially own securities representing 15% or more of the outstanding shares of any class of capital stock or voting power of IKOS.

   For purposes of the merger agreement, a "takeover proposal" means any agreement, offer or proposal, whether written or oral, for:

  . a merger, reorganization, share exchange, consolidation, or other business combination involving IKOS or any of its subsidiaries which would result in the holders of IKOS' common stock immediately prior to the consummation of such transaction holding less than 85% of the outstanding shares of any class of capital stock or voting power of the surviving, resulting or acquiring entity immediately following the consummation of such transaction;

  . a tender offer for securities of IKOS, which, if successful, would result in the tender offeror, either alone or as part of a group, holding beneficial ownership of 15% or more of the outstanding shares of any class of capital stock or voting power of IKOS immediately following the consummation of such tender offer; or

  . the acquisition of 15% or more of the outstanding shares of any class of capital stock or voting power of IKOS;

  . the acquisition of 15% or more of the assets of IKOS and its subsidiaries (either on the basis of book value or fair market value, calculated in each case on a consolidated basis), other than, in each case, the transactions contemplated by the merger agreement.

   For purposes of payment of termination fees (described below), references to 15% above are increased to 40% and all references to 85% are reduced to 60%.

   For purposes of the merger agreement a "superior proposal" means a takeover proposal that the IKOS board determines in good faith meets the following criteria after consulting with its outside financial advisor and after considering all terms and conditions, including the likelihood and timing of consummation. Whether a proposal is a "superior proposal" may vary depending on when the IKOS board reviews the proposal:

  . if the IKOS board makes its determination before IKOS stockholders have adopted the merger agreement, the board must determine that the proposal would result in a transaction more favorable to IKOS' stockholders from a financial point of view than the merger;

  . if the IKOS board makes its determination following adoption of the merger agreement by IKOS stockholders and after March 31, 2002 and the IKOS board determines in good faith that the conditions to completion of the merger relating to IKOS' financial performance will not be satisfied, the board must determine that the proposal would result in a transaction with a value of $6 or less per share of IKOS common stock; or

  . if the IKOS board makes its determination following adoption of the merger agreement by IKOS stockholders and the other determination specified in the immediately preceding bullet point has not been made, the board must determine that the proposal would result in a transaction with a value greater than $24.70 per share of IKOS common stock.

   Neither Synopsys nor IKOS has the right to terminate the merger agreement solely as a result of fluctuations in the market price of Synopsys or IKOS common stock. The one exception to this occurs if a decrease in Synopsys' common stock price delays the completion of the merger until after September 14, 2002, after which either party can generally terminate the merger agreement. Under the Nasdaq rules, Synopsys would be required to obtain stockholder approval prior to the closing if there is a substantial decrease in Synopsys' stock price and strong financial performance by IKOS over the 12 month measurement period such that the shares of Synopsys common stock required to be issued in the merger will exceed 20% of Synopsys' outstanding shares. A significant decrease in Synopsys' common stock price could delay completion of the merger because the merger agreement does not require either party to complete the merger if the Synopsys stock price falls to the level at which the Nasdaq rules require Synopsys to seek approval of its stockholders for the issuance of Synopsys common stock in the merger.

 Payment of Termination Fees and Expenses

   Whether or not the merger is consummated, the merger agreement provides that each party will bear its own costs and expenses incurred in connection with the merger agreement and the merger, except that the following expenses shall be shared equally by Synopsys and IKOS:

  . expenses incurred in connection with printing this proxy statement/prospectus;

  . registration and filing fees incurred in connection with this proxy statement/prospectus;

  .  the listing of Synopsys shares to be issued in the merger;

  . fees, costs and expenses, associated with compliance with applicable state blue sky securities laws in connection with the merger; and

  . fees, costs and expenses incurred in connection with the HSR Act filings.

   In addition to any expenses otherwise payable, IKOS is required by the merger agreement to pay Synopsys a termination fee of up to $5.5 million:

  . If Synopsys terminates the merger agreement under any of the following circumstances, in which case the termination fee is due and payable 2 business days after termination:

    . a trigger event has occurred or takeover proposal has been made and, in either case, has not been absolutely and unconditionally abandoned or withdrawn, and the board of directors of IKOS, if requested by Synopsys, does not within 10 business days of that occurrence: (A) reconfirm its unanimous recommendation of the approval of the merger agreement, the merger and the transactions contemplated thereby, and (B) reject the takeover proposal or trigger event (in the case of a takeover proposal or trigger event involving a tender or exchange offer);

    . the IKOS board of directors has failed to unanimously recommend that IKOS' stockholders vote to approve the merger and adopt the merger agreement, or shall have withdrawn or modified its recommendation in a manner adverse to Synopsys, or shall have resolved to do any of the foregoing;

    . the IKOS board of directors has recommended, endorsed, accepted, approved, or otherwise agreed to a takeover proposal, or shall have resolved to do any of the foregoing; or

    . there has been a breach of IKOS' no-shop obligations or restrictions.

  . If IKOS terminates the merger agreement under the following circumstances, in which case the termination fee is due prior to termination of the merger agreement:

    . IKOS has received a takeover proposal constituting a superior proposal;

    . the board of directors of IKOS has determined that it desires to approve entering into a written agreement providing for such superior proposal and has so notified Synopsys in writing;

    . 5 business days have elapsed after Synopsys' receipt of such written notification, and during such 5 business day period IKOS has reasonably cooperated with Synopsys with the intent of enabling Synopsys to make an offer that is at least as favorable to the stockholders of IKOS as such superior proposal;

    . before 6:00 p.m. California time on the fifth business day of such 5 business day period Synopsys has not made an offer that is at least as favorable to IKOS' stockholders as such superior proposal (or waived the condition to closing relating to IKOS' financial performance); and

    . at the end of such 5 business day period the board of directors of IKOS reasonably believes that such takeover proposal continues to be a superior proposal.

   The termination fee is $2.6 million if IKOS terminates the merger agreement to pursue a superior proposal under the following circumstances, in which case the termination fee is due prior to termination of the merger agreement:

  . the IKOS board determines in good faith that the conditions to completion of the merger relating to IKOS' financial performance will not be satisfied, and that there is a superior proposal; and

  . the determination is made following adoption of the merger agreement by IKOS' stockholders and after March 31, 2002.

   The termination fee is either $5 million or $5.5 million if either Synopsys or IKOS terminates the merger agreement under any of the following circumstances:

  . the required vote of IKOS stockholders is not obtained at the IKOS stockholders meeting; or

  . the closing does not occur on or before September 14, 2002 (or October 14, 2002, if the drop-dead date has been extended by either party); and

    . before termination there was a trigger event or a takeover proposal with respect to IKOS,

    . the takeover proposal or trigger event involved an acquisition of at least 40% of a class of IKOS' stock or voting power or 40% or IKOS' assets,

    . at the time of termination the takeover proposal or trigger event was not absolutely and unconditionally withdrawn or abandoned by the competing bidder, and

    . within 12-months after termination a takeover proposal or trigger event involving IKOS is consummated or a letter of intent or preliminary or definitive agreement with respect to a takeover proposal or trigger event is signed by IKOS.

   The termination fee is $5.5 million if the takeover proposal or trigger event is consummated or the letter of intent, preliminary agreement or definitive agreement is signed with the same party that was responsible for the takeover proposal or trigger event that gave rise to termination; otherwise, the termination fee is $5 million. Such termination fee is due upon the earlier of consummation of the trigger event or takeover proposal or execution of a definitive agreement or letter of intent with a third party.

   The payment of any termination fees will not limit any additional remedies available to Synopsys.

 "No-shop" Provision

   Until the merger is completed or the merger agreement is terminated, IKOS has agreed not to directly or indirectly take any of the following actions:

  . solicit, initiate, intentionally encourage or facilitate any takeover proposal;

  . engage in discussions or negotiations with, or disclose any nonpublic information relating to IKOS or any of its subsidiaries to, or afford access to the properties, books or records of, IKOS or any of its subsidiaries to, any person that has advised IKOS that such person may be considering making a takeover proposal, or that the board of directors or officers of IKOS has reason to believe is seeking to make, or that has made, a takeover proposal; and

  . endorse, approve or recommend any takeover proposal or enter into any agreement (including any letter of intent, preliminary agreement or similar arrangement) providing for any takeover proposal.

   In addition, IKOS has agreed to notify its employees of such restrictions and, to direct them to refrain from taking any such actions and that any violation of such directions will be considered grounds for termination. However, these restrictions do not prevent the board of directors of IKOS from taking and disclosing to the IKOS stockholders a position with respect to a tender offer or otherwise complying with their obligations pursuant to Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934.

   The no-shop clause also contains a "fiduciary out." The "fiduciary out" allows IKOS to engage in discussions and negotiations, disclose non-public information, afford access to IKOS' properties, books and records, modify or withdraw its recommendation of the merger, and approve an agreement for a superior proposal if:

  . a bona fide unsolicited written takeover proposal by a competing bidder is received by the IKOS board;

  . the IKOS board determines that the takeover proposal constitutes a superior proposal;

  . the IKOS board determines in good faith, after consultation with outside legal counsel, that it is necessary in order for IKOS directors to comply with their fiduciary duties to IKOS stockholders under applicable law;

  . IKOS has notified Synopsys of such determination by the IKOS board and has provided Synopsys with true and complete copies of the takeover proposal received from the competing bidder and the financial assumptions and projections reviewed and relied upon by the IKOS board (including assumptions and projections regarding the anticipated amount of contingent consideration) in determining that a takeover proposal constitutes a superior proposal, and in determining that the conditions to completion of the merger relating to IKOS' financial performance will not be satisfied;

  . IKOS first provides Synopsys with all documents containing or referring to non-public information of IKOS that are supplied to the competing bidder;

  . IKOS enters into a nondisclosure agreement with the competing bidder containing terms at least as restrictive on the competing bidder as the terms of IKOS' confidentiality agreement with Synopsys are on Synopsys; and

  . before modifying or withdrawing its recommendation, recommending a superior proposal or approving an agreement for a superior proposal, IKOS provides Synopsys at least 3 business days prior notice.

   The fiduciary out only allows IKOS to approve entering into a superior proposal agreement and does not allow IKOS to enter into a superior proposal agreement before termination of the merger agreement.

   In addition, IKOS is obligated to immediately notify Synopsys after receipt of any takeover proposal, any inquiry looking toward a takeover proposal, or any request for non-public information relating to IKOS or any of its subsidiaries or for access to the properties, books or records of IKOS or any of its subsidiaries by any person that has made (or that IKOS has reason to believe is considering making), a takeover proposal. IKOS is also required to keep Synopsys fully informed of the status and details of any such proposal, inquiry, or request and shall provide Synopsys with a true and complete copy of such proposal, inquiry, or request and any amendment thereto, if it is in writing, or a written summary of the material terms thereof, if it is not in writing.

   IKOS also agreed that it would end any takeover proposals with anyone other than Synopsys existing as of the date of the merger agreement.

 Extension, Waiver and Amendment of the Merger Agreement

   Subject to Section 251(d) of the Delaware General Corporation Law, the board of directors of either party may amend the merger agreement at any time by execution of a written amendment signed on behalf of each of the parties to the merger agreement. In addition, at any time prior to the completion of the merger, either party may, to the extent legally allowed:

  . extend the other's time for the performance of any of the obligations or other acts under the merger agreement;

  .  waive any inaccuracies in the other's representations and warranties; or

  . waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

 Further Assurances

   Both IKOS and Synopsys are required to use their respective commercially reasonable efforts to fulfill the conditions to closing of the merger, to effectuate the transactions contemplated by the merger agreement and to provide such documents and do such things as may be reasonably required by the other party for such purposes and to consummate the merger.

 Employment and Severance Arrangements

   It is a condition to the merger that all executive officers of IKOS (with the exception of the Chief Operating Officer, who has entered into a separate employment agreement with Synopsys) enter into amendments to their existing severance agreements, to be effective upon the closing of the merger. These amendments place a non-compete prohibition on such persons which lasts until the earlier of one year after the termination of employment and the second anniversary of the closing of the merger. If these employees are terminated without cause or they resign for good reason within the first two years after the closing of the merger, they will be entitled to continuation of their base salary (including the target bonus for which they would have been eligible had they remained employed through the year of termination), vacation pay, and insurance and health benefits until the earlier of one year after the termination of employment and the second anniversary of the closing of the merger. In addition they will receive accelerated vesting of all of their former IKOS options. The amendment to the Chief Executive Officer's severance agreement provides that his non-competition period may be extended by Synopsys for an additional twelve months if Synopsys continues the salary and benefits referred to above during the 12-month period.

   It is also expected that certain other IKOS employees will enter into new employment agreements with Synopsys, to be effective upon the closing of the merger. These agreements set forth the employees' annual salary, option grants and bonus compensation. The agreements place a non-compete prohibition on the employees which lasts until the earlier of one year after their termination of employment and the second anniversary of the closing of the merger. Pursuant to the agreements, either Synopsys or the employee can terminate the employment relationship for any reason at any time. However, if the employees are terminated without cause or they resign for good reason within the first two years after the closing of the merger they will be entitled to continuation of their base salary (including the target bonus for which they would have been eligible had they remained employed through the year of termination), vacation pay, and insurance and health benefits until the earlier of one year after the termination of employment and the second anniversary of the closing of the merger.

   The Chief Operating Officer of IKOS has executed an employment agreement with Synopsys, effective upon the closing of the merger. This agreement sets forth the executive's annual salary, option grants and bonus compensation and places a non-compete prohibition on the executive which lasts until the later of one year after termination of employment and the second anniversary of the closing of the merger. Pursuant to the agreement, either Synopsys or the employee can terminate the employment relationship for any reason at any time. However, if the executive is terminated without cause or resigns for good reason, he will be entitled to continuation of their base salary (including the target bonus for which they would have been eligible had they remained employed through the year of termination), vacation pay, and insurance and health benefits until the later of one year after the termination of employment and the second anniversary of the closing of the merger. In addition, if the executive is terminated without cause or voluntarily terminates for good reason, his former IKOS stock options accelerate and become vested in full.

 Benefit Plans and Programs

   IKOS is required to take all action necessary to terminate, or cause to terminate, before the effective time of the merger, any IKOS benefit plan that is a 401(k) plan or other defined contribution retirement plan or employee stock purchase plan. On or as soon as practicable following the effective time of the merger, continuing employees of IKOS and its subsidiaries shall be eligible to participate in those benefit plans and programs maintained for similarly situated employees of Synopsys on the same terms applicable to similarly situated employees of Synopsys and to the extent that such plans and programs provide the benefits such IKOS employees had prior to the merger.

   Each continuing employee will be given credit, for purposes of any service requirements under Synopsys' plans for his or her period of service with IKOS or any of its subsidiaries. Each continuing employee will, with respect to any Synopsys plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the merger under comparable plans or programs maintained by IKOS or any of its subsidiaries prior to the merger.

   Each continuing employee and eligible dependent who, upon completion of the merger, was participating in an employee group health plan maintained by IKOS or any of its subsidiaries will not be excluded from Synopsys' employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation.

 Bonus Plan

   Certain management and non-management employees of IKOS determined by IKOS' management will, upon completion of the merger, be eligible to participate in a bonus plan of up to $7.5 million, which shall be paid on or near the date of completion of the merger. The same metrics, revenue, revenue plus change in backlog and PBT, calculated over the measurement period, will be used to determine the total bonus amount in accordance with the graph set forth below. The actual bonus amount will be the amount determined by revenue plus change in backlog or the amount determined by PBT, whichever is lower, except that if the amount determined by PBT is lower than the amount determined by revenue plus change in backlog but the same or higher than the amount determined by revenue without regard to backlog, the bonus pool amount will be determined by revenue plus change in backlog. The total bonus amount will be $0 if revenue is not at least $50 million and PBT is not greater than a loss of $10 million. As indicated in the graph, the total bonus amount increases proportionately as revenue, revenue plus change in backlog, or PBT increase from one level to the next.

                             [GRAPH]


                       ___________________________________
               $10.0
                                         $7.5   $7.5  $7.5
                                   $5.5
                       ___________________________________
                $5.0
                             $3.2
                       $1.5
                $0.0   ___________________________________

Revenue                $50   $60   $70   $80   $90   $100
Revenue plus
change in backlog       50    60    70    80    90    100
Profit Before Tax      -10    -5     0     8    14     18
(in millions)

   The total bonus amount, if any, will be excluded from the calculation of IKOS profit before tax over the measurement period. See the chart titled "Determining the Purchase Price Per IKOS Share" in the section above titled "The Merger and Related Transactions--Structure of the Merger and Calculation of Purchase Price Per IKOS Share" for the method for determining which metric should be used to calculate the total bonus amount. IKOS shall determine the employees to participate in the bonus plan and the amount to be paid to each, subject to certain minimum amounts to be paid to non-management employees. However, the first $2 million of the bonus plan shall be allocated exclusively for non-management employees.

   In the event that the merger closes prior to June 30, 2002 at a per share price of $15, the total bonus amount will equal $5.0 million.

Related Agreements

 Voting Agreements

   In connection with the merger, IKOS' directors and executive officers have entered or are expected to enter into voting agreements with Synopsys which require them to vote all of their shares of IKOS common stock in favor of approval of the merger agreement and against any other merger or other business combination proposals, with certain exceptions. The voting agreements terminate on the earlier of the completion of the merger or the termination of the merger agreement pursuant to its terms.

   As of June 30, 2001, there were 353,630 shares of IKOS common stock subject to the voting agreements, which represent approximately 4% of the outstanding IKOS common stock.

 Amendment to IKOS Stockholder Rights Agreement

   In connection with the merger agreement, IKOS has executed an amendment to its rights agreement, dated July 2, 2001, by and between IKOS and Bank Boston, N.A. pursuant to which neither Synopsys nor Oak Merger Corporation shall be deemed "acquiring persons" (as defined in the rights agreement) under the terms of the rights agreement by virtue of the approval, execution, delivery or performance of the merger agreement and pursuant to which the execution, delivery and the performance of the merger agreement shall not result in a "distribution date" (as defined in the rights agreement).

Operations Following the Merger

   Upon completion of the merger, IKOS will become a wholly-owned subsidiary of Synopsys and the members of Oak Merger Corporation's board will be the members of the board of IKOS. The membership of the Synopsys board will remain unchanged as a result of the merger. Following the merger, the officers of Oak Merger Corporation will be the officers of IKOS. The stockholders of IKOS will become stockholders of Synopsys, and their rights as stockholders will be governed by Synopsys' certificate of incorporation and bylaws and the laws of the State of Delaware.

Indemnification Matters

 Directors and Officers and Liability Insurance

   The merger agreement provides that for not less than 6 years after the effective time of the merger, Synopsys will indemnify and hold harmless the present and former officers, directors, employees and agents of IKOS in respect of acts or omissions occurring on or prior to the effective time of the merger to the extent provided for under IKOS' certificate of incorporation and bylaws and each indemnification agreement with IKOS directors and officers to which IKOS is a party, in each case in effect on July 2, 2001, as limited from time to time by applicable law.

   In addition, the merger agreement provides that for a period of 6 years after the completion of the merger, Synopsys will provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the completion of the merger covering each person currently covered by IKOS' officers' and directors' liability insurance policy on terms at least as favorable as the coverage currently in effect on July 2, 2001. However, Synopsys shall not be obligated to pay, or to cause the surviving corporation to pay, premiums in excess of 150% of the amount per annum IKOS paid in its last full fiscal year. Moreover, if Synopsys or the surviving corporation is unable to obtain the insurance required by the merger agreement it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

 Indemnification of IKOS for Certain Matters

   Synopsys has agreed to indemnify IKOS, its subsidiaries, officers, directors and certain other persons from any losses (including reasonable attorneys' fees) incurred by such persons or entities caused by a claim by Cadence Design Systems, Inc. or its affiliates that any of the following activities violates the Quickturn non-competition agreement:

  . the discussions and agreements between Synopsys and IKOS leading up to the signing of the letter of intent regarding the merger;

  . the discussions regarding or the negotiation and signing of the merger agreement;

  .  IKOS' performance of any of its obligations under the merger agreement;

  . consummation of any of the transactions contemplated by the merger agreement; and

  .  actions taken by IKOS at the direction of Synopsys.

Interests of IKOS' Directors, Officers and Affiliates in the Merger

   In considering the recommendation of the IKOS board of directors with respect to the adoption and approval of the merger agreement and approval of the merger, IKOS stockholders should be aware that certain members of the management of IKOS and the IKOS board of directors may have interests in the merger that are different from, or in addition to, the interests of IKOS stockholders generally. The IKOS board of directors was aware of these interests and considered the following matters, among others, in approving the merger agreement and the merger.

   As of June 30, 2001, directors and executive officers of IKOS (and their respective affiliates) collectively beneficially owned an aggregate of approximately 361,745 shares of IKOS common stock, excluding unexercised options to purchase IKOS common stock. Upon completion of the merger, it is anticipated that the former directors and executive officers of IKOS (and their respective affiliates) collectively will beneficially own less than one percent of the then outstanding shares of Synopsys common stock, calculated on the basis set forth in the section entitled "The Merger and Related Transactions-- Security Ownership of Certain Beneficial Owners and Management of IKOS."

   As of June 30, 2001, directors and executive officers of IKOS held outstanding stock options to purchase an aggregate of approximately 1,245,825 shares of IKOS common stock. Upon the completion of the merger, these options will be assumed by Synopsys in accordance with the merger agreement. An aggregate of approximately 158,480 of such outstanding stock options are held by IKOS' non-employee directors under IKOS' 1995 Outside Director Stock Option Plan. In addition, if the merger closes in August 2002, as expected, each outside director shall receive an additional option to purchase 6,000 shares of IKOS common stock. Under the director plan, all of the unvested option shares held by non-employee directors will vest in full vest and become exercisable immediately prior to the merger. Assuming that such individuals continue in IKOS' service through August 31, 2002, Jackson Hu, James Oyler, Glenn Penisten and William Stevens will hold the following number of unvested option shares on such date:

                                                              Number of Unvested
                                              Total Number of  Option Shares on
   Name                                        Option Shares   August 31, 2002
   ----                                       --------------- ------------------
   Jackson Hu................................     33,240            12,740
   James Oyler...............................     46,000            18,000
   Glenn Penisten............................     46,000            18,000
   William Stevens...........................     33,240            12,740

   IKOS' executive officers held options to purchase an aggregate of 1,087,345 shares of IKOS common stock as of June 30, 2001. IKOS has previously entered into severance agreements with all of its executive officers by which their stock options, as assumed by Synopsys in the merger, will accelerate and become fully vested in the event of certain terminations of employment following the merger. It is a condition to Synopsys' obligation to close the merger that all such officers (with the exception of the Chief Operating Officer, who has entered into a separate employment agreement with Synopsys) enter into amendments to the severance agreement in order to, among other things, add a non-competition agreement between such officers and Synopsys. See the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Employment and Severance Arrangements." Under the agreements, as proposed to be amended, in the event that such individuals are terminated without cause or terminate their employment with Synopsys for good reason within two years of the closing of the merger, their former IKOS options shall become fully vested and accelerate in full. Assuming that each executive officer continues in IKOS' service through August 31, 2002, each such individual will hold the following unvested option shares on such date:

                                                             Number of Unvested
                                             Total Number of  Option Shares on
Name                                          Option Shares   August 31, 2002
----                                         --------------- ------------------
Gerald Casilli..............................     154,700           30,875
 Chairman of the Board
Ramon Nunez.................................     300,743           42,607
 President & Chief Executive Officer
Joseph Rockom...............................     116,500           16,771
 Chief Financial Officer and Secretary
Robert Hum..................................     231,000           63,541
 Chief Operating Officer
Daniel Hafeman..............................     118,550           10,729
 Chief Technical Officer
Nader Fathi.................................      95,852           13,896
 VP Worldwide Sales, Operations & Emerging
 Markets
Thomas Gardner..............................      70,000           14,833
 VP Worldwide Sales
Christoph Ditzen............................      30,000           18,333
 VP Business Development

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

   During the pre-closing period, IKOS is entitled to grant additional stock options to its executive officers, and all of such options would be converted into options to acquire Synopsys common stock at the closing of the merger and would be subject to the accelerated vesting discussed above.

   The amendments to the severance agreements of IKOS executive officers, in addition to the acceleration of options described above, also provide that they may receive continuation of salary and benefits upon termination without cause or resignation for good reason within a period of time. See the section entitled "The Merger and Related Transactions--Other Provisions of the Merger Agreement--Employment and Severance Arrangements" for additional details.

   In addition, IKOS executive officers will be eligible to participate in a bonus plan upon completion of the merger. For additional information regarding the bonus plan, see the section entitled "The Merger and Related Transactions-- Other Provisions of the Merger Agreement--Bonus Plan."

   Synopsys has agreed to fulfill and honor in all respects the indemnification agreements IKOS and its subsidiaries have previously entered into with their respective directors and officers and to fulfill and honor any indemnification provisions of IKOS' and its subsidiaries' applicable charter documents. The merger agreement provides that all rights to indemnification for present and former directors and officers of IKOS will survive the merger and continue in full force and effect for a period of not less than six years from the date of the completion of the merger. Synopsys also has agreed to maintain insurance for IKOS' directors and officers that is no less favorable than IKOS' current directors' and officers' liability insurance for actions or omissions occurring on or prior to the date of the completion of the merger for a period of not less than six years after the completion of the merger, subject to limitations.

   IKOS stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

   The acceleration of the vesting of options upon or following the merger and any other payments in the nature of compensation to certain employees of IKOS that are contingent upon or made in connection with the merger may result in "excess parachute payments" as defined in Section 280G of the Internal Revenue Code. Excess parachute payments are not deductible in accordance with Section 280G. As a result, neither Synopsys nor IKOS would be entitled to a tax deduction for any amounts determined to be excess parachute payments. The amount of the lost deduction would depend, in part, on the value of the shares at the time of the merger, the number of option shares being accelerated, and the amount of any other payments in the nature of compensation that are contingent upon or deemed to be made in connection with the merger. In accordance with Section 4999 of the Internal Revenue Code, any employee that receives an excess parachute payment must pay a federal excise tax (in addition to all other income taxes imposed on the payment) equal to 20% of the amount of the excess parachute payment. IKOS, based on advice from an outside consultant, has conducted an analysis to ascertain whether any payments or acceleration of options made to Gerald Casilli, Nader Fathi, Thomas Gardner, Daniel Hafeman, Robert Hum, Ramon Nunez and Joe Rockom, could result in excess parachute payments under Section 280G. IKOS believes that as a result of its analysis, no excess parachute payments would be made as a result of the merger solely on the basis of the acceleration of existing stock options and the payment of severance amounts under existing severence and employment agreements. However, if additional options are issued during the pre-closing period, or if payments pursuant to the bonus plan are made to the above officers, it is possible that excess parachute payments under
Section 280G could result.

Antitrust Approval

   The merger is subject to the requirements of the HSR Act. The HSR Act requires both parties to file written notification of the proposed merger to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and to provide each of those agencies with certain information and documentary materials for their review. The HSR Act also prohibits the parties from closing the merger transaction until certain waiting periods end or expire. The initial waiting period is 30 days after both parties have made their written filings and provided the information and documentary materials required.

   Synopsys and IKOS expect to make their HSR Act filings on or after September 30, 2001. The requirements of the HSR Act will be satisfied if the merger is completed within one year from the termination of the applicable 30-day waiting period.

   However, the Antitrust Division of the Department of Justice or the Federal Trade Commission may issue, during the initial waiting period, a second request to the parties, requiring them to submit additional information and documentary materials. If such a second request were to be issued, it would extend the waiting period until a date 30 days after Synopsys and IKOS substantially complied with their obligations under the second request.

   In addition, the Antitrust Division of the Department of Justice or the Federal Trade Commission could challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail. It is a condition to closing that all HSR Act waiting periods have expired. In addition, both Synopsys and IKOS have a right to terminate the merger agreement if, as a result of antitrust action or otherwise, there is a final, non-appealable injunction prohibiting the merger.

   In addition, Synopsys and IKOS may need to obtain approval for the merger in foreign jurisdictions depending upon the extent that IKOS and/or Synopsys conducts business in these jurisdictions and the statutory requirements of each of these jurisdictions.

Material United States Federal Income Tax Considerations

   Brobeck, Phleger & Harrison LLP and Gray Cary Ware & Freidenrich LLP are of the opinion that the following discussion correctly describes the material United States federal income tax considerations that are generally applicable to holders of IKOS common stock who exchange IKOS common stock for Synopsys common stock pursuant to the merger. This discussion does not purport to be a complete analysis or listing of all potential tax considerations relevant to a decision whether to vote in favor of the merger. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to IKOS stockholders as described herein.

   IKOS stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular IKOS stockholders in light of their particular circumstances, such as stockholders who:

  .  are dealers in securities;

  .  are banks;

  .  are insurance companies;

  .  are tax exempt organizations;

  . are subject to the alternative minimum tax provisions of the Internal Revenue Code;

  . hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction;

  .  are foreign persons;

  .  do not hold their IKOS common stock as a capital asset; or

  . acquired their shares of IKOS common stock in connection with stock option or stock purchase plans or in other compensatory transactions.

   In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger), including without limitation any transaction in which shares of IKOS common stock are acquired or shares of Synopsys common stock are disposed of, the tax consequences of the assumption by Synopsys of the outstanding IKOS stock options or the tax consequences of the receipt of rights to acquire Synopsys common stock. Accordingly, IKOS STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

   The merger is intended to constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. If the merger does qualify as a reorganization, then, subject to the limitations and qualifications referred to herein, the merger will result in the following federal income tax consequences to the IKOS stockholders:

  . No gain or loss will be recognized by holders of IKOS common stock solely upon their receipt of Synopsys common stock in exchange for IKOS common stock in the merger (except to the extent of cash received in lieu of a fractional share of Synopsys common stock);

  . The aggregate tax basis of the Synopsys common stock received by IKOS stockholders in the merger (including any tax basis attributable to fractional shares deemed to be disposed of) will be the same as the aggregate tax basis of the IKOS common stock surrendered in exchange therefor;

  . The holding period of the Synopsys common stock received by each IKOS stockholder in the merger will include the period for which the IKOS common stock surrendered in exchange therefor was considered to be held, provided that the IKOS common stock so surrendered is held as a capital asset at the time of the merger; and

  . Cash payments received by a holder of IKOS common stock in lieu of a fractional share will be treated as if the fractional share of Synopsys common stock had been issued in the merger and then redeemed by Synopsys. An IKOS stockholder receiving cash payments will recognize gain or loss, upon payment, measured by the difference, if any, between the amount of cash received and that stockholder's basis in the fractional share.

   The parties are not requesting, and will not request, a ruling from the Internal Revenue Service as to the tax consequences of the merger. The consummation of the merger is conditioned on the receipt by Synopsys of an opinion of Brobeck, Phleger & Harrison LLP, and the receipt by IKOS of an opinion of Gray Cary Ware & Freidenrich LLP to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; provided that if counsel to IKOS does not render such an opinion, the condition will be satisfied if counsel to Synopsys renders such an opinion to Synopsys. IKOS stockholders should be aware that the tax opinions will not bind the Internal Revenue Service, and the Internal Revenue Service is, therefore, not precluded from successfully asserting a contrary position. The tax opinions will be subject to certain assumptions and qualifications, including the truth and accuracy of certain representations made by Synopsys, IKOS and Oak Merger Corporation.

   A successful Internal Revenue Service challenge to the reorganization status of the merger would result in IKOS stockholders recognizing taxable gain or loss with respect to each share of common stock of IKOS surrendered equal to the difference between the stockholder's basis in the share and the sum of the amount of cash, if any, and the fair market value, as of the effective time of the merger, of the Synopsys common stock received in exchange therefor. In this event, a stockholder's aggregate basis in the Synopsys common stock so received would equal its fair market value, and the stockholder's capital gains holding period for such stock would begin the day after the merger.

Accounting Treatment

   Under generally accepted accounting principles, Synopsys will account for the merger using the purchase method of accounting. Under the purchase method of accounting, the purchase price recorded by Synopsys will be equal to the market value of its common stock issued in connection with the merger and the fair value of its options to purchase Synopsys common stock that will be issued in exchange for IKOS' outstanding common stock options (each determined at the date of the merger), plus the amount of directly related acquisition costs. Synopsys will allocate the purchase price to the individual assets acquired and liabilities assumed, including any identifiable intangible assets such as acquired technology, trademarks, tradenames and workforce, and to in-process research and development, based on their respective fair values. Any amounts allocated to in-process research and development will be expensed in the quarter in which the merger closes. The excess of the purchase price over the fair value of tangible and identifiable intangible assets plus the amount allocated to acquired workforce will be recorded as goodwill and will not be amortized consistent with the guidance in the Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets. Other intangible assets recorded will be amortized over their estimated useful life.

   In addition, under the purchase method of accounting, IKOS' deferred revenue related to product and software maintenance will be reduced to the fair value of the related obligation as of the closing date of the merger. This treatment will have the effect of reducing the amount of revenue Synopsys will recognize in the periods subsequent to the merger compared to the amount of revenue IKOS would have recognized in the same period absent the merger.

No Dissenters' Rights

   You are not entitled to exercise dissenters' rights as a result of the merger or to demand payment for your shares under Delaware law.

Restrictions on Sale of Shares by Affiliates of IKOS

   The shares of Synopsys common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Synopsys common stock issued to any person who is deemed to be an affiliate of IKOS at the time of the special stockholders meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of IKOS and may include some of IKOS' directors and officers, as well as its principal stockholders. Affiliates may not sell their shares of Synopsys common stock acquired in connection with the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares;

  .  an exemption under paragraph (d) of Rule 145 under the Securities Act;
     or

  .  another applicable exemption under the Securities Act.

   Synopsys' registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of Synopsys common stock to be received by affiliates in the merger.

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

                                BUSINESS OF IKOS

General

   IKOS develops, manufactures, markets, and supports systems for the verification of complex electronic system designs. IKOS has two primary product lines, hardware assisted simulation acceleration and emulation. IKOS' mission is to help customers verify the functional correctness of their high complexity electronic system designs. IKOS differentiates its hardware verification solutions from those of its competitors by offering simulation-like ease of use coupled with the capacity to handle very large semiconductor designs. IKOS also provides services to customers to assist in the integration and deployment of IKOS' solutions.

   IKOS sells its products and services to a broad range of customers, including telecommunications, multimedia, semiconductor, computer, and consumer electronics companies. IKOS' customers include Broadcom, TI, Fujitsu, Toshiba, Lucent Technologies, ATI, STMicroelectronics, Infineon, nVIDIA and SIS. Headquartered in San Jose, California, IKOS has 4 development centers worldwide located in: San Jose, California, Waltham, Massachusetts, Noida, India and Minneapolis, Minnesota. In addition, IKOS supports direct sales operations in North America, the United Kingdom, the Netherlands, France, Germany, and Japan. IKOS has a distributor network covering the remainder of Europe and parts of Asia. IKOS is publicly traded on the Nasdaq National Market under the symbol IKOS. IKOS was incorporated in California in 1984 and reincorporated in Delaware in May 1990.

Background

   The electronic design automation, or EDA, industry provides design automation tools and technology for the development and verification of electronic designs. Computer-aided engineering, or CAE, and Integrated circuit computer-aided design, or ICCAD, are the largest segments in the EDA market and IKOS is focused on the verification sub-segment of the CAE market. The fundamental drivers in this arena are the continuing trend toward decreasing time to market windows, increased design complexity, the inability of design engineering productivity to keep pace, and the resulting productivity gap. IKOS believes that design complexity is increasing at a faster rate than design engineering productivity. This creates an ever-widening productivity gap that EDA tool vendors seek to address and which IKOS' products help to close.

   Design verification is the assessment of the functionality and timing of a design prior to fabrication. Design engineers are looking for ways to cut verification time and therefore are moving toward a method of verifying a design at a "functional" level in the earlier phases of the design cycle to boost productivity, manage design complexity, and reduce cycle times.

   The verification cycle is a critical part of the design process with significant impact upon the design engineer's productivity. Increasing design size and time to market pressures create more demand for thorough verification of these high-complexity designs, exceeding the performance capability of software simulators running on general purpose workstations. As design sizes increase, the amount of testing required to thoroughly verify functionality also grows. IKOS' customers estimate that up to 70% of their total design cycle time is spent in the verification phases. IKOS is focused on selling products and solutions that enable its customers to reduce this bottleneck by finding and fixing functional errors sooner in the verification process and thus significantly helping to prevent silicon respins (the requirement to remanufacture chips as a result of missed functional errors). As a result of these factors, IKOS believes that the requirement for hardware assisted design verification will continue to grow.

   In addition to the verification bottleneck described above, high complexity system-on-chip, or SoC, designs are facing a new verification challenge of system integration verification. The traditional approach to system integration was for the designer to develop the hardware and software separately and integrate the two at the end of the project when the actual hardware is available to run the newly developed software. An example would be the development of a 3D graphics chip used in personal computers. These chips require software drivers to interface them to the personal computer's installed monitor. There are substantial advantages if the software driver can be tested using an emulation of the chip while it is still being designed. The emulated chip allows both the software and hardware developer to find bugs early in the design process and also allows the hardware developer to make performance trade-offs before the chip is actually manufactured.

   With the advent of SoC designs, design teams are looking for ways to provide system integration verification and to prove system level functionality early in the design cycle, in order to accelerate overall time to market for the manufactured chip.

   IKOS' emulation products address the challenge of early system integration. One of the key challenges with integration of hardware and software is performance. Software simulation alone has proven to be too slow to allow for sufficient verification in a reasonable time frame. IKOS' emulation platforms offer up to 1 million cycles per second verification performance, which helps delivers the level of performance necessary to verify system operation and run system software for an integrated view of the system.

   IKOS' products are comprised of patented simulation acceleration technology and patented emulation verification technology. IKOS' emulation solutions are differentiated from the competition through IKOS' patented VirtuaLogic compiler technology. VirtuaLogic allows IKOS to deliver low cost, high capacity emulation solutions that provide two to three orders of magnitude of higher performance than hardware accelerated simulation. IKOS' VStation emulation platform leverages the rapidly growing system-level verification requirements created by the growth in silicon complexity.

   The hardware accelerated simulation technology is used for sign-off level verification and provides orders of magnitude more performance than software simulation. IKOS' Nsim and ARES simulation platforms leverage the growing bottleneck in RTL simulation created by the growth in silicon complexity.

   In addition to its simulation and emulation products, IKOS provides consulting services for on-site support and design verification expertise to help customers achieve project goals. Verification services allow the customer to outsource the work needed to integrate new verification products into their design flow or deliver new verification capabilities to the design team. These services allow the customer to invest and focus on what differentiates them while benefiting from the custom integration of high performance verification to their design flow.

Maintenance and Support

   IKOS provides maintenance and support on a contractual basis. Hardware maintenance is provided on an on-site or on a return and repair basis. IKOS also provides application support via a toll-free telephone line. Customers with software maintenance coverage also receive software upgrades, if any, from IKOS. Foreign distributors generally provide customer training, service and support for the products they sell. Maintenance revenues, as a percent of total revenues, represented 25% in fiscal 2000, 27% in fiscal 1999 and 32% in fiscal 1998. Maintenance revenues, as a percent of total revenue, represented 27% for the six months ended March 31, 2001.

Competition

   IKOS' main emulation competitors are the Quickturn Design Systems unit of Cadence Design Systems, Inc. and Mentor Graphics Corporation. Cadence/Quickturn is the market leader. Mentor Graphics offers emulation solutions in Europe and Asia but is currently enjoined from selling in the United States as a result of on-going litigation initiated by Cadence/Quickturn. The Cadence/Quickturn and Mentor Graphics legal proceedings await rulings from several courts. In 1998, Cadence/Quickturn announced their next generation emulator "Mercury" and the end of life of their current System Realizer product. In fiscal 2000 Cadence/Quickturn announced an upgrade to their Mercury product called "Mercury Plus" and in 2001 Cadence/Quickturn announced a new product called Pallidium. IKOS believes the Cadence/Quickturn products generally have less capacity and a higher cost per gate then the comparable IKOS System.

   Competitors in the chip-level and sign-off level verification market include software simulation providers such as Synopsys, Mentor Graphics and Cadence. Hardware accelerated simulation providers include Axis Systems. For sign-off level verification, IKOS' strongest competition comes from static timing analysis tools from providers such as Chrysalis, Synopsys and Cadence.

   IKOS expects competition in the verification market to continue to expand and change. Moreover, IKOS competes, and expects that it will continue to compete, with established EDA companies. A number of these companies have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger installed customer bases than IKOS. In addition, many of these competitors and potential competitors have established relationships with current and potential customers of IKOS and offer a broader and more comprehensive product line. Increased competition could result in price reductions, reduced margins and loss of market share, all of which could materially adversely affect IKOS. In addition, current competitors or other entities may develop other products that have significant advantages over IKOS' products. There can be no assurance that IKOS will be able to compete successfully against current and future competitors or that competitive pressures faced by IKOS will not materially adversely affect its operating results.

   IKOS competes on the basis of certain factors, including product performance, price, support of industry standards, technical support and customer service, timely introduction of new products, ease of use and reputation. IKOS believes that it currently competes favorably overall with respect to these factors.

Customers, Marketing and Sales

   IKOS sells its products to a broad range of companies including those in the communications, multimedia/graphics, semiconductor, computer, aerospace and consumer electronics industries. IKOS markets its products and services primarily through its direct sales and service organization. IKOS employs a technically-oriented sales force and application engineering team to serve the needs of existing and prospective customers. IKOS' consulting services provide customers with a comprehensive solution that is tailored specifically to the needs of the design team. These services include education, application services, interface software support, custom library development and other on-site support through customized consulting partnerships to assist the customer in accomplishing key verification milestones.

   IKOS' direct sales strategy concentrates on those companies that it believes are major users and designers of complex electronic designs. For the fiscal year ended September 30, 2000, one customer, Broadcom Corporation, Inc., accounted for approximately 12% of net revenues. For fiscal years ended October 2, 1999 and October 3, 1998, one customer, Lucent Technologies, Inc., accounted for approximately 14% and 13% of net revenues, respectively.

 Direct Sales

   IKOS currently maintains direct sales and support offices in the following states: Arizona, California, Illinois, Massachusetts, New Jersey and Texas. IKOS makes direct sales internationally in Canada, in Japan through its wholly-owned subsidiary, IKOS K.K., in India through its wholly-owned subsidiary IKOS India Pvt. Ltd., and in central Europe through its wholly-owned subsidiaries, IKOS Systems GmbH in Germany, IKOS Systems, Ltd. in England and IKOS Systems, S.A.R.L. in France. Direct sales, including maintenance fees, accounted for approximately 95% of IKOS' net revenues in fiscal year 2000. Direct sales, including maintenance fees, accounted for approximately 94% of IKOS' net revenues in fiscal year 1999. Direct sales for fiscal 1998 as a percentage of net revenues were more than 95% of IKOS' net revenues.

 Distributors

   IKOS believes that international markets are an important source of its revenues and while the bulk of its sales is through direct channels, IKOS has developed distributor or outside sales relationships in ten foreign countries in Europe and Asia. In fiscal 1997, IKOS terminated its distributor relationship in Japan and began selling directly in that market. In early fiscal 2000, IKOS entered into a new distributor agreement for sales in Japan. The distributor relationship was later terminated as management concluded this arrangement was not in the best interest of IKOS. Revenues to distributors were less than 5% of IKOS' net revenues for the fiscal year 2000 and 1998, respectively. Distributor revenues for fiscal 1999 as a percentage of net revenues were less than 10%.

 International Sales

   International sales, including export sales and foreign operation net revenues, accounted for approximately 34%, 37% and 36% of IKOS' net revenues in fiscal 2000, 1999 and 1998, respectively. International revenues increased in absolute dollars by approximately 19%, however, decreased as a percentage of net revenues. The increase in sales dollars are a direct result of increasing demand in Europe and the Asia Pacific territories. International revenues increased during fiscal 1999 due to increased demand for IKOS' product, primarily in Europe and the South Asia territories. In fiscal 1998, international revenues decreased as a result of decreases in Voyager sales and limited availability of simulation product for shipment during fiscal 1998. For the six month period ending March 31, 2001, international revenues decreased approximately 4% when compared to the first six months of the prior year. The decrease in revenues is due to lower than planned revenues in Japan for the six month period. IKOS believes the shortfall is a result of its increased emphasis on simulation and the difficulties involved in penetrating the Japan market with the new emulation products.

   With the exception of sales to customers through the Japan subsidiary, IKOS has attempted to reduce the risk of fluctuations in exchange rates associated with international revenues by selling its systems primarily denominated in U.S. dollars. IKOS pays the expenses of its international operations in local currencies and has not engaged in hedging transactions with respect to such obligations. Sales through the Japan subsidiary are denominated in Japanese Yen. For those sales made in Japanese Yen, IKOS may enter into foreign exchange contracts to minimize foreign exchange risk relating to the Japanese subsidiary's sales.

   Conducting business in international markets requires compliance with applicable laws and regulations, such as safety and telecommunication laws and regulations of foreign jurisdictions and import duties and quotas. To date, IKOS has not experienced any difficulty in obtaining export licenses from the U.S. Department of Commerce for foreign sales; however, there can be no assurance that IKOS will not experience difficulties in the future.

Manufacturing and Suppliers

   IKOS performs final assembly and test of all its products in its San Jose, California facility and utilizes third parties for all major subassembly manufacturing, including printed circuit boards and custom ICs. IKOS has a testing and qualification program to ensure that all subassemblies meet its specifications before going into final assembly and test.

   Certain key components used in IKOS' products are presently available from sole or limited sources, including the FPGA's used in its emulation products and the semiconductor memories used in its hardware simulators. IKOS generally purchases these components pursuant to purchase orders placed from time to time in the ordinary course of business and has no supply arrangements with any of these source suppliers that require the suppliers to provide components in guaranteed quantities or at set prices. IKOS endeavors to maintain an ample supply of such components at all times through order generation based on tracking of sales projections, production and inventories, and by ordering critical components for delivery over an extended period. The inability to develop alternative sources for these sole or limited source components or to obtain sufficient quantities of these components could result in delays or reductions in product shipments which could adversely affect IKOS' operating results.


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

Product Development

   IKOS' ongoing product development activities include the enhancement of current products, such as the ability to simulate, emulate and verify the design of higher gate count ICs and increased integration with other EDA tools. Furthermore these product development activities include the development of new product options and features, such as new library tools and the research and development of new technologies for use in future products.

   IKOS' research and product development organization included 129 engineers at June 30, 2001. During fiscal 2000, 1999, and 1998, IKOS spent approximately $15.9 million, $13.4 million and $14.4 million, respectively, on research and development. During fiscal 1998, IKOS also spent approximately $9.0 million acquiring technology from Interra, Inc. In addition to acquiring this technology, IKOS also obtained the services of approximately 52 engineers in establishing a research and development subsidiary in India. IKOS' research and development costs, including costs of software development before technological feasibility, are expensed as incurred. Research and development expenses for the six month period ended March 31, 2001 represented 24% of revenues, while research and development expenses for the six month period ended April 1, 2000 represented 22% of revenues. The increase for the six month period ended March 31, 2001, as a percentage of sales, is due to the overall increase in expenses related to increased payroll and related costs due to increased headcount against lower than expected revenues for the six month period. As IKOS continues to research verification tool methodologies and introduce new products, research and development costs are expected to increase in absolute dollars over the remainder of the year.

Proprietary Rights

   Due to the rapid pace of technological advancement, IKOS believes it is less dependent on the protection of proprietary product information than on its ability to develop and market new products. IKOS protects its proprietary product information primarily through the use of employee nondisclosure agreements and patents and by limiting access to confidential information. IKOS presently has 14 issued United States patents that cover various aspects and features of its products, including its overall system architecture and certain features in the systems hardware for both simulation and emulation products. These patents expire between November 22, 2005 and August 15, 2017. IKOS also has licensed rights under certain issued patents relating to VirtualWires technology from MIT. This license continues through December 2004, and thereafter becomes nonexclusive. MIT may terminate this license if IKOS fails to meet certain minimum net sales milestones or upon certain other material breaches of the license agreement that remain uncured after 90 days' notice of such breach. Although IKOS may file additional patent applications in the future, it does not expect to rely extensively on patents to protect its products.

   IKOS also relies on certain software which it licenses from third parties, including software which is integrated with internally developed software and used in IKOS' systems to perform key functions.

   From time to time IKOS has received, and may receive in the future, notice of claims of infringement of other parties' proprietary rights. Although IKOS does not believe that its products infringe the proprietary rights of any third parties, there can be no assurance that infringement or invalidity claims or claims for indemnification resulting from infringement claims will not be asserted against IKOS or that any such assertions will not materially adversely affect IKOS' business, financial condition or results of operations. Irrespective of the validity or the successful assertion of such claims, IKOS could incur significant costs and diversion of management efforts with respect to the defense thereof which could have a material adverse effect on IKOS' business, financial condition or results of operations. If any claims or actions are asserted against IKOS, it may seek to obtain a license under a third party's intellectual property rights. There can be no assurance, however, that under such circumstances, a license would be available under reasonable terms or at all.

   IKOS' tradename, "IKOS" and its product series named "Voyager" and "Delta Core" are registered trademarks of IKOS.

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

Employees

   As of June 30, 2001, IKOS employed a total of 316 persons, consisting of 136 in marketing, sales and support, 10 in manufacturing, 129 in research, development and engineering, and 41 in finance, administration and other capacities. IKOS has never had a work stoppage. None of its employees is represented by a labor organization, and IKOS considers its relations with its employees to be good.

Properties

   IKOS' principal executive offices, as well as its principal manufacturing, marketing, research and development, and engineering facility, are located on approximately 106,000 square feet of leased office building space in San Jose, California. In addition, IKOS leases research and development and sales office space domestically in Arizona, California, Illinois, Massachusetts, Minnesota, New Jersey and Texas and internationally in England, France, Germany, the Netherlands, Korea and Japan. IKOS believes that its existing facilities are adequate for its current needs.

Legal Proceedings

   On February 9, 2001, IKOS filed a patent infringement complaint against Axis Systems, Inc., or Axis, in the United States District Court in the District of Delaware. The complaint alleges infringement by Axis of four patents relating to IKOS' Virtual Wires technology, which allows high resource utilization in FPGA-based emulators. IKOS is seeking both injunctive relief and monetary damages.

   On March 22, 2001, Axis filed a patent infringement complaint against IKOS in the United States District Court for the Northern District of California. The complaint alleges infringement by IKOS of Axis' patent titled "Simulation/Emulation System and Method," U.S. Patent No. 6,009,256. Axis claims that this patent covers technology for a single system that provides simulation, acceleration, and emulation of complex electronic integrated circuit and system-on-chip designs. The complaint alleges that certain of IKOS' emulation products infringe on the patent. Axis is seeking both injunctive relief and monetary damages. IKOS believes the claim is without merit and intends to vigorously defend the action; however, such actions are currently in the discovery phase only and there can be no assurance that IKOS will prevail in either case.

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

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF IKOS

Cautionary Statement

   The following discussion and analysis of IKOS' financial condition and results of operations should be read in conjunction with "IKOS Summary Selected Consolidated Financial Data" and IKOS' consolidated financial statements and notes thereto appearing elsewhere in this document. This discussion and analysis contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements without limitation contain the words, "believes," "anticipates," "estimates," "expects," "projections," and words of similar import. These forward-looking statements involve risks and uncertainties, and the cautionary statements discussed under the caption "IKOS Risk Factors," identify important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Nature Of Operations

   IKOS develops, manufactures, markets and supports electronic design automation tools for the verification of integrated circuit designs. IKOS' mission is to help customers realize their high complexity electronic systems through innovative design verification solutions. IKOS' products are designed to enable its customers to verify their designs more rapidly and accurately than existing software-based simulation tools. In 1996, IKOS broadened its spectrum of verification solutions to extend from the design concept stage to the prototype stage by introducing its first emulation system. IKOS commercially released its first emulation system in 1997 and has completely redesigned its original emulation product to the current two million gate emulation solution. During fiscal 1999, IKOS released its third generation emulation product, which provides a five million-gate emulation solution. In March 2001, IKOS released its fourth generation emulation product, which provides for 15 million gates of emulation capacity.

   IKOS sells its products to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace and consumer electronics industries. IKOS markets its products and services primarily through its direct sales and service organization as IKOS has direct sales operations throughout the United States and in the United Kingdom, France, Germany and Japan. IKOS also has a distribution network covering the remainder of Europe and in parts of Asia. In fiscal 1998, IKOS opened a research and development operation in India.

Recent Trends

   IKOS depends on the semiconductor industry, which is historically volatile, for sales of its emulation products. IKOS believes that the semiconductor industry is currently in a downturn, which has tightened the capital expenditure budgets of its customers and has led to a deferral of purchasing decisions and a decrease in sales to such customers. IKOS expects that these economic factors may continue to restrict its customers' budgets and limit the demand for IKOS products.

Results Of Operations

 Six Months Ended March 31, 2001 and April 1, 2000

   Net Revenues. Net revenues for the six-month period ending March 31, 2001 were $38,419,000, representing a 19% increase over the same period of the prior year. For the six-month period ending March 31, 2001, revenues have increased on the overall strength of emulation product revenues, which were up over 63% when compared with the first six months of the prior year. Maintenance revenues also contributed to the overall increase for the six-month period increasing 17% over this period. Simulation product revenues have decreased by approximately 26%, which is expected. IKOS expects to continue its focus on the emulation market in an effort to continue to grow emulation revenues. In addition, IKOS continues to expect a decline in the simulation revenues.

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

   International revenues for the six-month period ending March 31, 2001, totaled $11,758,000, respectively or approximately 31% of total revenues. For the six-month period ending March 31, 2001, international revenues decreased approximately 4% when compared to the first six months of the prior year. The decrease in revenues was due to lower than planned revenues in Japan for the six-month period. IKOS believes the shortfall was a result of IKOS' increased emphasis on emulation and the difficulties involved in penetrating the Japan market with a new product.

   Gross Profit Margins. Gross profit margins for the six-month period ended March 31, 2001 were 78%. Gross profit margins for the six-month period ended April 1, 2000 were 77%. Margins were reasonably flat and comparable with same six months of the prior year.

   Research and Development Expenses. Research and development expenses for the six-month period ending March 31, 2001 were approximately $9,060,000, representing 24% of revenues. Research and development expenses for the six-month period ending April 1, 2000 were approximately $7,207,000, representing 22% of revenues. The increase for the six months ended March 31, 2001, as a percentage of sales, was due to the overall increase in expenses against lower than expected revenues for the six-month period. The increase for the six-month period was primarily related to increased payroll and related costs due to increased headcount and increased consulting fees.

   Sales and Marketing Expenses. Sales and marketing expenses for the six-month period ending March 31, 2001 were approximately $14,500,000, representing 38% of revenues. Sales and marketing expenses for the six-month period ending April 1, 2000 were approximately $11,681,000, representing 36% of revenues. The increase as a percentage of sales was due to the overall increase in expenses against lower than expected revenues for the six-month period. The increase in absolute dollars over the prior year six months was primarily related to increased payroll and commissions, recruiting, travel and trade show expenses.

   General and Administrative Expenses. General and administrative expenses for the six-month period ending March 31, 2001 were approximately $3,046,000, representing 8% of revenues. General and administrative expenses for the six-month period ending April 1, 2000 were approximately $2,341,000, representing 7% of revenues. The slight increase for the six month ended March 31, 2001, as a percentage of sales, was due to the overall increase in expenses against lower than expected revenues for the six-month period. In terms of absolute dollars, general and administrative expenses for the six-month period ending March 31, 2001, were higher than the same six months of the prior year periods as a result of increased salaries and related expenses.

   Income Taxes. IKOS' effective tax rate on the consolidated pretax income was approximately 25% for the six-month periods ending March 31, 2001 and April 1, 2000. IKOS' effective tax rate for both periods differs from the federal statutory rate primarily due to benefits associated with its net operating loss carry forward.

 For the Years ending September 30, 2000, October 1, 1999 and October 3, 1998

   Net Revenues. For the fiscal year ended September 30, 2000, net revenues increased 29% from $56,333,000 in fiscal 1999 to $72,796,000 in fiscal 2000.
For the fiscal year ended October 2, 1999, net revenues increased 38% from $40,893,000 in fiscal 1998 to $56,333,000 in fiscal 1999. The year to year increases in net revenues was primarily the result of increased sales of IKOS' emulation product. Emulation revenues increased over 66% from 1999 to 2000 and 233% from 1998 to 1999. The increase from 1998 to 1999 was primarily the result of the less than expected sales of emulation units during 1998 due to a lengthy beta program for IKOS' two million gate system reducing the availability of units available for sale during 1998. The increase from 1999 to 2000 is the direct result of increasing acceptance and demand for the emulation product. During the year IKOS realized several significant competitive wins in the market including a record $11 million order from one customer. IKOS' development effort has resulted in the introduction of a new and more robust emulation system every twelve to eighteen months since IKOS' initial emulation product

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

introduction in 1997. This effort has led customers to realize the ability of IKOS to deliver high quality emulation products to assist in verifying the increasingly complex IC designs. While emulation has grown substantially over the past three years, simulation has grown at a much slower rate. However, this growth is higher than IKOS had anticipated and IKOS expects that simulation revenues will decline over the next several years as a result of the evolution of the verification market. Simulation revenues for fiscal 2000 grew by approximately 5% over fiscal 1999. Simulation revenues for 1999 grew by 10% over fiscal 1998. The increases were higher than expected, as IKOS had introduced new products. However, IKOS believes the growth in the simulation product line is limited.

   Maintenance revenues increased 20% from $15,075,000 in fiscal 1999 to $18,144,000 in fiscal 2000. The growth in revenues is due to the increasing installed based of emulation system users who are on maintenance coupled with the on-going renewals of the Voyager systems installed base. The shifting base of simulation users and emulation users impacts the maintenance revenue rate of growth. As the simulation business declines, the base of users will decline, negatively impacting the rate of growth for maintenance, however, this impact is offset by the increasing base of emulation users. Maintenance revenues for fiscal 1999 increased 14% over the previous year to $15,075,000 from $13,169,000. The growth is primarily attributable to the current Voyager systems installed base and the increasing installed base of IKOS' emulation systems. However, the increase is offset by customers of older Voyager systems who are not renewing their maintenance on such systems at the same rate as in the past. In addition, the growth rate is lower than prior years due to the downturn in product revenues in fiscal 1998 that directly impacted the level of products due for maintenance renewals in the fiscal 1999. Also, lower growth rate is attributable to the overall transition of IKOS' installed based from primarily Voyager system holders to emulation system holders.

   International sales, which reflect export sales and sales by IKOS' Japan and European operations, were $25,034,000, $21,076,000 and $14,532,000 for fiscal years 2000, 1999 and 1998, respectively. These sales represent 34%, 37% and 36% of net revenues, respectively. For fiscal 1999 and 2000, international revenues increased by $6,544,000 and $3,958,000, respectively and just slightly as a percentage of revenues in each year. The increases were primarily a result of the growth in sales in IKOS' European region and Asia. European revenues grew from $12,818,000 in fiscal 1999 to $14,151,000 in fiscal 2000 and from
$9,620,000 in fiscal 1998 to $12,818,000 in fiscal 1999. IKOS has seen higher demand in the European marketplace over the past year resulting in the increase in revenues. Revenues in Asia also increased significantly, increasing from $8,258,000 in fiscal 1999 to $10,883,000 in fiscal 2000 and $4,912,000 in fiscal 1998 to $8,258,000 in fiscal 1999. The increase was due to a resurgence in the Asia marketplace after several years of lower revenues due to problems in the Asian economy and the reorganization of IKOS' Japan operations. IKOS will continue to focus its efforts on the international market. There can be no assurances that international sales will increase to the extent anticipated or that the growth that was obtained in fiscal 2000 can be repeated.

   Gross Profit. Gross profit was $56,765,000, $42,555,000 and $26,159,000 or
78%, 76% and 64% of total net revenues for fiscal years 2000, 1999 and 1998, respectively. Overall gross margins and more specifically, product margins for fiscal 2000 and 1999 increased primarily as a result of higher revenues overall and increased sales of higher margin products. In addition, fiscal 1999 comparative with fiscal 1998 was impacted by the write-off of inventory related to obsolete verification products in 1998 reducing margins for that year. No similar write-off occurred in fiscal 1999 or fiscal 2000. Maintenance margins improved from fiscal 1999 to fiscal 2000 as a result of better controls over maintenance spending due to a full year under the new technical support organization that was reorganized in fiscal 1999. Fiscal 1999 margins were negatively impacted by higher maintenance costs associated with the new product introductions as well as the reorganization of IKOS' technical support team.

   Research and Development Expenses. Research and development expenses were $15,912,000, $13,443,000 and $14,381,000 in fiscal 2000, 1999 and 1998, respectively. As a percentage of net revenues, research and development expenses were 22%, 24% and 35% for fiscal 2000, 1999 and 1998, respectively. In general, the increase in research and development expenses reflects our continued development of our emulation technology. More specifically, research and development expenses increased during fiscal 2000 as a result of increased spending for consultants and temporary employees, salaries, profit sharing, and hardware prototyping expenses. Spending increases related to consultants and temporary help was directly related to IKOS' need to meet its resource needs using outside sources. The increases in payroll related expenses were a result of higher profits contributing to higher profit sharing and increasing salaries for employee retention purposes. Lastly, as IKOS worked to complete its next generation emulator, IKOS incurred additional spending for prototype parts for the new system. For fiscal 1999, research and development expenses decreased in absolute dollars and as a percentage of revenues primarily due to non-recurring charges in fiscal 1998 associated with prototypes for completed product projects, including its revamping of the original emulation technology. There were fewer such costs in fiscal 1999 as fewer prototype projects were completed during the year. Higher consulting fees needed to complete the various projects also affected the fiscal 1998 spending. In addition, the decrease in fiscal 1999 as a percentage of revenues is a direct result of the lower revenues in fiscal 1998 when compared to spending in fiscal 1998.

   Sales and Marketing Expenses. Sales and marketing expenses were $24,913,000, $21,822,000 and $18,609,000 in fiscal 2000, 1999 and 1998, or 34%, 39% and 46%
of net revenues, respectively. The increases in absolute dollars for fiscal 2000 and fiscal 1999 are due to salary and commission increases as a result of higher sales levels. The increase is also a result of higher spending for representative commissions, consultants, travel expenses and other marketing expenditures for new product introductions, particularly in 1999. As a percentage of revenues, sales and marketing expenses decreased from 1999 to 2000, primarily due to the lower revenue base in 1999 when compared to the level of spending.

   General and Administrative Expenses. General and administrative expenses were $5,311,000, $4,267,000 and $4,247,000 for fiscal 2000, 1999 and 1998, or
7%, 8% and 10% of net revenues, respectively. General and administrative expenses increased in absolute dollars over the prior year primarily due to increased headcount, salary adjustments, profit sharing, professional services, and allocated MIS expenses. The higher costs while lower as a percentage of revenues from the prior year, reflect IKOS' efforts to improve internal processes to increase on-going efficiencies. General and administrative expenses remained flat in 1999 when compared with 1998, as higher spending in payroll related costs were offset with lower consulting and professional fees.

   Other Income. Net interest income in fiscal 2000 was $618,000, representing a 25% increase from the $495,000 earned in 1999. The increase in interest income is primarily attributable to increased cash, cash equivalents and short-term investments over the course of the year. These balances increased as result of higher sales bringing about higher cash levels generated from operations. For fiscal 1999, interest income decreased from $1,031,000 in 1998 to $495,000 as a result of lower cash, cash equivalent and short-term investment balances during fiscal 1999. Cash, cash equivalents and short-term investments decreased from $15,682,000 in 1998 to $10,534,000 in fiscal 1999. The decrease was primarily the result of an increase in accounts receivable, purchases of equipment, repurchases of common stock and reductions in accounts payable, accrued liabilities and deferred revenues.

   Provision for Income Taxes. During fiscal 2000, IKOS recorded a tax provision of $2,750,000, which primarily consisted of federal and state alternative minimum taxes and foreign taxes. For fiscal 1999, IKOS recorded a tax provision of $650,000, which primarily consisted of federal and state alternative minimum taxes and foreign taxes. For fiscal 1998, IKOS recorded a tax provision of $4,928,000. The provision primarily consisted of the write down of IKOS' net deferred tax assets because these deferred tax assets were not considered to be realizable on a more likely than not basis, as a result of the losses incurred in fiscal 1998.

   Other. IKOS has experienced minimal gains or losses on foreign currency translation. With the exception of IKOS' Japan operations, substantially all of its international sales to date have been billed and collected in U.S. dollars. IKOS pays the expenses of its international operations in local currencies and to date IKOS has not engaged in hedging transactions with respect to such obligations. IKOS' sales in Japan are billed and collected in the Japanese local currency. As such, IKOS periodically enters into foreign exchange contracts to minimize foreign exchange risk relating to the Japanese subsidiary's sales that are denominated in yen. A forward exchange contract obligates IKOS to exchange predetermined amounts of a specified foreign currency at a specified exchange rate on a specified date or to make an equivalent US dollar payment equal to the value of such exchange. Through March 31, 2001, the impact of such arrangements has been immaterial to IKOS operations.

Liquidity and Capital Resources

   Since inception, IKOS has financed its operations, including increases in accounts receivable, inventory and capital equipment acquisitions, primarily through private and public sales of equity securities and a loan secured by capital equipment. IKOS' cash, cash equivalents and short-term investments were $21,773,000 at March 31, 2001 up from $19,803,000 at September 30, 2000. The increase was a result of $5,162,000 of cash provided by operating activities offset by $834,000 of cash used in investing activities (excluding short-term investment activities) and $623,000 of cash used in financing activities.

 Operating Activities

   IKOS' operating activities provided cash of $5,162,000 during the first six months of fiscal 2001. The cash provided by operations was primarily due to net income adjusted for depreciation, amortization and accrued rent and a decreases in accounts receivables, combined with an increases in accounts payables and deferred revenues. These increases in cash provided by operations were partially offset by increases in inventories, prepaid expenses and other assets combined with decreases in accrued payroll expenses, accrued commissions, income taxes payable and other accrued liabilities.

 Investing Activities

   Net cash used in investing activities for the first six months of fiscal 2001 was $834,000. The use of cash was primarily related to the purchases of short-term investments of $8,922,000 and the acquisition of capital equipment of $2,569,000, partially offset by the maturities of short-term investment in the amount of $10,657,000.

 Financing Activities

   Net cash used in financing activities for the six months of fiscal, 2001, was $623,000 and was primarily related to the repayment of the outstanding line of credit in the amount of $1,809,000 partially offset by the net sales of stock under stock option and purchase plans during the six months.

   IKOS' primary unused sources of funds at March 31, 2000 consisted of $15,737,000 of cash and cash equivalents, in addition to $6,036,000 of short-term investments. IKOS renegotiated its working capital line of credit and currently maintains a $5,000,000 working capital line. Of this total IKOS has approximately $3,500,000 available under IKOS' line as the remainder serves as collateral under two letter of credit arrangements IKOS has outstanding relating to its facilities. IKOS believes that its current cash, cash equivalents, short-term investments and its available credit facility, together with cash and cash equivalents generated from operations will be sufficient to finance its operations for at least the next twelve months. Should IKOS require other financing arrangements, there can be no assurance that such financing will be available, if at all, on terms favorable or acceptable to IKOS.

IKOS Quarterly Results of Operations

   The following tables set forth IKOS' unaudited consolidated statement of operations data for each of the ten quarterly periods ended March 31, 2001, as well as that data expressed as a percentage of IKOS' total revenues for the quarters presented. You should read this information in conjunction with IKOS' consolidated financial statements and related notes appearing elsewhere in this prospectus/proxy statement. This unaudited consolidated information has been prepared on a basis consistent with IKOS' audited consolidated financial statements and, in the opinion of IKOS' management, reflects all normal recurring adjustments that are considered necessary for a fair presentation of IKOS' financial position and operating results for the quarters presented.

                                                           Three Months Ended
                         ---------------------------------------------------------------------------------------
                         Jan. 2,  April 3, July 3  Oct. 2, Jan. 1, April 1, July 1, Sept. 30, Dec. 30, March 31,
                          1999      1999    1999    1999    2000     2000    2000     2000      2000     2001
                         -------  -------- ------- ------- ------- -------- ------- --------- -------- ---------
                                                  (in thousands except per share data)
Net revenues
 Product................ $ 7,613  $ 9,958  $11,098 $12,589 $11,049 $12,403  $13,876  $17,324  $16,379  $11 ,803
 Maintenance............   3,731    3,724    3,914   3,706   4,356   4,396    4,567    4,825    4,630     5,607
                         -------  -------  ------- ------- ------- -------  -------  -------  -------  --------
  Total net revenues....  11,344   13,682   15,012  16,295  15,405  16,799   18,443   22,149   21,009    17,410
Cost of revenues
 Product................   1,969    2,471    2,681   2,457   2,705   2,456    2,834    3,550    3,355     2,896
 Maintenance............     846      948    1,057   1,349   1,023   1,215    1,102    1,146    1,114     1,166
                         -------  -------  ------- ------- ------- -------  -------  -------  -------  --------
  Total cost of
   revenues.............   2,815    3,419    3,738   3,806   3,728   3,671    3,936    4,696    4,469     4,062
                         -------  -------  ------- ------- ------- -------  -------  -------  -------  --------
  Gross Profit..........   8,529   10,263   11,274  12,489  11,677  13,128   14,507   17,453   16,540    13,348
Operating Expenses:
 Research and
  development...........   3,015    3,433    3,411   3,584   3,254   3,953    4,198    4,507    4,508     4,552
 Sales and marketing....   4,604    5,536    5,719   5,963   5,921   5,760    6,161    7,071    7,278     7,222
 General and
  administration........     903    1,011    1,103   1,250   1,053   1,288    1,231    1,739    1,584     1,462
 Amortization of
  intangibles...........     103      103      103     103      83      42       42       42       42        42
                         -------  -------  ------- ------- ------- -------  -------  -------  -------  --------
Total operating
 expenses...............   8,625   10,083   10,336  10,900  10,311  11,043   11,632   13,359   13,412    13,278
                         -------  -------  ------- ------- ------- -------  -------  -------  -------  --------
Income (loss) from
 operations.............     (96)     180      938   1,589   1,366   2,085    2,875    4,094    3,128        70
                         -------  -------  ------- ------- ------- -------  -------  -------  -------  --------
Interest and other
 income.................     148      133      111     103      92      99      198      229      219       392
Income before provision
 for income taxes.......      52      313    1,049   1,692   1,458   2,184    3,073    4,323    3,347       462
Provision for income
 taxes..................       0       55      265     330     365     540      770    1,075      860       115
                         -------  -------  ------- ------- ------- -------  -------  -------  -------  --------
 Net income............. $    52  $   258  $   784 $ 1,362 $ 1,093 $ 1,644  $ 2,303  $ 3,248  $ 2,487  $    347
                         =======  =======  ======= ======= ======= =======  =======  =======  =======  ========
Basic income per
 share (*).............. $  0.01  $  0.03  $  0.09 $  0.16 $  0.13 $  0.19  $  0.27  $  0.37  $  0.28  $   0.04
Weighted-average shares
 used in computing per
 share amounts..........   8,302    8,336    8,288   8,369   8,417   8,531    8,611    8,694    8,805     8,924
Diluted income per
 share (*).............. $  0.01  $  0.03  $  0.08 $  0.14 $  0.11 $  0.17  $  0.23  $  0.32  $  0.25  $   0.03
Weighted-average shares
 used in computing per
 share amounts..........   8,644    9,046    9,406   9,533   9,519   9,926    9,897   10,000   10,024    10,278

(*) Quarterly per share amounts do not equal the annual per share total as a result of rounding.

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

                                                    As a Percentage of Net Revenues
                         --------------------------------------------------------------------------------------------
                         Jan. 2,   April 3, July 3,  Oct. 2,  Jan. 1,  April 1, July 1,  Sept. 30, Dec. 30, March 31,
                          1999       1999    1999     2000     2000      2000    2000      2000      2000     2000
                         -------   -------- -------  -------  -------  -------- -------  --------- -------- ---------
Net revenues
 Product................  67.11 %    72.78%  73.93%   77.26%   71.72%    73.83%  75.24%    78.22%    77.96%   67.79%
 Maintenance............  32.89      27.22   26.07    22.74    28.28     26.17   24.76     21.78     22.04    32.21
                         ------     ------  ------   ------   ------    ------  ------    ------    ------   ------
  Total net revenues.... 100.00     100.00  100.00   100.00   100.00    100.00  100.00    100.00    100.00   100.00
Cost of revenues
 Product................  17.36      18.06   17.86    15.08    17.56     14.62   15.37     16.03     15.97    16.63
 Maintenance............   7.46       6.93    7.04     8.28     6.64      7.23    5.98      5.17      5.30     6.70
                         ------     ------  ------   ------   ------    ------  ------    ------    ------   ------
  Total cost of
   revenues.............  24.81      24.99   24.90    23.36    24.20     21.85   21.34     21.20     21.27    23.33
                         ------     ------  ------   ------   ------    ------  ------    ------    ------   ------
  Gross Profit..........  75.19      75.01   75.10    76.64    75.80     78.15   78.66     78.80     78.73    76.67
Operating Expenses:
 Research and
  development...........  26.58      25.09   22.72    21.99    21.12     23.53   22.76     20.35     21.46    26.15
 Sales and marketing....  40.59      40.46   38.10    36.59    38.44     34.29   33.41     31.92     34.64    41.48
 General and
  administration........   7.96       7.39    7.35     7.67     6.84      7.67    6.67      7.85      7.54     8.40
 Amortization of
  intangibles...........   0.91       0.75    0.69     0.63     0.54      0.25    0.23      0.19      0.20     0.24
                         ------     ------  ------   ------   ------    ------  ------    ------    ------   ------
  Total operating
   expenses.............  76.03      73.70   68.85    66.89    66.93     65.74   63.07     60.31     63.84    76.27
                         ------     ------  ------   ------   ------    ------  ------    ------    ------   ------
Income (loss) from
 operations.............  (0.85)      1.32    6.25     9.75     8.87     12.41   15.59     18.48     14.89     0.40
                         ------     ------  ------   ------   ------    ------  ------    ------    ------   ------
Interest and other
 income.................   1.30       0.97    0.74     0.63     0.60      0.59    1.07      1.03      1.04     2.25
Income before provision
 for income taxes.......   0.46       2.29    6.99    10.38     9.46     13.00   16.66     19.52     15.93     2.63
Provision for income
 taxes..................      0       0.40    1.77     2.03     2.37      3.21    4.18      4.85      4.09     0.66
                         ------     ------  ------   ------   ------    ------  ------    ------    ------   ------
  Net income............   0.46 %     1.89%   5.22%    8.36%    7.10%     9.79%  12.49%    14.66%    11.84%    1.99%
                         ======     ======  ======   ======   ======    ======  ======    ======    ======   ======

   Net Revenues. Product revenues generally increased in each of the quarters during the period from January 2, 1999 through December 30, 2000, except for the quarters ended January 1, 2000 and December 30, 2000 primarily due to increased sales of emulation products, partially offset by declines in the simulation product line. The minor declines in the quarters ended January 1, 2000 and December 30, 2000 were due to seasonal factors. The decline in the quarter ending March 31, 2001 was due to the sharp curtailment of capital equipment spending by customers due to the overall slowdown in the United States economy. Maintenance revenues have generally increased with product revenues over the same time period because maintenance is billed as a percentage of revenue.

   Gross Profit Margin. Because of the large amount of fixed costs in manufacturing, gross profit margin improves as revenue increases. Consequently gross profit margin increased from 75.2% of net revenues in the quarter ended January 2, 1999 to 78.7% of net revenues in the quarter ended December 30, 2000 and then decreased to 76.7% of net revenues in the quarter ended March 31, 2001, consistent with revenue growth.

   Operating Expenses. Operating expenses generally increased over the ten-quarter period ended March 31, 2001 primarily due to headcount increasing from 256 employees to 313 and expenses associated with higher revenues. Additionally, IKOS moved into a new facility in the quarter ending March 31, 2001, which added approximately $350,000 of expense per quarter.

   Research and Development Expenses. Research and development expenses have increased over the ten-quarter period ended March 31, 2001 due primarily to headcount and salary increases. On a quarter-to-quarter basis, research and development expenses varied primarily as a result of the timing of prototype expenses related to the development of the next generation of hardware products.

   Sales and Marketing Expenses. Sales and marketing expenses have increased over the ten-quarter period ended March 31, 2001 due primarily to increased headcount, salaries and commission expenses.

   General and Administrative Expenses. General and administrative expenses have increased over the ten-quarter period ended March 31, 2001 due primarily to increases in headcount, salaries and associated expenses.

Impact of Recently Issued Accounting Standards

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." IKOS is required to implement SAB 101 no later than the quarter ending September 29, 2001. IKOS is currently evaluating the impact of SAB 101 and is uncertain as to what impact, if any, SAB 101 will have on its revenues and results of operations. The impact of SAB 101, if any, will be reported as a change in accounting principle in accordance with FASB Statement No. 3. This may result in a significant cumulative effect change in accounting adjustment that would be reflected in IKOS' results of operations for the fiscal year ended September 29, 2001.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires IKOS to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow, or foreign currency hedges, and establishes accounting standards for reporting changes in the fair value of the derivative instruments. Upon adoption, IKOS was required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. IKOS adopted SFAS No. 133 as of October 1, 2000. The adoption of SFAS No. 133 did not have a material effect on IKOS' results of operations or financial position.

Quantitative and Qualitative Disclosures About Market Risk

   As of March 31, 2001, IKOS' investment portfolio consists of money market funds, corporate-backed debt obligations and mortgaged-backed government obligations generally due within one year. IKOS' primary objective with its investment portfolio is to invest available cash while preserving principal and meeting liquidity needs. In accordance with IKOS' investment policy, IKOS places investments with high credit quality issuers and limits the amount of credit exposure to any one issuer. These securities, which approximate $14,765,000 and have an average interest rate of approximately 5.50%, are subject to interest rate risks. However, based on the investment portfolio contents and the ability of IKOS to hold these investments until maturity, IKOS believes that if a significant change in interest rates were to occur, it would not have a material effect on IKOS' financial condition, although there can be no assurance of this.

   In addition to its cash equivalents and short-term investments, IKOS enters into derivative financial instruments such as forward exchange contracts to hedge certain identifiable receivables denominated in Japanese yen. Any market risks associated with these contracts and related underlying transactions are deemed minimal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT OF IKOS

   The following table contains information regarding beneficial ownership of IKOS' common stock as of June 30, 2001 by all persons who, to the knowledge of the Company, were:

  . the beneficial owners of 5% or more of the outstanding shares of common stock of IKOS;

  .  each director and director nominee of IKOS;

  . the chief executive officer and the four other most highly compensated executive officers of IKOS as of June 30, 2001 whose salary and bonus for the fiscal year ended September 30, 2000 exceeded $100,000; and

  .  all current executive directors and officers of IKOS as a group.

   Shares of IKOS common stock that are subject to options that are currently exercisable or are exercisable within 60 days of June 30, 2001, are deemed outstanding for purposes of computing the percentages of the person holding such options, but are not deemed outstanding for purposes of computing the percentages of any other persons. Percentage ownership is based on 9,087,905 shares of common stock outstanding as of June 30, 2001.

                                                          Shares Beneficially
                                                               Owned (2)
                                                          --------------------
Name of Beneficial Owner (1)                               Number   Percentage
----------------------------                              --------- ----------
Ramon A. Nunez (3).......................................   254,996    2.74%
Gerald S. Casilli (4)....................................   252,758    2.77%
Robert Hum (5)...........................................   127,834    1.39%
Thomas Gardner (6).......................................    37,333       *
William Stevens (7)......................................    14,500       *
Glenn E. Penisten (8)....................................    30,115       *
Nader Fathi (9)..........................................    85,094       *
James R. Oyler (10)......................................    24,500       *
Jackson Hu (11)..........................................    14,500       *
All directors and executive officers as a group (11
 persons)................................................ 1,019,092   10.46%

--------
*   Less than one percent.
 (1) Except as otherwise indicated, the address of each beneficial owner is c/o IKOS, 79 Great Oaks Boulevard, San Jose, California 95119.
 (2) This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated in the footnotes to the above table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.
 (3) Includes 223,959 shares subject to options exercisable within 60 days of June 30, 2001.
 (4) Includes 39,875 shares subject to options exercisable within 60 days of June 30, 2001.
 (5) Includes 127,834 shares subject to options exercisable within 60 days of June 30, 2001.
 (6) Includes 12,333 shares subject to options exercisable within 60 days of June 30, 2001.
 (7) Includes 14,500 shares subject to options exercisable within 60 days of June 30, 2001.
 (8) Includes 22,000 shares subject to options exercisable within 60 days of June 30, 2001.
 (9) Includes 74,496 shares subject to options exercisable within 60 days of June 30, 2001.
(10) Includes 22,000 shares subject to options exercisable within 60 days of June 30, 2001.
(11) Includes 14,500 shares subject to options exercisable within 60 days of June 30, 2001.

                COMPARISON OF RIGHTS OF STOCKHOLDERS OF SYNOPSYS
                            AND STOCKHOLDERS OF IKOS

   The following is a description of the material differences between the rights of holders of Synopsys common stock and IKOS common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a stockholder of Synopsys and being a stockholder of IKOS. These documents are filed as exhibits to the reports filed by Synopsys and IKOS with the Securities and Exchange Commission.

   IKOS' certificate of incorporation and bylaws, each as currently in effect, govern your rights as a stockholder of IKOS. After completion of the merger, you will become a stockholder of Synopsys. Synopsys' certificate of incorporation and bylaws will govern your rights as a stockholder of Synopsys. Both IKOS and Synopsys are incorporated under the laws of the State of Delaware. Accordingly, the Delaware General Corporation Law will continue to govern your rights as a stockholder after completion of the merger.

Common Stock

   Each of Synopsys and IKOS have one class of common stock issued and outstanding. Holders of Synopsys common stock and holders of IKOS common stock are each entitled to one vote for each share held.

Preferred Stock

   Both of the certificates of incorporation of Synopsys and IKOS provide that our boards of directors are authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof. IKOS has authorized an aggregate of 500,000 shares of Series G Preferred Stock for potential issuance under its Stockholder Rights Plan. Synopsys has authorized an aggregate of 2,000,000 shares of Series A Participating Preferred Stock for potential issuance under its Stockholder Rights Plan.

Board of Directors

   Synopsys' certificate of incorporation provides that the number of directors, which will constitute the whole Synopsys board shall be as specified in Synopsys' bylaws. Synopsys' bylaws currently provide that the number of directors shall not be fewer than five (5) nor more than nine (9), with the actual number of directors to be determined by the board of directors. Synopsys' board of directors currently consists of eight directors. Synopsys' directors are elected for a term of one year or until their successors are elected and qualified.

   IKOS' board of directors currently consists of six directors. The number of directors on IKOS' board may only be changed pursuant to a resolution adopted by a majority of the total number of authorized directors. IKOS' directors are elected for a term of one year and until their successors are elected or qualified.

Removal of Directors

   Any director of Synopsys, or the entire board, may be removed with or without cause by the holders of a majority of Synopsys shares entitled to vote at an election of directors. "Cause" is not defined in Synopsys' certificate of incorporation or bylaws.

   Any IKOS directors, or the entire board, may be removed from office with or without cause but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of IKOS capital stock entitled to vote generally in the election of directors, voting together as a single class. "Cause" is not defined in IKOS' certificate of incorporation or bylaws.

Filling Vacancies on the Board of Directors

   Vacancies and newly created directorships in Synopsys' board may be filled only by vote of at least two-thirds of the directors then in office, though less than a quorum, or by a sole remaining director, except that in the event a director is removed by the stockholders for cause, the stockholders shall be entitled to fill the vacancy created as a result of such removal. If there are no directors in office, then an election of directors may be held in the manner provided by Delaware law.

   Newly created directorships in IKOS' board resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification or other cause may be filled either by a majority vote of the directors in office, though less than a quorum, or by the affirmative vote of the holders of at least a majority of all of the outstanding shares of IKOS capital stock entitled to vote generally in the election of directors, voting together as a single class.

Stockholder Action By Written Consent

   Each of Synopsys' and IKOS' stockholders may take action at annual or special meetings of stockholders. They may not take action by written consent.

Ability to Call Special Meetings

   Special meetings of the Synopsys stockholders may be called by the chairman of the board, president or chief executive officer and shall be called by the chairman of the board or president or secretary at the request in writing of a majority of the board.

   Special meetings of the IKOS stockholders may be called by either a majority of the total number of authorized directors, or by the holders of not less than ten percent (10%) of all the shares entitled to cast votes at the meeting.

Advance Notice Provisions For Stockholder Nominations and Proposals

   The Synopsys bylaws allow stockholders to propose business to be brought before an annual meeting of stockholders. In addition, the Synopsys bylaws allow stockholders who are entitled to vote in the election of directors to nominate candidates for election to Synopsys' board at a meeting of stockholders. However, proposals and nominations may only be made by a stockholder who has given proper, timely notice in writing to the Secretary of Synopsys before the stockholder meeting.

   Under Synopsys' bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual meeting of stockholders must be received by the Secretary of Synopsys not less than 120 calendar days in advance of the date specified in the Synopsys proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. If Synopsys did not have an annual meeting the previous year or if the date of the annual meeting for the current year has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice will also be timely if received by Synopsys a reasonable time before the solicitation is made.

   A stockholder's notice to Synopsys regarding the proposal of business must set forth each of the following:

  . a brief description of desired business to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  . any material interest of the stockholder in such business being proposed.

  . any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his capacity as a proponent to a stockholder proposal; and

  . the name and address, as they appear on the corporation's books, of the stockholder proposing such business and the class and number of shares of the corporation which are beneficially owned by the stockholder.

   A stockholder's notice to Synopsys regarding nomination of a director must set forth each of the following:

  . the name, age, business address, and residence address of each nominee proposed in the notice;

  .  the principal occupation or employment of the nominee;

  .  the class and number of shares of Synopsys stock owned by the nominee;

  . a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

  . any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, including that nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  . the name and address, as they appear on the corporation's books, of the stockholder nominating a director and the class and number of shares of the corporation which are beneficially owned by the stockholder.

   Stockholder nominations and proposals will not be brought before any Synopsys stockholder meeting unless the nomination or proposal was brought before the meeting in accordance with Synopsys' stockholder advance notice procedure.

   The IKOS bylaws allow stockholders to propose business to be brought before an annual meeting of stockholders or a special meeting of stockholders, provided that, in the case of the latter, the notice of a special meeting of stockholders provides for the business to be brought before the meeting. In addition, the IKOS bylaws allow stockholders who are entitled to vote in the election of directors to nominate candidates for election to IKOS' board at a meeting of stockholders. However, proposals and nominations may only be made by a stockholder who has given proper, timely notice in writing to the Secretary of IKOS before the stockholder meeting.

   Under IKOS' bylaws, to be timely, notice of stockholder proposals or nominations to be made at an annual stockholder meeting must be received by the Secretary of IKOS not less than 120 days in advance of the date that IKOS' proxy statement was released to stockholders in connection with the previous year's annual meeting. If IKOS did not have an annual meeting the previous year or if the date of the annual meeting for the current year has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice will also be timely if received by IKOS no later than the close of business on the tenth day following the day on which such notice of the date of the annual stockholder meeting was mailed or such public disclosure was made. Under IKOS' bylaws, to be timely, notice of stockholder proposals or nominations to be made at a special meeting of stockholders must be received by the Secretary of IKOS no later than the close of business on the tenth day following the day on which such notice of the date of the special meeting of stockholders was mailed or such public disclosure was made.

   A stockholder's notice to IKOS regarding the proposal of business must set forth each of the following:

  . a brief description of the business desired to be brought before the annual or special meeting of stockholders and the reasons for conducting such business at the annual or special meeting of stockholders;

  . the stockholder's name and address, as they appear on IKOS' books, of the stockholder proposing such business and the class and number of shares of IKOS stock beneficially owned by the stockholder; and

  . any material interest of the stockholder in such business being proposed.

   A stockholder's notice to IKOS regarding nomination of a director must set forth each of the following:

  . the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

  . a representation that the stockholder is a holder of record of stock of IKOS entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  . a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

  . such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and

  .  the consent of each nominee to serve as a director of IKOS if elected.

   Stockholder proposals and nominations will not be brought before any IKOS stockholder meeting unless the proposal or nomination was brought before the meeting in accordance with IKOS' stockholder notice procedure.

Amendment of Certificate of Incorporation

   Under Delaware law, a certificate of incorporation of a Delaware corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's certificate of incorporation.

   Synopsys' certificate of incorporation does not contain any provisions requiring a vote greater than that required by Delaware law to amend its certificate of incorporation.

   In contrast, IKOS' certificate of incorporation requires the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of IKOS capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal provisions of the certificate of incorporation regarding the (1) management of the business, (2) the adoption, amendment or repeal of IKOS' bylaws, (3) the indemnification of the board of directors, (4) the board's evaluation of tender or exchange offers, and offers to effect any merger, consolidation, or sale of all or substantially all of the assets of IKOS and (5) the requirement for the affirmative vote of sixty-six and two-thirds (66 2/3%) percent of the voting power of outstanding shares to amend or repeal the above provisions.

Amendment of Bylaws

   Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power.

   Synopsys' board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of Synopsys' bylaws. In addition, Synopsys' stockholders may also adopt, amend or repeal Synopsys' bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Synopsys capital stock entitled to vote generally in the election of directors, voting together as a single class.

   IKOS' board of directors is expressly authorized to adopt, amend or repeal IKOS' bylaws by majority vote of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the board. IKOS' stockholders may also amend or repeal IKOS' bylaws by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of IKOS capital stock entitled to vote generally in the election of directors, voting together as a single class.

State Anti-Takeover Statutes

   Synopsys and IKOS are both subject to Section 203 of the Delaware General Corporation Law, which under certain circumstances may make it more difficult for a person who would be an "Interested Stockholder," as defined in Section 203, in our respective companies, to effect various business combinations with either of us for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. Our respective certificates of incorporation and bylaws do not exclude us from the restrictions imposed under
Section 203.

Limitation of Liability of Directors

   The Delaware General Corporation Law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our respective certificates of incorporation include such a provision to the maximum extent permitted by law. In addition, under the terms of the merger agreement, Synopsys has agreed to fulfill and honor in all respects the indemnification provisions in IKOS' certificate of incorporation and bylaws with respect to the directors, officers, employees and agents of IKOS prior to the merger for a period of six years following the completion of the merger.

   While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

Indemnification of Directors and Officers

   The Delaware General Corporation Law permits a corporation to indemnify directors and officers for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

   Both Synopsys' and IKOS' bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of Synopsys or IKOS, as the case may be, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, judgments, fines and amounts paid in settlement and held harmless by Synopsys or IKOS, as the case may be, to the fullest extent permitted by the Delaware General Corporation Law. The indemnification rights conferred by Synopsys and IKOS are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, Synopsys' or IKOS' certificate of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. In addition, Synopsys and IKOS are authorized to purchase and maintain insurance on behalf of their directors and officers.

   Additionally, Synopsys and IKOS shall pay expenses incurred by their respective directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if Synopsys or IKOS, as the case may be, receives an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Synopsys or IKOS, as authorized by the respective bylaws of Synopsys and IKOS.

Stockholder Rights Plans

   Under Delaware law, every corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of such rights.

 Synopsys

   Synopsys has adopted a stockholder rights agreement. As with most stockholder rights agreements, the terms of Synopsys' rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of Synopsys' common stocks and to exercisability. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read Synopsys' rights agreement, which has been filed with the SEC.

   Synopsys' rights agreement provides that each share of Synopsys' common stock outstanding will have the right to purchase one one-thousandth of a preferred share of Synopsys attached to it. The purchase price per one one-thousandth of a preferred share of Synopsys under the agreement is $175, subject to adjustment. Each share of Synopsys common stock issued in the merger will have one right attached.

   Initially, the rights under Synopsys' rights agreement are attached to outstanding certificates representing Synopsys common stock and no separate certificates representing the rights will be distributed. The rights will separate from Synopsys common stock and be represented by separate certificates 10 days after someone acquires or commences a tender offer for 15% or more of the outstanding Synopsys common stock.

   After the rights separate from Synopsys' common stock, certificates representing the rights will be mailed to record holders of the common stock. Once distributed, the rights certificates alone will represent the rights.

   All shares of Synopsys common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The rights will expire on October 24, 2007, unless earlier redeemed or exchanged by Synopsys.

   If an acquiror obtains or has the right to obtain 15% or more of Synopsys common stock, then each right will entitle the holder to purchase a number of shares of Synopsys common stock having a then current market value equal to two times the exercise price.

   Each right will entitle the holder to purchase a number of shares of common stock of the acquiror having a then current market value of twice the purchase price if an acquiror obtains 15% or more of Synopsys common stock and any of the following occurs:

  .  Synopsys merges into another entity;

  .  an acquiring entity merges into Synopsys; or

  .  Synopsys sells more than 50% of its assets or earning power.

   Under Synopsys' rights agreement, any rights that are or were owned by an acquiror of more than 15% of Synopsys' respective outstanding common stock will be null and void.

   Synopsys' rights agreement contains exchange provisions which provide that after an acquiror obtains 15% or more of Synopsys capital stock, but less than 50% of Synopsys' outstanding common stock, Synopsys' board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for common shares. In such an event, the exchange ratio is one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

   The Synopsys board of directors may, at its option, redeem all of the outstanding rights under the Synopsys rights agreement prior to the earlier of
(1) 10 days after the time that an acquiror obtains 15% or more of Synopsys' outstanding common stock, or (2) the final expiration date of the rights agreement. The redemption price under Synopsys' rights agreement is $.01 per right. The right to exercise the rights will terminate upon the action of Synopsys' board ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

   Holders of rights will have no rights as stockholders of Synopsys, including the right to vote or receive dividends, simply by virtue of holding the rights.

   Synopsys' rights agreement provides that the provisions of the rights agreement may be amended by the board of directors prior to the date 10 days after any person acquires 15% of Synopsys' common stock without the approval of the holders of the rights. However, after the date any person acquires 15% of Synopsys' common stock, the rights agreement may be amended without the consent of the holders of the rights in order to cure any ambiguities or to make changes which do not adversely affect the interests of the holders of the rights (other than the acquiring person).

   Synopsys' rights agreement contains rights that have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire Synopsys without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of Synopsys' board to negotiate with an acquiror on behalf of all the stockholders.

   In addition, the rights should not interfere with a proxy contest.

 IKOS

   IKOS has also adopted into a stockholder rights agreement. As with most stockholder rights agreements, the terms of IKOS' rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of IKOS' common stocks and to exercisability. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read IKOS' rights agreement, which has been filed with the SEC.

   IKOS' rights agreement provides that each share of IKOS' common stock outstanding will have the right to purchase one one-hundredth of a preferred share of IKOS attached to it. The purchase price per one one-hundredth of a preferred share of IKOS under the agreement is $30, subject to adjustment.

   Initially, the rights under IKOS' rights agreement are attached to outstanding certificates representing IKOS common stock and no separate certificates representing the rights will be distributed. The rights will separate from IKOS common stock and be represented by separate certificates approximately 10 days after someone acquires or commences a tender offer for 15% or more of the outstanding IKOS common stock.

   After the rights separate from IKOS' common stock, certificates representing the rights will be mailed to record holders of the common stock. Once distributed, the rights certificates alone will represent the rights.

   All shares of IKOS common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The rights will expire on January 22, 2009, unless earlier redeemed or exchanged by IKOS.

   If an acquiror obtains or has the right to obtain 15% or more of IKOS common stock, then each right will entitle the holder to purchase a number of shares of IKOS common stock having a then current market value equal to the exercise price divided by one-half the current market price of a share of IKOS common stock.

   Each right will entitle the holder to purchase a number of shares of common stock of the acquiror having a then current market value equal to the exercise price divided by one-half the current market price of a share of acquiror common stock if an acquiror obtains 15% or more of IKOS common stock and any of the following occurs:

  . IKOS common stock is exchanged or converted in an acquisition or merger of IKOS;

  .  IKOS merges into another entity; or

  .  IKOS sells more than 50% of its assets or earning power.

   Under IKOS' rights agreement, any rights that are or were owned by an acquiror of more than 15% of IKOS' respective outstanding common stock will be null and void.

   IKOS' rights agreement contains exchange provisions which provide that after an acquiror obtains 15% or more of IKOS capital stock, but less than 50% of IKOS' outstanding common stock, IKOS' board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for common shares. In such an event, the exchange ratio is one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

   The IKOS board of directors may, at its option, redeem all of the outstanding rights under the IKOS rights agreement prior to the earlier of (1) 10 days after the time that an acquiror obtains 15% or more of IKOS' outstanding common stock, or (2) the final expiration date of the rights agreement. The redemption price under IKOS' rights agreement is $.001 per right. The right to exercise the rights will terminate upon the action of IKOS' board ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

   Holders of rights will have no rights as stockholders of IKOS, including the right to vote or receive dividends, simply by virtue of holding the rights.

   IKOS' rights agreement provides that the provisions of the rights agreement may be amended by the board of directors prior to the date 10 days after any person acquires 15% of IKOS' common stock without the approval of the holders of the rights. However, after the date any person acquires 15% of IKOS' common stock, the rights agreement may be amended without the consent of the holders of the rights in order to cure any ambiguity, to correct or supplement any provisions, to shorten or lengthen any time period under the rights agreement or to make changes which do not adversely affect the interests of the holders of the rights (other than the acquiring person).

   In connection with the merger agreement, IKOS has executed an amendment to its rights agreement, dated July 2, 2001 pursuant to which neither Synopsys nor Oak Merger Corporation shall be deemed "acquiring persons" (as defined in the rights agreement) under the terms of the rights agreement by virtue of the approval, execution, delivery or performance of the merger agreement and pursuant to which the execution, delivery and the performance of the merger agreement shall not result in a "distribution date" (as defined in the rights agreement).

   IKOS' rights agreement contains rights that have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire IKOS without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of IKOS' board to negotiate with an acquiror on behalf of all the stockholders.

   In addition, the rights should not interfere with a proxy contest.

                                    EXPERTS

   The consolidated financial statements and schedule of Synopsys, Inc. and subsidiaries as of October 31, 2000 and 1999 and September 30, 1999, and for the year ended October 31, 2000, the one-month period ended October 31, 1999, and each of the years in the two-year period ended September 30, 1999, included in its annual report on Form 10-K, have been incorporated by reference herein, and in the registration statement in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements and schedule of IKOS Systems, Inc. at September 30, 2000 and October 2, 1999, and for each of the three years in the period ended September 30, 2000, included in the proxy statement of IKOS Systems, Inc. which is referred to and made a part of this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   The validity of the shares of Synopsys common stock offered by this proxy statement/prospectus and the federal income tax consequences in connection with the merger will be passed upon for Synopsys by Brobeck, Phleger & Harrison LLP, Palo Alto, California. Certain legal matters with respect to federal income tax consequences in connection with the merger will be passed upon for IKOS by Gray Cary Ware & Freidenrich LLP, Palo Alto, California.

                             STOCKHOLDER PROPOSALS

   Pursuant to Rule 14a-8 under the Exchange Act, IKOS stockholders may present proper proposals for inclusion in IKOS' proxy statement and for consideration at the next annual meeting of IKOS stockholders by submitting their proposals to IKOS in a timely manner.

   IKOS has already held its 2001 annual meeting of stockholders. It is anticipated that the merger will be completed in August, 2002, which is after the anticipated date of the annual meeting of IKOS stockholders in January, 2002. However, it is possible that the merger will be completed before the anticipated date of the annual meeting of IKOS stockholders if both Synopsys and IKOS consent. IKOS will hold an annual meeting in the year 2002 only if the merger has not been completed. If the 2002 annual meeting is held, proposals of IKOS stockholders that are intended to be presented by stockholders at IKOS' 2002 annual meeting of stockholders must be received by IKOS at its corporate offices not less than 120 calendar days in advance of the one year anniversary of the date the IKOS' proxy statement was released to IKOS stockholders in connection with the previous year's annual meeting of stockholders; except that
(i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement, or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

   Proposals of IKOS stockholders intended to be presented at the next annual meeting of IKOS stockholders (i) must be received by the IKOS at its offices at 79 Great Oaks Avenue, San Jose, California 95119 no later than August 27, 2001 and (ii) must satisfy the conditions of Rule 14a-8 of the Securities Exchange Act of 1934 relating to stockholder proposals to be included in IKOS' proxy statement for that meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

   IKOS and Synopsys file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

   Synopsys filed a registration statement on Form S-4 to register with the SEC Synopsys common stock to be issued to IKOS stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Synopsys as well as being a proxy statement of IKOS for the IKOS special meeting.

   Synopsys has supplied all the information contained in this proxy statement/prospectus relating to Synopsys and IKOS has supplied all such information relating to IKOS. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information relating to Synopsys and IKOS, which you can find in the registration statement or the exhibits to the registration statement or which is filed with the SEC.

   Some of the important business and financial information relating to Synopsys that you may want to consider in deciding how to vote is not included in this proxy statement/prospectus, but rather is "incorporated by reference" from documents that have been previously filed by Synopsys with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus.

   If you are an IKOS stockholder, you can obtain any of the documents incorporated by reference through Synopsys or the SEC. Documents incorporated by reference are available from Synopsys without charge, excluding all exhibits. You may obtain documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them orally or in writing to the following addresses or by telephone:

                                 Synopsys, Inc.
                               Investor Relations
                           700 East Middlefield Road
                            Mountain View, CA 94043
                                 (650) 584-4257

   To ensure timely delivery, you must make this request no later than five
business days before the special meeting or [      , 2001].

   You should rely only on the information contained in or incorporated by reference in this proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. You should not assume that the information contained in the proxy statement/prospectus is accurate as of any date other than the date hereof, and neither the mailing of this proxy statement/prospectus to IKOS stockholders nor the issuance of Synopsys common stock in the merger shall create any implication to the contrary.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Synopsys files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Synopsys files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Synopsys' SEC filings are also available to the public from Synopsys' web site at http://www.synopsys.com or at the SEC's website at http://www.sec.gov.

   The SEC allows Synopsys to "incorporate by reference" the information Synopsys files with the SEC, which means that Synopsys can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, and later information filed with the SEC will update and supersede this information. Synopsys incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended until this merger is completed:

     1. Synopsys' Annual Report on Form 10-K for the fiscal year ended October 31, 2000, filed January 26, 2001 (as amended by the Form 10-K/A filed on February 13, 2001 and February 23, 2001), including certain information in Synopsys' Definitive Proxy Statement proposal in connection with Synopsys' 2001 Annual Meeting of Stockholders;

     2. Synopsys' Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2001 and April 30, 2001 filed March 20, 2001 and June 15, 2001, respectively;

     3. Synopsys' Current Reports on Form 8-K filed on December 8, 2000 and December 22, 2000;

     4. The description of Synopsys' common stock contained in Synopsys' Registration Statement on Form 8-A on January 24, 1992, including any amendment or report filed for the purpose of updating such description; and

     5. The description of Synopsys' Series A Participating Preferred Stock contained in Synopsys' Registration Statement of Form 8-A filed under
  Section 12 of the Exchange Act with the SEC on October 31, 1997, including any amendment or report filed for the purpose of updating such description.

   You may request a copy of Synopsys' filings, free of charge, by writing or telephoning Synopsys at the following address:

                                 Synopsys, Inc.
                               Investor Relations
                           700 East Middlefield Road
                            Mountain View, CA 94043
                                 (650) 584-4257

   You must request this information no later than five business days before
the date of the special meeting or [      , 2001] to ensure timely delivery.

              INDEX TO FINANCIAL STATEMENTS OF IKOS SYSTEMS, INC.

   The following financial documents of IKOS Systems, Inc. are filed as part of this prospectus/proxy statement:

      (1) Annual Financial Statements:

                                                                           Page
                                                                           ----
   Report of Ernst & Young LLP, Independent Auditors...................... F-2
   Consolidated Balance Sheets, September 30, 2000 and October 2, 1999.... F-3
   Consolidated Statements of Operations for the fiscal years ended
    September 30, 2000, October 2, 1999 and October 3, 1998............... F-4
   Consolidated Statements of Stockholders' Equity for the fiscal years ended September 30, 2000, October 2, 1999 and October 3, 1998......... F-5
   Consolidated Statements of Cash Flows for the fiscal years ended
    September 30, 2000, October 2, 1999 and October 3, 1998............... F-6
   Notes to Consolidated Financial Statements............................. F-7

      (2) Financial Statement Schedule:

   Schedule II--Valuation and Qualifying Accounts.......................... F-20

   All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto which are included herein.

      (3) Quarterly Financial Statements:

   Condensed Consolidated Balance Sheets, March 31, 2001 and September 30,
    2000..................................................................  F-21
   Condensed Consolidated Statements of Income for the three months and the six months ended March 31, 2001 and April 1, 2000.................  F-22
   Condensed Consolidated Statements of Cash Flows for the six months ended March 31, 2001 and April 1, 2000................................  F-23
   Notes to Condensed Consolidated Financial Statements...................  F-24

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
IKOS Systems, Inc.

   We have audited the accompanying consolidated balance sheets of IKOS Systems, Inc., as of September 30, 2000 and October 2, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three fiscal years in the period ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IKOS Systems, Inc., at September 30, 2000 and October 2, 1999, and the consolidated results of its operations and its cash flows for each of the three fiscal years in the period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States.

                                          Ernst & Young LLP

San Jose, California
October 23, 2000

                               IKOS SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                    (In thousands, except per-share amounts)

                                                       September 30, October 2,
                                                           2000         1999
                                                       ------------- ----------

                        ASSETS
                        ------

Current assets:
  Cash and cash equivalents...........................   $ 12,032     $  7,664
  Short-term investments..............................      7,771        2,870
  Accounts receivable (net of allowances for doubtful
   accounts of $645 and $801, respectively)...........     19,716       10,549
  Inventories.........................................      3,997        3,455
  Prepaid expenses and other assets...................        578          435
                                                         --------     --------
    Total current assets..............................     44,094       24,973
Equipment and leasehold improvements:
  Office and evaluation equipment.....................      6,782        5,663
  Machinery and equipment.............................     11,487       10,513
  Leasehold improvements..............................      2,640          718
                                                         --------     --------
                                                           20,909       16,894
    Less allowances for depreciation and
     amortization.....................................    (14,534)     (11,832)
                                                         --------     --------
                                                            6,375        5,062
  Intangible assets (net of amortization of $924 and
   $716, respectively)................................        883        1,146
  Other assets........................................        653          609
                                                         --------     --------
                                                         $ 52,005     $ 31,790
                                                         ========     ========

         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------

Current liabilities:
  Notes payable.......................................   $  1,809     $    --
  Accounts payable....................................      5,446        3,763
  Accrued payroll and related expenses................      3,549        2,709
  Accrued commissions.................................      2,094        1,052
  Income taxes payable................................      3,252        1,019
  Other accrued liabilities...........................      2,511        2,815
  Deferred revenues...................................      8,388        5,337
                                                         --------     --------
    Total current liabilities.........................     27,049       16,695
Accrued rent..........................................         92           64

Commitments

Stockholders' equity:
  Preferred stock, $.01 par value; 10,000 shares
   authorized, none issued and outstanding............        --           --
  Common stock, $.01 par value; 50,000 shares
   authorized, 8,797 and 8,797 shares issued and 8,778
   and 8,401 outstanding, respectively................         88           88
  Additional paid-in capital..........................     57,791       58,312
  Treasury stock, at cost, 19 shares in 2000 and 396
   in 1999............................................       (126)      (2,536)
  Accumulated adjustments to comprehensive income.....       (842)        (498)
  Accumulated deficit.................................    (32,047)     (40,335)
                                                         --------     --------
    Total stockholders' equity........................     24,864       15,031
                                                         --------     --------
                                                         $ 52,005     $ 31,790
                                                         ========     ========

                See notes to consolidated financial statements.

                               IKOS SYSTEMS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per-share amounts)

                                                   Fiscal Years Ended
                                           -----------------------------------
                                           September 30, October 2, October 3,
                                               2000         1999       1998
                                           ------------- ---------- ----------
Net revenues:
  Product.................................    $54,652     $41,258    $ 27,724
  Maintenance.............................     18,144      15,075      13,169
                                              -------     -------    --------
    Total net revenues....................     72,796      56,333      40,893
Cost of revenues:
  Product.................................     11,545       9,578      12,952
  Maintenance.............................      4,486       4,200       1,782
                                              -------     -------    --------
    Total cost of revenues................     16,031      13,778      14,734
                                              -------     -------    --------
    Gross profit..........................     56,765      42,555      26,159
Operating expenses:
  Research and development................     15,912      13,443      14,381
  Sales and marketing.....................     24,913      21,822      18,609
  General and administration..............      5,311       4,267       4,247
  Acquired in process research and
   development and special charges........        --          --        7,600
  Amortization of intangibles.............        209         412       4,679
                                              -------     -------    --------
    Total operating expenses..............     46,345      39,944      49,516
                                              -------     -------    --------
Income (loss) from operations.............     10,420       2,611     (23,357)
Other income:
  Interest income.........................        618         495       1,031
                                              -------     -------    --------
Income (loss) before provision for income
 taxes....................................     11,038       3,106     (22,326)
Provision for income taxes................      2,750         650       4,928
                                              -------     -------    --------
    Net income (loss).....................    $ 8,288     $ 2,456    $(27,254)
                                              =======     =======    ========
Earnings (loss) per share:
Basic net income (loss)...................    $  0.97     $  0.30    $  (3.24)
                                              =======     =======    ========
Common and common equivalent shares used
 in computing basic per share amounts.....      8,563       8,306       8,418
                                              -------     -------    --------
Diluted net income (loss).................    $  0.84     $  0.27    $  (3.24)
                                              =======     =======    ========
Common and common equivalent shares used
 in computing basic per share amounts.....      9,836       9,140       8,418
                                              =======     =======    ========

                See notes to consolidated financial statements.

                              IKOS SYSTEMS, INC.

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                (In thousands)

                                                                                  Accumulated
                                                                                  Adjustments
                                        Common Stock  Treasury Stock  Additional      to                       Total
                          Comprehensive ------------- --------------   Paid-in   Comprehensive Accumulated Stockholders'
                             Income     Shares Amount Shares Amount    Capital      Income       Deficit      Equity
                          ------------- ------ ------ ------ -------  ---------- ------------- ----------- -------------
Balance at September 27,
 1997...................                8,611   $85     (32) $  (341)  $58,014       $(231)     $(15,537)    $ 41,990
Net issuance of stock
 under employee benefit
 plans..................                  186     2     (17)    (130)      761         --            --           633
Acquisition of treasury
 stock..................                  --     --    (387)  (2,673)      --          --            --        (2,673)
Net loss................    $(27,254)     --     --     --       --        --          --        (27,254)     (27,254)
Net accumulated
 translation losses.....         (83)     --     --     --       --        --          (83)          --           (83)
                            --------    -----   ---    ----  -------   -------       -----      --------     --------
Total comprehensive
 income.................    $(27,337)
                            ========
Balance at October 3,
 1998...................                8,797    87    (436)  (3,144)   58,775        (314)      (42,791)      12,613
Net issuance of stock
 under employee benefit
 plans..................                  --      1     170    1,015      (463)        --            --           553
Acquisition of treasury
 stock..................                  --     --    (130)    (407)      --          --            --          (407)
Net income..............    $  2,456      --     --     --       --        --          --          2,456        2,456
Net accumulated
 translation losses.....        (184)     --     --     --       --        --         (184)          --          (184)
                            --------    -----   ---    ----  -------   -------       -----      --------     --------
Total comprehensive
 income.................    $  2,272
                            ========
Balance at October 2,
 1999...................                8,797    88    (396)  (2,536)   58,312        (498)      (40,335)      15,031
Net issuance of stock
 under employee benefit
 plans..................                  --     --     377    2,410      (521)        --            --         1,889
Net income..............    $  8,288      --     --     --       --        --          --          8,288        8,288
Net accumulated
 translation losses.....        (344)     --     --     --       --        --         (344)          --          (344)
                            --------    -----   ---    ----  -------   -------       -----      --------     --------
Total comprehensive
 income.................    $  7,944
                            ========
Balance at September 30,
 2000...................                8,797   $88     (19) $  (126)  $57,791       $(842)     $(32,047)    $ 24,864
                                        =====   ===    ====  =======   =======       =====      ========     ========

                See notes to consolidated financial statements.

                               IKOS SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
         Increase (decrease) in cash and cash equivalents in thousands
                                 (In thousands)

                                                    Fiscal Years Ended
                                            -----------------------------------
                                            September 30, October 2, October 3,
                                                2000         1999       1998
                                            ------------- ---------- ----------
Operating activities:
  Net income (loss)........................    $ 8,288     $ 2,456    $(27,254)
  Adjustments to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities:
    Depreciation and amortization..........      3,688       2,903       7,189
    Accumulated translation adjustments....       (344)       (184)        (83)
    Special charges........................        --          --        7,600
    Deferred income taxes..................        --          --        4,577
    Accrued rent...........................         28         (92)        (56)
  Changes in operating assets and
   liabilities:
    Accounts receivable....................     (9,167)     (4,516)      6,195
    Inventories............................       (542)        361         988
    Prepaid expenses and other current
     assets................................       (143)        101         123
    Other assets...........................        (44)       (213)        176
    Accounts payable.......................      1,683      (1,026)      1,716
    Accrued payroll and related expenses...        840         855        (583)
    Accrued commissions....................      1,042         251          59
    Income taxes payable...................      2,233        (166)        113
    Other accrued liabilities..............       (250)     (1,535)        249
    Deferred revenues......................      3,051      (2,259)      2,473
                                               -------     -------    --------
      Net cash provided by (used in)
       operating activities................     10,363      (3,064)      3,482
Investing activities:
  Purchases of equipment and leasehold
   improvements............................     (4,792)     (2,230)     (3,235)
  Purchase of Deerbrook Systems, Inc. .....        --          --         (500)
  Purchase of Interra, Inc. technology.....        --          --       (6,490)
  Purchase of short-term investments.......     (8,744)     (4,465)    (14,047)
  Maturities of short-term investments.....      3,843       9,112      21,859
                                               -------     -------    --------
      Net provided by (cash used)
       investment activities...............     (9,693)      2,417      (2,413)
Financing activities:
  Proceeds from short-term borrowings......      1,809         --
  Payments on long-term borrowings.........        --          --         (350)
  Net sale of common stock.................      1,889         553         633
  Acquisition of treasury stock............        --         (407)     (2,673)
                                               -------     -------    --------
      Net cash provided by (used in)
       financing activities................      3,698         146      (2,390)
                                               -------     -------    --------
Increase (decrease) in cash and cash
 equivalents...............................      4,368        (501)     (1,321)
Cash and cash equivalents at beginning of
 year......................................      7,664       8,165       9,486
                                               -------     -------    --------
Cash and cash equivalents at end of year...    $12,032     $ 7,664    $  8,165
                                               =======     =======    ========
Supplemental disclosures of cash flow
 information:
      Net cash paid for income taxes.......    $   322     $   817    $    337
Supplemental disclosure of noncash
 financing activities:
Issuance of commons stock under employee
 benefit plans in exchange for common
 stock.....................................        --          --     $    130

                See notes to consolidated financial statements.

                               IKOS SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2000

1. Nature of Operations and Summary of Significant Accounting Policies

   Nature of operations. The Company develops, manufactures, markets and supports verification systems for integrated circuit designs. The Company's strategy is to serve the needs of a growing universe of IC designers for fast, accurate verification of complex IC designs through its family of simulation and emulation systems. The Company performs final assembly and test of all of its products in its Cupertino, California facility and utilizes third parties for all major subassembly manufacturing. Certain key components used in the Company's products are presently available from sole or limited sources. The Company is dependent upon these suppliers to provide these components on a timely basis. The Company sells its products to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace and consumer electronics industries.

   Basis of presentation. The accompanying consolidated financial statements include the Company and its wholly owned subsidiaries after elimination of all significant inter-company accounts and transactions.

   Fiscal year. The Company is on a 52-53 week fiscal year. Accordingly, September 30, 2000, October 2, 1999 and October 3, 1998 are the fiscal year-ends for 2000, 1999 and 1998, respectively. Fiscal 2000 and 1999 were 52 week fiscal years. Fiscal year 1998 was a 53 week fiscal year.

   Cash Equivalents and Short-Term Investments. All liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents and are stated at cost, which approximates their fair market value. At September 30, 2000, cash equivalents consisted of money market funds, certificates of deposits and U.S. corporate overnight securities. Short-term investments are stated at cost, which approximates fair market value, and consist primarily of U.S. corporate-backed securities and mortgage-backed government obligations all due within one year. The Company is exposed to credit risks in the event of default by the financial institutions or issuers of investments to the extent of amounts recorded on the balance sheet.

   Under Statements of Financial Accounting Standards No. 115 (FAS 115), "Accounting for Certain Investments in Debt and Equity Securities," debt securities that the Company has both positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are reported as part of equity while unrealized holding gains and losses on securities classified as trading are reported in earnings. At September 30, 2000, all securities are designated as held to maturity.

   The fair values for marketable debt securities are based on quoted market prices. The fair value of marketable securities is substantially equal to their carrying values as of September 30, 2000 and October 2, 1999.

                               IKOS SYSTEMS, INC.

   The following is a summary of held-to-maturity securities at September 30, 2000 and October 2, 1999 (in thousands):

                                                       September 30, October 2,
                                                           2000         1999
                                                       ------------- ----------
   U.S. Treasury Securities...........................    $ 2,060      $  --
   U.S. Corporate Securities..........................      6,804         --
   Mortgage-Backed Securities.........................      4,026       2,870
                                                          -------      ------
                                                          $12,890      $2,870
                                                          =======      ======
   Amounts included in short-term investments.........    $ 7,771      $2,870
                                                          =======      ======
   Amounts included in cash and cash equivalents......    $ 5,119      $  --
                                                          =======      ======

   Inventories. Inventories are stated at the lower of cost (first-in, first-out method) or market (estimated net realizable value). Inventories consist of the following (in thousands):

                                                        September 30, October 2,
                                                            2000         1999
                                                        ------------- ----------
   Raw materials.......................................    $  951       $  818
   Work-in-process.....................................     1,386        1,435
   Finished goods......................................     1,660        1,202
                                                           ------       ------
                                                           $3,997       $3,455
                                                           ======       ======

   Equipment and Leasehold Improvements. Equipment and leasehold improvements are stated at cost and are depreciated or amortized using the straight-line method over the estimated useful life (generally two to five years) of the related asset, or in the case of leasehold improvements, the term of the lease, if shorter.

   Goodwill, Software Development Costs and Other Long-Lived Assets. The Company periodically reviews and evaluates its recorded goodwill and other long-lived assets for impairment. During the fourth quarter of 1998, the Company evaluated and concluded that based on the strategic changes and the current form of the emulation technology, the original technology acquired from Virtual Machine Works, Inc. (VMW) would no longer be used, and thus, the unamortized intangibles associated with the original transaction were written off. The Company recorded a charge to operations of approximately $3,200,000. There were no write-downs of intangible assets in fiscal 1999 or 2000.

   The Company capitalizes software development costs upon achievement of technological feasibility, subject to net realizable value considerations in accordance with Statement of Financial Accounting Standards No. 86. The Company has defined technological feasibility as completion of a working model. Such capitalized costs are amortized upon product release on a straight-line basis over the estimated useful life of two years or the ratio of current revenue to the total of current and anticipated future revenues, whichever is greater. For each of the three fiscal years ended September 30, 2000 capitalizable costs were insignificant and thus charged to research and development expenses for the respective periods in the accompanying financial statements.

   Revenue Recognition. The Company recognizes revenue when the earning process is complete, evidenced by an agreement between the Company and the customer, delivery has occurred, collectibility is probable, and pricing is fixed or determinable. If significant obligations remain after delivery, revenue is deferred until such obligations are fulfilled. Revenues from maintenance arrangements are recognized ratably over the term of the related contract.

                               IKOS SYSTEMS, INC.

   Warranty. The Company warrants products sold to customers for ninety days from shipment and such warranty covers repairs or replacement due to defects in the delivered product. A provision for the estimated future cost of warranty is recorded upon delivery.

   Employee Stock Plans. The Company accounts for its stock option and employee stock purchase plans in accordance with provisions of the Accounting Principles Board's Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company provides additional pro forma disclosures as required under Statement of Financial Accounting Standard No. 123 "Accounting for Stock Based Compensation."

   Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates related to the useful lives of fixed assets, allowances for doubtful accounts and customer returns, inventory write-downs, other reserves and income tax valuation allowances. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

   Translation of Foreign Currencies. For foreign operations with the local currency as the functional currency, the translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during the period. The gains or losses resulting from translation are included in accumulated other comprehensive income in the accompanying balance sheets. The Company also recognizes foreign currency transaction gains and losses from its international operations. Such gains or losses are charged to operations and have been immaterial to the Company's operating results.

   Derivative Financial Instruments. The Company enters into derivative financial instruments such as forward exchange contracts to hedge certain identifiable receivables denominated in Japanese yen against fluctuations in exchange rates until such receivables are collected. The Company does not enter into forward foreign contracts for speculative or trading purposes. The Company's accounting policies for these contracts are based on the Company's designation of the contracts as hedging transactions. The criteria the Company uses for designating a contract as a hedge includes the contract's effectiveness in risk reduction and one-to-one matching of derivative instruments to underlying transactions. As such, the impact of exchange rate changes on these contracts is offset by the impact of the changes in the rate on the underlying transactions. Therefore, any market risks associated with these contracts and related underlying transactions are considered minimal. As of September 30, 2000, the Company did not have any foreign forward exchange contracts outstanding.

                               IKOS SYSTEMS, INC.

   Net Income (Loss) Per Share. The Company computes earnings per share in accordance with the Financial Accounting Standards Board "(FASB) Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic earnings per share is computed using weighted options outstanding for the period and excluding the dilutive effect of stock options and warrants. Dilutive per share data is computed using the weighted-average common and dilutive common equivalent shares outstanding. The following table sets forth the computation of basic and dilutive per share data:

                                                     Fiscal Years Ended
                                             -----------------------------------
                                             September 30, October 2, October 3,
                                                 2000         1999       1998
                                             ------------- ---------- ----------
Basic Earnings (Loss) Per Share:
  Net Income (loss).........................    $8,288       $2,456    $(27,254)
                                                ======       ======    ========
  Weighted-average common shares
   outstanding..............................     8,563        8,306       8,418
                                                ======       ======    ========
  Basic net income (loss) per share.........    $ 0.97       $ 0.30    $  (3.24)
                                                ======       ======    ========
Dilutive Earnings (Loss) Per Share:
  Net Income (loss).........................    $8,288       $2,456    $(27,254)
                                                ======       ======    ========
  Weighted-average common shares
   outstanding..............................     8,563        8,306       8,418
  Common equivalent shares attributable to
   options (treasury stock method)..........     1,273          834         --
                                                ------       ------    --------
    Total weighted-average common shares
     outstanding............................     9,836        9,140       8,418
                                                ======       ======    ========
  Dilutive net income (loss) per share......    $ 0.84       $ 0.27    $  (3.24)
                                                ======       ======    ========

   Outstanding options and warrants to purchase approximately 68,000, 214,000 and 1,706,000 shares, for the fiscal years 2000, 1999 and 1998, respectively, were not included in the treasury stock calculation to derive diluted net income (loss) per share as their inclusion would have had an anti-dilutive effect.

   Impact of Recently Issued Accounting Standards. In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements". In March 2000, SAB 101 was amended by SAB 101A which delayed the implementation date of SAB 101 for calendar year end reporting companies, including IKOS, to the quarter ending September 30, 2000. In June 2000, SAB 101 was amended a second time by SAB101B further delaying the implementation date to no later than the quarter ending September 29, 2001. The Company is currently evaluating the impact of SAB 101 and is uncertain as to what impact, if any, SAB 101 will have on its revenues and results of operations. The impact of SAB 101, if any, will be reported as a change in accounting principle in accrodance with FASB Statement No. 3. This may result in a significant cumulative effect change in accounting adjustment that would be reflected in the Company's results of operations for the fiscal year ended September 29, 2001.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB Opinion No. 25 and among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequence of various modifications to the terms of the previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of FIN 44 did not have a material impact on the company's financial position or results of operations.

                               IKOS SYSTEMS, INC.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires the Company to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow, or foreign currency hedges, and establishes accounting standards for reporting changes in the fair value of the derivative instruments. Upon adoption, the Company will be required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. The Company will adopt SFAS No. 133 in fiscal 2001. Management does not believe the adoption of SFAS No. 133 will have a material effect on the Company's results of operations or financial position.

2. Acquisition

   Interra, Inc. In May 1998, the Company acquired certain technology and research and development expertise from Interra, Inc. and its affiliate, Delsoft India Pvt. Limited. The purchase price paid, including costs of the transaction, was approximately $9,040,000. All amounts due under this purchase agreement have been paid. During 1998, the Company recorded a charge of approximately $7,600,000 related to the acquired technology to in-process research and development. The evaluation of the underlying technology acquired considered the inherent difficulties and uncertainties in completing the development of the technology, and thereby achieving technological feasibility, and the risks related to the viability of and potential changes in future target markets. The underlying technology had no alternative use (in other research and development projects or otherwise) since the technology was acquired for the sole purpose of developing simulation and emulation products. In connection with the technology acquisition, the Company recorded as an asset approximately $1,400,000 for the acquired workforce and other intangibles, which are to be amortized over 8 years. As of September 30, 2000, approximately $883,000 remains to be amortized.

3. Borrowing Arrangements

   In March 2000, the Company negotiated a $3,000,000 working capital line of credit and $1,500,000 equipment line of credit with its bank. The agreement expires one year from the commencement date of March 31, 2000 and is renewable at the option of both parties. The lines are collateralized by the assets of the Company. Any borrowings under the line of credit and equipment line bear interest at the rate of 9.50% and 9.75%, respectively. At September 30, 2000, the total amount utilized under the lines was approximately $3,309,000. Of the total amount utilized, approximately $1,500,000 of the working capital line is reserved as collateral against certain letter of credit arrangements the Company has with its new landlords and approximately $1,809,000 was utilized to fund its leasehold improvements at the Company's new headquarter facility. At September 30, 2000, approximately $1,200,000 remained available for use by the Company. Subsequent to the September 2000, the Company repaid the entire outstanding balance. Under the terms of the credit facility, the Company is required to maintain certain financial covenants. At September 30, 2000, the Company was in compliance with all covenants.

4. Operating Leases

   The Company's current building lease was originally scheduled to expire in September 2000, but was extended through December 31, 2000. The Company will then move to its new headquarters located in San Jose, California. The new lease is a ten year lease commencing in January 2001. The Company has the option to renew this building lease at its principal offices for up to an additional ten years, commencing in December 2010, at approximately the fair market value at the time of renewal.

                               IKOS SYSTEMS, INC.

   Rent expense approximated $1,961,885, $1,632,000 and $1,633,000, in fiscal 2000, 1999, 1998, respectively.

   Future minimum payments (*) under non cancelable operating leases at September 30, 2000 are as follows (in thousands):

   Fiscal Year                                                           Amount
   -----------                                                           -------
   2001................................................................. $ 2,829
   2002.................................................................   3,190
   2003.................................................................   3,001
   2004.................................................................   3,232
   2005.................................................................   3,183
   2006 and thereafter..................................................  16,088
                                                                         -------
     Total.............................................................. $31,523
                                                                         =======

--------
(*) Includes the new headquarters operating lease which commences on January 1, 2001.

5. Stockholders' Equity

   Preferred Stock Purchase Rights Plan. The Company has a Preferred Stock Purchase Rights Plan (the "Rights Plan"), which provides existing shareholders with the right to purchase 1/100 preferred share for each common share held in the event of certain changes in the Company's ownership. The Rights Plan may serve as a deterrent to takeover tactics, which are not in the best interests of shareholders. Of the 10,000,000 preferred shares authorized, the Board of Directors of the Company has designated 500,000 shares as Series G Preferred Stock, $0.01 par value per share, and has reserved such shares for issuance pursuant to the Company's Rights Plan.

   Stock Repurchase. During fiscal 1998, the Company announced its intention to repurchase up to 1,000,000 shares of its outstanding common stock on the open market. Through September 30, 2000, the Company had repurchased 516,500 shares at a weighted-average per share price of $5.96.

   VMW Acquisition. In connection with the acquisition of (Virtual Machine Works, Inc.) VMW in May 1996, the Company granted options to purchase approximately 84,000 shares of common stock in exchange for VMW options. The option prices range from $0.85-$2.54 and are included in the grants in the table below. In connection with the acquisition, the Company also issued warrants to purchase 25,000 shares of common stock at $23.50 per share in return for professional services rendered. These warrants, which were valued at approximately $200,000, were included as consideration in connection with the acquisition. These warrants expire on April 19, 2001.

   At September 30, 2000, options to purchase approximately 4,700 shares of common stock and warrants to purchase 25,000 shares of common stock remain outstanding. The Company has reserved approximately 29,700 shares of common stock for issuance in connection with these options and warrants.

   Stock Option Plans. In 1988, the Company established a Stock Option Plan (the Plan) which provides for the granting of options to employees or directors to purchase shares of the Company's common stock. During fiscal 1996, the Company replaced the 1988 Stock Option Plan by establishing the 1995 Stock Option Plan (the "1995 Plan"). The terms of the 1995 Plan are similar to the 1988 Plan. Any shares remaining available for grant under the 1988 Plan were converted to the 1995 Plan, and an additional 750,000 shares were reserved for future grants under the 1995 Plan. In connection with its 1997 Annual Shareholders meeting, the

                               IKOS SYSTEMS, INC.

Company obtained approval whereby on the first day of each fiscal year of the Company beginning after October 4, 1998, the maximum aggregate number of shares of common stock issuable under the Company's 1995 plan will increase automatically by that number of shares of common stock of the Company equal to 4.9% of the number of shares of the Company issued and outstanding on the last day of the preceding fiscal year. During 1998, 1999 and 2000 an additional 430,000, 410,000 and 412,000, shares were reserved for future grants under the 1995 Plan, respectively.

   In September 1998, the Board of Directors authorized the Company to offer all employees the opportunity to cancel certain previously granted options in exchange for new options with three year cliff vesting and a three year expiration term at the then fair market value prices of $1.78 per share. In connection with this offer, options to purchase 531,022 shares of common stock with a weighted-average price of $6.93 were exchanged for new options.

   The following table summarizes the activity for the stock option plans (in thousands, except per share data):

                                             Options and Rights Outstanding
                                         --------------------------------------
                                          Number     Aggregate        Price
                                         of Shares Exercise Price   Per Share
                                         --------- -------------- -------------
                                         (in thousands, except per share data)
Balance at September 27, 1997...........   1,484      $ 17,635    $0.850-28.375
  Granted...............................   2,232        10,329     1.438-12.688
  Exercised.............................     (88)         (359)     0.850-6.000
  Forfeitures...........................  (1,707)      (19,748)    0.850-28.375
                                          ------      --------    -------------
Balance at October 3, 1998..............   1,921         7,857     0.850-28.375
  Granted...............................     777         2,863     1.406-11.000
  Exercised.............................     (29)          (59)     0.850-9.125
  Forfeitures...........................    (260)       (1,111)    1.438-28.375
                                          ------      --------    -------------
Balance at October 2, 1999..............   2,409         9,550      0.850-25.00
  Granted...............................     589         5,565     7.375-14.938
  Exercised.............................    (226)         (849)    0.850-9.6875
  Forfeitures...........................    (250)       (1,227)    1.438-10.875
                                          ------      --------    -------------
Balance at September 30, 2000...........   2,522      $ 13,039    $0.850-25.000
                                          ======      ========    =============

                               IKOS SYSTEMS, INC.

   The following table summarizes information about options outstanding at September 30, 2000:

                        Options Outstanding             Options Exercisable
               ------------------------------------- --------------------------
                                 Weighted-
                                  Average
                    Number       Remaining  Weighted      Number      Weighted-
   Range of      Outstanding    Contractual Average    Exercisable     Average
   Exercise    at September 30,    Life     Exercise at September 30, Exercise
    Prices           2000         (Years)    Price         2000         Price
-------------- ---------------- ----------- -------- ---------------- ---------
$0.8500-
 $1.7500......      206,661        7.88      $1.73          7,130      $ 1.34
$1.7813-
 $1.7813......      407,622        7.95       1.78            --          --
$1.8125-
 $3.6250......      397,626        6.39       2.80        358,180        2.77
$3.9063-
 $5.3750......      346,517        7.95       4.59        151,423        4.54
$5.5000-
 $5.7500......      451,990        7.09       5.74        338,279        5.73
$6.0000-
 $9.8125......      502,842        8.53       8.42        162,548        8.30
$9.8750-
 $12.0000.....      167,400        9.59      10.68          3,627       10.93
$12.3750-
 $15.250......       35,750        8.82      12.70          9,164       12.90
$18.125-
 $25.0000.....        5,500        6.28      24.38            500       18.13
                  ---------                             ---------
$0.8500-
 $25.0000.....    2,521,908        7.78      $5.15      1,030,851      $ 4.98

   Exercisable options were approximately 1,030,000, 745,000 and 489,000 at fiscal year end for 2000, 1999 and 1998, respectively. At September 30, 2000, there were no shares that were exercised and subject to repurchase.

   Vesting provisions with respect to the Stock Option Plans are determined by the Board of Directors at the date of grant. Generally, shares issued pursuant to the Plan vest at 12 1/2% upon an employee's six-month employment date and ratably thereafter in monthly installments over three and one-half years.

   Included in the table above are options to purchase approximately 73,000 shares of common stock which were granted outside of the Plans during fiscal 1995. These options were granted to various employees and have rights and vesting provisions which are the same as those granted pursuant to the Plan. At September 30, 2000 options to purchase approximately 13,000 shares of common stock remain outstanding.

   Total shares reserved for grant under option plans total 4,594,000 (excluding options subject to grant under the 1995 Outside Directors Stock Option Plan), of which approximately 4,410,000 shares were granted, leaving approximately 184,000 shares available for grant at September 30, 2000.

   The Company has reserved 2,706,000 shares of common stock for future issuance under the stock option plans for outstanding options and options available for grant at September 30, 2000 and for future issuance of shares granted outside of the option plans.

   1995 Outside Directors Stock Plan. Under its 1995 Directors Stock Option Plan (the "Directors Plan"), the Company has established an option pool of 200,000 shares for granting to outside directors. The Company has reserved 200,000 shares of common stock for issuance under the plan. As of September 30, 2000, 152,000 shares had been granted to Directors, no shares had been exercised and 18,000 shares had been canceled. As of September 30, 2000 options to purchase 134,000 shares are outstanding and are included in the table presented above.

   1996 Stock Purchase Plan. In fiscal 1996, the 1996 Employee Stock Purchase Plan (ESPP) was approved and 100,000 shares of common stock were reserved for issuance under this plan. The ESPP provides that substantially all employees may purchase stock at 85% of the lower price on either the first or last day of the six-month offering period via a payroll deduction plan. During 1998 and 1999, the maximum aggregate

                               IKOS SYSTEMS, INC.

number of shares of common stock issuable under the Company's ESPP was increased by 150,000 and 400,000, respectively. Through September 30, 2000 approximately 472,000 shares have been issued under this plan. A summary of stock purchased under the plan is shown below (in thousands, except employee participants).

                                                      2000      1999     1998
                                                   ---------- -------- --------
   Aggregate purchase price....................... $1,039,000 $470,000 $476,000
   Shares purchased...............................    149,787  141,216   97,768
   Employee participants..........................        134      123      132

   Stock Based Compensation. Pro forma information regarding net income (loss) and net income (loss) per share is required by Statement of Financial Accounting Standards No. 123 (SFAS 123) for awards granted after October 1, 1995 as if the Company had accounted for its stock-based awards to employees under the fair value method of SFAS 123. The fair value of the Company's stock-based awards to employees was estimated using a Black-Scholes option-pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees. The fair value of the Company's stock-based awards to employees was estimated assuming no expected dividends and the following weighted-average assumptions:

                                           Options               ESPP
                                      -------------------  -------------------
                                      2000   1999   1998   2000   1999   1998
                                      -----  -----  -----  -----  -----  -----
   Expected life (years).............  3.49   3.40   3.57    0.5    0.5    0.5
   Expected stock price volatility... 83.47% 81.28% 70.98% 82.31% 88.62% 65.22%
   Risk-free interest rate...........  6.22%  4.95%  5.47%  6.19%  4.95%  5.58%

   For pro forma purposes, the estimated fair value of the Company's stock based awards to employees is amortized over the options' vesting period (for options) and the six month purchase period (for stock purchased under the
ESPP). The weighted-average fair value of stock options and employee stock purchase rights granted during 2000 was $5.64 and $2.97 per share, respectively. The weighted-average fair value of stock options and employee stock purchase rights granted during 1999 was $2.24 and $1.57 per share, respectively. The weighted-average fair value of stock options and employee stock purchase rights granted during 1998 was $2.31 and $3.93 per share, respectively.

   The Company's pro forma information follows (in thousands, except per share amounts):

                                                         2000   1999    1998
                                                        ------ ------ --------
   Net income--as reported............................. $8,288 $2,456 $(27,254)
   Net income (loss)--pro forma........................  6,389    123  (30,242)
   Diluted net income per share--as reported...........   0.84   0.27    (3.24)
   Diluted net income (loss) per share--pro forma...... $ 0.65 $ 0.01 $  (3.59)

6. Employee Savings and Investment Plan

   The Company offers all of its employees the opportunity to participate in its 401(k) savings and investment plan. The amended plan allows for the Company to make matching contributions based on an employee's elective deferrals. For fiscal 2000, the matching contributions could not exceed $1,800 per

                               IKOS SYSTEMS, INC.

employee, and for the three fiscal years ended September 30, 2000 the matching contributions were approximately $317,000, $290,000 for fiscal 1999, and $299,000 in fiscal 1998.

7. Income Taxes

   The tax provision (benefit) consists of the following (in thousands):

                                                      Fiscal Year Ended
                                             -----------------------------------
                                             September 30, October 2, October 3,
                                                 2000         1999       1998
                                             ------------- ---------- ----------
   Federal:
     Current................................    $2,210        $110      $  --
     Deferred...............................       --          --        3,584
                                                ------        ----      ------
                                                 2,210         110       3,584
   State:
     Current................................        40          40         --
     Deferred...............................       --          --          993
                                                ------        ----      ------
                                                    40          40         993
   Foreign:
     Current................................       500         500         351
                                                ------        ----      ------
                                                $2,750        $650      $4,928
                                                ======        ====      ======

   Pretax income (loss) from foreign operations was $(1,330,000) in 2000, $360,000 in 1999 and ($775,000) in 1998.

   A reconciliation between the Company's effective tax rate and the U.S. statutory rate of 35% follows (in thousands):

                                                   Fiscal Year Ended
                                          -----------------------------------
                                          September 30, October 2, October 3,
                                              2000         1999       1998
                                          ------------- ---------- ----------
   Tax provision (benefit) at U.S.
    statutory rate.......................    $ 4,089      $1,090    $(7,814)
   Change in valuation allowance.........        --          --      10,923
   Utilization of losses not previously
    benefited............................     (2,001)       (756)       --
   Goodwill amortization.................         73         --       1,468
   Foreign taxes.........................        500         240        351
   Other.................................         63          50        --
   State taxes...........................         26          26        --
                                             -------      ------    -------
                                             $ 2,750      $  650    $ 4,928
                                             =======      ======    =======

   As of September 30, 2000 the Company had California research and development tax credit carryforwards of approximately $900,000. The Company also has federal alternative minimum tax credit carryforwards of approximately $700,000. The state research credit carryforwards and alternative minimum tax credit carryforwards have no expiration date.

   Utilization of the net operating losses and credits may be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation could result in the expiration of net operating losses and credits before utilization.

                              IKOS SYSTEMS, INC.

   Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                      September 30, October 2,
                                                          2000         1999
                                                      ------------- ----------
   Deferred tax assets:
     Net operating loss carryforwards................   $    --      $  2,320
     Research credits and alternative minimum tax
      credit.........................................      1,390        3,130
     Capitalized software............................        350          450
     Deferred revenue................................      2,870        1,820
     Purchased technology............................      5,110        5,640
     Accrued expenses and reserves...................      5,500        3,936
                                                        --------     --------
       Total deferred tax assets.....................     15,220       17,296
       Valuation allowance for deferred tax assets...    (15,220)     (17,296)
                                                        --------     --------
   Net deferred tax assets...........................   $    --      $    --
                                                        ========     ========

   As of September 30, 2000, the Company had fully offset deferred tax assets by a valuation allowance. Management believes that such net deferred tax assets are not realizable on a more likely than not basis. The valuation allowance decreased by $2,076,000 and $1,609,000 for the years ended September 30, 2000 and October 2, 1999, respectively. Approximately $4,500,000 of the valuation allowance is attributable to stock options which will be credited to equity when realized.

8. Segment Information

   The Company adopted the Financial Accounting Standards Board's Statement No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." The standard revises the way operating segments are reported. The Company operates and tracks its results in one operating segment. The Company's operating segment is principally the development, manufacture, sale and service of high performance systems for design verification of integrated circuits (ICs) and IC-based electronic systems.

   Enterprise wide information is provided in accordance with SFAS 131. Geographic revenue information for the fiscal years 2000, 1999 and 1998 is based on the shipping destination. Long-lived assets include primarily property, plant and equipment as well as, intangible assets including goodwill. Property, plant and equipment information is based on the physical location of the asset at the end of each fiscal year while the intangibles are based on the location of the owning entity.

   Net revenues from unaffiliated customers by geographic region are as follows (in thousands):

                                                      Fiscal Year Ended
                                             -----------------------------------
                                             September 30, October 2, October 3,
                                                 2000         1999       1998
                                             ------------- ---------- ----------
   North America............................    $47,762     $35,257    $26,361
   Far East.................................     10,883       8,258      4,912
   Europe...................................     14,151      12,818      9,620
                                                -------     -------    -------
                                                $72,796     $56,333    $40,893
                                                =======     =======    =======

                               IKOS SYSTEMS, INC.

   Net long-lived assets by country are as follows (in thousands):

                                                        September 30, October 2,
                                                            2000         1999
                                                        ------------- ----------
   United States.......................................    $5,266       $5,052
   India...............................................       542          563
   France..............................................        95          110
   United Kingdom......................................       173          240
   Germany.............................................        92           48
   Japan...............................................       207          155
                                                           ------       ------
                                                           $6,375       $6,208
                                                           ======       ======

   For fiscal years 2000, one customer, Broadcom Corporation, accounted for approximately 12% of net revenues, respectively. For fiscal years 1999 and 1998 one customer, Lucent Technologies, Inc., accounted for approximately 14% and 13% of net revenues, respectively.

9. Concentration of Credit Risks and Other Risks

   The Company sells its products to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace and consumer electronics industries. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

   The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

   The electronic design automation (EDA) industry is characterized by rapid technological changes, intense competitive pressures and cyclical market patterns. The Company's results are affected by a wide variety of factors, including general economic patterns, conditions specifically relating to technology companies and the semiconductor and EDA industries.

   The Company's results are also affected by decreases in average selling prices over the life of any particular product, the timing of new product introductions (by the Company, its competitors and others), the evolution of the electronic design community, the ability to manufacture new products, and the ability to safeguard patents and intellectual property from competitors. Based on the factors noted herein, the Company may experience substantial period-to-period fluctuations in future operating results.

                               IKOS SYSTEMS, INC.

10. Unaudited Quarterly Consolidated Financial Data

                                                  Fiscal Quarters Ended
                                            ----------------------------------
                                            Jan. 1,  April 1, July 1, Sep. 30,
                                             2000      2000    2000     2000
                                            -------  -------- ------- --------
Net revenues............................... $15,405  $16,799  $18,443 $22,149
Gross profit...............................  11,677   13,128   14,507  17,453
Total operating expenses...................  10,311   11,043   11,632  13,359
Income from operations.....................   1,366    2,085    2,875   4,094
Net income.................................   1,093    1,644    2,303   3,248
Basic income per share(*).................. $  0.13  $  0.19  $  0.27 $  0.37
Weighted-average shares used in computing
 per share amounts.........................   8,417    8,531    8,611   8,694
Diluted income per share(*)................ $  0.11  $  0.17  $  0.23 $  0.32
Weighted-average shares used in computing
 per share amounts.........................   9,519    9,926    9,897  10,000
                                                  Fiscal Quarters Ended
                                            ----------------------------------
                                            Jan. 2,  April 3, July 3, Oct. 2,
                                             1999      1999    1999     1999
                                            -------  -------- ------- --------
Net revenues............................... $11,344  $13,682  $15,012 $16,295
Gross profit...............................   8,529   10,263   11,274  12,489
Total operating expenses...................   8,625   10,083   10,336  10,900
Income (loss) from operations..............     (96)     180      938   1,589
Net income.................................      52      258      784   1,362
Basic income per share(*).................. $  0.01  $  0.03  $  0.09 $  0.16
Weighted-average shares used in computing
 per share amounts.........................   8,302    8,265    8,288   8,369
Diluted income per share(*)................ $  0.01  $  0.03  $  0.08 $  0.14
Weighted-average shares used in computing
 per share amounts.........................   8,644    8,974    9,406   9,533

--------
(*) Quarterly per share amounts do not equal the annual per share total as a result of rounding.

                               IKOS SYSTEMS, INC.

                                                                     SCHEDULE II

                               IKOS SYSTEMS, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

                                       Balance at Charged to Deduction  Balance
                                       Beginning  Costs and   Write-   at End of
                                       of Period   Expenses    offs     Period
                                       ---------- ---------- --------- ---------
Allowance for doubtful accounts:
  Year ended October 3, 1998..........    $501       $300      $ --      $801
                                          ====       ====      =====     ====
  Year ended October 2, 1999..........    $801       $108      $ 108     $801
                                          ====       ====      =====     ====
  Year ended September 30, 2000.......    $801       $100      $ 256     $645
                                          ====       ====      =====     ====

 IKOS SYSTEMS, INC. UNAUDITED FINANCIAL STATEMENTS FOR THE QUARTER ENDED
                                MARCH 31, 2001

                               IKOS SYSTEMS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per-share amounts)

                                                            March 31,  September 30,
                                                              2001         2000
                                                           ----------- -------------
                                                           (Unaudited)
                          ASSETS

Current assets:
  Cash and cash equivalents...............................  $ 15,737     $ 12,032
  Short-term investments..................................     6,036        7,771
  Accounts receivable (net of allowances for doubtful
   accounts of $846 and $645, respectively)...............    12,614       19,716
  Inventories.............................................     8,535        3,997
  Prepaid expenses and other assets.......................     1,005          578
                                                            --------     --------
      Total current assets................................    43,927       44,094
  Equipment and leasehold improvements                         5,613        6,782
    Office and evaluation equipment.......................
    Machinery and equipment...............................     7,515       11,487
    Leasehold improvements................................     3,035        2,640
                                                            --------     --------
                                                              16,163       20,909
      Less allowances for depreciation and amortization...    (8,850)     (14,534)
                                                            --------     --------
                                                               7,313        6,375
  Intangible assets (net of amortization of $1,009 and
   $924, respectively)....................................       799          883
  Other assets............................................     1,077          653
                                                            --------     --------
                                                            $ 53,116     $ 52,005
                                                            ========     ========

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable...........................................  $    --      $  1,809
  Accounts payable........................................     6,688        5,446
  Accrued payroll and related expenses....................     3,085        3,549
  Accrued commissions.....................................       688        2,094
  Income taxes payable....................................       856        3,252
  Other accrued liabilities...............................     1,909        2,511
  Deferred revenues.......................................    11,109        8,388
                                                            --------     --------
      Total current liabilities...........................    24,335       27,049
Accrued rent..............................................       369           92

Commitments

Stockholders' equity:
  Preferred stock, $.01 par value; 10,000 shares
   authorized, none issued and outstanding................       --           --
  Common stock, $.01 par value; 50,000 shares authorized,
   8,985 and 8,797 shares issued and 8,985 and 8,778
   outstanding, respectively..............................        90           88
  Additional paid-in capital..............................    58,849       57,791
  Treasury stock, at cost, no shares in 2001 and 19 in
   2000...................................................       --          (126)
  Accumulated adjustments to comprehensive income.........    (1,314)        (842)
  Accumulated deficit.....................................   (29,213)     (32,047)
                                                            --------     --------
      Total stockholders' equity..........................    28,412       24,864
                                                            --------     --------
                                                            $ 53,116     $ 52,005
                                                            ========     ========

           See notes to condensed consolidated financial statements.

                               IKOS SYSTEMS INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)

                                          Three Months Ended  Six Months Ended
                                          ------------------ ------------------
                                          March 31, April 1, March 31, April 1,
                                            2001      2000     2001      2000
                                          --------- -------- --------- --------
                                                       (Unaudited)
Net revenues
  Product...............................   $11,803  $12,403   $28,182  $23,452
  Maintenance...........................     5,607    4,396    10,237    8,752
                                           -------  -------   -------  -------
    Total net revenues..................    17,410   16,799    38,419   32,204
Cost of revenues
  Product...............................     2,896    2,456     6,251    5,161
  Maintenance...........................     1,166    1,215     2,280    2,238
                                           -------  -------   -------  -------
    Total cost of revenues..............     4,062    3,671     8,531    7,399
                                           -------  -------   -------  -------
    Gross profit........................    13,348   13,128    29,888   24,805
Operating expenses:
  Research and development..............     4,552    3,953     9,060    7,207
  Sales and marketing...................     7,222    5,760    14,500   11,681
  General and administration............     1,462    1,288     3,046    2,341
  Amortization of intangibles...........        42       42        84      125
                                           -------  -------   -------  -------
    Total operating expenses............    13,278   11,043    26,690   21,354
                                           -------  -------   -------  -------
Income from operations..................        70    2,085     3,198    3,451
Interest and other income...............       392       99       611      191
                                           -------  -------   -------  -------
Income before provision for income
 taxes..................................       462    2,184     3,809    3,642
Provision for income taxes..............       115      540       975      905
                                           -------  -------   -------  -------
    Net income..........................   $   347  $ 1,644   $ 2,834  $ 2,737
                                           =======  =======   =======  =======
Basic net income per share..............   $  0.04  $  0.19   $  0.32  $  0.32
                                           =======  =======   =======  =======
Common and common equivalent shares used
 in computing per share amounts.........     8,924    8,531     8,865    8,474
                                           =======  =======   =======  =======
Dilutive net income per share...........   $  0.03  $  0.17   $  0.28  $  0.28
                                           =======  =======   =======  =======
Common and common equivalent shares used
 in computing per share amounts.........    10,278    9,926    10,151    9,723
                                           =======  =======   =======  =======

           See notes to condensed consolidated financial statements.

                               IKOS SYSTEMS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (in thousands)

                                                             March 31, April 1,
                                                               2001      2000
                                                             --------- --------
                                                                (Unaudited)
Operating activities:
  Net income................................................  $ 2,834  $ 2,737
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization...........................    1,630    1,644
    Gain on sale of capital equipment.......................       85      --
    Accumulated translation adjustments.....................     (472)    (160)
    Accrued rent............................................      277      (64)
  Changes in operating assets and liabilities:
    Accounts receivable.....................................    7,102   (1,636)
    Inventories.............................................   (4,538)     (58)
    Prepaid expenses and other current assets...............     (427)     270
    Other assets............................................     (424)     334
    Accounts payable........................................    1,242      977
    Accrued payroll and related expenses....................     (464)    (755)
    Accrued commissions.....................................   (1,406)     117
    Income taxes payable....................................   (2,396)     732
    Other accrued liabilities...............................     (602)    (547)
    Deferred revenues.......................................    2,721    1,820
                                                              -------  -------
      Net cash provided by operating activities.............    5,162    5,411
Investing activities:
  Purchases of equipment and leasehold improvements.........   (2,569)  (1,490)
  Purchase of short-term investments........................   (8,922)  (2,969)
  Maturities of short-term investments......................   10,657    2,323
                                                              -------  -------
      Net cash used in investment activities................     (834)  (2,136)
Financing activities:
  Principal payments on short-term borrowings...............   (1,809)     --
  Sale of common stock......................................    1,186      893
                                                              -------  -------
      Net cash provided by (used in) financing activities...     (623)     893
Increase in cash and cash equivalents.......................    3,705    4,168
Cash and cash equivalents at beginning of period............   12,032    7,664
                                                              -------  -------
Cash and cash equivalents at end of period..................  $15,737  $11,832
                                                              =======  =======

           See notes to condensed consolidated financial statements.

                              IKOS SYSTEMS, INC.

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  Basis of Presentation

   The accompanying unaudited consolidated financial statements at March 31, 2001 and for the three and six months ended March 31, 2001 and April 1, 2000, have been prepared in conformity with generally accepted accounting principles, consistent with those applied in, and should be read in conjunction with, the audited consolidated financial statements for the year ended September 30, 2000 included in the Form 10-K as filed with the Securities and Exchange Commission on December 21, 2000. The unaudited interim financial information reflects all normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of results for the interim periods presented. The results for the three and six months ended March 31, 2001 are not necessarily indicative of results expected for the full year.

2.  Inventories

   Inventories are stated at the lower of cost (first-in, first-out) or market and consisted of (in thousands):

                                                         March 31, September 30,
                                                           2001        2000
                                                         --------- -------------
       Raw materials....................................  $1,091      $  951
       Work-in-process..................................   5,105       1,386
       Finished goods...................................   2,339       1,660
                                                          ------      ------
                                                          $8,535      $3,997
                                                          ======      ======

3.  Net Income Per Share

   The computation of basic net income per share for the periods presented is derived from the information on the face of the income statement, and there are no reconciling items in either the numerator or denominator. Additionally, there are no reconciling items in the numerator used to compute dilutive net income per share. The incremental common shares attributable to outstanding options for the three and six month periods ended March 31, 2001 and April 1, 2000 included in the total shares used in the denominator of the diluted net income per share calculation are as follows (in thousands):

                                                              March 31, April 1,
                                                                2001      2000
                                                              --------- --------
       Three months ended....................................   1,354    1,395
                                                                =====    =====
       Six months ended......................................   1,286    1,249
                                                                =====    =====

4.  Comprehensive Income (loss)

   Comprehensive income (loss) for the three and six months ending March 31, 2001 and April 1, 2000 are as follows (in thousands):

                                         Three Months Ended  Six Months Ended
                                         ------------------ ------------------
                                         March 31, April 1, March 31, April 1,
                                           2001      2000     2001      2000
                                         --------- -------- --------- --------
     Net income as reported.............   $ 347    $1,644   $2,834    $2,737
     Accumulated translation
      adjustments.......................    (397)      (82)    (472)     (160)
                                           -----    ------   ------    ------
     Comprehensive income (loss)........   $ (50)   $1,562   $2,362    $2,577
                                           =====    ======   ======    ======

                              IKOS SYSTEMS, INC.

5.  Income Taxes

   The Company's effective tax rate on the consolidated pretax income was approximately 25% for the three and six month periods ending March 31, 2001 and April 1, 2000. The Company's effective tax rate for both periods differs from the federal statutory rate primarily due to benefits associated with its net operating loss carryforward.

6.  Litigation and Contingencies

   On February 9, 2001, the Company filed a patent infringement complaint against Axis Systems, Inc. (Axis) in the United States District Court in the District of Delaware. The complaint alleges infringement by Axis of four patents involving the Company's Virtual WiresTM technology, which allows high resource utilization in FPGA-based emulators. The Company is seeking both injunctive relief and monetary damages.

   On March 22, 2001, Axis filed a patent infringement complaint against the Company in the United States District Court for the Northern District of California. The complaint alleges infringement by IKOS of Axis's patent for a "Simulation/Emulation System and Method," U.S. Patent No 6,009,256. Axis claims that this patent covers technology for a single system that provides simulation, acceleration, and emulation of complex electronic integrated circuit and system-on-chip designs. The compliant alleges that certain of the Company's emulation products infringe on the patent. Axis is seeking both injunctive relief and monetary damages. The Company believes the claim is without merit and intends to vigorously defend the action.

7.  Recent Accounting Pronouncements

   In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements". IKOS is required to implement SAB101 no later than the quarter ending September 29, 2001. The Company is currently evaluating the impact of SAB 101 and is uncertain as to what impact, if any, SAB 101 will have on its revenues and results of operations. The impact of SAB 101, if any, will be reported as a change in accounting principle in accordance with FASB Statement No. 3. This may result in a significant cumulative effect change in accounting adjustment that would be reflected in the Company's results of operations for the fiscal year ended September 29, 2001.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires the Company to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow, or foreign currency hedges, and establishes accounting standards for reporting changes in the fair value of the derivative instruments. Upon adoption, the Company was required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. The Company adopted SFAS No. 133 as of October 1, 2000. The adoption of SFAS No. 133 did not have a material effect on the Company's results of operations or financial position.

                                                                      Appendix A




                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                                 SYNOPSYS, INC.

                             OAK MERGER CORPORATION

                                      AND

                               IKOS SYSTEMS, INC.

                                  dated as of

                                  July 2, 2001

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
 ARTICLE I DEFINITIONS...................................................  A-1
    Section 1.1  Definitions............................................   A-1
 ARTICLE II THE MERGER...................................................  A-8
    Section 2.1  The Merger.............................................   A-8
    Section 2.2  Closing; Effective Time................................   A-8
    Section 2.3  Effect of the Merger...................................   A-8
    Section 2.4  Certificate of Incorporation; Bylaws...................   A-8
    Section 2.5  Directors and Officers.................................   A-8
    Section 2.6  Effect on Capital Stock................................   A-9
    Section 2.7  Contingent Consideration...............................   A-9
    Section 2.8  Surrender of Certificates..............................  A-12
    Section 2.9  Termination of Exchange Fund...........................  A-13
    Section 2.10 No Further Ownership Rights in Company Common Stock....  A-13
    Section 2.11 Lost, Stolen or Destroyed Certificates.................  A-14
    Section 2.12 Tax and Accounting Consequences........................  A-14
    Section 2.13 Withholding Rights.....................................  A-14
    Section 2.14 Taking of Necessary Action; Further Action.............  A-14
 ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY................... A-14
    Section 3.1  Organization, Standing and Power.......................  A-14
    Section 3.2  Capital Structure......................................  A-15
    Section 3.3  Authority; No Conflicts................................  A-16
    Section 3.4  SEC Documents; Financial Statements....................  A-16
    Section 3.5  Absence of Certain Changes.............................  A-17
    Section 3.6  Absence of Undisclosed Liabilities.....................  A-18
    Section 3.7  Litigation.............................................  A-18
    Section 3.8  Restrictions on Business Activities....................  A-18
    Section 3.9  Governmental Authorization.............................  A-18
    Section 3.10 Title to Property......................................  A-18
    Section 3.11 Intellectual Property..................................  A-19
    Section 3.12 Environmental Matters..................................  A-20
    Section 3.13 Taxes..................................................  A-21
    Section 3.14 Employee Benefit Plans.................................  A-22
    Section 3.15 Interested Party Transactions..........................  A-24
    Section 3.16 Certain Agreements Affected by the Merger..............  A-24
    Section 3.17 Employee Matters.......................................  A-24
    Section 3.18 Insurance..............................................  A-26
    Section 3.19 Compliance With Laws...................................  A-26
    Section 3.20 Registration Statement; Proxy Statement/Prospectus.....  A-26
    Section 3.21 Vote Required..........................................  A-27
    Section 3.22 Voting Agreements......................................  A-27
    Section 3.23 Board Approval; Rights Plan; State Takeover Statutes...  A-27
    Section 3.24 Brokers' and Finders' Fees; Opinion of Financial
                 Adviser................................................  A-27
    Section 3.25 Customers and Suppliers; Backlog.......................  A-27
    Section 3.26 No Default.............................................  A-28
 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...... A-28
    Section 4.1  Organization, Standing and Power.......................  A-28
    Section 4.2  Capital Structure......................................  A-28
    Section 4.3  Authority..............................................  A-28

                                                                          Page
                                                                          ----
    Section 4.4  SEC Documents; Financial Statements....................  A-29
    Section 4.5  Absence of Undisclosed Liabilities.....................  A-30
    Section 4.6  Litigation.............................................  A-30
    Section 4.7  Registration Statement; Proxy Statement/Prospectus.....  A-30
    Section 4.8  Board Approval.........................................  A-30
    Section 4.9  Broker's and Finders' Fees.............................  A-30
    Section 4.10 Tax Matters............................................  A-30
    Section 4.11 Parent Owned Shares of Company Common Stock............  A-30
 ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME........................... A-31
    Section 5.1  Conduct of Business of Company.........................  A-31
    Section 5.2  No Solicitation........................................  A-33
 ARTICLE VI ADDITIONAL AGREEMENTS........................................ A-35
    Section 6.1  Proxy Statement/Prospectus; Registration Statement.....  A-35
    Section 6.2  Meeting of Stockholders................................  A-35
    Section 6.3  Access to Information..................................  A-36
    Section 6.4  Confidentiality........................................  A-36
    Section 6.5  Public Disclosure......................................  A-37
    Section 6.6  Consents; Cooperation..................................  A-37
    Section 6.7  Legal Requirements.....................................  A-38
    Section 6.8  Blue Sky Laws..........................................  A-39
    Section 6.9  Employee Benefit Plans.................................  A-39
    Section 6.10 Form S-8...............................................  A-40
    Section 6.11 Listing of Additional Shares...........................  A-41
    Section 6.12 Indemnification........................................  A-41
    Section 6.13 Tax Treatment..........................................  A-41
    Section 6.14 Stockholder Litigation.................................  A-41
    Section 6.15 Employee Agreements....................................  A-41
    Section 6.16 Injunctions or Restraints..............................  A-41
    Section 6.17 Certain Employee Actions...............................  A-42
    Section 6.18 Further Assurances.....................................  A-42
 ARTICLE VII CONDITIONS TO THE MERGER.................................... A-42
    Section 7.1  Conditions to Obligations of Each Party to Effect the
                 Merger.................................................  A-42
    Section 7.2  Additional Conditions to Obligations of the Company....  A-43
    Section 7.3  Additional Conditions to the Obligations of Parent and
                 Merger Sub.............................................  A-43
 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.......................... A-44
    Section 8.1  Termination............................................  A-44
    Section 8.2  Effect of Termination..................................  A-46
    Section 8.3  Expenses and Termination Fees..........................  A-46
    Section 8.4  Amendment..............................................  A-47
    Section 8.5  Extension; Waiver......................................  A-47
 ARTICLE IX GENERAL PROVISIONS........................................... A-47
    Section 9.1  Non-Survival at Effective Time.........................  A-47
    Section 9.2  Notices................................................  A-47
    Section 9.3  Interpretation.........................................  A-48
    Section 9.4  Counterparts...........................................  A-48
                 Entire Agreement; Nonassignability; Parties in
    Section 9.5  Interest...............................................  A-48
    Section 9.6  Severability...........................................  A-48
    Section 9.7  Remedies Cumulative....................................  A-49
    Section 9.8  Governing Law..........................................  A-49
    Section 9.9  Rules of Construction..................................  A-49

                                   SCHEDULES

Company Disclosure Schedule

Parent Disclosure Schedule

Schedule 6.9(g)

Schedule 6.15(a)

Schedule 6.15(b)

Schedule 6.15(c)

Schedule 6.15(d)

Schedule 7.3(c)

Schedule 7.3(f)

Schedule 7.3(g)

                                    EXHIBITS

Exhibit A--Form of Voting Agreement
Exhibit B--Form of Certificate of Merger
Exhibit C--Form of Certificate of Incorporation of the Surviving
        Corporation
Exhibit D--Form of Employee Agreement for employees of the Company listed on Schedule 6.15(a)
Exhibit E--Form of Employee Agreement for employees of the Company listed on Schedule 6.15(b)
Exhibit F--Form of Amendment to Severance Agreement for employees of the
        Company listed on Schedule 6.15(c)
Exhibit G--Form of Amendment to Severance Agreement for employees of the Company listed on Schedule 6.15(d)

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

   This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of July 2, 2001, by and among Synopsys, Inc., a Delaware corporation ("Parent"), Oak Merger Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Parent, and IKOS Systems, Inc., a Delaware corporation (the "Company").

                                    Recitals

   WHEREAS the Boards of Directors of the Company, Parent and Merger Sub believe it is in the best interests of their respective corporations and the stockholders of their respective corporations that the Company and Merger Sub combine into a single corporation through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger;

   WHEREAS by virtue of the Merger, the outstanding shares of Company Common Stock, $0.01 par value ("Company Common Stock"), shall be converted into the right to receive shares of Parent Common Stock, $0.01 par value ("Parent Common Stock"), at the rate set forth herein;

   WHEREAS the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger;

   WHEREAS the parties intend, by executing this Agreement (a) to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); (b) to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and (c) for the Merger to be accounted for as a purchase; and

   WHEREAS concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have on the date hereof entered into voting agreements in substantially the form attached hereto as Exhibit A (the "Voting Agreements") to vote the shares of Company Common Stock owned by such persons in favor of adoption of this Agreement and approval of the Merger.

   NOW, THEREFORE, in consideration of the premises, and the representations, warranties, covenants, agreements and additional agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

   Section 1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the meanings indicated below:

   "Agreement" has the meaning ascribed to it in the forepart of this Agreement.

   "Antitrust Laws" has the meaning ascribed to it in Section 6.6(b).

   "Authorized Fully Diluted Shares" means the sum of (a) the number of shares of Company Common Stock outstanding as of June 15, 2001, (b) the Authorized Option Shares, and (c) the number of shares of Company Common Stock that become issuable prior to the Closing Date under the Company ESPP.

   "Authorized Option Shares" means the sum of (a) the number of options granted under the Company Stock Option Plans which are outstanding as of June 15, 2001; (b) the number of shares of Company Common

Stock remaining available for grant under the Company Stock Option Plans as of June 15, 2001; and (c) such number of additional shares of Company Common Stock (if any) that are made available for issuance under the 1995 Stock Option Plan on October 1, 2001 pursuant to Section 4.1 thereof if the Closing Date is after October 1, 2001.

   "Average Parent Stock Price" means the average last sale price per share of the Parent Common Stock on the Nasdaq Stock Market as reported in The Wall Street Journal (or, if either party disputes the accuracy of the prices therein reported, another mutually agreeable authoritative source) for the ten (10) full trading-day period ending on the fifth (5th) full trading day prior to the Closing Date (e.g., if the Closing Date falls on a Sunday, the ten (10) trading day period used to calculate the Average Parent Stock Price on such date would end on, and include, the previous Monday, assuming that Monday through Friday are full trading days).

   "Backlog" as of June 30, 2001 or June 30, 2002, means (a) the dollar amount of all non-cancelable orders for products and services that (i) are not discounted in excess of historical discounts consistent with past practice,
(ii) satisfy all criteria of the Company's orders acceptance policy as it existed on June 6, 2001, as amended by the Company with Parent's consent prior to the date of this Agreement (but excluding any orders for which an exception to the order acceptance policy was approved by an officer of the Company, regardless of whether the orders acceptance policy grants such officer authority to make such exceptions), and (iii) have not been invoiced, plus (b) all deferred revenue, as reflected in audited financial statements prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with the Company's annual fiscal year-end audited financial statements, attributable to products and services that have been invoiced; provided, however, that (AA), for the avoidance of doubt, items that are included in the above clause (a) of this paragraph shall not be included in the above clause (b) of this paragraph, (BB) in the case of hardware and software, such products must have a scheduled ship date within six (6) months of the applicable Backlog date (i.e. June 30, 2001 or June 30, 2002, as the case may be) and (CC) in the case of software maintenance and support, consulting and training, such services must be scheduled to be performed within six (6) months of such date.

   "Bonus Plan" has the meaning ascribed to it in Section 6.9(g)

   "CERCLA" has the meaning ascribed to it in Section 3.12(b).

   "Certificate of Incorporation" has the meaning ascribed to it in Section
3.1.

   "Certificate of Merger" has the meaning ascribed to it in Section 2.2.

   "Closing" has the meaning ascribed to it in Section 2.2.

   "Closing Date" has the meaning ascribed to it in Section 2.2.

   "COBRA" has the meaning ascribed to it in Section 3.14(d).

   "Company" has the meaning ascribed to it in the forepart to this Agreement.

   "Company Authorizations" has the meaning ascribed to it in Section 3.9.

   "Company Balance Sheet" has the meaning ascribed to it in Section 3.6.

   "Company Balance Sheet Date" has the meaning ascribed to it in Section 3.5.

   "Company Certificates" has the meaning ascribed to it in Section 2.8(c).

   "Company Common Stock" has the meaning ascribed to it in the Recitals to this Agreement.

   "Company Disclosure Schedule" has the meaning ascribed to it in the forepart of Article III.

   "Company Employee Plans" has the meaning ascribed to it in Section 3.14(a).

   "Company ESPP" has the meaning ascribed to it in Section 3.2.

   "Company Financial Statements" has the meaning ascribed to it in Section
3.4.

   "Company Material Adverse Effect" means any event, matter, change, condition, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities, operations or results of operations of the Company (or, after the Effective Time, the Surviving Corporation) and its Subsidiaries, taking the Company (or, after the Effective Time, the Surviving Corporation) together with its Subsidiaries as a whole; provided, however, that none of the following, in and of themselves, either alone or in combination, shall constitute a Company Material Adverse Effect: (a) a decrease in the trading price of Company Common Stock; (b) any event, matter, change, condition, circumstance or effect which the Company successfully bears the burden of proving results from changes affecting any of the industries or economies in which the Company operates as a whole (which changes do not materially and disproportionately affect the Company); (c) any adverse event, matter, change, condition, circumstance or effect which the Company successfully bears the burden of proving is directly and primarily caused by the announcement or pendency of the Merger; (d) any adverse event, matter, change, condition, circumstance or effect which the Company successfully bears the burden of proving is directly and primarily caused by the taking of any action expressly required by this Agreement; (e) any adverse event, matter, change, condition, circumstance or effect which the Company successfully bears the burden of proving is directly and primarily caused by any matter for which Parent has agreed (other than in this Agreement) to indemnify the Company; or (f) a failure in and of itself of results of operations of the Company and its Subsidiaries (on a consolidated basis) to meet internal projections or forecasts or published revenue or earnings predictions for any fiscal quarterly or annual period of the Company after the date hereof and prior to the Closing Date, but not either the underlying causes of such failure or the consequences of such failure.

   "Company Representatives" has the meaning ascribed to it in Section 5.2.

   "Company SEC Documents" has the meaning ascribed to it in Section 3.4.

   "Company Stock Option Plans" has the meaning ascribed to it in Section
2.6(c).

   "Company Stockholders Meeting" has the meaning ascribed to it in Section
3.20.

   "Competing Bidder" has the meaning ascribed to it in Section 5.2.

   "Confidential Information" has the meaning ascribed to it in Section
3.11(g).

   "Confidentiality Agreement" means the Confidentiality Agreement, dated as of April 30, 2001, between the Company and Parent.

   "Contingent Consideration" has the meaning ascribed to it in Section 2.7(a).

   "Contingent Price Adjustment" has the meaning ascribed to it in Section
2.7(b).

   "Continuing Employees" has the meaning ascribed to it in Section 6.9(d).

   "CPA Firm" has the meaning ascribed to it in Section 2.7(d).

   "DGCL" has the meaning ascribed to it in Section 2.1.

   "Dilution Adjustment" has the meaning ascribed to it in Section 2.7(c).

   "Effective Time" has the meaning ascribed to it in Section 2.2.

   "Environmental and Safety Laws" has the meaning ascribed to it in Section 3.12(a).

   "ERISA Affiliate" has the meaning ascribed to it in Section 3.14(a).

   "ERISA" has the meaning ascribed to it in Section 3.14(a).

   "Exchange Act" has the meaning ascribed to it in Section 3.4.

   "Exchange Ratio" has the meaning ascribed to it in Section 2.6(a).

   "Facilities" has the meaning ascribed to it in Section 3.12(a).

   "Final Date" has the meaning ascribed to it in Section 8.1(b).

   "Foreign Plan" has the meaning ascribed to it in Section 3.14(j).

   "Fully Diluted Shares" means the number of shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time on a fully converted basis, including all outstanding shares of capital stock and the maximum potential number of shares of capital stock issuable pursuant to options, warrants, convertible or exchangeable securities, subscriptions, and agreements or commitments to issue shares of capital stock which are outstanding immediately prior to the Effective Time.

   "GAAP" has the meaning ascribed to it in Section 3.4.

   "Governmental Entity" has the meaning ascribed to it in Section 3.3.

   "Hazardous Materials" has the meaning ascribed to it in Section 3.12(a).

   "HSR Act" has the meaning ascribed to it in Section 3.3.

   "Indemnified Parties" has the meaning ascribed to it in Section 6.12.

   "Intellectual Property" has the meaning ascribed to it in Section 3.11(a).

   "Internal Revenue Code" has the meaning ascribed to it in the Recitals to this Agreement.

   "Knowledge" with respect to a party means such party's actual knowledge after reasonable inquiry of officers, directors, vice presidents, persons of higher authority than, or equivalent authority to, a vice president, and all persons directly reporting to any of the foregoing.

   "Merger" has the meaning ascribed to it in the Recitals to this Agreement.

   "Merger Sub" has the meaning ascribed to it in the forepart of this Agreement.

   "Merger Sub Common Stock" has the meaning ascribed to it in Section 2.6(d).

   "NASD" has the meaning ascribed to it in Section 3.3.

   "Needham Letter" has the meaning ascribed to it in the definition of Transaction Expenses.

   "Net Backlog" means the difference resulting from (i) the dollar value of Backlog as of June 30, 2002 less (ii) the dollar value of Backlog as of June 30, 2001; provided, however, that Net Backlog shall be limited to the following amounts for the following levels of Revenue:

                                                                      Limit on
   Revenue                                                           Net Backlog
   -------                                                           -----------
   Less than $50 million............................................ $0
   Between $50 million and $60 million.............................. $1 million
   Between $60 million and $70 million.............................. $3 million
   Between $70 million and $80 million.............................. $5 million
   Between $80 million and $90 million.............................. $8 million
   Over $90 million................................................. $10 million

   "Order" has the meaning ascribed to it in Section 6.6(b).

   "Parent" has the meaning ascribed to it in the forepart to this Agreement.

   "Parent Balance Sheet" has the meaning ascribed to it in Section 4.5.

   "Parent Common Stock" has the meaning ascribed to it in the Recitals to this Agreement.

   "Parent Confidential Information" has the meaning ascribed to it in Section 6.4(b).

   "Parent Disclosure Schedule" has the meaning ascribed to it in the forepart of Article IV.

   "Parent Financial Statements" has the meaning ascribed to it in Section 4.4.

   "Parent Material Adverse Effect" means any event, matter, change, condition, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities, operations or results of operations of Parent and its Subsidiaries, taking Parent together with its Subsidiaries as a whole; provided, however, that none of the following, in and of themselves, either alone or in combination, shall constitute a Parent Material Adverse Effect: (a) a decrease in the trading price of Parent Common Stock; (b) any event, matter, change, condition, circumstance or effect which Parent successfully bears the burden of proving results from changes affecting any of the industries or economies in which Parent operates as a whole (which changes do not materially and disproportionately affect Parent); (c) any adverse event, matter, change, condition, circumstance or effect which Parent successfully bears the burden of proving is directly and primarily caused by the announcement or pendency of the Merger; (d) any adverse event, matter, change, condition, circumstance or effect which Parent successfully bears the burden of proving is directly and primarily caused by the taking of any action expressly required by this Agreement; (e) any adverse event, matter, change, condition, circumstance or effect which Parent successfully bears the burden of proving is directly and primarily caused by any matter for which Parent has agreed (other than in this Agreement) to indemnify the Company; or (f) a failure in and of itself of results of operations of the Parent and its Subsidiaries (on a consolidated basis) to meet internal projections or forecasts or published revenue or earnings predictions for any fiscal quarterly or annual period of the Parent after the date hereof and prior to the Closing Date, but not either the underlying causes of such failure or the consequences of such failure.

   "Parent SEC Documents" has the meaning ascribed to it in Section 4.4.

   "PBT" means the Company's profit or loss before tax for the period of July 1, 2001 through June 30, 2002, inclusive, excluding amounts paid or accrued pursuant to the Bonus Plan, the PBT Exclusion Items, each of the foregoing as reflected in audited financial statements prepared in accordance with GAAP applied on a consistent basis throughout the period indicated and consistent with the Company's annual fiscal year-end audited financial statements.

   "PBT Adjustment" has the meaning ascribed to it in Section 2.7(b)(ii).

   "PBT Exclusion Items" means the following items which shall be excluded in the calculation of PBT: (i) the following amounts to the extent that in the aggregate they exceed five hundred thousand dollars ($500,000): (a) any net reduction or reversal in balance sheet reserves between the date of this Agreement and June 30, 2002 and (b) to the extent the settlement is different from the recorded reserve for French VAT exposure at March 31, 2001, any reversal of that reserve to income or any additional expense incurred on settlement; (ii) any revenue recorded under the 3Dfx settlement including any refund of associated sales taxes or other taxes; (iii) legal fees and related expenses directly related to the litigation identified in Section 3.7 of the Company Disclosure Schedule, and any cash received on settlement thereof; (iv) tax or other refunds received related to events occurring in the prior year;
(v) expenses incurred and settlement amounts received by the Company for matters for which indemnification by Parent is provided pursuant to the letter between Parent and the Company dated as of the date hereof relating to indemnification for certain claims; (vi) gains or revenue resulting from the Company's selling, leasing, licensing or otherwise disposing of or encumbering any of its properties or assets other than sales of products in the ordinary course of business consistent with the Company's past practice; and (vii) Transaction Expenses.

   "PCBs" has the meaning ascribed to it in Section 3.12(b).

   "Property" has the meaning ascribed to it in Section 3.12(a).

   "Proxy Statement" has the meaning ascribed to it in Section 3.20.

   "Quickturn" has the meaning ascribed to it in Section 7.3(e).

   "Quickturn Non-Compete" has the meaning ascribed to it in Section 7.3(e).

   "Recommendation" has the meaning ascribed to it in Section 8.1(e).

   "Registration Statement" has the meaning ascribed to it in Section 3.20.

   "Repurchase Options" has the meaning ascribed to it in Section 6.9(b).

   "Revenue" means the Company's revenue for the period July 1, 2001 through June 30, 2002, inclusive, as reflected in audited financial statements prepared in accordance with GAAP applied on a consistent basis throughout the period indicated and consistent with the Company's annual fiscal year-end audited financial statements as of September 30, 2001.

   "Revenue Adjustment" has the meaning ascribed to it in Section 2.7(b)(ii).

   "Revenue Plus Net Backlog Adjustment" has the meaning ascribed to in Section 2.7(b)(ii).

   "SEC" has the meaning ascribed to it in Section 3.3.

   "Securities Act" has the meaning ascribed to it in Section 3.2.

   "Subsidiary" and "Subsidiaries" mean, with respect to any person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such person or any other subsidiary of such person is a general partner (excluding partnerships, the general partnership interests of which held by such person or any subsidiary of such person do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors, or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such person or by one or more of its subsidiaries.

   "Superior Proposal" has the meaning ascribed to it in Section 5.2.

   "Surviving Corporation" has the meaning ascribed to it in Section 2.1.

   "Takeover Proposal" means any agreement, offer or proposal for, or any indication of interest, written or oral, in (A) a merger, reorganization, share exchange, consolidation, or other business combination involving the Company or any of its Subsidiaries, which would result in the holders of the Company's Common Stock immediately prior to the consummation of such transaction holding less than eighty five percent (85%) of the outstanding shares of any class of capital stock or voting power of the surviving, resulting or acquiring entity immediately following the consummation of such transaction; or (B) a tender offer for securities of the Company, which, if successful, would result in the tender offeror, either alone or as part of a group, holding beneficial ownership of fifteen percent (15%) or more of the outstanding shares of any class of capital stock or voting power of the Company immediately following the consummation of such tender offer; (C) the acquisition of fifteen percent (15%) or more of the outstanding shares of any class of capital stock or voting power of the Company; or (D) the acquisition of fifteen percent (15%) or more of the assets of the Company and its Subsidiaries (either on the basis of book value or fair market value, calculated in each case on a consolidated basis), other than, in each case, the transactions contemplated by this Agreement. For purposes of this definition, the terms "person", "group" and "beneficial ownership" have the meanings ascribed to them in the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC thereunder.

   "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or clause (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person, including pursuant to any Tax sharing or Tax allocation agreement.

   "Tax Authority" means any Governmental Entity responsible for the imposition of any Tax (domestic or foreign).

   "Tax Return" means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

   "Third Party Intellectual Property Rights" has the meaning ascribed to it in
Section 3.11(b).

   "Transaction Expenses" means the actual, reasonable, documented fees, costs and expenses incurred by the Company and payable to Needham & Co. as financial advisor to the Company pursuant to its letter agreement with the Company dated as of June 28, 2000 (the "Needham Letter"), Gray Cary Ware & Freidenrich LLP as outside legal counsel to the Company, and the Company's outside accountants, in each case in connection with the negotiations leading to this Agreement, the negotiation and documentation of this Agreement (including due diligence in connection therewith), the performance of the Company's obligations under this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement, and expenses incurred in connection with printing the Company's proxy materials and the Registration Statement, registration and filing fees in connection with the Registration Statement, the proxy materials and the listing of additional shares, and fees, costs and expenses associated with complying with applicable Blue Sky securities laws in connection with the Merger and filing fees under the HSR Act. Fees, costs and expenses incurred by the Company in connection with legal, accounting and financial advisory work in the ordinary course of business shall not constitute Transaction Expenses, even though they may be incurred after the date hereof or during the pendency of this Agreement.

   "Trigger Event" means the acquisition by any person or group (other than a stockholder who is party to an enforceable Voting Agreement) of beneficial ownership of securities representing fifteen percent (15%) or more of the outstanding shares of any class of capital stock or voting power of the Company, or the commencement or public announcement of a tender or exchange offer, other publicly announced initiative or open market purchase program following the successful consummation of which such person or group would have beneficial ownership of securities representing fifteen percent (15%) or more of the outstanding shares of any class of capital stock or voting power of the Company. For purposes of this definition, the terms "person", "group" and "beneficial ownership" have the meanings ascribed to them in the Securities Exchange Act of 1934 as amended and the rules and regulations of the SEC thereunder.

   "Voting Agreements" has the meaning ascribed to it in the Recitals to this Agreement.

   "WARN" has the meaning ascribed to it in Section 3.17(g).

                                   ARTICLE II

                                   The Merger

   Section 2.1 The Merger. At the Effective Time (as defined in Section 2.2) and upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

   Section 2.2 Closing; Effective Time. The closing of the Merger (the "Closing") shall take place as soon as reasonably practicable (and in any event not later than two business days) after the satisfaction or waiver of each of the conditions set forth in Article VII hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, 94303, or at such other location as the parties hereto agree. As part of the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in the form attached hereto as Exhibit B (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL (the time of the filing of such document, or such later time as may be agreed to by the parties and specified in the Certificate of Merger in accordance with
Section 103(d) of the DGCL, being the "Effective Time").

   Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, without revision or impairment, and debts, liabilities and duties of the Company and Merger Sub shall be the debts, liabilities and duties of the Surviving Corporation.

   Section 2.4 Certificate of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth in Exhibit C hereto. From and after the Effective Time, Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

   Section 2.5 Directors and Officers. From and after the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified or until their earlier resignation or removal.

   Section 2.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

      (a) Conversion of Company Common Stock. At the Effective Time, subject to Section 2.6(f), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.6(b)) shall be automatically converted into the right to receive that number of shares (or a fraction of a share, as the case may be) of Parent Common Stock (the "Exchange Ratio") equal to the quotient obtained by dividing (i) the sum of six dollars ($6) per share and the Contingent Consideration, if any, calculated in accordance with Section 2.7, by (ii) the Average Parent Stock Price;

      (b) Cancellation of Company Common Stock Owned by Parent or Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned Subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or any other consideration paid or issued therefore.

      (c) Company Stock Option Plans; Company ESPP. At the Effective Time, the Company's 1995 Stock Option Plan, 1995 Outside Directors Stock Option Plan, 2000 Nonstatutory Stock Option Plan, Virtual Machine Works 1994 Incentive Stock Option Plan and the non-plan options to purchase Company Common Stock set forth in Section 2.6(c) of the Company Disclosure Schedule (collectively the "Company Stock Option Plans") and all options to purchase Company Common Stock then outstanding under the Company Stock Option Plans shall be assumed by Parent in accordance with Section 6.9. The Company ESPP (as defined in Section 3.2) shall be terminated in accordance with Section 6.9(c).

      (d) Capital Stock of Merger Sub. At the Effective Time, each share of common stock, $0.01 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned Subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, like change or increase.

      (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Parent Stock Price.

   Section 2.7 Contingent Consideration.

    (a) Contingent Consideration.

   The "Contingent Consideration", if any, equals (i) the Contingent Price Adjustment, if any, calculated pursuant to Section 2.7(b) less (ii) the Dilution Adjustment calculated pursuant to Section 2.7(c). In no event shall any person who immediately prior to the Effective Time was a holder of capital stock of the Company be required to repay or return any consideration which such holder receives or which such holder has the right to receive, as a result of the determination of the Contingent Consideration hereunder, and for such purposes, the calculation of the Contingent Consideration in accordance with the procedures set forth in Section 2.7(d) shall be final and binding on all parties to this Agreement and on the holders of Company capital stock and options.

    (b) Contingent Price Adjustment. The "Contingent Price Adjustment" shall be calculated as follows:

     (i) If the Closing Date is prior to June 30, 2002, the Contingent Price Adjustment shall equal nine dollars ($9) per share of Company Common Stock and the second paragraph of Section 2.7(d) shall not apply; provided, that the Closing may not occur prior to June 30, 2002 without the agreement of both Parent and the Company.

     (ii) If the Closing Date is on or after June 30, 2002, the Contingent Price Adjustment shall equal an amount per share of Company Common Stock equal to either the Revenue Plus Net Backlog Adjustment or the PBT Adjustment, whichever produces a lower dollar per share value, except that if the PBT Adjustment produces a lower dollar per share value than the Revenue Plus Net Backlog Adjustment but the same or higher dollar per share value than the Revenue Adjustment, the Contingent Price Adjustment shall equal the Revenue Plus Net Backlog Adjustment.

        (A) The "Revenue Plus Net Backlog Adjustment" shall be calculated using Revenue plus Net Backlog as provided in the following table using either (aa) Revenue plus the absolute value of Net Backlog if Net Backlog is positive or (bb) Revenue minus the absolute value of Net Backlog if Net Backlog is negative and shall equal the dollar per share value that results from the formula in the applicable right-hand column of the table (such formula is located in the row that contains the applicable Revenue plus Net Backlog in the left-hand column of the table):

         Revenue plus Net Backlog ("RB") Revenue Plus Net Backlog Adjustment
         ------------------------------- -----------------------------------
                   (millions)
         RB (greater than or =) $100               $14
         $90 (less than or =) RB < $100            $14 - $((100 - RB)/10) *2
         $80 (less than or =) RB < $90             $12 - $((90 - RB)/10) *3
         $70 (less than or =) RB < $80             $9 - $((80 - RB)/10) *3
         $60 (less than or =) RB < $70             $6 - $((70 - RB)/10) *3
         $50 (less than or =) RB < $60             $3 - $((60 - RB)/10) *3
         RB < $50                                  $0

   The "Revenue Adjustment" shall be calculated using Revenue as provided in the following table and shall equal the dollar per share value that results from the formula in the applicable right-hand column of the table (such formula is located in the row that contains the applicable Revenue in the left-hand column of the table):

                  Revenue ("R")                  Revenue Adjustment
                  -------------                  ------------------
                   (millions)
         R (greater than or =) $100                $14
         $90 (less than or =) R < $100             $14 - $((100 - R)/10) *2
         $80 (less than or =) R < $90              $12 - $((90 - R)/10) *3
         $70 (less than or =) R < $80              $9 - $((80 - R)/10) *3
         $60 (less than or =) R < $70              $6 - $((70 - R)/10) *3
         $50 (less than or =) R < $60              $3 - $((60 - R)/10) *3
         RB < $50                                  $0

        (B) The "PBT Adjustment" shall be calculated using PBT as provided in the following table and shall equal the dollar per share value that results from the formula in the applicable right-hand column of the table (such formula is located in the row that contains the applicable PBT in the left-hand column of the table):

                       PBT                    PBT Adjustment
                       ---                    --------------
                   (millions)
         PBT (greater than or =) $18     $14
         $14 (less than or =) PBT < $18  $14 - $((18 - PBT)/4) *2
         $8 (less than or =) PBT < $14   $12 - $((14 - PBT)/6) *3
         $0 (less than or =) PBT < $8    $9 - $((8 - PBT)/8) *3
         $(5) (less than or =) PBT < $0  $6 - $((0 - PBT)/5) *3
         $(10) (less than or =) PBT <
          $(5)                           $3 - $((-5 - PBT)/5) *3
         PBT < $(10)                     $0

    (c) Dilution Adjustment. The "Dilution Adjustment" shall be determined by dividing (i) the product obtained from multiplying (x) the excess of the number of Fully Diluted Shares over the Authorized Fully Diluted Shares and (y) the sum of six dollars ($6) plus the Contingent Price Adjustment by (ii) the Fully Diluted Shares.

    (d) Calculation of Contingent Consideration.

   As soon as practicable after June 30, 2001 but in no event later than July 21, 2001, Ernst & Young LLP shall audit the Company in order to calculate the Backlog as of June 30, 2001. As soon as practicable after June 30, 2001 but in no event later than July 21, 2001, Ernst & Young LLP and the Company shall provide to Parent and KPMG LLP all supporting materials and information (including all audit and tax working papers of the Company and Ernst & Young
LLP) necessary or appropriate for Parent and KPMG LLP to calculate the Backlog as of June 30, 2001. As soon as practicable after the parties have completed their respective calculations of the Backlog as of June 30, 2001, but in no event later than July 28, 2001, if such calculations differ, Parent, KPMG LLP, the Company, and Ernst & Young LLP shall seek in good faith to resolve such differences in order to agree on a calculation of the Backlog as of June 30, 2001. If Parent and the Company are unable to resolve such differences by July 31, 2001, Parent and the Company shall revise their respective calculations so that each such revised calculation identifies the differences remaining between the two such calculations. No later than August 5, 2001, Parent and the Company shall submit such revised calculations to PriceWaterhouseCoopers (or Deloitte & Touche if PriceWaterhouseCoopers does not agree to provide services pursuant to this paragraph or has a material relationship with either of the parties) (the "CPA Firm"). Acting as experts and not as arbitrators, and based solely on its independent review and analysis of the revised calculations (without review, analysis or audit of the data underlying such calculations), the CPA Firm shall determine the Backlog as of June 30, 2001, based on its determination of which calculation (Parent's calculation or the Company's calculation) better approximates the Backlog as of June 30, 2001; provided that to make such determination the CPA Firm shall choose, without any modification, either the Company's calculation of the Backlog as of June 30, 2001, taken as a whole as submitted in its entirety to the CPA Firm by the Company, or Parent's calculation of Backlog as of June 30, 2001, taken as a whole as submitted in its entirety to the CPA Firm by Parent. The Company and Parent shall direct the CPA Firm to use its best efforts to render such determination no later than August 10, 2001. Such determination shall be final, conclusive and binding upon the Company and Parent. Fifty percent (50%) of the fees of the CPA Firm billed to the parties shall be paid by Parent, and the other fifty percent (50%) of such fees shall be paid from the Contingent Consideration, if any. To the extent such Contingent Consideration is insufficient to pay such fees, Parent shall pay the remainder.

   As soon as practicable after June 30, 2002 but in no event later than August 5, 2002 (unless the Closing Date has occurred prior to June 30, 2002, in which case, as provided in Section 2.7(b)(i), this second paragraph of Section 2.7(d) shall not apply), Ernst & Young LLP shall audit the Company in order to calculate the

Backlog as of June 30, 2002, the Contingent Price Adjustment, and the Dilution Adjustment. As soon as practicable after June 30, 2002 but in no event later than August 5, 2002, Ernst & Young LLP and the Company shall provide to Parent and KPMG LLP all supporting materials and information (including all audit and tax working papers of the Company and Ernst & Young LLP) necessary or appropriate for Parent and KPMG LLP to calculate the Backlog as of June 30, 2002, the Contingent Price Adjustment, and the Dilution Adjustment. As soon as practicable after the parties have completed their respective calculations of the Backlog as of June 30, 2002, the Contingent Price Adjustment, and the Dilution Adjustment but in no event later than August 12, 2002, if any of such calculations differ, Parent, KPMG LLP, the Company, and Ernst & Young LLP shall seek in good faith to resolve such differences in order to agree on a calculation of the Backlog as of June 30, 2002, the Contingent Price Adjustment, and the Dilution Adjustment. If Parent and the Company are unable to resolve such differences by August 15, 2002, Parent and the Company shall revise their respective calculations so that each such revised calculation identifies the differences remaining between the two such calculations. No later than August 19, 2002, Parent and the Company shall submit such revised calculations to the CPA Firm. Acting as experts and not as arbitrators, and based solely on its independent review and analysis of the revised calculations (without review, analysis or audit of the data underlying such calculations), the CPA Firm shall determine the Backlog as of June 30, 2002, the Contingent Price Adjustment, and the Dilution Adjustment, based on its determination of which calculation (Parent's calculation or the Company's calculation) better approximates the Backlog as of June 30, 2002, the Contingent Price Adjustment, and the Dilution Adjustment; provided that to make such determination the CPA Firm shall choose, without any modification, either the Company's calculations of the Backlog as of June 30, 2002, the Contingent Price Adjustment, and the Dilution Adjustment, taken as a whole as submitted in their entirety to the CPA Firm by the Company, or Parent's calculations of Backlog as of June 30, 2002, Contingent Price Adjustment, and Dilution Adjustment, taken as a whole as submitted in their entirety to the CPA Firm by Parent. The Company and Parent shall direct the CPA Firm to use its best efforts to render such determination no later than August 26, 2002, respectively. Such determination shall be final, conclusive and binding upon the Company and Parent. Fifty percent (50%) of the fees of the CPA Firm billed to the parties shall be paid by Parent, and the other fifty percent (50%) of such fees shall be paid from the Contingent Consideration, if any. To the extent such Contingent Consideration is insufficient to pay such fees, Parent shall pay the remainder.

   Section 2.8 Surrender of Certificates.

    (a) Exchange Agent. Parent's transfer agent shall act as exchange agent (the "Exchange Agent") in the Merger.

    (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, through such reasonable procedures as Parent may adopt, (i) the shares of Parent Common Stock issuable pursuant to Section 2.6(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time (provided that delivery of any shares that are subject to vesting and/or repurchase rights in favor of the Company shall be in book entry form until such vesting and/or repurchase rights lapse) and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 2.6(f).

    (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, subject to Section 2.7, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates"), whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares) pursuant to Section 2.6(a) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates (or book entries in the case of shares that are subject to vesting and/or repurchase rights in favor of the Company) representing shares of Parent Common Stock (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange

Agent (or to such other agent or agents as may be appointed by Parent), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Certificate so surrendered shall forthwith be canceled and the holder of such Company Certificate shall be sent in exchange therefor a certificate or certificates (or book entry in the case of shares that are subject to vesting and/or repurchase rights) representing the number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to Section 2.6(a) and cash payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.6(f). Until so surrendered, each outstanding Company Certificate that will be deemed from and after the Effective Time to represent only the right to receive the merger consideration contemplated by
Section 2.6(a) upon surrender of such Company Certificate. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article II.

    (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock which the holder thereof has the right to receive until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Common Stock certificates issued in exchange therefor, without interest, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.8(d)) with respect to such shares of Parent Common Stock.

    (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (f) No Liability. Notwithstanding anything to the contrary in this Section 2.8, none of the Exchange Agent, the Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificate has not been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the merger consideration contemplated by Section 2.6 in respect of such Company Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Company Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

   Section 2.9 Termination of Exchange Fund. Any portion of funds (including any interest earned thereon) or certificates for shares of Parent Common Stock held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article II within seven (7) months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by Section
2.8 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for shares of Parent Common Stock and, only as general creditors thereof, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

   Section 2.10 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Company Certificate is presented to the Surviving Corporation for any reason, it shall be canceled and exchanged as provided in this Article II.

   Section 2.11 Lost, Stolen or Destroyed Certificates. In the event any Company Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 2.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

   Section 2.12 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (a) constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (b) be accounted for as a purchase.

   Section 2.13 Withholding Rights. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of Parent Common Stock otherwise deliverable under this Agreement, and from any other payments made pursuant to this Agreement, such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Internal Revenue Code or any provision of United States federal, state, local, or foreign national, provincial, local or other Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

   Section 2.14 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, as long as such action is not inconsistent with this Agreement.

                                  ARTICLE III

                   Representations and Warranties of Company

   The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule dated as of and delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"). The disclosures set forth in the Company Disclosure Schedule shall qualify only the disclosure under the section number referred to in the Company Disclosure Schedule.

   Section 3.1 Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Parent a true and correct copy of the Certificate of Incorporation, (the "Certificate of

Incorporation"), and Bylaws or other charter documents, as applicable, of the Company and each of its Subsidiaries, each as amended to date. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its respective charter or bylaws or equivalent organizational documents. The Company is the owner of all outstanding shares of capital stock of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such Subsidiary are owned by the Company free and clear of all liens, charges, claims or encumbrances or rights of others and are not subject to preemptive rights or rights of first refusal created by statute, the certificate of incorporation, or Bylaws of such Subsidiary or any agreement to which such Subsidiary is a party or by which it is bound. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating the Company or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (excluding the Subsidiaries and securities in publicly traded companies held for passive investment and comprising less than one percent (1%) of the outstanding stock of such company).

   Section 3.2 Capital Structure. The authorized capital stock of the Company consists of fifty million (50,000,000) shares of Common Stock, $0.01 par value, of which there were issued and outstanding as of the close of business on June 15, 2001, 9,061,620 shares, and ten million (10,000,000) shares of Preferred Stock $0.01 par value of which five hundred thousand (500,000) shares have been designated as Series G Preferred Stock. As of the close of business on June 15, 2001 there were no shares of Preferred Stock issued and outstanding. No shares of Company Common Stock are held in treasury of the Company or by its Subsidiaries. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after June 15, 2001, except upon the exercise of options outstanding as of such date under the Company Stock Option Plans (as defined in Section 2.6(c)) or pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Company ESPP"). All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any liens or encumbrances, other than any liens, charges, claims, encumbrances or rights of others, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation, or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. As of the close of business on June 15, 2001, the Company had reserved (i) 5,736,884 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Company Stock Option Plans, of which 2,264,058 shares had been issued pursuant to option exercises or direct stock purchases, 3,155,594 shares were subject to outstanding, unexercised options, no shares were subject to outstanding stock purchase rights, and 316,872 shares were available for issuance thereunder and (ii) 1,050,000 shares of Common Stock for issuance to employees pursuant to the Company ESPP, of which 535,153 shares had been issued. Between June 15, 2001 and the date hereof, Company has not (i) issued or granted additional options under the Company Stock Option Plans, or (ii) accepted enrollments in the Company ESPP. Except for (i) the rights created pursuant to this Agreement, the Company Stock Option Plans and the Company ESPP and (ii) the Company's rights to repurchase any unvested shares under the Company Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock (other than those granting the Company the right to purchase unvested shares upon employment or service termination, and the Voting Agreements) (i) between or among the Company and any of its stockholders and (ii) to the Company's Knowledge, between or among any of the Company's stockholders. The terms of the Company Stock Option Plans permit the assumption or substitution of options to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, stockholders, or otherwise. The current Offering Period (as defined in the Company ESPP) commenced under the Company ESPP on February 1, 2001 and will end on July 31, 2001, and except for the purchase rights granted on such commencement date to participants in the current Purchase Period (as defined in the Company ESPP), there are no other purchase rights or options outstanding under the Company ESPP. True and complete copies of all forms of agreements and instruments relating to or issued under the Company Stock Option Plans or Company ESPP (and true and complete copies of all such agreements and instruments which differ in any material respect from any of such forms) have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented since being provided to Parent, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent. The shares of Company Common Stock issued under the Company Stock Option Plans, as amended and under all prior versions thereof, have either been registered under the Securities Act of 1933, as amended (the "Securities Act"), or were issued in transactions which qualified for exemptions under either
Section 4(2) of, or Rule 701 under, the Securities Act for stock issuances under compensatory benefit plans.

   Section 3.3 Authority; No Conflicts. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders holding a majority of the outstanding shares of Company Common Stock as contemplated by Section 7.1(a). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require the consent or approval of any person in respect of:
(i) any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, arbitrator, tribunal, administrative agency or commission or other governmental authority or instrumentality, stock exchange or market system, in each case whether domestic or foreign (each a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 2.2; (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") of the Proxy Statement (as defined in Section 3.20) relating to the Company Stockholders Meeting (as defined in Section 3.20);
(iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (v) the filing of a Form S-4 Registration Statement with the SEC in accordance with the Securities Act of 1933, as amended; (vi) the filing of a Current Report on Form 8-K with the SEC; (vii) filings pursuant to Rule 165 and Rule 425 of the Securities Act; and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Company Material Adverse Effect and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

   Section 3.4 SEC Documents; Financial Statements. The Company has provided (or made available if publicly available at www.sec.gov or www.10kwizard.com or other widely available online EDGAR retrieval service) to Parent a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filings made with the SEC by the Company since March 31, 2001 and, prior to the Effective Time, the Company will have provided (or made available if publicly available at www.sec.gov or www.10kwizard.com or other widely available online Edgar retrieval service) to Parent true and complete copies of any additional documents filed with the SEC by the Company prior to the Effective Time (collectively, the "Company SEC Documents"). The Company has timely filed all forms, statements and documents required to be filed by it with the SEC and The Nasdaq Stock Market since March 31, 2001. In addition, the Company has provided (or made available if publicly available at www.sec.gov or www.10kwizard.com or other widely available online Edgar retrieval service) to Parent true and complete copies of all exhibits to the Company SEC Documents filed prior to the date hereof, and will promptly provide (or make available if publicly available at www.sec.gov or www.10kwizard.com or other widely available online Edgar retrieval service) to Parent true and complete copies of all exhibits to any additional Company SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Company SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document. The financial statements of the Company, including the notes thereto, included in the Company SEC Documents (the "Company Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Company Financial Statements fairly present the consolidated financial condition and operating results of the Company and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments none of which individually, or in the aggregate, are material). There has been no change in Company accounting policies since March 31, 2001.

   Section 3.5 Absence of Certain Changes. Since March 31, 2001 (the "Company Balance Sheet Date"), the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Company Material Adverse Effect; (ii) any acquisition, sale or transfer of any material asset of the Company or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its or any of its Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock other than the purchase of unvested shares upon employment or service termination; (v) any entering into by the Company or any of its Subsidiaries of any material contract or agreement, or any material amendment or termination of, other than in the ordinary course of business, or default by the Company or any of its Subsidiaries under, any material contract or agreement to which the Company or any of its Subsidiaries is a party or by which it is bound (or, to the Knowledge of the Company, by any other party thereto); (vi) any amendment or change to the Certificate of Incorporation or Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by the Company to any of its directors, consultants or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with the Company's past practices. The Company has not agreed since March 31, 2001 to effect any changes, events, or conditions or take any of the actions described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

   Section 3.6 Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Consolidated Balance Sheets or in the related Notes to Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business since the Company Balance Sheet Date which are consistent with past practice and which could not reasonably be expected to have a Company Material Adverse Effect; and (iii) those incurred in connection with the execution of this Agreement.

   Section 3.7 Litigation. There is no litigation, arbitration or investigation pending before any Governmental Entity, or, to the Knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect or an adverse impact on the ability of the Company to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Company or any of its Subsidiaries, or, to the Knowledge of the Company and its Subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Company Material Adverse Effect.

   Section 3.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or reasonably could be expected to have, whether before or after consummation of the Merger, the effect of prohibiting or materially impairing any current business practice of the Company or any of its Subsidiaries, any contemplated acquisition of property by the Company or any of its Subsidiaries or the conduct by the Company or any of its Subsidiaries of its business as currently conducted or as currently proposed to be conducted.

   Section 3.9 Governmental Authorization. The Company and each of its Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company or any of its Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company's or any of its Subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any of such Company Authorizations could not reasonably be expected to have a Company Material Adverse Effect.

   Section 3.10 Title to Property. The Company and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) purchase money liens incurred in the ordinary course of business and liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of the Company and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, ordinary wear and tear excepted, and except where the failure to be in good condition or repair would not have a Company Material Adverse Effect. Section 3.10 of the Company Disclosure Schedule identifies each parcel of real property owned or leased by the Company or any of its Subsidiaries. No lease relating to a foreign parcel contains any extraordinary payment obligation.

   Section 3.11  Intellectual Property.

    (a) The Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable and unencumbered rights to use all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any other similar intellectual property rights or applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventions, ideas, algorithms, processes, computer software programs or applications (in both source code and/or object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used, or currently proposed to be used, in the business of the Company and its Subsidiaries as currently conducted, or currently proposed to be conducted. The Company has not (i) licensed any of its Intellectual Property in source code form to any person or (ii) entered into any exclusive agreements relating to its Intellectual Property to with any person.

    (b) Section 3.11(b) of the Company Disclosure Schedule lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, registered domain names, and registered maskworks included in the Intellectual Property owned by the Company, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses (both in-bound and outbound), sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements (other than licenses for standard commercially available off-the-shelf software) as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any the Company product.

    (c) To the Company's Knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company or any of its Subsidiaries, or any Third Party Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business. No royalties or other continuing payment obligations are due in respect of Third Party Intellectual Property Rights.

    (d) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

    (e) All patents, trademarks, service marks and copyrights held by the Company are valid and subsisting and have been properly assigned to the Company by the inventors, authors or previous owners thereof. The Company (i) has not been sued in any suit, action or proceeding (or received any notice or, to the Company's Knowledge, threat) which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of the Company's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and, to the Knowledge of the Company, there is no substantial basis for a claim that any of the Company's past or current products are infringing or have infringed on any Third Party Intellectual Property Rights.

    (f) The Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that the Company does not already own by operation of law.

    (g) The Company has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

    (h) There are no actions that must be taken by the Company or any Subsidiary within ninety (90) days of the Closing Date that, if not taken, will result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property.

    (i) The Company has not received any opinion of counsel that any third party patents apply to the Company's products.

    (j) The period of exclusivity under Section 2.5 of the Patent License Agreement between MIT and Virtual Machine Works, Inc., dated December 22, 1993, extends until December, 2004.

    (k) Neither the Company nor any of its Subsidiaries is a party to any non-competition or non-solicitation or other similar restrictive agreement or arrangement relating to any business or service anywhere in the world.

    (l) The Company and its Subsidiaries have not disclosed or delivered, or permitted the disclosure or delivery, to any escrow holder or other third party, all or any part of the source code (including, without limitation, any algorithm or documentation contained in or relating to any source code) of its Intellectual Property.

   Section 3.12  Environmental Matters.

    (a) The following terms shall be defined as follows:

     (i) "Environmental and Safety Laws" means any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

     (ii) "Hazardous Materials" means any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

     (iii) "Property" means all real property leased or owned by the Company or its Subsidiaries either currently or in the past.

       (iv) "Facilities" means all buildings and improvements on the Property of the Company or its Subsidiaries.

    (b) Except in all cases as, in the aggregate, would not have a Company Material Adverse Effect, (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) the Company and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to the Company's Knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to the Company's Knowledge, neither the Company nor its Subsidiaries have been or are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or state analog statute; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of fifty (50) parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and the Company's and its Subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) the Company and its Subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

   Section 3.13 Taxes. The Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which the Company or any of its Subsidiaries is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. All unpaid taxes of the Company and its Subsidiaries for periods through the Company Balance Sheet Date are reflected on the Company Balance Sheet. The Company has no liability for unpaid Taxes accruing after the Company Balance Sheet Date other than Taxes arising in the ordinary course of its business subsequent to the Company Balance Sheet Date. There is (i) no material claim for Taxes that is a lien against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries other than liens for Taxes not yet due and payable; (ii) no audit of any Tax Return of the Company or any of its Subsidiaries that is being conducted by a Tax authority; and
(iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by the Company or any of its Subsidiaries and that is currently in effect. Neither the Company nor any of its Subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Internal Revenue Code or any comparable provision under state or foreign Tax laws solely as a result of transactions, events or accounting methods employed prior to the Merger other than as reported in the Tax Returns that have been provided to Parent. The Company has not been distributed in a transaction qualifying under Section 355 of the Internal Revenue Code within the last two years, nor has Company distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years. There is no agreement, plan or arrangement to which Company or any of its Subsidiaries is a party, including this Agreement, covering any employee or former employee of Company or any of its Subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Internal Revenue Code. There is no contract, agreement, plan or arrangement to which Company is a party or by which it is bound to compensate any individual for excise taxes pursuant to Section 4999 of the Internal Revenue Code. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate Tax Authorities (or are properly holding for such timely payment) all Taxes required by law to be withheld or collected. Neither the Company nor any of its Subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Internal Revenue Code (or comparable provisions of any state Tax laws) apply to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, nor does the Company or any of its Subsidiaries have any liability under, any Tax sharing or Tax allocation agreements. Neither the Company nor any of its Subsidiaries has filed any disclosures under Section 6662 of the Internal Revenue Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither the Company nor any of its Subsidiaries has refrained from filing any disclosures under Section 6662 of the Internal Revenue Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return based on or in substantial reliance on advice of outside counsel or other consultants. Neither the Company nor any of its Subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897 of the Internal Revenue Code. Neither the Company nor any of its Subsidiaries has ever been a member of a consolidated, combined or unitary group of which the Company was not the ultimate parent corporation. The Company and each of its Subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities. Neither the Company nor any of its affiliates has taken or agreed to take any action, nor does the Company have Knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

   Section 3.14 Employee Benefit Plans.

    (a) Section 3.14(a) of the Company Disclosure Schedule lists, with respect to the Company, any Subsidiary of the Company and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) any such employee benefit plan that has been adopted, maintained, contributed to, or required to be contributed to by the Company or any Subsidiary, whether formally or informally, for the benefit of employees outside the United States; (iii) each loan to a non-officer employee in excess of fifty thousand dollars ($50,000), loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Internal Revenue Code
Section 125) or dependent care (Internal Revenue Code Section 129), life insurance or accident insurance plans, programs or arrangements; (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements; (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees; and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Company of greater than fifty thousand dollars ($50,000) remain for the benefit of, or relating to, any present or former employee, consultant or director of the Company (collectively, the "Company Employee Plans").

    (b) The Company has provided to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three (3) plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code either (i) has obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Internal Revenue Code, including all amendments to the Internal Revenue Code effected by the Tax Reform Act of 1986 and subsequent legislation other than the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, or (ii) has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or (iii) the requisite period for application has not expired. The Company has also furnished Parent with the most recent Internal Revenue Service determination, opinion, advisory, or notification letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Internal Revenue Code Section 401(a). Company has also provided to Parent all registration statements and prospectuses prepared in connection with each Company Employee Plan.

    (c) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, with respect to any Company Employee Plan, which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect; (iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Internal Revenue
Code), except as would not have, in the aggregate, a Company Material Adverse Effect, and the Company and each Subsidiary or ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in default in any material respect under or violation of, and have no Knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) neither the Company nor any Subsidiary or ERISA Affiliate is subject to any material liability or material penalty under Sections 4976 through 4980 of the Internal Revenue Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by the Company or any Subsidiary or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither the Company nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Internal Revenue Code; and (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent (other than for benefits accrued through the date of termination and ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA or applicable foreign law as an employee pension plan within the meaning of Section 3(2) of ERISA, an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, or an employee compensation, pension, welfare, or other benefit plan under applicable foreign law, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan, except where the failure to do so would not have a Company Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor.

    (d) With respect to each Company Employee Plan, the Company and each of its United States Subsidiaries have complied except to the extent that such failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect, with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

    (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company, any Company Subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider, except as may be required by Section 6.9 of this Agreement. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, without more, does not constitute a change in or of control or a termination or constructive termination of employment within the meaning of any severance or option plan or agreement to which the Company or any of its Subsidiaries is a party.

    (f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company, any Company Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal quarter included in the Company's financial statements.

    (g) The Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Internal Revenue Code.

    (h) Neither the Company nor any Company Subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

    (i) There is no agreement, contract or arrangement to which the Company or any of its Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Internal Revenue Code.

    (j) Each compensation and benefit plan adopted, maintained or contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries by the law or applicable custom or rule of a jurisdiction outside of the United States (the "Foreign Plans") is listed in Section 3.14(j) of the Company Disclosure Schedule. In regards to each such Foreign Plan (i) all material contributions to, and material payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law, custom and rule of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Company Balance Sheet, (ii) the Company and each of its Subsidiaries have complied in all material respects with all applicable reporting and notice requirements, and each of the Foreign Plans has obtained from the Governmental Entity having jurisdiction with respect to such plan all required determinations, if any, that such Foreign Plan is in compliance with the laws, customs and rules of the relevant jurisdiction if such determination is required in order to give effect to such Foreign Plan; (iv) each of the Foreign Plans has been administered in all material respects at all times in accordance with its terms and applicable law and regulations.

   Section 3.15 Interested Party Transactions. Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries is indebted to any director, officer or employee of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company or any of its Subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act and the Exchange Act.

   Section 3.16 Certain Agreements Affected by the Merger. At the Closing neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any, current or former, director or employee or service provider of the Company or any of its Subsidiaries; (ii) increase any benefits otherwise payable by the Company or its Subsidiaries; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

   Section 3.17 Employee Matters.

    (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to employees of the Company or any of its Subsidiaries, no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any duty to bargain with any labor organization with respect to such persons. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any of its Subsidiaries, and there is no charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries have any pending contract grievances under any collective bargaining agreements, other administrative charges, claims, grievances or lawsuits before any Governmental Entity or arbiter or arbitrator arising under any laws govern employment and, to the Knowledge of the Company and its Subsidiaries, there exist no facts that could reasonably be expected to give rise to such a claim.

    (b) The Company and each of its Subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices. The Company has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. The Company is not liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company or any of its Subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability. Neither the Company nor any of its Subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no material controversies pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.

    (c) To the Company's Knowledge, no employees of the Company or any of its Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries, or to the use of trade secrets or proprietary information of others. No employees of the Company or any of its Subsidiaries material to the conduct of their respective businesses have given written notice to the Company, nor is the Company otherwise aware, that any such employee intends to terminate his or her employment with the Company or any of its Subsidiaries.

    (d) The Company and its Subsidiaries have provided to Parent a list of the names, positions, rates and elements of compensation for all officers, directors, employees, advisory board members and consultants of the Company and its Subsidiaries who are currently receiving compensation or other benefits or remuneration from the Company and its Subsidiaries, showing each such person's name, positions, an annual remuneration, bonuses and benefits for the current fiscal year and the most recently completed fiscal year.

    (e) With respect to any persons employed by the Company or any of its Subsidiaries, (i) the Company and the Company's Subsidiaries have not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the Knowledge of the Company and the Company's Subsidiaries, threatened discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or its Subsidiaries, before any governmental entity nor, to the Knowledge of the Company and its Subsidiaries, does any basis therefor exist.

    (f) The Company and its Subsidiaries have complied, in all material respects, with all laws governing the employment of personnel by U.S. companies and the employment of non-U.S. nationals in the United States, including the Immigration and Nationality Act 8 U.S.C. Sections 1101 et seq. and its implementing regulations.

    (g) The Company and the employees of its Subsidiaries have timely given all notices required to be given to employees under, or otherwise complied with by Worker Adjustment and Retraining Notification Act of 1988, as amended, and any rules and regulations promulgated thereunder ("WARN") or similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff (or similar triggering event) caused by or relating to the Merger.

    (h) Section 3.17(h) of the Company Disclosure Schedule lists of all non-U.S. employees of the Company or its Subsidiaries showing each such person's name, title (if applicable), city/country of employment, rate of annual remuneration, citizenship, stock option grants, terms and conditions of employment not in the ordinary course of business, manager's name and work location.

   Section 3.18 Insurance. Section 3.18 of the Company Disclosure Schedule lists all Company insurance policies as of the date hereof. The Company and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

   Section 3.19 Compliance With Laws. Each of the Company and its Subsidiaries has complied in all material respects with, are not in violation of, and have not received any written or, to the Knowledge of the Company, other notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business. Without limiting the generality of the foregoing, the Company has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including to the Export Administration Act and implementing Export Administration Regulations, except for such violations which could not reasonably be expected to have a Company Material Adverse Effect. Without limiting the foregoing, except as could not reasonably be expected to have a Company Material Adverse
Effect:

      (a) the Company has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

      (b) the Company is in compliance with the terms of all applicable export licenses or other approvals;

      (c) there are no pending or, to the Knowledge of the Company, threatened claims against the Company with respect to such export licenses or other approvals;

      (d) there are no actions, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims; and

      (e) no consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained without material cost and without undue delay.

   Section 3.20 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the

Merger (the "Company Stockholders Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub or any other third party which is contained in any of the foregoing documents.

   Section 3.21 Vote Required. The affirmative vote of the holders of a majority of the shares of the Company Common Stock outstanding on the record date set for the Company Stockholders Meeting is the only vote of the holders of any of the Company's capital stock necessary to adopt this Agreement.

   Section 3.22 Voting Agreements. All of the persons listed on Section 3.22 of the Company Disclosure Schedule have signed and delivered a Voting Agreement, and such Voting Agreement is in full force and effect.

   Section 3.23 Board Approval; Rights Plan; State Takeover Statutes. The Board of Directors of the Company has unanimously (i) approved this Agreement and the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of the Company and are on terms that are fair to such stockholders (iii) recommended that the stockholders of the Company adopt this Agreement and approve the consummation of the Merger and
(iv) taken all action to the extent necessary to render inapplicable to the Merger the rights distributed to the holders of Company Common Stock, pursuant to the Amended and Restated Rights Agreement dated as of January 22, 1999 between the Company and Bank Boston, N.A. (as Rights Agent). Assuming the accuracy of Parent's representation set forth in Section 4.11 of this Agreement, the Board of Directors' approval of this Agreement and the Merger is sufficient to render inapplicable to this Agreement, the Merger, and the transactions contemplated by this Agreement, the restrictions of Section 203 of the DGCL to the extent, if any, such Section is applicable to this Agreement, the Merger, or the transactions contemplated by this Agreement. No other state takeover statute or similar statute or regulation applies to or purports to apply to this Agreement, the Merger, or the transactions contemplated by this Agreement.

   Section 3.24 Brokers' and Finders' Fees; Opinion of Financial Adviser. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except as specified in the Needham Letter. The Company has been advised by its financial advisor, Needham & Company, Inc., that in such advisor's opinion, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company.

   Section 3.25 Customers and Suppliers; Backlog. As of the date hereof, none of the Company's customers which individually accounted for more than five percent (5%) of the Company's gross revenues during the 12-month period preceding the Company Balance Sheet Date has terminated or materially reduced, or indicated in writing, or to the Knowledge of the Company, otherwise to the Company that it intends to terminate or materially reduce, any agreement with the Company. As of the date hereof, no material supplier of the Company has indicated in writing, or to the Knowledge of the Company, otherwise that it will stop, or decrease the rate of, supplying materials, products or services to the Company. All orders contained in Backlog have been accepted by the Company and the customer without exception to any of the original terms of the order and the Company has received no notice that any such customer intends to cancel its order, nor does the Company have a substantial basis to believe any such cancellation is likely.

   Section 3.26 No Default. Neither the Company nor any of its Subsidiaries is, and has not received written, or to the Knowledge of the Company, other notice that it is or would be with the passage of time, (a) in violation of any provision of its Certificate of Incorporation or Bylaws or other organizational documents, or (b) in default or violation with any term, condition or provisions of (i) any judgment, decree, order, injunction or stipulation applicable to the Company or its Subsidiaries or (ii) any agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license to which the Company or its Subsidiaries are party or by which their assets or properties are bound, except where such default or violation could not reasonably be expected to result in a Company Material Adverse Effect.

                                   ARTICLE IV

            Representations and Warranties of Parent and Merger Sub

   Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule dated as of and delivered by Parent to the Company on the date of this Agreement (the "Parent Disclosure Schedule"). The disclosures set forth in the Parent Disclosure Schedule shall qualify only the disclosure under the section number referred to in the Parent Disclosure Schedule.

   Section 4.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

   Section 4.2 Capital Structure.

    (a) The authorized capital stock of Parent consists of two hundred million (200,000,000) shares of Common Stock, $0.01 par value, of which there were issued and outstanding as of the close of business on June 9, 2001, 60,856,710 shares, and two million (2,000,000) shares of Preferred Stock, $0.01 par value, of which one hundred thousand (100,000) shares have been designated as Series A Participating Preferred Stock. As of close of business on June 2, 2001 there were no shares of Preferred Stock issued and outstanding. The shares of Parent Common Stock to be issued pursuant to the Merger (including pursuant to the exercise of any options assumed pursuant to Section 6.9) will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances imposed by Parent or Merger Sub.

   (b) The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of Common Stock, $0.0001 par value, of which one thousand (1,000) shares and no shares of Preferred Stock, $0.0001 par value were issued and outstanding as of the date hereof. The shares of Merger Sub Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances imposed by Parent or Merger Sub.

   Section 4.3 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or any of its Subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger provided in Section 2.2; (ii) the filing with the SEC and NASD of the Registration Statement; (iii) the filing of a Schedule 13D with the SEC with respect to the Voting Agreements; (iv) the filing of a Form 8-K and Schedule 13D with the SEC and NASD within fifteen (15) days after the Closing Date; (v) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; (vi) such filings as may be required under the HSR Act; (vii) the filing, if required, with The Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Option Plans assumed by Parent; (viii) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Option Plans assumed by Parent; (ix) filings pursuant to Rule 165 and Rule 425 of the Securities Act; and (x) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Parent Material Adverse Effect and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

   Section 4.4 SEC Documents; Financial Statements. Parent has made available to the Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Parent since March 20, 2001, and, prior to the Effective Time, Parent will have provided or made available to the Company true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the "Parent SEC Documents"). Parent has timely filed all forms, statements and documents required to be filed by it with the SEC and The Nasdaq Stock Market since March 20, 2001. In addition, Parent has made available to the Company true and complete copies of all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to the Company true and complete copies of all exhibits to any additional Parent SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Company SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments none of which individually, or in the aggregate, are material). There has been no change in Parent accounting policies since March 20, 2001.

   Section 4.5 Absence of Undisclosed Liabilities. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Parent's Form 10-Q for the period ended January 31, 2001 (the "Parent Balance Sheet"), (ii) those incurred in the ordinary course of business since January 31, 2001, which are consistent with past practice and which could not reasonably be expected to have a Parent Material Adverse Effect; and (iii) those incurred in connection with the execution of this Agreement.

   Section 4.6 Litigation. There is no litigation, arbitration or investigation pending against Parent or any of its Subsidiaries before any Governmental Entity, or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect or to materially and adversely affect the ability of Parent or its Subsidiaries to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Parent or any of its Subsidiaries, or, to the Knowledge of Parent, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a Parent Material Adverse Effect.

   Section 4.7 Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company or any third party which is contained in any of the foregoing documents.

   Section 4.8 Board Approval. The Boards of Directors of Parent and Merger Sub, as the case may be, have (i) approved this Agreement and the Merger, (ii) determined that the Merger is advisable and in the best interests of their respective stockholders and is on terms that are fair to such stockholders and
(iii) recommended that the stockholder of Merger Sub adopt this Agreement and approve the consummation of the Merger. The stockholder of Merger Sub has adopted this Agreement and approved the consummation of the Merger. No vote of the holders of Parent Common Stock is required under applicable law or Nasdaq National Market rules in connection with this Agreement or the Merger.

   Section 4.9 Broker's and Finders' Fees. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   Section 4.10 Tax Matters. Neither Parent nor any of its affiliates has taken or agreed to take any action, nor does Parent have Knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

   Section 4.11 Parent Owned Shares of Company Common Stock. Neither Parent, Merger Sub or their respective Subsidiaries own any shares of Company Common Stock.

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

                                   ARTICLE V

                        Conduct Prior to the Effective Time

   Section 5.1 Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent expressly contemplated by this Agreement), to carry on its and its Subsidiaries' business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and to use its commercially reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries' present business organizations, use its commercially reasonable efforts consistent with past practice to keep available the services of its and its Subsidiaries' present officers and key employees and use its commercially reasonable efforts consistent with past practice to preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries, to the end that its and its Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company agrees to promptly notify Parent of any material event or occurrence not in the ordinary course of its or its Subsidiaries' business, and of any event which could reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall not do, cause or permit any of the following actions, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following actions:

     (a) Charter Documents. cause or permit any amendments to its Certificate of Incorporation or Bylaws;

     (b) Dividends; Changes in Capital Stock. declare or pay any cash or property dividends on or make any other cash or property distributions in respect of any of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with the Company's standard or usual (as at the date hereof) agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries;

     (c) Stock Option Plans, Etc. take any action to accelerate, amend or change the period of exercisability or vesting, or waive any repurchase rights, in respect of options or other rights granted under the Company Stock Option Plans or authorize cash payments in exchange for any options or other rights granted under any of such plans or with respect to any restricted stock.

     (d) Material Contracts. enter into any contract or commitment involving payments by the Company or its Subsidiaries in excess of five hundred thousand dollars ($500,000) individually or three million dollars ($3,000,000) in the aggregate or which are otherwise material to the Company and its Subsidiaries (excluding sales of products or purchases of supplies in the ordinary course of business consistent with past practice), or violate, amend or otherwise modify or waive any of the terms of any of its material contracts;

     (e) Issuance of Securities. issue, deliver, encumber or, sell, authorize or propose the issuance, delivery, encumbrance, or sale of, or purchase or propose the purchase of, any shares of its or its Subsidiaries' capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement, (ii) the grant of stock options under Company Stock Option Plans to employees and non-employee directors in the ordinary course of business (not to exceed the Authorized Option Shares), with an exercise price equal to the fair market value of the Company Common Stock on the date of grant and otherwise on terms (including vesting schedules) consistent with the Company's past practice with similarly situated employees, (iii) issuance of shares of Company Common Stock to participants in the Company ESPP pursuant to the terms thereof and (iv) the repurchase of Company Common Stock from former employees, directors and consultants in accordance with the Company's standard or usual (as at the date hereof) agreements providing for the repurchase of shares in connection with any termination of service;

     (f) Intellectual Property. transfer or license to any person or entity any rights to its Intellectual Property other than the license of non-exclusive rights to its Intellectual Property except for standard tool integrations, joint marketing and joint promotional arrangements entered into by the Company and another entity, in each case in the ordinary course of business consistent with past practice;

     (g) Exclusive Rights. enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

     (h) Dispositions. sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taking the Company together with its Subsidiaries as a whole, or which have a value in excess of five million dollars ($5,000,000) other than sales of products in the ordinary course of business consistent with the Company's past practice;

     (i) Indebtedness. incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than pursuant to the Modification of Revolving Credit and Security Agreement, dated March 27, 2001 by and between the Company and Comerica Bank;

     (j) Leases. enter into any operating leases obligating the Company or any of its Subsidiaries to make payments over the life of the lease term in excess of two hundred fifty thousand dollars ($250,000) in the case of any individual lease or three million dollars ($3,000,000) with respect to all such leases in the aggregate;

     (k) Payment of Obligations. pay, discharge or satisfy in an amount in excess of one million dollars ($1,000,000) in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the Transaction Expenses or the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

     (l) Capital Expenditures. make any capital expenditures, capital additions or capital improvements except in the ordinary course of business consistent with the Company's past practice that exceed two million dollars ($2,000,000) individually or seven million five hundred thousand dollars ($7,500,000) in the aggregate;

     (m) Insurance. materially reduce the amount or scope of any material insurance coverage provided by existing insurance policies;

     (n) Termination or Waiver. terminate or waive any right or claim of substantial value under contracts listed under Section 3.11(b) of the Company Disclosure Schedule or in connection with any litigation disclosed in the Company SEC Documents;

     (o) Employee Benefit Plans; Pay Increases. adopt or amend any employee benefit or stock purchase or option plan, pay any special bonus or special remuneration to any employees or consultants or directors (except as in accordance with the Bonus Plan), or increase the salaries, wage rates, target incentive percentages or fringe benefits or otherwise increase the benefits of its employees or consultants or directors other than pursuant to scheduled annual performance reviews, except, in each case, for modifications in the ordinary course of business consistent with the Company's past practices, any amendments to any Company Employee Plan that may be required by applicable law, and any other incentive or retention bonuses or amendments or modifications to any Company Employee Plan that
  (i) the Company's board of directors approves and reasonably believes necessary in order for the Company to compete effectively with businesses of a similar nature to the Company's business and (ii) are paid or accrued on the Company's Financial Statements for a period ending not later than June 30, 2002.

     (p) Labor Agreements. enter into any employment contract (other than an offer letter for at will employment) or, except if required by applicable law, any collective bargaining agreement.

     (q) Severance Arrangements. grant any severance or termination pay, or any additional notice of termination, to, or grant any acceleration or extension of the exercisability or vesting of any equity securities held by, (i) any director or officer, or (ii) any other employee except, payments and stock option grants required by standard written agreements which are in force on the date hereof or are in the ordinary course of business consistent with past practice in nature and amount and provided, in each case, that such amounts shall be paid or accrued on the Company's Financial Statements for a period ending not later than June 30, 2002;

     (r) Lawsuits. commence a lawsuit other than (i) for the routine collection of obligations, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, or (iii) for a breach of this Agreement;

     (s) Acquisitions. acquire or agree to acquire any business, corporation, limited liability company, partnership, association, entity, or other business organization or division thereof (whether by merger, consolidation, share exchange, reorganization, stock purchase, asset purchase, or otherwise) or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taking the Company together with its Subsidiaries as a whole (except for purchases of supplies and components in the ordinary course of business consistent with past practice), or acquire or agree to acquire any equity securities of or interests in any corporation, partnership, limited liability company, association, entity, or business organization, or enter into any material strategic relationships or alliances, except for standard tool integrations, joint marketing and joint promotional arrangements entered into by the Company and another entity in the ordinary course of business consistent with past practice;

     (t) Taxes. make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (u) Revaluation. write down the value of inventory or write off notes or accounts receivable or otherwise revalue any of its assets except in a manner consistent with past practice;

     (v) Accounting Policies and Procedures. make any change to its accounting methods, principles, assumptions, policies (including reserve policies), procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles; or

     (w) Other. take or agree in writing or otherwise to take any of the actions described in Section 5.1(a) through (v).

   Section 5.2 No Solicitation. From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, the Company and each of its Subsidiaries and the officers, directors, and other agents, representatives and advisors (including any investment bankers, attorneys or accountants) of the Company or any of its Subsidiaries (collectively, "Company Representatives") shall not, directly or indirectly (and the Company shall not permit any of its or its Subsidiaries' other employees to), (a) take any action to solicit, initiate, intentionally encourage, or facilitate any Takeover Proposal, or (b) subject to the terms of the immediately following sentence, engage in any discussions or negotiations with, or disclose any nonpublic information relating to the Company or any of it Subsidiaries to, or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any person that has advised the Company that such person may be considering making a Takeover Proposal (or that the Board of Directors or officers of the Company has reason to believe is seeking to make, or that has made, a Takeover Proposal) (each such person, a "Competing Bidder"), or endorse, approve or recommend any Takeover

Proposal or enter into any agreement (including any letter of intent, preliminary agreement or similar arrangement) providing for any Takeover Proposal; provided that nothing herein shall prohibit the Board of Directors of the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act. If (i) a bona fide unsolicited written Takeover Proposal shall be received by the Board of Directors of the Company, and (ii) the Board of Directors of the Company determines in good faith (after consultation with its outside financial advisor and after considering all terms and conditions of such Takeover Proposal, including the likelihood and timing of its consummation) that such Takeover Proposal (A) (if the determination of the Board of Directors is made prior to adoption of this Agreement by the Company's stockholders) would result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger as contemplated by this Agreement or (B) (if the determination is made following adoption of this Agreement and after March 31, 2002 and the Board of Directors of the Company has determined in good faith that the conditions set forth Section 7.3(b) will not be satisfied) would result in a transaction with a value of six dollars ($6) or less per share of Company Common Stock or (C) (if the determination of the Board of Directors is made following adoption of this Agreement by the Company's stockholders and the other determination specified in the immediately preceding clause (B) has not been made) would result in a transaction with a value greater than twenty four dollars and seventy cents ($24.70) per share of Company Common Stock (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal"), and (iii) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that it is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law, and (iv) the Company has notified Parent of such determination by the Board of Directors of the Company and has provided Parent with true and complete copies of the Takeover Proposal received from the Competing Bidder and the financial assumptions and projections reviewed and relied upon by the Board of Directors of the Company (including assumptions and projections regarding the anticipated amount of Contingent Consideration) in determining that a Takeover Proposal constitutes a Superior Proposal, and in the case of clause
(B) above in determining that the conditions set forth in Section 7.3(b) will not be satisfied, then Company Representatives may engage in discussions and negotiations with the Competing Bidder, disclose nonpublic information relating to the Company and its Subsidiaries to the Competing Bidder, afford access to the properties, books or records of the Company and its Subsidiaries to the Competing Bidder, modify or withdraw its Recommendation, recommend such Superior Proposal to the stockholders of the Company, and (subject to Section 8.3(b)) approve the entering (but not enter) into an agreement for a Superior Proposal in accordance with Section 8.1(g), subject to compliance with each of the following requirements: (X) prior to furnishing such information, engaging in such discussions or negotiations, disclosing such nonpublic information, or affording such access, the Company shall provide to Parent all documents containing or referring to non-public information of the Company that are supplied to the Competing Bidder; and (Y) the Company shall enter into a nondisclosure agreement with the Competing Bidder containing, and shall provide such non-public information subject to, terms at least as restrictive on the Competing Bidder as the Confidentiality Agreement is on Parent; and (Z) the Company shall provide Parent at least three (3) business days prior notice before any modification or withdrawal of its Recommendation or any recommendation of a Superior Proposal or any approval of the entering into of an agreement for a Superior Proposal in accordance with Section 8.1(g) and
Section 8.3(b). The Company shall immediately notify Parent after receipt of any Takeover Proposal, any inquiry looking toward a Takeover Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any person that has made (or that the Company has reason to believe is considering making), a Takeover Proposal (such notice to include the identity of the person or persons making such proposal, inquiry, or request), and will keep Parent fully informed of the status and details of any such proposal, inquiry, or request (including all terms and conditions and modifications thereto) and shall provide Parent with a true and complete copy of such proposal, inquiry, or request and any amendment thereto, if it is in writing, or a written summary of the material terms thereof, if it is not in writing. The Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any persons (other than Parent) conducted heretofore with respect to a Takeover Proposal. Promptly following the signing and delivery of this Agreement the Company shall inform all employees of the Company and its Subsidiaries of the actions which the Company is prohibited from taking by the first sentence of this Section 5.2 and shall direct each such employee to refrain from taking any such action. The Company shall further inform all such employees that any violation of such direction shall be grounds for immediate termination of employment. The Company shall not be considered to be in breach of the first sentence of this Section 5.2 with respect to the acts of any employee who is not a Company Representative unless such acts were performed at the direction or with the knowledge of a Company Representative.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.1 Proxy Statement/Prospectus; Registration Statement.

   (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare, and (i) the Company shall file with the SEC (if necessary), preliminary proxy materials relating to the approval of the Merger by the stockholders of the Company, and (ii) Parent shall file with the SEC, a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate). As promptly as practicable following receipt of SEC comments thereon, if any, or upon receipt of notification that the SEC with not comment thereon, the Company shall file with the SEC definitive proxy materials and Parent shall file with the SEC amendments to its Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), in each case which complies in form with applicable SEC requirements and the Company shall use commercially reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Company and Parent will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company shall promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. The Proxy Statement shall solicit the approval of the Merger and adoption of this Agreement by the stockholders of the Company and shall include the approval of this Agreement and the Merger by the Board of Directors of the Company and, subject to the fiduciary duties of the directors of the Company and the provisions of Section 5.2, Section 8.1(e), and
Section 8.3(b)(i), the unanimous recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of the adoption of this Agreement (provided that the Board of Directors of the Company may exclude such recommendation if, pursuant to Section 5.2, it is permitted to endorse or recommend a Superior Proposal) and shall include the opinion of the Company's financial advisors as described in Section 3.24 (unless subsequently withdrawn).

   (b) Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other with the other's counsel and auditors in the preparation of the Proxy Statement and the Registration Statement. Each of the Company and Parent will respond to any comments of the SEC and, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and the Company will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

   Section 6.2 Meeting of Stockholders. The Company shall promptly after the date hereof take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene the Company Stockholders Meeting within forty-five (45) days after the Registration Statement has been declared effective by the SEC. The Company shall consult with Parent regarding the date of the Company Stockholders

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Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Company Stockholders Meeting without the consent of Parent. Subject to Section 6.1, the Company shall use its commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of adoption of this Agreement and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

   Section 6.3 Access to Information.

   (a) The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of the Company's and its Subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of the Company and its Subsidiaries as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

   (b) No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   (c) The Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of the Company's and Subsidiaries Tax Returns and other records and workpapers relating to Taxes, and shall also provide the following information upon the request of Parent or its
Subsidiaries: (i) a schedule of the types of Tax Returns being filed by the Company and each of its Subsidiaries in each taxing jurisdiction, (ii) a schedule of the year of the commencement of the filing of each such type of Tax Return, (iii) a schedule of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) a schedule of all material Tax elections filed in each jurisdiction by the Company and each of its Subsidiaries, (v) a schedule of any deferred intercompany gain with respect to transactions to which the Company or any of its Subsidiaries has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities. The Company shall also, promptly upon Parent's request during the period prior to the Effective Time, prepare and provide the following information to Parent and its accountants, counsel and other representatives in a form reasonably acceptable to Parent: (i) such transfer-pricing information, studies and documentation as may be requested by Parent relating to transactions between the Company and any of its Subsidiaries (and any other related parties); (ii) such information, studies and documentation relating to the amount and use of net operating losses and Tax credits by Company and its Subsidiaries as may be requested by Parent and (iii) such records and information as may be requested by Parent substantiating any Tax credits claimed or to be claimed by the Company and any of its Subsidiaries.

   Section 6.4 Confidentiality.

   (a) The parties acknowledge that the provisions of the Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the Effective Time except that (i) the sixth and twelfth paragraphs of the Confidentiality Agreement shall as of the date hereof be of no further force or effect and (ii) employment offers made in connection with this Agreement shall not violate any provision of the Confidentiality Agreement.

   (b) The Company shall keep confidential all information and knowledge concerning Parent obtained from Parent or any of its advisers in the course of the negotiations relating to this Agreement or the consideration by the Company of a possible transaction with the Parent, or the effectuation of the transactions contemplated by this Agreement, including all notes, analyses, compilations, studies, interpretations, or other documents prepared by the Company which contain, reflect or are based upon, in whole or in part, the information furnished to the Company (the "Parent Confidential Information"); provided, however, that the foregoing shall not apply to information or knowledge which (i) the Company can demonstrate was already lawfully in its possession prior to the disclosure thereof by Parent, (ii) has been approved in writing for use or disclosure by

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Parent, (iii) is or becomes generally known to the public and does not become so known through any violation of law or this Agreement by the Company, (iv) is later lawfully acquired by the Company from other sources, (v) is required to be disclosed by order of court or government agency after seeking any reasonably available protection against general disclosure, (vi) is required to be disclosed in the course of any litigation between any of the parties hereto and is disclosed in accordance with any protective order or confidentiality order or arrangement applicable thereto, or (vii) is independently developed by the Company without the use of any Parent Confidential Information; it being understood that the Company may disclose relevant information and knowledge to its employees and agents on a "need to know" basis, provided that the Company causes such employees and agents to treat such information and knowledge confidentially.

   (c) The Company agrees that it shall use the Parent Confidential Information solely for the purpose of effectuating the transactions contemplated by this Agreement, that the Parent Confidential Information shall be kept confidential and that the Company shall not disclose any of the Parent Confidential Information in any manner whatsoever except as permitted in Section 6.4. The Company agrees to be responsible for any breach of Section 6.4 and agrees, at its sole expense, to take all reasonable measures (including court proceedings) to restrain its representatives (including attorneys, accountants, consultants, bankers, and financial advisors) from prohibited or unauthorized disclosure of the Parent Confidential Information.

   (d) In the event that the Company is requested or required (by deposition, interrogatories, requests for information or documents or other discovery mechanism in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Parent Confidential Information, the Company shall provide Parent with prompt written notice of any such request or requirement so that Parent may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by Parent, the Company is nonetheless, in the written opinion of its counsel, legally compelled to disclose the Parent Confidential Information to any court or tribunal or else stand liable for contempt or suffer other censure or penalty, the Company may, without liability hereunder, disclose to such court or tribunal only that portion of the Parent Confidential Information which such counsel advises the Company is legally required to be disclosed, provided that the Company exercises its commercially reasonable efforts to preserve the confidentiality of the Parent Confidential Information, including by cooperating with Parent to obtain an appropriate protective order or other assurance that confidential treatment will be accorded the Parent Confidential Information by such court or tribunal.

   (e) In the event this Agreement is terminated pursuant to Section 8.1 this
Section 6.4 shall survive indefinitely and otherwise shall survive until the Effective Time.

   Section 6.5 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) about the other party or their relationship or activities or regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

   Section 6.6 Consents; Cooperation.

   (a) Each of Parent and the Company shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under the HSR Act; provided, however, that neither party shall be required to make any out-of-pocket expenditures (other than filing or similar fees) to any Governmental Entity or third

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party in connection therewith. The Company shall use its commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law.

   (b) Each of Parent and the Company shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use its commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and the Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Parent nor the Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the Final Date (as defined in Section 8.1(b)). Each of Parent and the Company shall use its commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Parent and the Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws.

   (c) Notwithstanding anything to the contrary in this Agreement, (i) neither Parent nor any of it Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or the Company's or any of its Subsidiaries' respective businesses, product lines or assets or to qualify to do business in any jurisdiction in which it is not now so qualified, or to file a general consent to service of process under any applicable state laws, and
(ii) without the prior written consent of Parent, neither the Company nor its Subsidiaries shall, or shall be required to, divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

   Section 6.7 Legal Requirements. Subject to the provisions and provisos of
Section 6.6, each of Parent, Merger Sub and the Company will, and will cause their respective Subsidiaries to, (a) take all requisite commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement, (b) cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement, and (c) subject to Section 6.6(c) take all requisite commercially reasonable actions necessary to obtain (and cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

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   Section 6.8 Blue Sky Laws. Parent shall take all commercially reasonable steps to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. The Company shall use its commercially reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

   Section 6.9 Employee Benefit Plans.

   (a) At the Effective Time, the Company Stock Option Plans and each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plans, whether vested or unvested, shall be assumed by Parent. The Company represents and warrants to Parent that Section 6.9(a) of the Company Disclosure Schedule hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Company Stock Option Plans, including the number of shares of the Company's capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, the Company shall deliver to Parent an updated Section 6.9(a) of the Company Disclosure Schedule hereto current as of such date. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans and the applicable stock option agreements, immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. The Merger shall not terminate any of the outstanding options under the Company Stock Option Plans or accelerate the exercisability or vesting of such options or the shares of Parent Common Stock which shall be subject to those options upon Parent's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Parent qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within ten (10) business days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plans a document evidencing the foregoing assumption of such option by Parent, and Parent may prohibit option exercises prior to the filing of the registration statement on Form S-8 in accordance with Section 6.10.

   (b) All outstanding rights of the Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall continue in effect following the Merger and shall thereafter continue to be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except the Merger shall not accelerate the vesting of unvested shares provided for in the agreements evidencing the Repurchase Options and except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio.

   (c) Outstanding purchase rights under the Company ESPP shall be exercised immediately prior to the Effective Time, and each participant in the Company ESPP shall accordingly be issued shares of Company Common Stock at that time which shall be converted into shares of Parent Common Stock in the Merger. The Company ESPP shall terminate with such exercise date (after the purchase described in the preceding sentence has been effected), and no purchase rights shall be subsequently granted or exercised under the Company ESPP and no Company ESPP payroll deductions from Company employees shall be made thereafter. Company employees who meet the eligibility requirements for participation in the Parent Employee Stock Purchase Plan shall be eligible to begin payroll deductions under that plan as of the start date of the first offering period thereunder beginning after the Effective Time and prior to such date, Parent shall name the Surviving

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Corporation as a subsidiary whose employees may participate in the Parent ESPP, provided that such employees satisfy the eligibility requirements for participation.

   (d) On or as soon as practicable following the Effective Time, continuing employees of the Company and its Subsidiaries ("Continuing Employees") shall be eligible to participate in those benefit plans and programs maintained for similarly situated employees of Parent (or in substantially similar programs), on the same terms applicable to similarly situated employees of Parent and to the extent that such plans and programs provide the following benefits: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Internal Revenue Code Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance and severance benefits. Each Continuing Employee shall be given credit, for purposes of any service requirements for participation or vesting, for his or her period of service with the Company or any of its Subsidiaries credited under a similar plan prior to the Effective Time, subject to appropriate break in service rules. Each such employee shall, with respect to any Parent plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the Effective Time under comparable plans or programs maintained by the Company or any of its Subsidiaries prior to the Effective Time. Each Continuing Employee and eligible dependent who, at the Effective Time, was participating in an employee group health plan maintained by the Company or any of its Subsidiaries shall not be excluded from Parent's employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation.

   (e) The Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan or the Company ESPP. With respect to each Company Employee Plan subject to ERISA as an employee pension plan within the meaning of Section 3(2) of ERISA, and to the Company's knowledge, no partial termination could be deemed to have occurred as a result of a reduction in the Company's workforce.

   (f) Within five (5) business days following the date of this Agreement, the Company shall set forth on Section 6.9(f) of the Company Disclosure Schedule a list of all persons who the Company reasonably believes are, with respect to the Company and as of the date of this Agreement, "disqualified individuals" (within the meaning of Section 280G of the Internal Revenue Code and the regulations promulgated thereunder). Within a reasonable period of time after the last business day of the month prior to the expected Closing Date and on or about the date five (5) business days prior to the expected Closing Date, the Company shall revise Section 6.9(f) of the Company Disclosure Schedule to reflect the most recently available closing price of Company Common Stock as of the last business day of such month and to reflect any additional information which the Company reasonably believes would impact the determination of persons who are, with respect to the Company and as of the each such date, "disqualified individuals" (within the meaning of Section 280G of the Internal Revenue Code and the regulations promulgated thereunder).

   (g) On or as soon as practicable following the Effective Time, certain employees of the Company or its Subsidiaries shall be eligible to participate in a bonus plan, which shall be accrued by the Company prior to the Closing Date, in substantially the form attached hereto as Schedule 6.9(g) (the "Bonus Plan"). The dollar amount available for distribution to such employees under the Bonus Plan shall be as set forth in Schedule 6.9(g) and shall be calculated pursuant to the Bonus Plan based on Revenue plus Net Backlog or PBT, whichever produces a lower total Bonus Plan dollar amount, except that if PBT produces a lower total Bonus Plan dollar amount than Revenue plus Net Backlog but the same or higher total Bonus Plan dollar amount than Revenue, the total Bonus Plan dollar amount shall be calculated based upon Revenue plus Net Backlog. The aggregate dollar amount to be distributed to management and non-management employees shall be as set forth on Schedule 6.9(g). The identification of employees to participate in the Bonus Plan, as well as the amounts payable to each shall be determined solely by the Company.

   Section 6.10 Form S-8. Parent agrees to file, no later than ten (10) business days after the Effective Time (provided that Parent has received within five (5) business days after the Effective Time all option

                                      A-40
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documentation it reasonably requires relating to the outstanding options) a registration statement on Form S-8 under the Securities Act covering the shares of Parent Common Stock issuable pursuant to outstanding options and shares granted to employees, officers, and directors of, and bona fide consultants to, the Company if they are individuals for whom a Form S-8 registration statement is available and are listed on Section 6.10 of the Company Disclosure Schedule. The Company shall cooperate with and assist Parent in the preparation of such registration statement.

   Section 6.11 Listing of Additional Shares. Prior to the Effective Time, Parent shall file with The Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares referred to in Section 7.2(b).

   Section 6.12 Indemnification.

   (a) For not less than six (6) years after the Effective Time, Parent will indemnify and hold harmless the present and former officers, directors, employees and agents of Company (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided for under Company's Certificate of Incorporation and Bylaws and each indemnification agreement with Company officers and directors to which Company is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

   (b) For six (6) years after the Effective Time, Parent will provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such Person currently covered by Company's officers' and directors' liability insurance policy on terms at least as favorable as the coverage currently in effect on the date hereof, provided that, in satisfying its obligation under this Section 6.12(b), Parent shall not be obligated to pay, or to cause the Surviving Corporation to pay, premiums in excess of one hundred fifty percent (150%) of the amount per annum Company paid in its last full fiscal year, which amount has been disclosed to Parent, and if the Parent or the Surviving Corporation is unable to obtain the insurance required by this Section 6.12(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

   (c) The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs.

   Section 6.13 Tax Treatment. The parties each intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and shall use their respective commercially reasonable efforts to cause the Merger to so qualify. Each of Parent and the Company shall execute and deliver a certificate in form reasonably acceptable to the other party setting forth factual representations and covenants that will serve as a basis for the tax opinions described in Section 7.1(e).

   Section 6.14 Stockholder Litigation. Unless and until the Board of Directors of the Company has withdrawn its Recommendation (as defined in Section 8.1(e)), the Company shall give Parent the opportunity to participate at its own expense in the defense of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement.

   Section 6.15 Employee Agreements. The Company shall use its commercially reasonable efforts to obtain the signatures of (i) the employees of the Company specified in Schedules 6.15(a) and (b) to the Employee Agreements in the forms attached as Exhibits D and E, respectively, and (ii) the employees of the Company specified in Schedules 6.15(c) and (d) to the amendments to their existing severance agreements in the forms attached as Exhibits F and G, respectively, prior to the Closing Date.

   Section 6.16 Injunctions or Restraints. In the event an injunction or other order preventing the consummation of the Merger shall have been issued, each party agrees to use commercially reasonable efforts to have such injunction or other order lifted.

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   Section 6.17 Certain Employee Actions. Promptly following the signing and delivery of this Agreement the Company shall inform all employees of the Company and its Subsidiaries of the actions which Parent is prohibited from taking by the Quickturn Non-Compete and shall direct each such employee to refrain from taking any action that could reasonably be expected to subject Parent to liability under the Quickturn Non-Compete. The Company shall supervise all employees of the Company and its Subsidiaries in order to reasonably ensure such employees' compliance with the provisions of this
Section 6.17.

   Section 6.18 Further Assurances. Subject to Section 5.2, Section 6.1 and
Section 6.6(c) (a) each of the parties to this Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement, and (b) each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Nothing in this Agreement shall be construed to require Parent to seek the approval of its stockholders for any of the transactions contemplated by this Agreement.

                                  ARTICLE VII

                            Conditions to the Merger

   Section 7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved by the requisite vote of the stockholders of the Company under the DGCL and the Certificate of Incorporation of the Company.

     (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect; and no proceeding for that purpose by the SEC shall be pending.

     (c) No Injunctions, Restraints or Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending, threatened; and no action shall have been taken by any Governmental Entity, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     (d) HSR. The waiting period applicable to the consummation of the Merger under the HSR Act shall have elapsed or been terminated.

     (e) Tax Opinion. Parent and the Company each shall have received substantially similar written opinions from their respective counsel in form and substance reasonably satisfactory to them, dated on or about the date of Closing to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and such opinions shall not have been withdrawn. Parent and the Company each shall use their best efforts to obtain such opinions from their respective counsel; provided, however, that if the Company's outside legal counsel does not render such opinion, this condition shall nevertheless be deemed satisfied with respect to the Company if Parent's outside legal counsel renders such opinion to Parent. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and the Company. In addition, Parent and the Company shall have received from their respective counsel such tax opinions as may be required by the SEC in connection with the filing of the Registration Statement.

     (f) No Parent Stockholder Approval. The issuance of shares of Parent Common Stock in connection with the transactions contemplated by this Agreement (including shares issuable upon the exercise of any options assumed hereunder) shall not require any approval of Parent stockholders under applicable Nasdaq rules.

   Section 7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following additional conditions, any of which may be waived, in writing, by the Company:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Parent Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except where the failure to be so true and correct, without regard to any materiality or Parent Material Adverse Effect qualifications contained therein, could not reasonably be expected, either individually or in the aggregate, to have a Parent Material Adverse Effect; and (ii) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, agreements and obligations in this Agreement required to be performed and complied with by them prior to the Effective Time; and (iii) the Company shall have received a certificate of an appropriate officer of Parent certifying that the conditions set forth in this Section 7.2(a) are satisfied.

     (b) Listing of Additional Shares. The shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Option Plans assumed by Parent shall have been approved for listing on The Nasdaq National Market, or shall be exempt from such requirement under the then applicable laws, regulations and rules of the Nasdaq National Market.

   Section 7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following additional conditions, any of which may be waived, in writing, by Parent:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Company Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except, in the case of the representations and warranties of the Company in Section 3.1 through Section 3.20, Section 3.25 and Section 3.26, where the failure to be so true and correct, without regard to any materiality or Company Material Adverse Effect qualifications contained therein, could not reasonably be expected, either individually or in the aggregate, to have a Company Material Adverse Effect, (ii) the Company shall have performed and complied in all material respects with all covenants, agreements and obligations in this Agreement required to be performed and complied with by it prior to the Effective Time, and (iii) Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company certifying that the conditions set forth in this Section 7.3(a) are satisfied.

     (b) Financial Conditions. (i) Revenue, as finally determined pursuant to
  Section 2.7(d), shall have been in the aggregate greater than or equal to fifty million dollars ($50,000,000), and (ii) PBT, as finally determined pursuant to Section 2.7(d), shall have been in the aggregate greater than or equal to a loss of ten million dollars (-$10,000,000)

     (c) Third Party Consents. Parent shall have received evidence reasonably satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under each material contract of the Company or any of its Subsidiaries set forth on Schedule 7.3(c).

     (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition materially limiting or restricting Parent's ownership, conduct or operation of the business of the Company and its Subsidiaries following the Effective Time shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, seeking the foregoing be pending or threatened.

     (e) Quickturn Noncompetition Agreement. Section 6.2 of the Asset Purchase Agreement, dated as of June 14, 1997 by and among Parent, Quickturn Design Systems, Inc. ("Quickturn") and Arkos Design, Inc. (the "Quickturn Non-Compete") shall have expired or been terminated or waived by Quickturn, or other action shall have been taken which has the effect of rendering such provision inapplicable to the Merger or unenforceable.

     (f) Employee Retention.

       (A) In the event the employee listed in Schedule 6.15(a) shall have
    (i) accepted employment with Parent and (ii) executed the Employment Agreement attached as Exhibit D, and such Employment Agreement shall be in full force and effect, then at least seven (7) of the employees listed in Schedule 6.15(b) shall have accepted employment with Parent;

       (B) In the event the employee listed in Schedule 6.15(a) shall not have (i) accepted employment with Parent and (ii) executed the Employment Agreement attached as Exhibit D, then seven (7) of the employees listed in Schedule 6.15(b) shall have (A) accepted employment with Parent and (B) executed the Employment Agreement attached as Exhibit E, and such Employment Agreements shall be in full force and effect.

       (C) Each of the employees listed in Schedules 6.15(c) shall have executed an amendment to their existing severance agreement in the form attached as Exhibit F, and such amendment shall be in full force and effect.

       (D) Each of the employees listed in Schedule 6.15(d) shall have executed an amendment to their existing severance agreement in the form attached as Exhibit G, and such amendment shall be in full force and effect.

       (E) The percentages of employees specified in Rows A, B, C, D and E of Schedule 7.3(f) shall have accepted employment with Parent, subject to the additional terms and conditions set forth therein.

     (g) OEM Agreement. The Company shall have entered into an OEM license agreement that meets the requirements of Schedule 7.3(g).

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, this Agreement may be terminated and the Merger abandoned:

     (a) by mutual consent of the Boards of Directors of Parent and the Company;

     (b) by either Parent or the Company, by written notice to the other party, if the Closing shall not have occurred on or before September 14, 2002 or such later date as may be agreed upon in writing by the parties hereto (the "Final Date"); provided, however, that the Final Date shall, at the election of either party, be extended to October 14, 2002 if the Closing shall not have occurred by September 14, 2002 because (i) any of the determinations required by Section 2.7(d) have not been completed and (ii) the failure of such determinations to be completed or the failure of the Merger to occur on or before the Final Date has not principally been caused by action or failure to act constituting a breach, in any material respect, of this Agreement, by the party seeking such extension and (iii) all other conditions set forth in Article VII have been satisfied or waived;

     (c) by Parent, by written notice to the Company, if (i) any of the Company's representations and warranties in the Agreement would be inaccurate if made as of the time of such notice, or the Company shall have breached any of its covenants, agreements or obligations in this Agreement, and (ii) the condition set forth in Section 7.3(a) would not be satisfied if such inaccuracy or breach were to remain uncured, and (iii) such inaccuracy or breach, if curable, shall not have been cured within thirty
  (30) business days after receipt by the Company of written notice of such inaccuracy or breach;

     (d) by the Company, by written notice to Parent, if (i) any of Parent's representations and warranties in this Agreement would be inaccurate if made as of the time of such notice, or Parent shall have breached any of its covenants, agreements or obligations in this Agreement, and (ii) the condition set forth in Section 7.2(a) would not be satisfied if such inaccuracy or breach were to remain uncured, and (iii) such inaccuracy or breach shall not have been cured within thirty (30) business days after receipt by Parent of written notice of such inaccuracy or breach;

     (e) by Parent, by written notice to the Company, if: (i) a Trigger Event shall have occurred or a Takeover Proposal shall have been made and, in either case, shall not have been absolutely and unconditionally abandoned or withdrawn, and the Board of Directors of the Company, if so requested by Parent, does not within ten (10) business days of such request, (A) reconfirm its unanimous recommendation of this Agreement and the transactions contemplated hereby, and (B) (in the case of a Takeover Proposal or Trigger Event involving a tender or exchange offer) reject such Takeover Proposal or Trigger Event; (ii) the Board of Directors of the Company shall have failed to unanimously recommend that the Company's stockholders vote to approve the Merger and adopt this Agreement (a "Recommendation"), or shall have withdrawn (including by failing to include such Recommendation in the Proxy Statement) or modified its Recommendation in a manner adverse to Parent, or shall have resolved to do any of the foregoing; (iii) the Board of Directors of the Company shall have recommended, endorsed, accepted, approved, or otherwise agreed to a Takeover Proposal or shall have resolved to do any of the foregoing; or
  (iv) the Company or any Company Representative shall have failed to comply with Section 5.2.

     (f) by either Parent or the Company, by written notice to the other party, if: (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, provided such party used commercially reasonable efforts to have such injunction or other order lifted or (ii) any required vote of the stockholders of the Company shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof (provided that the right to terminate this Agreement under this clause (ii) shall not be available to the Company where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure constitutes a breach of this Agreement); or

     (g) by the Company, by written notice to Parent and compliance with the provisions of this Section 8.1(g), if (i) the Company has received a Takeover Proposal constituting a Superior Proposal, the Board of Directors of the Company in accordance with Section 5.2 has determined that it desires to approve entering into a written agreement providing for such Superior Proposal and has notified Parent in writing of such desire; and
  (ii) five (5) business days have elapsed after Parent's receipt of such written notification (which notification shall include a copy of such Superior Proposal and a description of any additional material non-written modifications thereof), and during such five (5) business day period the Company has reasonably cooperated with Parent with the intent of enabling Parent to make an offer that is at least as favorable to the stockholders of the Company as such Superior Proposal; and (iii) prior to 6 p.m. California time on the fifth business day of such five (5) business day period Parent has not made an offer that is at least as favorable to the Company's stockholders as such Superior Proposal (and, in the case of a Superior Proposal within the scope of clause (B) of the second sentence of Section 5.2, Parent has not waived the condition set forth in
  Section 7.3(b)); and (iv) at the end of such five (5) business day period the Board of Directors of the Company reasonably believes that such Takeover Proposal continues to be a Superior Proposal; and (v) the Company prior to such termination pays to Parent in immediately available funds all amounts required to be paid pursuant to Section 8.3(b). The Company agrees to notify Parent promptly if its desire to enter into a written agreement with respect to the Superior Proposal referred to in its notification shall change at any time after giving such notification.

   Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders or affiliates; provided that (a) the provisions of Section 6.4 and Section 8.3, this Section 8.2 and Article IX shall remain in full force and effect and survive any termination of this Agreement, and (b) nothing herein shall relieve any party from liability in connection with a willful or intentional breach of any of such party's representations or warranties set forth in this Agreement or the breach of any such party's covenants or agreements set forth in this Agreement.

   Section 8.3 Expenses and Termination Fees.

   (a) Except as provided in subsections (b) and (c) of this Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Materials and the Registration Statement, registration, and filing fees incurred in connection with the Registration Statement, the Proxy Materials and the listing of additional shares pursuant to Section 7.2(b), and fees, costs and expenses associated with compliance with applicable Blue Sky securities laws in connection with the Merger and filing fees under the HSR Act shall be shared equally by the Company and Parent.

   (b) In the event that: (i) Parent shall terminate this Agreement pursuant to
Section 8.1(e); (ii) the Company shall terminate this Agreement pursuant to
Section 8.1(g); or (iii) Parent or the Company shall terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(f)(ii) and, prior to such termination pursuant to Section 8.1(b) or Section 8.1(f)(ii), there shall have been (A) a Trigger Event with respect to the Company, or (B) a Takeover Proposal with respect to the Company, in either case which at the time of such termination shall not have been absolutely and unconditionally withdrawn or abandoned by the other party thereto, then, in each such event, in addition to any other remedies Parent may have, the Company shall pay to Parent (1) in the case of a termination described in Section 8.3(b)(i) or Section 8.3(b)(ii), the sum of five million five hundred thousand dollars ($5,500,000) (provided, however, that if Section 5.2(ii)(B) is applicable to such termination, the amount payable by the Company shall be two million six hundred thousand dollars ($2,600,000), and (2) in the case of a termination described in Section 8.3(b)(iii), if within twelve (12) months of a termination described in Section 8.3(b)(iii) any Takeover Proposal or any Trigger Event shall be consummated or any letter of intent or preliminary or definitive agreement with respect thereto shall be signed, the sum of five million five hundred thousand dollars ($5,500,000) (provided, however, that the amount payable by the Company shall be five million dollars ($5,000,000) if the Takeover Proposal or Trigger Event shall be consummated with a person or entity other than the person or entity making the Takeover Proposal or Trigger Event which originally triggered the right of termination under Section 8.1(b) or Section 8.1(f)(ii) or with an affiliate of such person or entity). The payments required by this Section 8.3(b) shall be made within two (2) business days after termination in the case of a termination by Parent pursuant to Section 8.1(e), prior to termination in the event of a termination by the Company pursuant to Section 8.1(g), and upon the earlier of the consummation of a Trigger Event or Takeover Proposal or the execution and delivery of any letter of intent or preliminary or definitive agreement with respect to a Takeover Proposal in the event of termination pursuant to Section 8.1(b) or Section 8.1(f)(ii). Solely for purposes of
Section 8.3(b), all references to fifteen percent (15%) in the definition of the term "Takeover Proposal" shall be increased to forty percent (40%) and all references to eighty five percent (85%) therein shall be reduced to sixty percent (60%).

   Section 8.4 Amendment. Subject to Section 251(d) of the DGCL, the boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

   Section 8.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               General Provisions

   Section 9.1 Non-Survival at Effective Time. The representations, warranties, covenants and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article II, Section 6.4 (Confidentiality), Section 6.5 (Public Disclosure) Section 6.9 (Employee Benefit Plans), Section 6.10 (Form S-8), Section 6.12 (Indemnification),
Section 6.18 (Further Assurances), Section 8.2 (Effect of Termination), Section
8.3 (Expenses and Termination Fees), Section 8.4 (Amendment), and this Article IX shall survive the Effective Time.

   Section 9.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be addressed to the intended recipient as set forth below):

     (a) if to Parent or Merger Sub, to:

       Synopsys, Inc.
       700 East Middlefield Road
       Mountain View, CA 94043
       Attention: General Counsel
       Telephone No.: (650) 584-5000
       Facsimile No.: (650) 584-4396

       with a copy to:

       Brobeck, Phleger & Harrison LLP
       Two Embarcadero Place
       2200 Geng Road
       Palo Alto, California 94303
       Attention: Rod J. Howard, Esq.
       Telephone No.: (650) 424-0160
       Facsimile No.: (650) 496-2885

     (b) if to the Company, to:

       IKOS Systems, Inc.
       79 Great Oaks Blvd.
       San Jose, CA 95119
       Attention: CEO
       Telephone No.: (408) 284-0400
       Facsimile No: (408) 361-9698
       with a copy to:

       Gray Cary Ware & Freidenrich LLP
       400 Hamilton Avenue
       Palo Alto, CA 94301
       Attention: James M. Koshland
            Diane Holt Frankle
       Telephone No.: (650) 833-2000
       Facsimile No.: (650) 833-2001

All notices so given shall be effective upon receipt, and shall in any event be deemed received (a) three (3) calendar days after deposit with the U.S. Postal Service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or
(d) upon telephonic confirmation of delivery, if delivered by facsimile transmission.

   Section 9.3 Interpretation.

   (a) Prior to the Effective Time: (i) nothing in this Agreement shall be construed as establishing a joint venture, strategic alliance, or license between Parent or any of its Subsidiaries, on the one hand, and the Company or any of its Subsidiaries, on the other hand, and (ii) nothing in this Agreement shall be construed to require Parent or any of its Subsidiaries to make any investment of cash or other property in or any loan to the Company or any of its Subsidiaries.

   (b) When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used in this Agreement shall be deemed in each case to be followed by the words "without limitation." The phrase "provided to," "furnished to," and terms of similar import in this Agreement means that a paper copy of the information referred to has been furnished to the party to whom such information is to be provided. In this Agreement, the phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 2, 2001. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   Section 9.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, excluding the Confidentiality Agreement to the extent provided by Section 6.4 herein; (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided; and (c) are not intended to, and shall not be construed as, conferring upon any person other than the parties hereto any rights or remedies.

   Section 9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   Section 9.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

   Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court located within the County of New Castle in the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

   Section 9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           [Signature page follows.]

   IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                          SYNOPSYS, INC.

                                          By:  /s/ Aart J. de Geus
                                            ___________________________________

                                          Name:  Aart J. de Geus
                                              _________________________________

                                          Title:  CEO
                                              _________________________________

                                          IKOS SYSTEMS, INC.

                                          By:  /s/ Ramon Nunez
                                            ___________________________________

                                          Name:  Ramon Nunez
                                              _________________________________

                                          Title:  CEO
                                              _________________________________

                                          OAK MERGER CORPORATION

                                          By:  /s/ Steven K. Shevick
                                            ___________________________________

                                          Name:  Steven K. Shevick
                                              _________________________________

                                          Title:  Vice President and Secretary
                                              _________________________________


                        SIGNATURE PAGE TO AGREEMENT AND
                       PLAN OF MERGER AND REORGANIZATION

                                                                    Appendix A-1

            FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER AND
                                 REORGANIZATION

   This FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Amendment") is made and entered into as of August 1, 2001, by and among Synopsys, Inc., a Delaware corporation ("Parent"), Oak Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Synopsys ("Merger Sub") and IKOS Systems, Inc., a Delaware corporation (the "Company").

   WHEREAS, Parent, Merger Sub and the Company entered into that certain Agreement and Plan of Merger and Reorganization by and among Parent, Merger Sub and the Company dated July 2, 2001 (the "Merger Agreement"); and

   WHEREAS, the parties desire to amend a certain provision of the Merger Agreement.

   THEREFORE, the parties hereby agree as follows:

   1. Section 6.9(g) is hereby amended to add the following sentence to the end of Section 6.9(g):

   "In the event that (1) the Closing Date occurs prior to June 30, 2002 pursuant to Section 2.7(b)(i) of the Merger Agreement and (2) the Contingent Consideration is $9.00, then the dollar amount of the Bonus Plan available for distribution to Company employees shall be $5.0 million."

   2. Capitalized terms that are not defined herein have the same meaning given to them in the Merger Agreement. Except as amended hereby, all other provisions of the Merger Agreement shall continue in full force and effect.

                                     A-1(1)

   IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this First Amendment to the Agreement and Plan of Merger and Reorganization to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

SYNOPSYS, INC.

By:   /s/ Robert B. Henske
  _____________________________________

Name: Robert B. Henske
   ___________________________________

Title: Chief Financial Officer
  ____________________________________

OAK MERGER CORPORATION

By:   /s/ Robert B. Henske
  _____________________________________

Name: Robert B. Henske
   ___________________________________

Title: President
  ____________________________________

IKOS SYSTEMS, INC.

By:   /s/ Joseph W. Rockom
  _____________________________________

Name: Joseph W. Rockom
   ___________________________________

Title: Chief Financial Officer
  ____________________________________


                                     A-1(2)

                                                                      Appendix B

                            FORM OF VOTING AGREEMENT

   THIS VOTING AGREEMENT (this "Agreement") is entered into as of July 2, 2001, by and among Synopsys, Inc., a Delaware corporation ("Parent"), Oak Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the undersigned stockholder ("Stockholder") of IKOS Systems, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger and Reorganization dated as of July 2, 2001 by and among Parent, Merger Sub and Company (such agreement as it may be amended or restated is hereinafter referred to as the "Merger Agreement").

                                    Recitals

   WHEREAS, concurrently with this Agreement Parent, Merger Sub and the Company are entering into the Merger Agreement pursuant to which Merger Sub will be merged with and into the Company (the "Merger") and the outstanding shares of common stock of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock of Parent ("Parent Common Stock");

   WHEREAS, Stockholder is the registered and beneficial owner of such number of shares of the outstanding Company Common Stock as is indicated on the signature page of this Agreement (the "Shares"); and

   WHEREAS, in order to induce Parent to enter into the Merger Agreement, certain stockholders of Company have agreed not to transfer or otherwise dispose of (except in open market transactions on The Nasdaq Stock Market) any of the Shares, or any New Shares (as defined in Section 1.2) prior to the Expiration (as defined in Section 1.1), and have agreed to vote the Shares and any other such shares of Company Common Stock as provided herein so as to facilitate consummation of the Merger.

   NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants set forth in the Merger Agreement, the parties hereto agree as follows:

   Section 1. Share Ownership and Agreement to Retain Shares.

   Section 1.1 Transfer and Encumbrance.

    (a) Stockholder represents and warrants to Parent that (i) Stockholder is the beneficial owner of and has voting control with respect to the number of Shares of Company Common Stock set forth on the signature page hereto; (ii) the Shares constitute Stockholder's entire equity and voting interest in the outstanding Company Common Stock as of the date hereof; (iii) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire or voting control with respect to the Shares or any portion of the Shares; and (iv) the Shares are and will be at all times until the Expiration free and clear of any liens, claims, rights of first refusal, options, charges or other encumbrances.

   (b) Stockholder agrees not to transfer (except as may be specifically required by court order or applicable law), sell, exchange, pledge or otherwise dispose of (except (i) in open market transactions on The Nasdaq Stock Market and (ii) any transfer of Shares by Stockholder to his spouse, lineal descendant or antecedent father, mother, brother or sister, adopted child or adopted grandchild, or the spouse of any child or grandchild, or to a trust or trusts for the exclusive benefit of the Stockholder or his family members as described in this Section 1.1(b)(ii) or transfers of Shares by Stockholder by devise or descent; provided that any transferee or other recipient receiving Shares pursuant to this Section 1.1(b)(ii) executes a counterpart of this Agreement and becomes bound thereby in the same manner as Stockholder) or encumber the Shares or any New Shares (as defined in Section 1.2), or to make any offer or agreement relating thereto, at any time prior to the Expiration. As used herein, the term "Expiration" shall mean the earlier to occur of (A) the Effective Time (as defined in the Merger Agreement) of the Merger, and (B) the termination of the Merger Agreement pursuant to its terms.

   Section 1.2 New Shares. Stockholder agrees that any shares of Company Common Stock that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership or voting control after the date of this Agreement and prior to the Expiration ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

   Section 2. Agreement to Vote Shares. Prior to the Expiration, at every annual and special meeting of the stockholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares, subject to transfers permitted under Section 1.1(b):

      (a) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, in favor of each of the other actions contemplated by the Merger Agreement, and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement;

     (b) against approval of any Takeover Proposal (as defined in the Merger Agreement) or any proposal made in opposition to, or in competition with consummation of the Merger and the transactions contemplated by the Merger Agreement;

     (c) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement;

     (d) against any of the following actions: (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any Subsidiary of the Company with any person or entity other than Parent or Merger Sub, (B) any sale, lease or transfer of any significant part of the assets of the Company or any Subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any Subsidiary of the Company, (D) any change in the capitalization of the Company or any Subsidiary of the Company, or the corporate structure of the Company or any Subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

     (e) in favor of waiving any notice that may have been or may be required relating to any reorganization of Company or any Subsidiary of Company, any reclassification or recapitalization of the capital stock of Company or any Subsidiary of Company, or any sale of assets, change of control, or acquisition of Company or any Subsidiary of Company by any other person, or any consolidation or merger of Company or any Subsidiary of Company with or into any other person.

   Prior to the Expiration, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 2.

   Section 3. Irrevocable Proxy. At the request of Parent at any time prior to the Expiration, Stockholder shall forthwith deliver to Parent a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each meeting of Company stockholders, such Proxy to cover the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares or any New Shares until after the Expiration.

   Section 4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and/or covenants to Parent as follows:

      (a) Prior to the Expiration, except as permitted by the Merger Agreement (and then only in Stockholder's capacity as a director or officer of the Company) Stockholder will not directly or indirectly,

  (i) take any action to solicit, initiate, intentionally encourage, or facilitate, or enter into any agreement (including any letter of intent, preliminary agreement or similar arrangement) providing for any Takeover Proposal (as defined in the Merger Agreement), or (ii) engage in any discussions or negotiations with, or disclose any nonpublic information relating to the Company or any of it Subsidiaries to, or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any person or entity that has advised the Company that such person or entity may be considering making, that the Board of Directors of the Company in good faith understands that such person is seeking to make, or that has made, a Takeover Proposal or endorse, approve or recommend any such Takeover Proposal.

     (b) Stockholder has the legal capacity, power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

     (c) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder shall not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on, any of the Shares or New Shares pursuant to any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

   Section 5. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements between Stockholder and the Company or pursuant to any other rights Stockholder may have.

   Section 6. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

   Section 7. Termination. This Agreement and the Proxy (if delivered pursuant to Section 3) shall terminate and shall have no further force or effect at and as of the Expiration.

   Section 8. Confidentiality. Stockholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person not subject to confidentiality obligations, until such time as the Merger has been publicly disclosed by Parent, except as may otherwise be required by law.

   Section 9. Miscellaneous.

   Section 9.1 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   Section 9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other. This Agreement is binding upon Stockholder in Stockholder's capacity as a stockholder of Company (and not in Stockholder's capacity as a director or officer, as the case may be, of Company) and only with respect to the specific matters set forth herein.

   Section 9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

   Section 9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent or Merger Sub upon any such violation, Parent and Merger Sub shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent or Merger Sub at law or in equity, and Stockholder hereby waives any and all defenses which could exist in its favor, including the absence of irreparable harm as a defense, in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

   Section 9.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or
(d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the intended recipient as set forth below):

      (a) if to Parent or Merger Sub, to:

     Synopsys, Inc.
     700 East Middlefield Road
     Mountain View, CA 94043
     Attention: General Counsel
     Telephone No.: (650) 584-5000
     Facsimile No.: (650) 584-4396

     with a copy to:

     Brobeck, Phleger & Harrison LLP
     Two Embarcadero Place
     2200 Geng Road
     Palo Alto, California 94303
     Attention: Rod J. Howard, Esq.
     Telephone No.: (650) 424-0160
     Facsimile No.: (650) 496-2777

      (b) if to the Company, to:

     IKOS Systems, Inc.
     79 Great Oaks Blvd.
     San Jose, CA 95119
     Attention: General Counsel
     Telephone No.: (408) 284-0400
     Facsimile No: (408) 361-9698
     with a copy to:

     Gray Cary Ware & Freidenrich LLP
     400 Hamilton Avenue
     Palo Alto, CA 94301
     Attention: James M. Koshland
                Diane Holt Frankle
     Telephone No.: (650) 833-2000
     Facsimile No.: (650) 833-2001

   Section 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the laws that might otherwise govern under applicable choice- or conflicts-of-laws principles of any jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court located within Santa Clara County in the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

   Section 9.7 Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof.

   Section 9.8 Legal Counsel. Stockholder acknowledges that he, she or it has been advised to, and has had the opportunity to consult with his, her or its personal attorney prior to entering into this Agreement and the Proxy. Stockholder acknowledges that attorneys for Company represent Company and do not represent any of the stockholders of Company in connection with the Merger Agreement, this Agreement or any of the transactions contemplated hereby or thereby.

   Section 9.9 Agreement Negotiated. The form of this Agreement has been negotiated by or on behalf of Parent and Company, each of which was represented by attorneys who have carefully negotiated the provisions hereof. Stockholder acknowledges that he, she or it has been advised to, and has had the opportunity to, consult with his, her or its personal attorney prior to entering into this Agreement. As a consequence, Parent and Stockholder do not believe that any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   Section 9.11 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                           [Signature page follows.]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          STOCKHOLDER

                                          By: _________________________________

                                          SYNOPSYS, INC.

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          IKOS SYSTEMS, INC.

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          OAK MERGER CORPORATION

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

   Total Number of Shares of Company Common Stock owned on the date hereof:

   Common Stock:[    ]

   Shares of Company Common Stock
   issuable upon the exercise of
   outstanding options, warrants,
   or other rights:[    ]

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                                                       Exhibit A

                               IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                               IKOS SYSTEMS, INC.

   The undersigned stockholder of IKOS Systems, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware appoints the members of the Board of Directors of Synopsys, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, or as to which the undersigned now or hereafter exercises voting control, and any and all other shares or securities of Company issued or issuable in respect thereof, or otherwise acquired by the undersigned on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration (as defined below).

   This Irrevocable Proxy is irrevocable (to the extent provided under law), is coupled with an interest, and is granted pursuant to that certain Stockholder Agreement dated as of even date herewith by and among Parent, Oak Merger Corporation ("Merger Sub") and the undersigned, and is granted in consideration of Parent's entering into that certain Agreement and Plan of Merger and Reorganization by and among Company, Parent and Merger Sub (the "Merger Agreement"), which agreement provides for the merger of Merger Sub with and into Company (the "Merger") and the outstanding shares of common stock of Company will be converted into the right to receive shares of common stock of Parent;

   As used herein, the term "Expiration" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement pursuant to its terms. This Irrevocable Proxy shall terminate at and as of the Expiration.

   The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Company and in every action or approval by written consent in lieu of such meeting as follows:

      (a) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, in favor of each of the other actions contemplated by the Merger Agreement, and in favor of any matter that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement;

     (b) against approval of any Takeover Proposal (as defined in the Merger Agreement) or any proposal made in opposition to, or in competition with consummation of the Merger and the transactions contemplated by the Merger Agreement;

     (c) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement;

     (d) against any of the following actions: (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any Subsidiary of the Company with any person or entity other than Parent or Merger Sub, (B) any sale, lease or transfer of any significant part of the assets of the Company or any Subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any Subsidiary of the Company, (D) any change in the capitalization of the Company or any Subsidiary of the Company, or the corporate structure of the Company or any Subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

     (e) in favor of waiving any notice that may have been or may be required relating to any reorganization of Company or any Subsidiary of Company, any reclassification or recapitalization of the capital stock of Company or any Subsidiary of Company, or any sale of assets, change of control, or acquisition of Company or any Subsidiary of Company by any other person, or any consolidation or merger of Company or any Subsidiary of Company with or into any other person.

   The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

   All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

   This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: July 2, 2001                       STOCKHOLDER

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          Shares beneficially owned:

                                          [   ] shares of Company Common Stock

                                          [   ] shares of Company Common Stock
                                          issuable upon the exercise of
                                          outstanding options, warrants, or
                                          other rights

                                                                      Appendix C

                                 June 27, 2001

Board of Directors
IKOS Systems, Inc.
79 Great Oaks Blvd.
San Jose, CA 95119

Gentlemen:

   We understand that IKOS Systems, Inc. ("IKOS"), Synopsys, Inc. ("Synopsys"), and Oak Merger Corporation, a wholly-owned subsidiary of Synopsys ("Merger Sub"), propose to enter into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") whereby Merger Sub will be merged with and into IKOS and IKOS will become a wholly-owned subsidiary of Synopsys (the "Merger"). The terms of the Merger will be set forth more fully in the Merger Agreement.

   Pursuant to the proposed Merger Agreement, we understand that at the Effective Time (as defined in the Merger Agreement) each issued and outstanding share of common stock, $0.01 par value, of IKOS ("IKOS Common Stock") (other than shares held in IKOS's treasury or by Synopsys or Merger Sub) will be converted into the right to receive the number of shares (the "Exchange Ratio") of common stock, $0.01 par value, of Synopsys ("Synopsys Common Stock") equal to the quotient obtained by dividing (i) the sum of $6.00 and the Contingent Consideration, if any, calculated in accordance with the Merger Agreement, by
(ii) the average last sale price per share of the Synopsys Common Stock for the ten trading day period ending on the fifth trading day prior to the closing date of the Merger. The Contingent Consideration, as set forth in the Merger Agreement, will equal the difference between (x) an amount between zero and $14.00, depending upon the amount of Revenues, Net Backlog and Profit Before Taxes of IKOS, all as determined pursuant to the Merger Agreement, less (y) the Dilution Adjustment, calculated as set forth in the Merger Agreement.

   You have asked us to advise you as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of IKOS Common Stock (other than Synopsys and its affiliates). Needham & Company, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We have been engaged by IKOS as financial advisor in connection with the Merger and to render this opinion and will receive a fee for our services, a substantial portion of which is contingent on the consummation of the Merger. In addition, IKOS has agreed to indemnify us for certain liabilities arising from our role as financial advisor and out of the rendering of this opinion.

   For purposes of this opinion we have, among other things: (i) reviewed a draft of the Merger Agreement dated June 22, 2001, together with correspondence dated June 27, 2001 from IKOS outlining the proposed modifications to the financial terms of the draft Merger Agreement (collectively, the "June 27 Proposal"); (ii) reviewed certain publicly available information concerning IKOS and Synopsys and certain other relevant financial and operating data of IKOS furnished to us by IKOS; (iii) held discussions with members of management of IKOS concerning the current and future business prospects of IKOS and the estimated financial results of IKOS for the quarter ending June 30, 2001; (iv) reviewed and discussed with members of management of IKOS certain financial forecasts and projections prepared by such management; (v) reviewed the historical stock prices and trading volumes of IKOS Common Stock and Synopsys Common Stock; (vi) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed generally relevant to similar data for IKOS; (vii) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and
(viii) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

   In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion and have neither attempted to verify independently nor assumed responsibility for verifying any of such information. In addition, we have assumed, with your consent, that (i) any material liabilities (contingent or otherwise, known or unknown) of IKOS are as set forth in the financial statements of IKOS, (ii) the Merger will be accounted for as a purchase for financial reporting purposes,
(iii) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, (iv) the Merger will be consummated on a timely basis following computation of the amount of Contingent Consideration, if any, in accordance with the terms set forth in the Merger Agreement, and (v) the terms set forth in the executed Merger Agreement will not differ materially from the proposed terms provided to us in the June 27 Proposal. With respect to IKOS's financial forecasts provided to us by its management, we have assumed for purposes of our opinion that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management, at the time of preparation, of the future operating and financial performance of IKOS. We express no opinion with respect to such forecasts or the assumptions on which they were based. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of IKOS. Further, our opinion is based on economic, monetary and market conditions as they exist and can be evaluated as of the date hereof. We are not expressing any opinion as to the amount of Contingent Consideration, if any, that will actually be paid in the Merger. Whether and the extent to which Contingent Consideration will be paid in the Merger depends upon the operating performance of IKOS in the twelve-month period ending June 30, 2002, which is subject to, among other things, economic and market developments affecting IKOS, its industry and the general economy.

   Our opinion as expressed herein is limited to the fairness, from a financial point of view, of the Exchange Ratio to the holders of IKOS Common Stock (other than Synopsys and its affiliates) and does not address (i) IKOS's underlying business decision to engage in the Merger, (ii) the relative merits of the merger as compared to any alternative business strategies that might exist for IKOS, (iii) the effect of any of other transaction in which IKOS might engage, or (iv) the consideration to be received by any individual stockholder. Our opinion does not constitute a recommendation to any stockholder of IKOS as to how such stockholder should vote on the proposed Merger. We are not expressing any opinion as to the prices at which the Synopsys Common Stock or IKOS Common Stock will actually trade at any time.

   In the ordinary course of our business, we may actively trade the equity securities of IKOS and Synopsys for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of IKOS and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Merger so long as this letter is quoted in full in such registration statement or proxy statement.

   Based upon and subject to the foregoing, it is our opinion that as of the date hereof the Exchange Ratio is fair to the holders of IKOS Common Stock (other than Synopsys and its affiliates) from a financial point of view.

                                          Very truly yours,

                                          /s/ Needham & Company, Inc.

                                          Needham & Company, Inc.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

   Article X of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted under Delaware law.

   Article VII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the General Corporation Law of Delaware.

   The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee, or other agent of the Registrant.

Item 21. Exhibits and Financial Statement Schedules.

 Exhibit
 Number  Description of Document
 ------- -----------------------
   2.1   Agreement and Plan of Merger dated October 14, 1997 by and among the
         Registrant, Post Acquisition Corp. and Viewlogic Systems, Inc. (1)

   2.2 Agreement and Plan of Merger and Reorganization dated July 2, 2001 by and among the Registrant, Oak Merger Corporation and IKOS Systems,
         Inc. (19)

   2.3 First Amendment to Agreement and Plan of Merger and Reorganization dated August 2, 2001 by and among the Registrant, Oak Merger
         Corporation and IKOS Systems, Inc. (20)

   3.1   Fourth Amended and Restated Certificate of Incorporation (2)

   3.2   Certificate of Designation of Series A Participating Preferred Stock
         (3)

   3.3   Certificate of Amendment of Fourth Amended and Restated Certificate of
         Incorporation (4)

   3.4   Restated Bylaws of Synopsys, Inc. (2)

   4.1   Amended and Restated Preferred Shares Rights Agreement, dated November
         24, 1999 (3)

   4.3   Specimen Common Stock Certificate (5)

   5.1   Opinion of Brobeck, Phleger & Harrison LLP (23)

   8.1   Tax Opinion of Brobeck, Phleger & Harrison LLP (23)

   8.2   Tax Opinion of Gray Cary Ware & Freidenrich LLP (23)

  10.1   Form of Indemnification Agreement (5)

  10.2   Director's and Officer's Insurance and Registrant Reimbursement Policy
         (5)

 Exhibit
 Number  Description of Document
 ------- -----------------------
  10.6   Lease Agreement, dated August 17, 1990, between the Registrant and
         John Arrillaga, Trustee, or his successor trustee, UTA dated July 20,
         1977 (John Arrillaga Separate Property Trust), as amended, and Richard
         T. Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended (5)

  10.7   Lease Agreement, dated March 29, 1991, between the Registrant and John
         Arrillaga, Trustee, or his successor trustee, UTA dated July 20, 1977
         (John Arrillaga Separate Property Trust), as amended, and Richard T.
         Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended (5)

  10.15  Lease Agreement, dated June 16, 1992, between the Registrant and John
         Arrillaga, Trustee, or his successor trustee, UTA dated July 20, 1977
         (John Arrillaga Separate Property Trust), as amended, and Richard T.
         Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended (6)

  10.16  Lease Agreement, dated June 23, 1993, between the Registrant and John
         Arrillaga, Trustee, or his successor trustee, UTA dated July 20, 1977
         (John Arrillaga Separate Property Trust), as amended, and Richard T.
         Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended (7)

  10.21  Lease Agreement, August 24, 1995, between the Registrant and John
         Arrillaga, Trustee, or his successor trustee, UTA dated July 20, 1977
         (John Arrillaga Separate Property Trust), as amended, and Richard T.
         Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended (8)

  10.25 Amendment No. 5 to Lease, dated October 4, 1995, to Lease Agreement dated August 17, 1990, between the Registrant and John Arrillaga,
         Trustee, or his successor trustee, UTA dated July 20, 1997 (Arrillaga
         Family Trust), and Richard T. Peery, Trustee, or his successor trustee, UTA dated July 20, 1997 (Richard T. Peery Separate Property
         Trust), as amended (9)

  10.26 Amendment No. 3 to Lease, dated October 4, 1995, to Lease Agreement dated June 16, 1992, between the Registrant and John Arrillaga,
         Trustee, or his successor trustee, UTA dated July 20, 1997 (Arrillaga
         Family Trust), and Richard T. Peery, Trustee, or his successor trustee, UTA dated July 20, 1997 (Richard T. Peery Separate Property
         Trust), as amended (9)

  10.27 Amendment No. 2 to Lease, dated October 4, 1995, to Lease Agreement dated June 23, 1993, between the Registrant and John Arrillaga,
         Trustee, or his successor trustee, UTA dated July 20, 1997 (Arrillaga
         Family Trust), and Richard T. Peery, Trustee, or his successor trustee, UTA dated July 20, 1997 (Richard T. Peery Separate Property
         Trust), as amended (9)

  10.28  Lease dated January 2, 1996 between the Registrant and Tarigo-Paul, a
         California Limited Partnership (10)

  10.29  1992 Stock Option Plan, as amended and restated (11) (12)

  10.30  Employee Stock Purchase Program, as amended and restated (12) (13)

  10.31  International Employee Stock Purchase Plan, as amended and restated
         (12) (13)

  10.32  Synopsys deferred compensation plan, dated September 30, 1996 (12) (14)

  10.33  1994 Non-Employee Directors Stock Option Plan, as amended and restated
         (12) (15)

  10.34  Form of Executive Employment Agreement, dated October 1, 1997 (12) (16)

  10.35  Schedule of Executive Employment Agreements (11)

  10.36  1998 Nonstatutory Stock Option Plan (12) (17)

  10.37  1992 Stock Option Plan, as amended through May 25, 2001 (12) (18)

  10.38  Employee Stock Purchase Plan, as amended through February 28, 2001
         (12) (18)

 Exhibit
 Number  Description of Document
 ------- -----------------------
  10.39  International Employee Stock Purchase Plan, as amended through
         February 28, 2001 (12) (18)

  21.1   Subsidiaries of the Registrant (21)

  23.1   Consent KPMG LLP, Independent Auditors

  23.2   Consent Ernst & Young LLP, Independent Auditors

  23.3   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 and 8.1)

  23.4   Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 8.2)

  24.1   Power of Attorney (See Signature Page)

  99.1   Opinion of Needham & Company, Inc. (22)

  99.2   Consent of Needham & Company, Inc.

  99.3   Form of Proxy Card

--------
 (1) Incorporated by reference to Annex A to the form of prospectus contained in the Registration Statement on Form S-4 (File No. 333-39713) of Synopsys, Inc. as filed with the Securities and Exchange Commission on November 7, 1997.
 (2) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 3, 1999.
 (3) Incorporated by reference from exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on December 13, 1999.
 (4) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000.
 (5) Incorporated by reference from exhibit of the same number filed with the Registrant's Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.
 (6) Incorporated by reference from exhibit of the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1992.
 (7) Incorporated by reference from exhibit of the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993.
 (8) Incorporated by reference from exhibit of the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.
 (9) Incorporated by reference from exhibit of the same number filed with the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995.
(10) Incorporated by reference from exhibit of the same number filed with the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.
(11) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000, as filed with the Securities and Exchange Commission on June 13, 2000.
(12) Compensatory plan or agreement in which an executive officer participates.
(13) Incorporated by reference from exhibit to the Registrant's Registration Statement on Form S-8 (File no. 333-38810), as filed with the Securities and Exchange Commission on June 8, 2000.
(14) Incorporated by reference from exhibit to the Registration Statement on Form S-4 (File No. 333-21129) of Synopsys, Inc. as filed with the Securities and Exchange Commission on February 5, 1997.
(15) Incorporated by reference from exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-77597), as filed with the Securities and Exchange Commission on May 3, 1999.
(16) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended January 3, 1998.
(17) Incorporated by reference to exhibit to the Company's Registration Statement on Form S-8 (File No. 333-90643) as filed with the Securities and Exchange Commission on November 9, 1999.
(18) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2001.

(19) Included as Appendix A to this Registration Statement.
(20) Included as Appendix A-1 to this Registration Statement.
(21) Incorporated by reference from the exhibit of the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2000.
(22) Included as Appendix C to this Registration Statement.
(23) To be filed by pre-effective amendment.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

   (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (3) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 9th day of August, 2001.

                                          Synopsys, Inc.

                                                  /s/ Aart J. de Geus
                                          By: _________________________________
                                                      Aart J. de Geus
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aart J. de Geus and Robert B. Henske, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Aart J. de Geus             Chief Executive Officer      August 9, 2001
______________________________________  (Principal Executive
           Aart J. de Geus              Officer) and Chairman of
                                        the Board of Directors

        /s/ Chi-Foon Chan              President, Chief Operating   August 9, 2001
______________________________________  Officer and Director
            Chi-Foon Chan

       /s/ Robert B. Henske            Chief Financial Officer      August 9, 2001
______________________________________  (Principal Financial
           Robert B. Henske             Officer)

        /s/ Richard Rowley             Corporate Controller         August 9, 2001
______________________________________  (Principal Accounting
            Richard Rowley              Officer)

        /s/ Andy D. Bryant             Director                     August 9, 2001
______________________________________
            Andy D. Bryant

      /s/ Deborah A. Coleman           Director                     August 9, 2001
______________________________________
          Deborah A. Coleman

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Bruce R. Chizen             Director                     August 9, 2001
______________________________________
           Bruce R. Chizen

                                       Director
______________________________________
          A. Richard Newton

        /s/ Sasson Somekh              Director                     August 9, 2001
______________________________________
            Sasson Somekh

       /s/ Steven C. Walske            Director                     August 9, 2001
______________________________________
           Steven C. Walske

                               INDEX TO EXHIBITS

 Exhibit
 Number  Description of Document
 ------- -----------------------
  2.1    Agreement and Plan of Merger dated October 14, 1997 by and among the
         Registrant, Post Acquisition Corp. and Viewlogic Systems, Inc.(1)

  2.2 Agreement and Plan of Merger and Reorganization dated July 2, 2001 by and among the Registrant, Oak Merger Corporation and IKOS Systems,
         Inc.(19)

  2.3 First Amendment to Agreement and Plan of Merger and Reorganization dated August 2, 2001 by and among the Registrant, Oak Merger
         Corporation and IKOS Systems, Inc.(20)

  3.1    Fourth Amended and Restated Certificate of Incorporation(2)

  3.2    Certificate of Designation of Series A Participating Preferred
         Stock(3)

  3.3    Certificate of Amendment of Fourth Amended and Restated Certificate of
         Incorporation(4)

  3.4    Restated Bylaws of Synopsys, Inc.(2)

  4.1    Amended and Restated Preferred Shares Rights Agreement, dated November
         24, 1999(3)

  4.3    Specimen Common Stock Certificate(5)

  5.1    Opinion of Brobeck, Phleger & Harrison LLP(23)

  8.1    Tax Opinion of Brobeck, Phleger & Harrison LLP(23)

  8.2    Tax Opinion of Gray Cary Ware & Freidenrich LLP(23)

 10.1    Form of Indemnification Agreement(5)

 10.2    Director's and Officer's Insurance and Registrant Reimbursement
         Policy(5)

 10.6    Lease Agreement, dated August 17, 1990, between the Registrant and
         John Arrillaga, Trustee, or his successor trustee, UTA dated July 20,
         1977 (John Arrillaga Separate Property Trust), as amended, and Richard
         T. Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended(5)

 10.7    Lease Agreement, dated March 29, 1991, between the Registrant and John
         Arrillaga, Trustee, or his successor trustee, UTA dated July 20, 1977
         (John Arrillaga Separate Property Trust), as amended, and Richard T.
         Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended(5)

 10.15   Lease Agreement, dated June 16, 1992, between the Registrant and John
         Arrillaga, Trustee, or his successor trustee, UTA dated July 20, 1977
         (John Arrillaga Separate Property Trust), as amended, and Richard T.
         Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended(6)

 10.16   Lease Agreement, dated June 23, 1993, between the Registrant and John
         Arrillaga, Trustee, or his successor trustee, UTA dated July 20, 1977
         (John Arrillaga Separate Property Trust), as amended, and Richard T.
         Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended(7)

 10.21   Lease Agreement, August 24, 1995, between the Registrant and John
         Arrillaga, Trustee, or his successor trustee, UTA dated July 20, 1977
         (John Arrillaga Separate Property Trust), as amended, and Richard T.
         Peery, Trustee, or his successor trustee, UTA dated July 20, 1977
         (Richard T. Peery Separate Property Trust), as amended(8)

 10.25 Amendment No. 5 to Lease, dated October 4, 1995, to Lease Agreement dated August 17, 1990, between the Registrant and John Arrillaga,
         Trustee, or his successor trustee, UTA dated July 20, 1997 (Arrillaga
         Family Trust), and Richard T. Peery, Trustee, or his successor trustee, UTA dated July 20, 1997 (Richard T. Peery Separate Property
         Trust), as amended(9)

 10.26 Amendment No. 3 to Lease, dated October 4, 1995, to Lease Agreement dated June 16, 1992, between the Registrant and John Arrillaga,
         Trustee, or his successor trustee, UTA dated July 20, 1997 (Arrillaga
         Family Trust), and Richard T. Peery, Trustee, or his successor trustee, UTA dated July 20, 1997 (Richard T. Peery Separate Property
         Trust), as amended(9)

 Exhibit
 Number  Description of Document
 ------- -----------------------
 10.27   Amendment No. 2 to Lease, dated October 4, 1995, to Lease Agreement dated June 23, 1993, between the Registrant and John Arrillaga,
         Trustee, or his successor trustee, UTA dated July 20, 1997 (Arrillaga
         Family Trust), and Richard T. Peery, Trustee, or his successor trustee, UTA dated July 20, 1997 (Richard T. Peery Separate Property
         Trust), as amended(9)

 10.28   Lease dated January 2, 1996 between the Registrant and Tarigo-Paul, a
         California Limited Partnership(10)

 10.29   1992 Stock Option Plan, as amended and restated(11)(12)

 10.30   Employee Stock Purchase Program, as amended and restated(12)(13)

 10.31 International Employee Stock Purchase Plan, as amended and restated(12)(13)

 10.32   Synopsys deferred compensation plan, dated September 30, 1996(12)(14)

 10.33 1994 Non-Employee Directors Stock Option Plan, as amended and restated(12)(15)

 10.34   Form of Executive Employment Agreement, dated October 1, 1997(12)(16)

 10.35   Schedule of Executive Employment Agreements(11)

 10.36   1998 Nonstatutory Stock Option Plan(12)(17)

 10.37   1992 Stock Option Plan, as amended through May 25, 2001(12)(18)

 10.38   Employee Stock Purchase Plan, as amended through February 28,
         2001(12)(18)

 10.39   International Employee Stock Purchase Plan, as amended through
         February 28, 2001(12)(18)

 21.1    Subsidiaries of the Registrant(21)

 23.1    Consent KPMG LLP, Independent Auditors

 23.2    Consent Ernst & Young LLP, Independent Auditors

 23.3    Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 and 8.1)

 23.4    Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 8.2)

 24.1    Power of Attorney (See Signature Page)

 99.1    Opinion of Needham & Company, Inc.(22)

 99.2    Consent of Needham & Company, Inc.

 99.3    Form of Proxy Card

--------
(1) Incorporated by reference to Annex A to the form of prospectus contained in the Registration Statement on Form S-4 (File No. 333-39713) of Synopsys, Inc. as filed with the Securities and Exchange Commission on November 7, 1997.
(2) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 3, 1999.
(3) Incorporated by reference from exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on December 13, 1999.
(4) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000.
(5) Incorporated by reference from exhibit of the same number filed with the Registrant's Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.
(6) Incorporated by reference from exhibit of the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1992.
(7) Incorporated by reference from exhibit of the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993.
(8) Incorporated by reference from exhibit of the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

(9) Incorporated by reference from exhibit of the same number filed with the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995.
(10) Incorporated by reference from exhibit of the same number filed with the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.
(11) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000, as filed with the Securities and Exchange Commission on June 13, 2000.
(12) Compensatory plan or agreement in which an executive officer participates.
(13) Incorporated by reference from exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-38810), as filed with the Securities and Exchange Commission on June 8, 2000.
(14) Incorporated by reference from exhibit to the Registration Statement on Form S-4 (File No. 333-21129) of Synopsys, Inc. as filed with the Securities and Exchange Commission on February 5, 1997.
(15) Incorporated by reference from exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-77597), as filed with the Securities and Exchange Commission on May 3, 1999.
(16) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended January 3, 1998.
(17) Incorporated by reference to exhibit to the Company's Registration Statement on Form S-8 (File No. 333-90643) as filed with the Securities and Exchange Commission on November 9, 1999.
(18) Incorporated by reference from exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2001.
(19) Included as Appendix A to this Registration Statement.
(20) Included as Appendix A-1 to this Registration Statement.
(21) Incorporated by reference from the exhibit of the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2000.
(22) Included as Appendix C to this Registration Statement.
(23) To be filed by pre-effective amendment.